As filed with Securities and Exchange Commission on April 20, 2018
File Nos. 333-207276 and 811-23092

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-4

Registration Statement Under the Securities Act of 1933 [X]
Pre-Effective Amendment No. [  ]
Post-Effective Amendment No. 2 [X]
and/or
Registration Statement Under the Investment Company Act of 1940 [X]
Amendment No. 5 [X]

MEMBERS Horizon Variable Separate Account
(Exact Name of Registrant)

MEMBERS Life Insurance Company
(Name of Depositor)

2000 Heritage Way
Waverly, Iowa 50677-9202
(Address of Depositor’s Principal Executive Offices)

(319) 352-4090
(Depositor’s Telephone Number)

Ross Hansen, Esq.
MEMBERS Life Insurance Company
2000 Heritage Way
Waverly, Iowa 50677-9202
(319) 352-4090
(Name and Address of Agent for Service)

COPY TO:
Stephen E. Roth, Esq.
Thomas E. Bisset, Esq.
Sutherland Asbill & Brennan LLP
700 Sixth Street, NW, Suite 700
Washington, DC 20001
(202) 383-0100

Approximate Date of Proposed Public Offering:   As soon as practicable after the effective date of this Registration Statement.

It is proposed that this filing will become effective (check appropriate box):
[  ] Immediately upon filing pursuant to paragraph (b) of Rule 485.
[X] On May 1, 2018 pursuant to paragraph (b) of Rule 485.
[  ] 60 days after filing pursuant to paragraph (a)(1) of Rule 485.
[  ] On (date) pursuant to paragraph (a)(1) of Rule 485.

If appropriate, check the following box:
[  ] This post-effective amendment designates a new effective date for previously filed post-effective amendment.

Title of Securities Being Registered:   Units of interest in MEMBERS Horizon Variable Separate Account under the MEMBERS® Horizon flexible premium deferred variable annuity contract.

MEMBERS® Horizon Flexible Premium Deferred Variable
and Index Linked Annuity

Issued by:
MEMBERS Life Insurance Company
2000 Heritage Way
Waverly, Iowa 50677

Telephone number: 800-798-5500
Offered Through: CUNA Brokerage Services, Inc.

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This Prospectus describes the MEMBERS® Horizon Flexible Premium Deferred Variable and Index Linked Annuity, an individual or joint owned, flexible premium variable and index-linked deferred annuity contract (the “Contract”) issued by MEMBERS Life Insurance Company (the “Company”, “we”, “us”, or “our”). Capitalized terms used in this Prospectus and not otherwise defined have the meanings set forth in the “Glossary,” starting on page 1.
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The Contract, which you may purchase with an initial Purchase Payment that is at least $5,000, is designed primarily for individuals, trusts, and certain retirement plans that qualify for the special federal income tax treatment associated with annuity contracts. The Contract provides for the accumulation of retirement savings by allocating your monies among various Variable Subaccounts and/or Risk Control Accounts, and also offers a number of payout options.

The variable annuity portion of the Contract is supported by the assets of the MEMBERS Horizon Variable Separate Account, a Separate Account of the Company, which is divided into Variable Subaccounts that each invest in an underlying Fund. You may allocate your Purchase Payments among one or more Variable Subaccounts, and your investment results in a Variable Subaccount will depend on the investment performance of the related Fund. You bear the entire investment risk of any amounts you allocate to the Variable Subaccounts. There is a Variable Subaccount that invests in each of the following Funds. This Prospectus is accompanied by a current prospectus for each such Fund. You should read a Fund’s prospectus carefully before investing.

 AIM Variable Insurance Funds (Invesco	Franklin Templeton Variable Insurance Products	Oppenheimer Variable Account Funds
Variable Insurance Funds)	Trust	Oppenheimer International Growth
Invesco V.I. Global Real Estate Fund	Templeton Foreign VIP Fund (Class 1)	Fund/VA (Non-Service Shares)
(Series I)	Templeton Global Bond VIP Fund (Class 1)	PIMCO Variable Insurance Trust
Invesco V.I. Small Cap Equity Fund	Goldman Sachs Variable Insurance Trust	PIMCO CommodityRealReturn® Strategy
(Series I)	Goldman Sachs VIT Core Fixed Income Trust	Portfolio (Institutional Class)
American Funds Insurance Series®	(Institutional)	PIMCO VIT All Asset Portfolio
American Funds IS Asset Allocation Fund	Lazard Retirement Series, Inc.	(Institutional Class)
(Class 1)	Lazard Retirement Emerging Markets Equity Portfolio	PIMCO VIT Real Return Portfolio
American Funds IS Bond Fund (Class 1)	(Investor)	(Institutional Class)
American Funds IS Growth Fund (Class 1)	MFS® Variable Insurance Trust	Putnam Variable Trust
American Funds IS High-Income Bond	MFS® Total Return Bond Series (Initial Class)	Putnam VT High Yield Fund (IA)
Fund (Class 1)	MFS® Utilities Series (Initial Class)	T. Rowe Price Equity Series, Inc.
American Funds IS International Fund	MFS® Value Series (Initial Class)	T. Rowe Price Blue Chip Growth Portfolio
(Class 1)	MFS® Variable Insurance Trust III	Vanguard Variable Insurance Fund
BlackRock Variable Series Funds, Inc.	MFS® Blended Research® Small Cap Equity Portfolio	Vanguard VIF Capital Growth Portfolio
BlackRock Global Allocation V.I. Fund	(Initial Class)	Vanguard VIF Diversified Value Portfolio
(Class I)	Morgan Stanley	Vanguard VIF Equity Index Portfolio
Columbia Threadneedle Investments	Morgan Stanley Variable Insurance Fund, Inc. Global	Vanguard VIF High Yield Bond Portfolio
Columbia VP Emerging Markets Bond	Infrastructure Portfolio (Class I)	Vanguard VIF International Portfolio
Fund (Class 1)	Morgan Stanley Variable Insurance Fund, Inc. Growth	Vanguard VIF Mid-Cap Index Portfolio
DFA Investment Dimensions Group Inc.	Portfolio (Class I)	Vanguard VIF Money Market Portfolio
DFA VA International Small Portfolio	Northern Lights Variable Trust	Vanguard VIF Real Estate Index Portfolio
DFA VA International Value Portfolio	TOPS® Aggressive Growth ETF Portfolio (Class 1)	(f/k/a Vanguard VIF REIT Index Portfolio)
DFA VA U.S. Large Value Portfolio	TOPS® Balanced ETF Portfolio (Class 1)	Vanguard VIF Small Company Growth
DFA VA U.S. Targeted Value Portfolio	TOPS® Conservative ETF Portfolio (Class 1)	Portfolio
Dreyfus Variable Investment Fund	TOPS® Growth ETF Portfolio (Class 1)	Vanguard VIF Total Bond Market Index
Dreyfus VIF Quality Bond (Initial)	TOPS® Moderate Growth ETF Portfolio (Class 1)	Portfolio
Vanguard VIF Total Stock Market Index
Portfolio
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The index-linked portion of the Contract is supported by the assets of a non-registered Separate Account of the Company which has been established to support the Company’s obligations with respect to the Risk Control Accounts. You may allocate your Purchase Payments to one or more Risk Control Accounts. The Risk Control Accounts do not involve an investment in any underlying Fund, and instead are based in part on the investment experience of external Indices. You have two options to invest in one or more Risk Control Accounts. Each Risk Control Account has a reference Index. We currently offer two reference indices; the (S&P 500 Price Return Index) S&P 500 and the (MSCI EAFE Price Return Index) EAFE. Each Risk Control Account has two investment options, a Secure Account Option and a Growth Account Option. We credit interest under each Risk Control Account based in part on the performance of the reference Index, subject to the applicable Index Rate Cap and Index Rate Floor. It is possible that you will not earn any interest in the Risk Control Accounts. Contract Value allocated to a Risk Control Account must remain in such Account for a period of five years to avoid imposition of a Surrender Charge and a Market Value Adjustment. Only one Risk Control Account Period can be in force at any time. This would allow for both a Secure Account and Growth Account for both reference Indices (the S&P 500 Index and the MSCI EAFE Index) to be established for the same Risk Control Account Period. However, once a Risk Control Account is in force, new Risk Control Accounts cannot be established until the termination of the existing Risk Control Accounts on the Risk Control Account Maturity Date.

The Secure Account option has an Index Rate Floor of 0%. The Index Rate Floor protects amounts allocated to the Secure Account from declines in the external Indices. This means that negative investment performance of the applicable Index would not reduce your Risk Control Account Value. The Secure Account provides your Risk Control Account Value the most protection from negative investment performance of the reference Index. The Growth Account option has an Index Rate Floor of -10%. This means that negative investment performance of the applicable reference Index could result in a negative Index Rate of Return that would reduce your Risk Control Account Value. However, Risk Control Account Value will not decline by more than 10% as a result of Index performance for any one-year period even if Index performance is less than -10%. In return for accepting some risk of loss to your Risk Control Account Value allocated to the Growth Account, the Index Rate Cap for the Growth Account is higher than the Index Rate Cap for the Secure Accounts, which allows for the potential for greater increases to your Risk Control Account Value allocated to the Growth Account. There is a risk of loss of your principal because each year you agree to absorb all losses less than or equal to the applicable Index Rate Floor. In addition, if the performance of the reference Index equaled or approached the Index Rate Floor, the deduction of Contract charges and the deduction of Surrender Charges, a Market Value Adjustment and Federal Income Tax Penalties could result in a reduction of Contract Value greater than if only the Index Rate Floor applied.

Purchase Payments and transfer amounts allocated to a Variable Subaccount or Risk Control Account are held in insulated Separate Accounts, the assets of which are not chargeable with liabilities arising out of any other business that we conduct. Our General Account assets are also available to meet the guarantees under the Contract as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

We may make available additional Variable Subaccounts and Risk Control Accounts in the future. Not all Variable Subaccounts and Risk Control Accounts may be available in all markets where we offer the Contract.

The Contract offers two series: Series B and Series C. For Series B Contracts only, if you surrender your Contract or take a partial withdrawal during the Surrender Charge Period, we will apply a Surrender Charge to the amount being surrendered or withdrawn that is in excess of the free annual withdrawal amount unless you qualify for the Nursing Home or Hospital waiver or Terminal Illness waiver, described in this Prospectus. Not all waiver benefits are available in all states. The terms under which the Surrender Charge will be waived may vary in some states and are described in Contracts issued in those states. Surrender Charges do not apply to Series C Contracts. Series C Contracts impose a higher Contract Fee than Series B Contracts. Series C Contracts are not available in Maryland. In addition, for both Series B and Series C Contracts, if you surrender your Contract or take a partial withdrawal during the Accumulation Period, your Risk Control Account Value (if any) will be subject to a Market Value Adjustment. A surrender or partial withdrawal from a Risk Control Account on its Risk Control Account Maturity Date will not be subject to a Surrender Charge or Market Value Adjustment. See “Fees and Expenses” on page 11. See “Market Value Adjustment” on page 48 and “Access to Your Money” on page 51. The Market Value Adjustment may be either positive or negative, which means the Market Value Adjustment may increase or decrease the amount you receive upon surrender or partial withdrawal.

There are risks associated with the Contract. These risks include liquidity risks, investment risks, market risks, Company risks, and interest rate risks. Also, a Market Value Adjustment (in each case, as applicable), and for Series B contracts Surrender Charges, may apply for a number of years, so that the Contract should only be purchased for the long-term. Under some circumstances, you may receive less than the sum of your Purchase Payments under the Contract. In addition, partial withdrawals and surrenders will be subject to income tax and may be subject to a 10% Internal Revenue Service (“IRS”) penalty tax if taken before age 59½. Accordingly, you should carefully consider your income and liquidity needs before purchasing a Contract. Additional information about these risks appears under “Highlights” on page 5, “Access to Your Money” on page 51, and “Federal Income Tax Matters” on page 59. Please note that you could lose significantly more than 10% of your investment in a Risk Control Account under the Contract. For example, if you invested $10,000 in a B Series Contract with a 1.50% Contract Fee and allocated your investment to the Growth Account and the Index then declined by 10% or more in each of three consecutive years, your investment in the Contract at the end of the third year would be equal to $6,932. If you surrendered the Contract at the end of that third year, you would pay a Surrender Charge equal to 7% of your investment or $700 which would leave you with $6,232. That amount would be reduced further if a negative MVA applied. In addition, if you were age 59½ or younger at the time of the surrender, a ten percent tax penalty of $623 would apply and would reduce the amount you would have from the Contract to $5,608. This example, however, does not take into account your ability to allocate some or all of your initial investment to the Secure Account which has a floor that protects amounts allocated to that Account from declines in the Index or that you may purchase a C Series Contract which does not have a Surrender Charge.

The Company has the right to refuse or limit the amount and frequency of additional Purchase Payments allocated under the Contract and to refuse or limit the amount and frequency of additional Purchase Payments that may be allocated to the Risk Control Accounts. If we exercise this right, it will limit your ability to make further investments in the Contract and increase Contract Values and the Death Benefit through additional Purchase Payments.

The Contract is offered through CUNA Brokerage Services, Inc. (“CBSI”), which is the principal underwriter. The principal business address of CBSI is 2000 Heritage Way, Waverly, IA 50677. The principal underwriter is not required to sell any specific number or dollar amount of Contracts, but will use its best efforts to sell the Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. The offering of the Contract is intended to be continuous.

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Registration statements relating to this offering have been filed with the Securities and Exchange Commission (“SEC”). The statement of additional information (“SAI”) dated May 1, 2018, relating to the variable annuity portion of the Contract, is part of a registration statement filed on Form N-4. The SAI is available free of charge. You may request one by writing to our Administrative Office at 2000 Heritage Way, Waverly, Iowa 50677, or by calling 1-800-798-5500. This Prospectus and the SAI can also be obtained from the SEC’s website at www.sec.gov. The table of contents for the SAI appears at the back of this Prospectus. The SAI is incorporated by reference into this Prospectus.

This Prospectus provides important information you should know before investing including risks related to the Company’s business. Please see “Potential Risk Factors That May Affect Our Business and Our Future Results” on page 69 for more information regarding these risks. Please keep this Prospectus for future reference.

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Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Contracts are not insured by the Federal Deposit Insurance Corporation or any other government agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

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The date of this Prospectus is May 1, 2018

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
GLOSSARY	1

HIGHLIGHTS	5

Contract Series	5
How Your Contract Works	5
Contract Charges	10
Risk Factors	10

EXPENSE TABLES	11

Other Information	15

GETTING STARTED – THE ACCUMULATION PERIOD	16

Purchasing a Contract	16
Tax-Free “Section 1035” Exchanges	16
Owner	17
Divorce	17
Annuitant	17
Beneficiary	17
Right to Examine	18
Thirty Day Period to Discontinue Initial Risk Control Accounts	18

ALLOCATING YOUR PURCHASE PAYMENT	19

Purchase Payment	19
Purchase Payment Allocation	19

AUTOMATIC REBALANCE PROGRAM	22

CONTRACT VALUE	23

TRANSFERS	23

VARIABLE SUBACCOUNT OPTION	24

Funds	25
Availability of the Funds	35
Addition, Deletion, or Substitution of Investments	36
Frequent Transfers Procedures	36
Fund Frequent Trading Policies	37
Voting Rights	37
Variable Subaccount Value	38

RISK CONTROL ACCOUNT OPTION	39

Risk Control Account Value	39
Risk Control Account Maturity Date	46
Holding Account Value	47
The Holding Account Value at any time is equal to:	47

MARKET VALUE ADJUSTMENT	48

Purpose of the Market Value Adjustment	49
Application and Waiver	50
Market Value Adjustment Formula	50

SURRENDER VALUE	51

ACCESS TO YOUR MONEY	51

Partial Withdrawals	51
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i

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Surrenders	54
Partial Withdrawal and Surrender Restrictions	54
Right to Defer Payments	54
Bailout Provision	54

DEATH BENEFIT	55

Death of the Owner	55
Death of Annuitant While the Owner is Living	55
Death Benefit Payment Options	56
Death of Owner or Annuitant After the Payout Date	56
Interest on Death Benefit Proceeds	56
Abandoned Property Requirements	57

INCOME PAYMENTS – THE PAYOUT PERIOD	57

Payout Date	57
Payout Period	57
Terms of Income Payments	57

INCOME PAYOUT OPTIONS	58

Options	58

FEDERAL INCOME TAX MATTERS	59

Tax Status of the Contracts	59
Taxation of Non-Qualified Contracts	60
Taxation of Qualified Contracts	61
Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes	62
Medicare Tax	63
Same-Sex Spouses	63
Annuity Purchases By Nonresident Aliens and Foreign Corporations	63
Possible Tax Law Changes	63
Important Information about the Indices	64
Bank of America/Merrill Lynch Index	64

OTHER INFORMATION	66

Distribution of the Contract	66
Cyber Security	67
Authority to Change	67
Incontestability	67
Misstatement of Age or Gender	67
Conformity with Applicable Laws	67
Reports to Owners	67
Change of Address	68
Inquiries	68

CORPORATE HISTORY OF THE COMPANY	68

Financial Information	69
Investments	69
Reinsurance	69
Policy Liabilities and Accruals	69

POTENTIAL RISK FACTORS THAT MAY AFFECT OUR BUSINESS AND OUR FUTURE
RESULTS	69

SELECTED FINANCIAL DATA	75

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS	77
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ii

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Cautionary Statement Regarding Forward-Looking Information	77
Overview	77
Critical Accounting Policies	79
Executive Summary	84
Results of Operations for the Years ended December 31, 2017, 2016 and 2015	85
Financial Condition	86
Liquidity and Capital Resources	87
Statutory Financial Data and Dividend Restrictions	89
Contractual Obligations	89
Quantitative and Qualitative Disclosures about Market Risk	90

MANAGEMENT	91

Directors and Executive Officers	91
Transactions with Related Persons, Promoters and Certain Control Persons	92
Committees of the Board of Directors	93
Compensation Committee Interlocks and Insider Participation	93
Director Compensation	94
Legal Proceedings	94

FINANCIAL STATEMENTS	95

FINANCIAL HIGHLIGHTS	96

STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS	103

TABLE OF CONTENTS	103

APPENDIX A: EXAMPLES OF PARTIAL WITHDRAWALS AND FULL SURRENDER WITH
APPLICATION OF SURRENDER CHARGE AND MARKET VALUE ADJUSTMENT	A-1
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The Contract may not be available in all states. This Prospectus does not constitute an offer to sell any Contract and it is not soliciting an offer to buy any Contract in any state in which the offer or sale is not permitted. We do not authorize anyone to provide any information or representations regarding the offering described in this Prospectus other than the information and representations contained in this Prospectus.

iii

GLOSSARY

We have tried to make this Prospectus as understandable as possible. However, in explaining how the Contract works, we have had to use certain terms that have special meanings. We define these terms below.

1940 Act – The Investment Company Act of 1940, as amended.

Accumulation Credit – A unit of measure used to calculate Risk Control Account Value.

Accumulation Credit Factor – A dollar value for each Accumulation Credit in a Risk Control Account on a given Business Day.

Accumulation Period – The phase of the Contract that begins on the Contract Issue Date and ends on the Payout Date, or the date the Contract is terminated if earlier.

Accumulation Unit – A unit of measure used to calculate Variable Subaccount Value.

Accumulation Unit Value – A dollar value for each Accumulation Unit in a Variable Subaccount on a given Business Day.

Adjusted Index Value – The Closing Index Value adjusted for the Index Rate Cap or Index Rate Floor for the current Risk Control Account Year.

Administrative Office – MEMBERS Life Insurance Company, 2000 Heritage Way, Waverly, Iowa 50677. Phone: 1-800-798-5500.

Age – Age as of last birthday.

Allocation Level – Specific levels identified in your Contract for the sole purpose of administering allocation instructions according to the requirements of the Contract.

Annuitant (Joint Annuitant) – The natural person(s) whose life (or lives) determines the amount of annuity payments under the Contract.

Authorized Request – A signed and dated request that is in Good Order. A request to change your allocation instructions must be signed by all Owners. A request to change a party to the Contract, change the Payout Date or request a partial withdrawal or full surrender of the Contract must be signed by all Owners and any irrevocable Beneficiary or an assignee.

Automatic Rebalance Program – A program to automatically transfer values among the Risk Control Accounts and/or Variable Subaccounts to achieve the balance of Contract Value equal to the Allocation Levels you requested.

Bailout Provision – If the Index Rate Cap for your Risk Control Account is set below the bailout rate prominently displayed on your Contract Data Page attached to the front of the cover page of the Contract, the Bailout Provision allows you to transfer the Risk Control Account Value from that Risk Control Account during the 30-day period following the Risk Control Account Anniversary. A Market Value Adjustment will not apply to such transfer.

Beneficiary – The person(s) (or entity) you named to receive proceeds payable due to the death of the Owner. Before the Payout Date, if no Beneficiary survives the Owner, we will pay the Death Benefit proceeds to the Owner’s estate.

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Business Day – Any day that the New York Stock Exchange is open for trading. All requests for transactions that are received at our Administrative Office in Good Order on any Business Day prior to market close, generally 4:00 P.M. Eastern Time, will be processed as of the end of that Business Day. However, with respect to a subaccount no valuation may be made on days that the subaccount’s corresponding fund does not value it’s share.
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Closing Index Value – The closing value for an Index as of a Business Day.

Company – MEMBERS Life Insurance Company; also referred to as “we”, “our” and “us”.

Contract – The MEMBERS Horizon Flexible Premium Deferred Variable Annuity, an individual or joint owned, flexible premium deferred variable and index-linked annuity contract issued by MEMBERS Life Insurance Company.

Contract Anniversary – The same day and month as the Contract Issue Date for each year the Contract remains in force. If a Contract Anniversary does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day but will be effective as of that Contract Anniversary.

Contract Fee – A fee assessed against Contract Value allocated to the Variable Subaccounts and the Risk Control Accounts. The portion of the fee assessed to the Variable Subaccounts equals a percentage of the average daily value of the assets of the Variable Subaccounts to which the Variable Subaccount Value is allocated. The portion of the fee assessed to the Risk Control Accounts equals a percentage of the Accumulation Credit Factor for the Risk Control Account at the start of a Risk Control Account Year. The Contract Fee is shown on your Contract Data Page. This fee compensates us for the expenses and expense risk assumed by us.

Contract Issue Date – The date we use to determine Contract Years and Contract Anniversaries.

Contract Value – The total value of your annuity during the Accumulation Period. All values are calculated as of the end of a Business Day.

Contract Year – Any twelve-month period beginning on the Contract Issue Date or Contract Anniversary and ending on the next Contract Anniversary.

Data Page – Pages attached to your Contract that describe certain terms applicable to your specific Contract.

Death Benefit – The Contract Value as of the date Death Benefits are payable. We do not apply the Surrender Charge or Market Value Adjustment in determining the Death Benefit payable.

Earnings – Your Contract Value minus Purchase Payments not previously withdrawn.

Frequent Transfers Procedures – Policies and procedures that we have adopted in order to try to protect Owners and the Funds from potentially harmful trading activity.

Fund – Each investment portfolio or any other open-end management investment company or unit investment trust in which a Variable Subaccount invests.

General Account – All of the Company’s assets other than the assets in the Separate Accounts.

Good Order – A request or transaction generally is considered in “Good Order” if we receive it in our Administrative Office within the time limits, if any, prescribed in this Prospectus for a particular transaction or instruction, it includes all information necessary for us to execute the requested instruction or transaction, and is signed by the individual or individuals authorized to provide the instruction or engage in the transaction. A request or transaction may be rejected or delayed if not in Good Order. Good Order generally means the actual receipt by us of the instructions relating to the requested transaction in writing by mail or facsimile along with all forms, information and supporting legal documentation we require to effect the instructions or transaction. This information and documentation generally includes, to the extent applicable: the completed application or instruction form; your contract number; the transaction amount (in dollars or percentage terms); the names and allocations to and/or from the Funds affected by the requested transaction; the signatures of all Owners (exactly as indicated on the Contract), if necessary; Social Security Number or Tax I.D.; and any other information or supporting documentation that we may require, including any consents. With respect to Purchase Payments, Good Order also generally includes receipt by us of sufficient funds to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in Good Order, and we reserve the right to change or waive any Good Order requirement at any time. If you have any questions, you should contact us or your financial professional before submitting the form or request.

Holding Account – An account that holds each Purchase Payment pending investment in a Risk Control Account. The Holding Account cannot be elected as an Investment Option. The Holding Account is part of our General Account.

Holding Account Value – The value of the Contract in the Holding Account.

Hospital – A facility that is licensed and operated as a hospital according to the law of the jurisdiction in which it is located.

Income Payout Option – The choices available under the Contract for payout of your Contract Value.

Index, Indices – The reference index (or indices) we use in determining interest credited to the Risk Control Account Value.

Index Rate Cap – The maximum annual Index rate of return the Company will use in calculating interest credited to Risk Control Account Value for a Risk Control Account Year. The Index Rate Cap does not reflect deduction of the Contract Fee.

Index Rate Floor – The minimum annual Index rate of return the Company will use in calculating interest credited to Risk Control Account Value for the life of the Contract. The Index Rate Floor does not reflect deduction of the Contract Fee.

Initial Index Value – The value for the reference Index as of the start of a Risk Control Account Year.

Internal Revenue Code – The Internal Revenue Code of 1986, as amended.

Investment Options – The choices available under this Contract for allocation of your Purchase Payment(s) and Contract Value. Choices include the Risk Control Accounts (“Risk Control Account Option”) and the Variable Subaccounts (“Variable Subaccount Option”).

Irrevocable Beneficiary – A Beneficiary who has certain rights which cannot be changed unless he or she consents to the change.

Market Value Adjustment – The amount of an adjustment (increase or decrease) that may be applied to a full surrender or partial withdrawal from a Risk Control Account, also referred to as the MVA.

Market Value Adjustment Index (Indices) – The Index (Indices) used to determine the interest rates used to calculate the Market Value Adjustment.

Multiple Source Waiting Period – The maximum period of time we will wait for multiple sources of payment to be received by us prior to allocation to a Risk Control Account. It applies only to the sources of payment indicated on your application. The Multiple Source Waiting Period cannot be longer than six months.

Non-Qualified Contract – An annuity contract that is independent of any formal retirement or pension plan.

Nursing Home – A facility that is licensed and operates as a nursing facility according to the law of the jurisdiction in which it is located.

Owner – The person(s) (or entity) who owns the Contract and whose death determines the Death Benefit. If there are multiple Owners, each Owner will be a joint Owner of the Contract and all references to Owner will mean joint Owners. The Owner has all rights, title and interest in the Contract during the Accumulation Period. The Owner may exercise all rights and options stated in the Contract, subject to the rights of any Irrevocable Beneficiary or assignee. The Owner is also referred to as “you” or “your.”

Partner – The person with whom the Owner has entered into a legally sanctioned domestic partnership or civil union that grants the same rights, responsibilities and obligations as married couples in accordance with applicable state law.

Payee – The person(s) (or entity) who receives income payments during the Payout Period while the Annuitant is living. The Payee is the Owner, unless otherwise designated. A minor cannot be the Payee.

Payout Date – The date the first income payment is paid from the Contract to the Payee.

Payout Period – The phase the Contract is in once income payments begin.

Pro Rata – A method of allocating, withdrawing or transferring values across all Variable Subaccounts and/or Risk Control Accounts that is proportional to the value in each.

Proof of Death – Proof of Death may consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or other similar proof.

Purchase Payment – Payment(s) made by or on behalf of the Owner for the Contract.

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Qualified Contract – An annuity that is part of an individual retirement plan, pension plan or employer-sponsored retirement program that is qualified for special treatment under the Internal Revenue Code.
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Risk Control Account – A subdivision of the Risk Control Account Option wherein two accounts types are available: the Secure Account and the Growth Account. Each Risk Control Account has an Index Rate Cap and Index Rate Floor.

Risk Control Account Anniversary – The same day and month as a Risk Control Account Start Date for each year of a Risk Control Account Period. If a Risk Control Account Anniversary does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day, but will be effective as of that Risk Control Account Anniversary.

Risk Control Account Daily Contract Fee – The Contract Fee divided by the number of days in the Risk Control Account Year and then multiplied by the Accumulation Credit Factor for the Risk Control Account at the start of a Risk Control Account Year.

Risk Control Account Maturity Date – The last day of a Risk Control Account Period. If a Risk Control Account Maturity Date does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day, but will be effective as of that Risk Control Account Maturity Date.

Risk Control Account Period – The period that begins on a Risk Control Account Start Date and ends on a Risk Control Account Maturity Date. Each Risk Control Account Period is five years.

Risk Control Account Start Date – The first day of a Risk Control Account Period. It must be a date that we offer as a Risk Control Account Start Date (as shown on your Contract Data Page). If a Risk Control Account Start Date does not fall on a Business Day, any transactions required as of that date will be processed on the next Business Day, but will be effective as of that Risk Control Account Start Date.

Risk Control Account Value – The value of the Contract in a Risk Control Account.

Risk Control Account Year – Any 12-month period beginning on a Risk Control Account Start Date or Risk Control Account Anniversary and ending on the next Risk Control Account Anniversary.

Risk Control Separate Account – The Separate Account for the Risk Control Accounts.

SAI – The statement of additional information relating to the variable annuity aspect of the Contract.

SEC – The U.S. Securities and Exchange Commission.

Separate Account – A legally insulated investment account that is maintained separately from our General Account. The Separate Account established for the variable portion of the Contract is registered under the Investment Company Act of 1940 (the “1940 Act”), while the Separate Account established for the index-linked aspect of the Contract is not registered under the 1940 Act.

Spouse – The person to whom you are legally married. The term Spouse does not include civil union partners or domestic partners.

Surrender Charge – The charge associated with surrendering either some or all of the Contract Value from a Series B Contract. Surrender Charges do not apply to Series C Contracts.

Surrender Charge Period – The number of Contract Years beginning on the date a Purchase Payment is credited to the Contract during which we may assess a Surrender Charge if you surrender the Contract or take a partial withdrawal. See “Fees and Expenses” for more details.

Surrender Value – The amount you are entitled to receive if you elect to surrender the Contract during the Accumulation Period.

Terminally Ill, Terminal Illness – A life expectancy of 12 months or less due to any illness or accident.

Thirty Day Period to Discontinue Initial Risk Control Account – If a portion of the initial Purchase Payment is allocated to a Risk Control Account, a 30-day period beginning on the initial Risk Control Account Start Date will commence during which the Owner can discontinue the Risk Control Account(s) and transfer the entire Risk Control Account Value to the Variable Subaccounts without the application of a Market Value Adjustment.

U.S. GAAP – The generally accepted accounting principles used in the United States.

Valuation Period – The period beginning at the close of one Business Day and continuing to the close of the next succeeding Business Day.

Variable Separate Account – The Separate Account for the Variable Subaccounts.

Variable Subaccount – A subdivision of the Variable Separate Account, the assets of which are invested in a corresponding Fund.

Variable Subaccount Value – The value of the Contract in a Variable Subaccount.

HIGHLIGHTS

The following is a summary of the key features of the Contract. This summary does not include all of the information you should consider before purchasing a Contract. You should carefully read the entire Prospectus, which contains more detailed information concerning the Contract and the Company before making an investment decision.

Contract Series

The Contract offers two series: Series B and Series C. The primary difference between the two series is that Series B Contracts are subject to a Surrender Charge and Series C Contracts are not. In addition, Series B Contracts have a Nursing Home and Hospital/Terminal Illness benefit, which provides for a waiver of the Surrender Charge if its conditions are met. The amount of the Contract Fee for Series B and Series C Contracts differs with Series C Contracts subject to a higher Contract Fee.

You should work with your financial professional to decide which series of the Contract may be appropriate for you based on a thorough analysis of your particular insurance needs, financial objectives, investment goals, time horizons and risk tolerance.

How Your Contract Works

Overview. Your Contract is an individual or joint owned, flexible premium variable and index-linked deferred annuity contract. There are two periods to your Contract: an Accumulation Period and a Payout Period. Your Contract can help you save for retirement because it can allow your Contract Value to earn interest from the Risk Control Accounts and/or gains from the Variable Subaccounts on a tax-deferred basis and you can later elect to receive retirement income for life or a period of years. You generally will not pay taxes on your earnings until you withdraw them.

During the Accumulation Period of your Contract, you allocate your Contract Value to the Variable Subaccounts and/or the Risk Control Accounts. Each of these options is described below.

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Each Variable Subaccount invests its assets solely in the shares or units of designated Funds. Depending on the performance of the Funds underlying the Variable Subaccounts selected by you, you could lose money.

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The portion of Contract Value allocated to a Risk Control Account is credited with interest based in part on the investment performance of external Indices (currently, the S&P 500 Index and the MSCI EAFE Index), subject to an Index Rate Cap and Index Rate Floor that is unique to each Risk Control Account. The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poor’s. The MSCI EAFE Index is a stock market index which is designed to measure the equity market performance of developed markets outside of the U.S. and Canada. The Indices can go up or down based on the stock prices of the companies that comprise the applicable Index. Neither Index includes dividends paid on the stocks comprising the Index and therefore does not reflect the full investment performance of the underlying stocks. We set the Index Rate Caps prior to the Contract Issue Date and prior to each Risk Control Account Anniversary for the subsequent Risk Control Account Year. We will forward advance written notice to you of any change in the Index Rate Cap at least two weeks prior to the Risk Control Account Anniversary. The Index Rate Floor associated with each Risk Control Account will not change during the life of your Contract.

The Accumulation Period begins on the Contract Issue Date and continues until the Payout Date.

During the Payout Period of your Contract, you can elect to receive income payments by applying Contract Value to the income options offered in your Contract. The Payout Period begins on the Payout Date and continues while income payments are paid.

Please call your financial professional or the Company at 1-800-798-5500 if you have questions about how your Contract works.

Purchase Payments. You may purchase the Contract with an initial Purchase Payment of at least $5,000. Additional Purchase Payments can be made, but are not required. Each additional Purchase Payment may not be less than $50 and must be received at our Administrative Office prior to the oldest Owner’s 95th birthday or the oldest Annuitant’s 95th birthday if the Owner is a non-natural person. Purchase Payments that, in total, exceed $1 million require our prior approval. Multiple Contracts owned by the same individual where the sum of the Purchase Payments exceeds $1 million also require our prior approval.

We reserve the right, in our sole discretion to refuse additional Purchase Payments and to limit the amount and frequency of additional Purchase Payments under the Contract or that may be allocated to the Risk Control Accounts at any time.

Allocation Options. There are four Allocation Levels for your Contract, among which you may allocate your Purchase Payment(s) and Contract Value: Level C (Contract Allocation Level), Level V (Variable Subaccount Allocation Level), Level I (Index Allocation Level), and Level R (Risk Control Allocation Level), each is described below.

•	At Level C, the allocation is split between the Variable Subaccounts and the Risk Control Accounts;

•	At Level V, the allocation is split among the Variable Subaccounts;

•	Level I only applies to Risk Control Accounts, and the allocation is split between Risk Control Accounts based on the reference Index; and

•	Level R only applies to Risk Control Accounts, and the allocation is split among Risk Control Accounts with the same reference Index.

You must specify the percentage of your Purchase Payment to be allocated to each applicable Allocation Level on the Contract Issue Date. The amount you direct to a particular Allocation Level must be in whole percentages from 0% to 100% of the Purchase Payment and your total allocation must equal 100% at each Allocation Level. If you do not indicate your allocations on the application, our Administrative Office will attempt to contact your adviser and/or you for clarification.

Rather than choosing amounts to be directed to particular Allocation Levels, you can select one of six model asset allocation portfolios or “Express Portfolios” we make available. At the time you purchase the Contract, you may elect to allocate all of your Purchase Payments according to one of the Express Portfolios. Each Express Portfolio allocates your Purchase Payments among the Variable Subaccounts and Risk Control Accounts based on a specified allocation percentage for each investment option available under the Express Portfolio. Each Express Portfolio employs different investment styles and allocates Purchase Payments among investment options to match a specified level of risk tolerance (e.g., conservative, moderate and aggressive). Express Portfolios are found in “Allocating Your Purchase Payment Express Portfolios.” We will not issue the Contract without complete allocation instructions.

Your Purchase Payments will be allocated according to your allocation instructions on file with us for the applicable Allocation Levels. However, if your allocation instructions on file with us include a Risk Control Account, the Risk Control Account portion of your initial Purchase Payment will be allocated to the Holding Account before it is transferred to the Risk Control Account. The allocation of additional Purchase Payments to a Risk Control Account is subject to additional requirements described in the “Allocating

Your Purchase Payment” section of this Prospectus. Purchase Payments allocated to a Risk Control Account become part of the Risk Control Account Value and may be credited with interest based in part on the performance of the reference Index, subject to the applicable Index Rate Cap and Index Rate Floor. More detailed information regarding the Risk Control Account option is found in “Risk Control Account Option.”

Purchase Payments allocated to a Variable Subaccount become part of the total Variable Subaccount Value which fluctuates according to the investment performance of the selected Variable Subaccounts. More detailed information regarding the Variable Subaccount Option is found in “Variable Subaccount Option.”

In the event you select a Risk Control Account Option, please note that any time the Index Rate Cap for your Risk Control Account is less than the rate specified in the Bailout Provision (as shown on your Contract Data Page), we may, at our discretion, restrict transfers into that Risk Control Account. See “Access to Your Money – Bailout Provision” for more details.

In addition, as it relates to the Risk Control Account Option, the Index Rate Floor is the minimum Index rate of return used as part of the Accumulation Credit Factor calculation for determining the value of a Risk Control Account, prior to the deduction of the Contract Fee. This rate will not change during the life of your Contract. The Secure Account has an Index Rate Floor of 0% and the Growth Account has an Index Rate Floor of -10%. For the Secure Account, this means that any negative investment performance of the Index would not reduce your Contract Value at the end of a Risk Control Account Year; and for the Growth Account, this means that any negative investment performance of the Index would not reduce your Contract Value at the end of a Risk Control Account Year by more than 10% even if such negative investment performance is worse than -10%. However, as noted on the cover page of this Prospectus, you could lose more than 10% of your investment in a Risk Control Account due to the application of Surrender Charges, Contract fees, negative MVAs and federal tax penalties.

Moreover, the Index Rate Cap is the maximum Index rate of return used as part of the Accumulation Credit Factor calculation for determining the value of a Risk Control Account, prior to the deduction of the Contract Fee. In general, Contract Value eligible for transfer to a Risk Control Account on the Risk Control Account Start Date immediately following the Contract Issue Date will be subject to the Index Rate Caps in effect on the Contract Issue Date. At the time the Contract is purchased, if a portion of the initial Purchase Payment is allocated to a Risk Control Account, you will have thirty days from the first Risk Control Account Start Date to discontinue your Risk Control Accounts and transfer the entire Risk Control Account Value to the Variable Subaccounts. Where subsequent premiums are allocated to a Risk Control Account, or upon the maturity of a Risk Control Account, the Index Rate Cap will be made available at least two weeks in advance of the next Risk Control Account Start Date.

Once you have established a Risk Control Account you may not allocate your subsequent Purchase Payments to a Risk Control Account until the existing Risk Control Account matures. You may allocate Risk Control Account Value from the maturity of a current Risk Control Account, and Variable Subaccount Value to new Risk Control Accounts we make available. We make the Index Rate Cap available for each new Risk Control Account at least two weeks prior to the Risk Control Account Start Date for the Risk Control Account.

On the first Risk Control Account Anniversary and any subsequent Risk Control Account Anniversary, we will declare an Index Rate Cap which we guarantee for the next Risk Control Account Year. We will notify you of any such change to the Index Rate Cap at least two weeks prior to the Risk Control Account Anniversary. The Index Rate Caps will always be positive and will range between 1% and 75%. In return for accepting some risk of loss to your Contract Value allocated to the Growth Accounts, the Index Rate Caps declared for the Growth Accounts will be higher than the Index Rate Cap declared for the Secure Account for the same period which allows the potential for a higher positive increase in Contract Value for the Growth Account.

The same Index will be used for each Risk Control Account for the duration of the Risk Control Account Period. However, if the publication of an Index is discontinued, or calculation of the Index is materially changed, we will substitute a suitable Index that will be used for the remainder of the Risk Control Account Period and will notify you of the change in advance. If we substitute an Index, the performance of the new Index may differ from the original Index, which may, in turn, affect your Contract Value.

We may offer additional Risk Control Accounts with the same or additional Indices at our discretion. We may also discontinue a Risk Control Account, effective as of a Risk Control Account Maturity Date. In any case, we will notify you of the addition or discontinuation of a Risk Control Account. Such a change will be subject to any applicable regulatory approval that may be required.

Rebalancing / Reallocation. The Automatic Rebalance Program automatically transfers values between Risk Control Accounts and/or Variable Subaccounts to return your Contract Values to the Allocation Levels on file with us. Transfers that occur pursuant to the Automatic Rebalance Program will not count towards the number of transfers allowed in a Contract Year without incurring a transfer fee. The transfer fee is $25 per transfer after the first 12 transfers in a Contract Year.

Rebalancing at Level C (between Variable Subaccounts and Risk Control Accounts) will occur as of each Risk Control Account Maturity Date according to the allocation instructions on file with us, unless there is no Risk Control Account Value, you elect to discontinue rebalancing by Authorized Request, or you have requested to transfer value which results in rebalancing being discontinued at Levels C and V (among Variable Subaccounts) as of each Risk Control Account Maturity Date.

Rebalancing at Level V will occur as of each Contract Anniversary according to the allocation instructions on file with us, unless there is no Variable Subaccount Value. Rebalancing at Level V will also occur as of each Risk Control Account Maturity Date according to the allocation instructions on file with us, unless there is no Variable Subaccount Value or you have requested to transfer value which results in rebalancing being discontinued at Levels C and V as of each Risk Control Account Maturity Date. If rebalancing is discontinued, you may elect to reinstate rebalancing at Level C by Authorized Request, which will also reinstate rebalancing at Level V. Your Authorized Request to reinstate rebalancing must be received at least one Business Day prior to the Risk Control Account Maturity Date to take effect as of that date. If we are not notified at least one Business Day prior to the Risk Control Account Maturity Date, rebalancing at Level C will not occur until the next Risk Control Account Maturity Date.

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Rebalancing at Level I (between Risk Controls Accounts with different reference Indices) will occur as of each Risk Control Account Maturity Date according to the allocation instructions on file with us. Rebalancing at Level I will not occur if your Risk Control Account Value and allocation instructions are not split between Indices or there is no Risk Control Account Value.

Rebalancing at Level R (between Risk Controls Accounts with the same reference Index) will occur as of each Risk Control Account Anniversary according to the allocation instructions on file with us. Rebalancing at Level R will not occur if your Risk Control Account Value and allocation instructions are not split between Risk Control Accounts with the same reference Index or there is no Risk Control Account Value.
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You may change your allocation instructions by Authorized Request subject to additional requirements described in the “Automatic Rebalance Program” and “Risk Control Account Option – Risk Control Account Maturity Date” sections of this Prospectus.

If the Index Rate Cap for a Risk Control Account is set below the bailout rate for that Risk Control Account, you may transfer the Risk Control Account Value from that Risk Control Account during the 30-day period following the Risk Control Account Anniversary by Authorized Request. A Market Value Adjustment will not apply to such transfer. Your Authorized Request to transfer Risk Account Control Account Value must be received in Good Order during this 30-day period. If the request is not received during this 30-day period or the request is not in Good Order, no transfer will occur. At any time while the

Index Rate Cap for your Risk Control Account is less than the bailout rate specified in the Bailout Provision (as shown on your Contract Data Page), we may, at our discretion, restrict transfers into that Risk Control Account and may not reallocate your Risk Control Account Value between Risk Control Accounts under the Automatic Rebalance Program. See “Access to Your Money – Bailout Provision” for more details.

Withdrawal Options. The Contract offers the following liquidity features during the Accumulation Period:

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Annual Free Withdrawal Amount – For Series B Contracts only, each Contract Year, you may withdraw up to 10% of the total Purchase Payments that are within the Surrender Charge Period at the time of the withdrawal for that Contract Year without incurring a Surrender Charge (the “Annual Free Withdrawal Amount”). Any unused Annual Free Withdrawal Amount will not carry over to any subsequent Contract Year. Purchase Payments not subject to the Surrender Charge are deemed to be withdrawn prior to any Purchase Payments subject to the Surrender Charge. Earnings under the Contract are deemed withdrawn after the withdrawal of all Purchase Payments. However, as described below, withdrawals from the Risk Control Accounts are subject to a Market Value Adjustment. Surrender Charges do not apply to C Series Contracts.

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Partial Withdrawal Option – You may make partial withdrawals during the Accumulation Period by Authorized Request, but a withdrawal of Risk Control Account Value is not permitted while there is Variable Subaccount Value. For partial withdrawals of Variable Subaccount Value, you may provide specific instructions but, if you do not, withdrawals will be processed on a Pro Rata basis from the value in all Variable Subaccounts. If there is insufficient Variable Subaccount Value, or no Variable Subaccount Value, Holding Account Value will be withdrawn. If there is insufficient Holding Account Value or no Holding Account Value, Risk Control Account Value will be withdrawn on a Pro Rata basis. Any applicable Surrender Charge and/or Market Value Adjustment will affect the amount available for a partial withdrawal. Surrender Charges do not apply to Series C Contracts. The maximum Surrender Charge is 9% of Purchase Payments withdrawn (See Fees and Expenses on page 11). Partial Withdrawals may also be subject to income taxes and penalty taxes (See Federal Tax Matters on page 59 and Access To Your Money on page 51).

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Full Surrender Option – You may surrender your Contract during the Accumulation Period by Authorized Request. Upon full surrender, a Surrender Charge and/or a Market Value Adjustment may apply. Surrender Charges do not apply to Series C Contracts. Full surrenders are subject to the Surrender Charges and income tax consequences noted in the preceding paragraph discussing partial withdrawals.

Market Value Adjustment. The Market Value Adjustment applies only to withdrawals from a Risk Control Account and is calculated separately for each Risk Control Account. Required minimum distributions under the Internal Revenue Code that are withdrawn under a systematic withdrawal program and withdrawals of Risk Control Account Value on a Risk Control Account Maturity Date are not subject to a Market Value Adjustment. The Market Value Adjustment can increase or decrease your amount withdrawn or the Surrender Value, depending on how economic indicators have changed since your Contract was issued. See “Market Value Adjustment” for more details. You may lose a portion of your principal due to the Market Value Adjustment. The Market Value Adjustment is not assessed upon death, at the time Contract Value is applied to an Income Payout Option, on transfers on amounts withdrawn from the Holding Account, partial withdrawals taken as required minimum distributions under the Internal Revenue Code that are withdrawn under a systematic withdrawal program we provide, and partial withdrawals and surrenders from a Risk Control Account on the Risk Control Account Maturity Date.

Bailout Provision. We will set a single bailout rate for all Risk Control Accounts under the Secure Account option and a single bailout rate for all Risk Control Accounts under the Growth Account option. The bailout rate for Risk Control Accounts under the Secure Account option may range from 1% to 10% while the bailout rate for Risk Control Accounts under the Growth Account option may range from 1.5% to 25%. The bailout rates will be prominently displayed on your Contract Data Page attached to the front of the cover page of the Contract and will not change during the life of your Contract. If the Index Rate Cap for your Risk Control Account is set below the bailout rate for that Risk Control Account, you may transfer the Risk Control Account Value from that Risk Control Account during the 30-day period following the Risk Control Account Anniversary without the application of any Market Value Adjustment by Authorized Request. If the bailout rate equals the Index Rate Cap for your Risk Control Account, you will not be eligible to transfer your Risk Control Account Value under the Bailout Provision. For example, if the bailout rate for the Secure Account is set at 1.00% and the Index Rate Cap for the Secure Account is set at 1.00%, you would not be eligible to transfer under the Bailout Provision. At any time the Index Rate Cap for your Risk Control Account is less than the bailout rate specified on your Contract Data Page, we may, at our discretion, restrict transfers into that Risk Control Account. See “Access to Your Money – Bailout Provision” for more details.

Income Options. You have several income options to choose from during the Payout Period. Income payments will start on the Payout Date, and continue based on the option you elect.

Death Benefit. The Contract provides a Death Benefit during the Accumulation Period. The Death Benefit is equal to the Contract Value as of the date Death Benefits are payable. We do not apply the Surrender Charge or Market Value Adjustment in determining the Death Benefit payable.

Right to Examine.  You may cancel your Contract and receive either your Purchase Payments or your Contract Value depending upon applicable state law (See Right to Examine on page 18).

Contract Charges

An investment in the Contract involves certain fees and expenses, including Contract Fees, Surrender Charges and underlying Fund fees and expenses. Some of these fees vary depending on whether you invest in the Series B Contract or the Series C Contract. For a full description of all such fees and expenses, please see the section of this Prospectus entitled “Fees and Expenses.”

Risk Factors

Your Contract has various risks associated with it. We list these risk factors below, as well as other important information you should know before purchasing a Contract.

Variable Subaccount Risk. Your investment results in any one of the Variable Subaccounts will depend on the investment performance of the underlying Funds. Because the Variable Subaccounts are not part of the Risk Control Accounts, they are not protected from losses. Therefore, you could lose all of your principal when investing in the Variable Subaccounts.

Index Rate of Return Risk. If you are invested in a Risk Control Account and the relevant Index declines, it may or may not reduce your Risk Control Account Value. This depends on the Risk Control Account to which you allocated your Risk Control Account Value. Nevertheless, you always assume the investment risk that no index interest will be credited and therefore the Index Rate of Return will not increase your Accumulation Credit Factor (and, ultimately, your Risk Control Account Value). You also bear the risk that sustained declines in the relevant Index may cause the Index Rate of Return to not increase your Accumulation Credit Factor (and, ultimately, your Risk Control Account Value) for a prolonged period. If your Risk Control Account Value is allocated to the Growth Account, you also assume the risk of a negative Index Rate of Return (crediting negative index interest), which means your Accumulation Credit Factor and, ultimately, the Risk Control Account Value allocated to the Growth Account, will decline. In addition, you assume the risk that the Index Rate Cap can be reduced to as little as 1%. Please note that in an increasing interest rate environment, the Market Value Adjustment could reduce the amount received to less than the protection provided by the Index Rate Floor.

Liquidity Risk. We designed your Contract to be a long-term investment that you may use to help save for retirement. Your Contract is not designed to be a short-term investment. While you are permitted to take partial withdrawals from the Contract, or fully surrender the Contract, during the Accumulation Period by

Authorized Request, such withdrawals may be subject to a Surrender Charge and/or Market Value Adjustment (if applicable). We may defer payments made under this Contract with respect to a Risk Control Account and/or the Holding Account for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral. In addition, we may postpone payments made under this Contract with respect to a Variable Subaccount as permitted by the SEC.

Market Risk.  The historical performance of an Index relating to a Risk Control Account or a Fund underlying a Variable Subaccount should not be taken as an indication of the future performance of the Index or the Fund. The performance of an Index or a Fund will be influenced by complex and interrelated economic, financial, regulatory, geographic, judicial, political and other factors that can affect the capital markets generally, and by various circumstances that can influence the performance of securities in a particular market segment.

Risk Control Account Transfer Restriction. At any time the Index Rate Cap for your Risk Control Account is less than the bailout rate specified on your Contract Data Page, we may, at our discretion, restrict transfers into that Risk Control Account. See “Access to Your Money – Bailout Provision” for more details.

Creditor and Solvency Risk. Our General Account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability, and therefore, to the risk that we may default on those guarantees. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this Prospectus. Additionally, information concerning our business and operations is set forth in the section of this Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

EXPENSE TABLES

Fee Tables

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and charges that you will pay at the time that you surrender the Contract, make certain withdrawals, request special services or make certain transfers. Charges designed to approximate certain taxes that may be imposed on us, such as premium taxes in your state, may also apply.(1)

Charges We Deduct from Your Contract Value at the Time You Request Certain Transactions	Series B Contract	Series C Contract
Maximum Surrender Charge as a Percentage of Purchase Payment Surrendered or Withdrawn	9%(2)	None
Transfer Fee(3)	$25	$25
Research Fee	$50	$50
Wire Transfer Fee	$90	$90
Express Mail Charge	$35	$35
Duplicate Contract Charge (For each duplicate Contract)	$30	$30

The next table describes the periodic charges that you will pay during the time that you own the Contract to the extent you allocate Purchase Payments and/or Contract Value to the Variable Subaccounts. This table does not include the underlying fund fees and expenses to the extent Purchase Payments and/or Contract Value are allocated to the Variable Subaccounts.

Periodic Charges to the Variable Subaccounts	Series B	Series C
Contract Fee on Variable Subaccounts(4) (percentage of average daily Variable Subaccount Value)	1.50%	1.75%

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You also bear your proportionate share of all fees and expenses paid by a Fund that corresponds to any Variable Subaccount in which you invest. Accordingly, this next table shows the lowest and highest total operating expenses charged by any of the Funds for the fiscal year ended December 31, 2017. Actual fees and expenses are likely to fluctuate from year to year. More detail concerning each Fund’s fees and expenses is contained in the prospectus for each Fund.
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Fund Operating Expenses Expressed as an Annual Percentage of Daily Net Assets	Minimum	Maximum
Total Annual Fund Operating Expenses (total of all expenses that are deducted from Fund assets, including management fees, 12b-1 fees, service fees, and other expenses)(5)	0.15%	1.25%
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The following table describes the periodic charges that you will pay during the time that you own the Contract to the extent you allocate Purchase Payments or Contract Values to the Risk Control Accounts.

Periodic Charges to the Risk Control Accounts	Series B	Series C
Contract Fee on Risk Control Accounts(4)	1.50%	1.75%

(1) State premium taxes currently range from 0% to 3.5% of Purchase Payments.
(2) For B Series Contracts, if you surrender the Contract or make a partial withdrawal during the Accumulation Period, we may assess a Surrender Charge on Purchase Payments withdrawn during the Surrender Charge Period. For information on how we calculate the surrender charge, see “Fees - Surrender Charge.” We do not assess a surrender charge on the Annual Free Withdrawal Amount, withdrawals under the Nursing Home or Hospital/Terminal Illness waiver, required minimum distributions under the Internal Revenue Code that are withdrawn under a systematic withdrawal program and Risk Control Account Value withdrawn on a Risk Control Account Maturity Date. No Surrender Charge is assessed on death and when values are applied to an Income Payout Option. For information on the Annual Free Withdrawal Amount and other waivers of the Surrender Charge, see “Fees - Surrender Charge.” Surrender Charges do not apply to Series C Contracts.
(3) We waive the transfer fee for the first twelve transfers in a Contract Year on transfers between the Risk Control Accounts and/or Variable Subaccounts. We assess a charge of $25 for the thirteenth and each additional transfer in a Contract Year.
(4)We assess the Contract Fee against Contract Value held in the Variable Subaccounts. The fee is to compensate us for the expenses and expense risks we assume under the Contract. The Contract Fee assessed against Contract Value held in the Variable Subaccounts is equal on an annual basis to the annual Contract Fee percentage multiplied by the average daily value of the Contract Value held in the Variable Subaccounts. We deduct the Contract Fee on a daily basis which deduction reduces the Accumulation Unit Value for each Variable Subaccount in which you are invested.
We also assess the Contract Fee against Contract Value held in the Risk Control Accounts. The Contract Fee assessed against Contract Value held in the Risk Control Accounts is equal on an annual basis to the annual Contract Fee percentage multiplied by the Accumulation Credit Factor for each Risk Control Account at the start of the Risk Control Account Year. The Contract Fee reduces the Accumulation Credit Factor for each Risk Control Account in which you are invested, thereby reducing the amount of interest credited, if any, to Contract Value in the Risk Control Accounts. We do not assess a Contract Fee against Contract Value held in the Holding Account.
(5)The table showing the range of expenses for the Funds takes into account the expenses of several “funds of funds.” A “fund of funds” typically allocates its assets, within predetermined percentage ranges, among certain other fund portfolios, including exchange-traded funds (each such fund an “Acquired Fund”). Each “fund of funds” has its own set of operating expenses, as does each of the portfolios in which it invests. In determining the range of Fund expenses, we took into account the information received on the combined actual expenses for each “fund of funds” and the portfolios in which it invests. (The combined expense information includes the pro rata portion of the fees and expenses incurred indirectly by a “fund of funds” as a result of its investment in shares of one or more Acquired Funds.) See the prospectus for any Fund which is a “fund of funds” for a presentation of the applicable Acquired Fund fees and expenses.

The Examples are intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include the Surrender Charge, the Contract

Fee, and underlying fund fees and expenses. These Examples do not reflect charges for any special services you may request. For a complete description of Fund charges and expenses, see the applicable Fund prospectuses.

The Examples show the expenses that a hypothetical Contract Owner would pay in situations illustrated under a Series B Contract and a Series C Contract. These Examples should not be considered a representation of past or future expenses for any Variable Subaccount Option. Actual expenses may be more or less than those shown. Similarly, the annual rate of return assumed in the Examples is not an estimate or guarantee of future investment performance.

The Examples assume that you invest $10,000 in the Contract for the time periods indicated, and that your investment has a 5% return each year. The Examples assume that all Contract Value is allocated to the MEMBERS Horizon Variable Separate Account. The Examples also assume (i) the maximum total annual operating expenses of the Funds; and (ii) there is no waiver of any Surrender Charge. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

If you surrender the Contract at the end of the applicable time period:

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Series Type	1 year	3 years	5 years	10 years
Series B	$1,088	$1,573	$1,454	$3,080
Series C	$303	$927	$1,577	$3,318
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If you do not surrender the Contract at the end of the applicable time period:

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Series Type	1 year	3 years	5 years	10 years
Series B	$278	$853	$1,454	$3,080
Series C	$303	$927	$1,577	$3,318
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The Examples reflect a Contract Fee of 1.50% and 1.75% for Series B and Series C Contracts, respectively. These examples do not include transfer fees or premium taxes. Transfer fees and premium taxes are not currently charged to Contractholders. In addition, certain Funds may impose a redemption fee of no more than 2% of the amount of Fund shares redeemed. We may be required to implement a Fund’s redemption fee. The redemption fee will be assessed against your Variable Subaccount Value. For more information, please see each Fund’s prospectus.

The Examples are illustrations and do not represent past or future expenses. Your actual expenses may be higher or lower than those shown. Similarly, your rate of return may be more or less than the 5% assumed in the Examples.

Accumulation Unit Value information for the Variable Subaccounts has not been provided because the Contract was not available for sale prior to the end of the most recent fiscal year.

FEES

Surrender Charge (Contingent Deferred Sales Charge). For Series B Contracts, we deduct a Surrender Charge from each Purchase Payment withdrawn during the Surrender Charge Period that exceeds the Annual Free Withdrawal Amount. The deduction of the Surrender Charge will reduce the amount you receive from a partial withdraw or surrender of the Contract during the Accumulation Period. Each Purchase Payment has an individual Surrender Charge schedule which begins when the Purchase Payment is credited to your Contract and continues for a period of five years, as shown in the table below. The amount of the Surrender Charge is determined separately for each Purchase Payment withdrawn and is expressed as a percentage of the Purchase Payment as follows:

Number of Years Since Purchase Payment Credited	Surrender Charge as a Percent of Purchase Payments Withdrawn
Less than 1	9%
At least 1 but less than 2	9%
At least 2 but less than 3	8%
At least 3 but less than 4	7%
At least 4 but less than 5	6%
5 or more	0%

For purposes of calculating the Surrender Charge, Purchase Payments are assumed to be withdrawn on a first-in-first-out basis. This means that Purchase Payments that were allocated to your Contract first are considered to be withdrawn first and Purchase Payments are considered to be withdrawn before Earnings. Therefore, withdrawals will be processed to occur in the following order: (1) Purchase Payments that are no longer subject to a Surrender Charge as of the date of the withdrawal; (2) your Annual Free Withdrawal Amount; (3) Purchase Payments that are subject to a Surrender Charge on a first-in-first-out basis; and (4) Earnings, if any, after all Purchase Payments have been withdrawn. We will deduct the Surrender Charge from your withdrawal proceeds. We will deduct the Surrender Charge before we apply any Market Value Adjustments to withdrawal proceeds from the Risk Control Accounts. For an example of how we calculate the Surrender Charge, see “Appendix A” to this Prospectus.

We will not assess the Surrender Charge on:

•	Withdrawals under the Nursing Home or Hospital/Terminal Illness waiver;

•	Required minimum distributions under the Internal Revenue Code that are withdrawn under the systematic withdrawal program provided by the Company;

•	Withdrawal of Risk Control Account Value on a Risk Control Account Maturity Date;

•	Purchase Payments that are no longer subject to a Surrender Charge as of the date of the partial withdrawal or full surrender;

•	Your Annual Free Withdrawal Amount;

•	Earnings, if any, after all Purchase Payments have been withdrawn;

•	Death;

•	At the time Contract Value is applied to an Income Payout Option; and

•	Transfers.

Surrender Charges offset promotion, distribution expenses, and investment risks born by the Company. Surrender Charges do not apply to Series C Contracts. To the extent Surrender Charges are insufficient to cover these risks and expenses, the Company will pay for the costs that it incurs out of the Contract Fees it collects and from its General Account.

For information on the Annual Free Withdrawal Amount and Surrender Charge waivers, see “Access to Your Money.”

Contract Fee. We deduct a Contract Fee from your Contract Value in the Variable Subaccounts and Risk Control Accounts on a daily basis to compensate us for the expenses and expense risk we assume under the Contract. The Contract Fee assessed against Contract Value held in the Variable Subaccounts is equal on an annual basis to the annual Contract Fee percentage multiplied by the average daily value of the Contract Value held in the Variable Subaccounts. The deduction of the Contract Fee reduces the Accumulation Unit Value for each Variable Subaccount in which you are invested.

The Contract Fee assessed against Contract Value held in the Risk Control Accounts is equal on an annual basis to the annual Contract Fee percentage multiplied by the Accumulation Credit Factor for each Risk Control Account at the start of the Risk Control Account Year. The deduction of the Contract Fee reduces the Accumulation Credit Factor for each Risk Control Account in which you are invested, thereby reducing the Index Interest credited, if any, to values held in the Risk Control Accounts.

The annual Contract Fee percentage is 1.50% for Series B Contracts and 1.75% for Series C Contracts. We do not assess the Contract Fee against Contract Value held in the Holding Account.

Transfer Fee. Currently no fee is charged for transfers. However, we reserve the right to impose a transfer fee on transfers among the Risk Control Accounts and Variable Subaccounts. The transfer fee is $25 per transfer after the first 12 transfers in a Contract Year. Each Written Request or telephone/fax authorization is considered to be one transfer, regardless of the number of Subaccounts affected by the transfer. The fee is deducted on a pro rata basis first from any Variable Subaccount, then, if there are insufficient funds, from the Risk Control Accounts on a pro rata basis after the other funds are exhausted.

Research Fee. We may charge you a fee of up to $50 when you request information that is duplicative of information previously provided to you and requires research on our part. The fee is deducted on a pro rata basis according to the current values in the accounts, first from any Variable Subaccounts, then, if there are insufficient funds, from the Holding Account and then from the Risk Control Accounts on a pro rata basis after all the other funds are exhausted.

Wire Transfer Fee. We may charge you a fee of up to $90 when you request a wire transfer of funds from your Contract. The fee reimburses us for the costs we incur in sending funds by wire transfer. The wire transfer fee is deducted on a pro rata basis according to current values in the accounts, first from any Variable Subaccounts, then, if there are insufficient funds, from the Holding Account and then from the Risk Control Accounts on a pro rata basis after all the other funds are exhausted.

Express Mail Charge. We reserve the right to charge you a fee of up to $35 when you request that a check or other documents be sent via express mail. The express mail charge reimburses us for the costs we incur when sending materials by express mail. The fee is deducted on a pro rata basis according to current values in the accounts, first from any Variable Subaccounts, then, if there are insufficient funds, from the Holding Account and then from the Risk Control Accounts on a pro rata basis after all the other funds are exhausted.

Duplicate Contract Charge. You can obtain a summary of your Contract at no charge. However, we will assess a $30 charge for each copy of your Contract that you request. A request for a duplicate copy of the Contract must be made by a Written Request in Good Order. The fee is deducted on a pro rata basis according to current values in the accounts, first from any Variable Subaccounts, then, if there are insufficient funds, from the Holding Account and then from the Risk Control Accounts on a pro rata basis after all the other funds are exhausted.

Underlying Fund Fees and Expenses. There are fees and expenses charged by the mutual funds underlying the Variable Subaccounts. The fees and expenses incurred are described in the Funds’ prospectuses.

Other Information

We assume investment risks and costs in providing the guarantees under the Contract. These investment risks include the risks we assume in providing the Index Rate Floors for the Risk Control Accounts, the surrender rights available under the Contract, the Death Benefit and the income benefits. We must provide the rates and benefits set forth in your Contract regardless of how our General Account investments that support the guarantees we provide perform. To help manage our investment risks, we engage in certain risk management techniques. There are costs associated with those risk management techniques. You do not directly pay the costs associated with our risk management techniques. However, we take those costs into account when we set rates and guarantees under your Contract.

GETTING STARTED – THE ACCUMULATION PERIOD

The Prospectus describes all material rights, benefits and obligations under the Contract. Any material variations in the Contract are covered in this Prospectus and in your Contract. We will include any such state variations in your Contract. Your financial professional can provide you with more information about those state variations.

Purchasing a Contract

We offer the Contract to individuals, certain retirement plans, and other entities. To purchase a Contract, you and the Annuitant must be no older than age 85.

We sell the Contract through financial professionals who also are agents of the Company. To start the purchase process, you must submit an application to your financial professional. The initial Purchase Payment must either be paid at the Company’s Administrative Office or delivered to your financial professional. Your financial professional will then forward your completed application and Purchase Payment (if applicable) to us. After we receive a completed application, Purchase Payment, and all other information necessary to process a purchase order, in Good Order, we will begin the process of issuing the Contract. The selling firm’s determination of whether the Contract is suitable for you may delay our receipt of your application. Any such delays will affect when we issue your Contract. If the application for a Contract is properly completed and is accompanied by all the information necessary to process it, including payment of the initial purchase payment, the initial Purchase Payment, if any, will be allocated to Subaccount(s) you choose within two Business Days of receipt by us at our mailing address. If the application is not properly completed, we may retain the purchase payment for up to five Business Days while we attempt to complete the application. If information which completes the application is received after the close of regular business on the New York Stock Exchange (usually, 4:00 P.M. Eastern Time) on a Business Day, the initial Purchase Payment will be allocated within the next two Business Days. If the application is not complete at the end of the 5-day period, we will inform you of the reason for the delay and the initial purchase payment will be returned immediately, unless you specifically consent to us retaining the purchase payment until the application is complete. Once the application is complete, the initial Purchase Payment, if any, will be allocated as designated by the Owner within two Business Days.

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IMPORTANT: You may use the Contract with certain tax qualified retirement plans (“IRA”). The Contract includes attributes such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the qualified retirement plan. Accordingly, if you are purchasing this Contract through a qualified retirement plan, you should consider purchasing the Contract for its other features and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances to determine whether the Contract is an appropriate investment for you.
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If mandated by applicable law, including Federal laws designed to counter terrorism and prevent money laundering, we may be required to reject your Purchase Payment. We may also be required to provide additional information about you or your Contract to government regulators. In addition, we may be required to block an Owner’s Contract and thereby refuse to honor any request for transfers, partial withdrawals, surrender, income payments, and Death Benefit payments, until instructions are received from the appropriate government regulator.

Tax-Free “Section 1035” Exchanges

You can generally exchange one annuity contract for another in a “tax-free exchange” under Section 1035 of the Internal Revenue Code. Before making an exchange, you should compare both contracts carefully. Remember that if you exchange another contract for the one described in this Prospectus, you might have to pay a Surrender Charge or negative Market Value Adjustment on the existing contract. If the exchange does not qualify for Section 1035 tax treatment, you may have to pay federal income tax, including a possible penalty tax, on your old contract. There will be a new Surrender Charge Period for this Contract and other charges may be higher (or lower) and the benefits may be different. There may be delays in our processing of the exchange. You should not exchange another contract for this one unless you determine, after knowing all the facts that the exchange is in your best interest. In general, the person selling you this Contract will earn a commission from us.

Owner

The Owner is the person(s) (or entity) who own(s) the Contract and, in the case of a natural person(s), whose death determines the Death Benefit. A non-natural person cannot jointly own a Contract. The Owner names the Annuitant or Joint Annuitants. All rights under the Contract may be exercised by the Owner, subject to the rights of any other Owner and any Irrevocable Beneficiary. Assignment of the Contract by the Owner is not permitted, unless the state in which the Contract is issued requires us to provide the Owner the right to assign the Contract. In that case, the Owner must provide us with advance Written Notice of the assignment and the assignment is subject to our approval, unless those requirements are inconsistent with the law of the state in which the Contract is issued.

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The Owner may request to change the named owner at any time before the Payout Date. If a joint Owner is changed (or is named), he or she must be the Owner’s Spouse (or Partner if the state of issue is Illinois, New Jersey or Oregon). A Partner will not be treated as a spouse for federal tax purposes; however, and a tax adviser should be consulted before naming a partner as a joint Owner. Any change in Owner must be made by Authorized Request and is subject to our acceptance. Unless otherwise specified by the Owner, such change, if accepted by us, will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request.
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If an Owner who is a natural person dies during the Accumulation Period, the Beneficiary is entitled to the Death Benefit. The Death Benefit becomes payable at the death of the Owner (if there are joint Owners, the Death Benefit will become payable after the first joint Owner dies). If there is a surviving Owner and he or she is the Spouse of the deceased, the surviving Spouse (or surviving Partner Owner if the state of issue is New Jersey or Oregon) will be treated as the sole primary Beneficiary, and any other designated Beneficiary will be treated as a contingent Beneficiary.

Divorce

In the event of divorce, the former Spouse must provide a copy of the divorce decree (or a qualified domestic relations order if it is a qualified plan) to us. The terms of the decree/order must identify the Contract and specify how the Contract Value should be allocated among the former Spouses.

Annuitant

The Annuitant is the natural person(s) whose life (or lives) determines the income payment amount payable under the Contract. If the Owner is a natural person, the Owner may change the Annuitant at any time before the Payout Date by Authorized Request. A request to change the Annuitant must be received by us at least 30 days before the Payout Date. Unless otherwise specified by the Owner, such change will take effect as of the date the Authorized Request was signed. We are not liable for any payment we make or action we take before we receive the Authorized Request. If you change the Annuitant, the Payout Date will not change. If the Owner is not a natural person, the Annuitant cannot be changed. The Annuitant does not have any rights under the Contract.

Beneficiary

The Beneficiary is the person(s) (or entity) named by you when you apply for the Contract to receive the proceeds payable upon your death. If there are joint Owners and an Owner dies before the Payout Date, the surviving Spouse Owner (or Partner Owner if the Contract is issued in New Jersey or Oregon) will be treated as the sole primary Beneficiary and any other designated Beneficiary will be treated as a

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contingent Beneficiary. A Partner will not be treated as a spouse for federal tax purposes; however, and a tax adviser should be consulted before naming a partner as a joint Owner. Prior to the Payout Date, if no Beneficiary survives the Owner, the proceeds will be paid to the Owner’s estate. If there is more than one Beneficiary, each Beneficiary will receive an equal share, unless otherwise specified by the Owner.
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At any time before the Payout Date, you may change the Beneficiary by an Authorized Request sent to us, or you may name one or more Beneficiaries. A change of Beneficiary will take effect on the date the Authorized Request was signed. If there are Joint Owners, each Owner must sign the Authorized Request. In addition, any Irrevocable Beneficiary or assignee must sign the Authorized Request. Any change is subject to payment or other actions we took before we received the request to change the Beneficiary at our Administrative Office.

Use care when naming Beneficiaries. If you have any questions concerning the criteria you should use when choosing Beneficiaries, consult your financial professional.

Right to Examine

You may cancel your Contract and return it to your financial professional or to us within a certain number of days after you receive the Contract and receive a refund of either the Purchase Payments you paid or your Contract Value, depending on the state in which your Contract was issued. If the Contract Value exceeds your Purchase Payments you will receive the Contract Value regardless of where the Contract was issued. If the Purchase Payments exceed the Contract Value the refund will depend on the law of the state in which the Contract was issued. If your Contract is an IRA, we will refund the greater of your Purchase Payment(s) or your Contract Value. Generally, you must return your Contract within 10 days of receipt, but some states may permit a longer period for you to return your Contract. Refunds will not be subject to a Surrender Charge or Market Value Adjustment and will be paid within seven days following the date of cancellation.

Thirty Day Period to Discontinue Initial Risk Control Accounts

If at the time the Contract is purchased a portion or all of the initial Purchase Payment, whether consisting of a single payment or multiple payments, is allocated to a Risk Control Account Option(s), the Risk Control Account portion of the initial Purchase Payment will be allocated to the Holding Account before it is transferred to a Risk Control Account. When the Holding Account Value is transferred to the Risk Control Account after our receipt of all funds that represent the initial Purchase Payment, we will notify you of the applicable Index Rate Cap for each Risk Control Account selected. The Index Rate Cap(s) may be different than the Index Rate Cap(s) at the time of your application. Therefore, you will have a 30-day period, beginning on the Risk Control Start Date to elect to discontinue your Risk Control Account and transfer the entire Risk Control Account Value to the Variable Subaccounts by Authorized Request. If you have multiple Risk Control Accounts, and you elect to exercise your right to discontinue your Risk Control Accounts, all of your Risk Control Accounts will be discontinued under this provision. This provision applies only to your initial Purchase Payment. Your election to discontinue your Risk Control Accounts can only be exercised one time.

If you elect to exercise your right under this provision, your entire Risk Control Account Value will be transferred to the Variable Subaccounts (according to the allocation instructions on file with us for Level V) on the Business Day that we receive your request in Good Order. For your request to be in Good Order, we will require you to provide Variable Subaccount allocations instructions (Level V) if none are on file with us, and to allocate 100% of your Contract Value to the Variable Subaccount Option (Level C) with 0% for Risk Control Account Allocation Levels I and R. These allocation instructions (C, I and R) cannot be changed for at least 30 days, beginning on the date of transfer. This means that once discontinued, a new Risk Control Account cannot be established for at least 30 days. You can, however, change your Variable Subaccount allocation instructions (Level V) effective as of any Business Day.

The right to discontinue the Risk Control Account while funds are in the Holding Account is different than the Bailout Provision described on page 54. The 30 day period to discontinue initial Risk Control

Accounts as described here only applies to new Contracts where a portion of the initial Purchase Payment has been allocated to a Risk Control Account. The Bailout Provision applies if you allocated Contract Values to a Risk Control Account and the Index Rate Cap is set below the levels identified in your Contract.

ALLOCATING YOUR PURCHASE PAYMENT

Purchase Payment

If the application for a Contract is in Good Order, which includes our receipt of the initial Purchase Payment, we will issue the Contract on the Contract Issue Date. If the application is not in Good Order, we may retain the initial Purchase Payment for up to five Business Days while we attempt to complete the application. If the application is not complete at the end of the five Business Day period, we will inform you of the reason for the delay and the initial Purchase Payment will be returned immediately, unless you specifically consent to us retaining the Purchase Payment until the application is complete. Once the application is complete, we will allocate the initial Purchase Payment according to your allocation instructions.

The minimum initial Purchase Payment for a Non-Qualified or Qualified Contract is $5,000. Additional Purchase Payments can be made, but are not required. Each Additional Purchase Payment may not be less than $50 and must be received at our Administrative Office prior to the oldest Owner’s 95th birthday, or the oldest Annuitant’s 95th birthday if the Owner is a non-natural person. Additional Purchase Payments are not allowed on Traditional IRA Contracts after the Owner has reached age 70½. Purchase Payments that, in total, exceed $1 million require our prior approval. Multiple Contracts owned by the same individual where the sum of the Purchase Payments exceeds $1 million also require our prior approval.

We reserve the right, in our sole discretion, to refuse Additional Purchase Payments and to limit the amount and frequency of Additional Purchase Payments under the Contract or amounts that may be allocated to the Risk Control Accounts at any time. If we exercise this right it will limit your ability to make further investments in the Contract and increase Contract Values and the Death Benefit through additional Purchase Payments.

Purchase Payment Allocation

There are four Allocation Levels available under the Contract, among which you may allocate your Purchase Payments and Contract Value: Level C (Contract Allocation Level), Level V (Variable Subaccount Allocation Level), Level I (Index Allocation Level), and Level R (Risk Control Allocation Level). You must specify the percentage of your Purchase Payment to be allocated to each Allocation Level on the Contract Issue Date. The amount you direct to a particular Allocation Level must be in whole percentages from 0% to 100% of the Purchase Payment and your total allocation must equal 100% at each Allocation Level.

If the application for the Contract is in Good Order, we will allocate the portion of the initial Purchase Payment you designate for the Variable Subaccounts to the Subaccount(s) you have identified in your allocation instructions within two Business Days. If the application is not in Good Order and you are required to provide us with additional information that completes the application and we receive that information prior to the close of a Business Day, we will allocate the portion of the initial Purchase Payment you designate for the Variable Subaccounts that Business Day or the next Business Day according to your allocation instructions. If we receive the information after the close of the Business Day, we will allocate the portion of the initial Purchase Payment you designate for the Variable Subaccounts within the next two Business Days. We will allocate the portion of any additional Purchase Payment you designate for the Variable Subaccounts according to your allocation instructions on the Business Day we receive the Purchase Payment. We process Purchase Payments allocated to the Variable Subaccounts on a Business Day at the Accumulation Unit Values next determined for the Variable Subaccounts.

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The Risk Control Account portion of your initial Purchase Payment will be allocated to the Holding Account on your Contract Issue Date before it is transferred to the Risk Control Account. If there is one source of payment indicated on your application, the Holding Account Value will be transferred to the Risk Control Account(s) (according to the allocation instructions on file with us for Levels I and R) as of your initial Risk Control Account Start Date. Your initial Risk Control Account Start Date is the next available Risk Control Account Start Date following the Contract Issue Date (note: Risk Control Account Start Dates offered by the Company are the 10th and 25th of each month, or if a non-Business Day, the next Business Day). If there is more than one source of payment indicated on your application, the Holding Account Value will be transferred to the Risk Control Accounts (according to the allocation instructions on file with us for Levels I and R) as of the next available Risk Control Account Start Date following our receipt of all sources of payment. If all sources of payment are not received within the Multiple Source Waiting Period, the Holding Account Value will be transferred to the Risk Control Accounts (according to the allocation instructions on file with us for Levels I and R) as of the next available Risk Control Account Start Date following the last day of the Multiple Source Waiting Period. Any additional payments we receive after the last day of the Multiple Source Waiting Period will not be eligible to be added to the Risk Control Account. These funds will be treated as an additional Purchase Payment rather than an additional source of payment to establish a Risk Control Account. We will allocate any such additional Purchase Payments to the Variable Subaccounts according to the allocation instructions on file with us for Level V on the Business Day we receive the Purchase Payments. If there are no such allocation instructions on file with us or if you request that the additional Purchase Payment be allocated to the Risk Control Account, we will treat the request to allocate the additional Purchase Payment as not in Good Order and will return the additional Purchase Payment to you unless you provide Level V allocation instructions by 4:00 P.M. Eastern Time on the Business Day we receive the Purchase Payment.
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If there is no Risk Control Account in force, an additional Purchase Payment may be made in order to establish a Risk Control Account. However, if you exercised your right to discontinue your Risk Control Accounts, as described under “Getting Started – The Accumulation Period – Thirty Day Period to Discontinue Initial Risk Control Accounts,” a new Risk Control Account cannot be established for a period of 30 days. To establish a Risk Control Account, there must be at least five years until the Payout Date, and you must change your allocation instructions for Levels C, I and R to include Allocation Level percentages for the Risk Control Account Option and Risk Control Accounts. If these requirements have been met, we will allocate the portion of your Purchase Payment designated for the Risk Control Accounts to the Holding Account, and we will transfer your Holding Account Value to the Risk Control Accounts (according to your allocation instructions on file with us for Levels I and R) as of the next available Risk Control Account Start Date following our receipt of the Purchase Payment. If there are less than five years from the date we receive a Purchase Payment until the Payout Date, the Purchase Payment will be allocated to the Variable Subaccounts according to the allocation instructions on file with us for Level V on the Business Day we receive the Purchase Payment. If there are no such allocation instructions on file with us or if you request that the additional Purchase Payment be allocated to the Risk Control Account, we will treat the request to allocate the additional Purchase Payment as not in Good Order and will return the additional Purchase Payment to you unless you provide Level V allocation instructions by 4:00 P.M. Eastern Time on the Business Day we receive the Purchase Payment.

Once a Risk Control Account is in force, you may allocate additional Purchase Payments to the Risk Control Account during a specific period of time prior to the Risk Control Account Maturity Date. This period of time is defined as at least one Business Day, but no more than 30 days prior to a Risk Control Account Maturity Date. Any Purchase Payment we receive during this time will be allocated according to your allocation instructions on file with us for all four Allocation Levels. The portion of the Purchase Payment to be allocated to a Risk Control Account will first be allocated to the Holding Account. The Holding Account Value will be transferred to the Risk Control Accounts (according to the allocation instructions on file with us for Levels I and R) as of the Risk Control Account Maturity Date, which becomes the next Risk Control Account Start Date. Any Purchase Payments we receive outside of this period of time, either on a Risk Control Account Maturity Date, or more than 30 days prior to that date, will be allocated to the Variable Subaccounts according to the allocation instructions on file with us for Level V on the Business Day we receive the Purchase Payment.

Purchase Payments allocated to the Variable Subaccounts become part of the total Variable Subaccount Value, which fluctuates according to the investment performance of the selected Variable Subaccounts. Purchase Payments allocated to the Risk Control Accounts become part of the Risk Control Account Value and will reflect, in part, the investment performance of the reference Index(es), subject to the applicable Index Rate Caps and Index Rate Floors.

Transactions that are scheduled to occur on a day that the unit value for a Variable Subaccount or Risk Control Account is not available will be processed on the next Business Day at the Accumulation Unit Value for the Subaccount or Accumulation Credit Factor for the Risk Control Account next determined.

Express Portfolios

Certain model asset allocation portfolios or “Express Portfolios” are available to assist you in selecting investment options under the Contract. At the time you purchase the Contract, you may elect to allocate all of your Purchase Payments according to one of the Express Portfolios. Each Express Portfolio allocates your Purchase Payments among the Variable Subaccounts and Risk Control Accounts based on a specified allocation percentage for each investment option available under the Portfolio. Each Express Portfolio employs different investment styles and allocates Purchase Payments among investment options to match a specified level of risk tolerance (e.g., conservative, moderate and aggressive). You and your investment adviser can use an Express Portfolio as a tool to help select a menu of investment options under the Contract that matches your level of risk tolerance. There is no separate charge for selecting an Express Portfolio.

The Express Portfolios are only available on or before the Contract Issue Date. You may select only one Express Portfolio and you must allocate 100% of your initial Purchase Payment to that Express Portfolio. Each Express Portfolio contains several different investment options that in combination may create different degrees of exposure to market risks and corresponding opportunities for more potential growth while other combinations of investment options may offer different degrees of protection from market risks but lower growth potential. If you elect to invest according to one of the Express Portfolios, we will invest your initial Purchase Payment according to the specified allocation percentages of the Express Portfolio you selected.

If you make additional Purchase Payments, the Purchase Payments will be invested according to the allocation percentages of your Express Portfolio, subject to additional requirements described in the “Purchase Payment Allocation” section of this Prospectus. If you submit new allocation instructions after the Contract Issue Date, these instructions will replace your existing instructions and will terminate your participation in the Express Portfolio. Changes to instructions for the Variable Subaccounts will take effect on the date we receive the request. Changes to instructions for the Risk Control Accounts will take effect following our receipt of the request in Good Order either on the next Risk Control Account Anniversary or Risk Control Maturity Date, depending on the change requested. In either case, you will not be able to select a new Express Portfolio. However, you can always submit new allocation instructions that replicate the allocation percentages under an existing Express Portfolio.

If you are interested in the Express Portfolios, you should consult your investment adviser. In providing these Express Portfolios, we are not providing investment advice. You are responsible for determining which Express Portfolio is best for you. The Express Portfolios are an allocation tool, and investing by means of an Express Portfolio does not ensure a profit or protect against a loss. The compositions of the Express Portfolios may vary over time. The composition of the Express Portfolio you select will not change unless a Variable Subaccount or Risk Control Account option is discontinued, you terminate your Express Portfolio by amending your allocation instructions or you discontinue an Automatic Rebalance Program at levels C or V. We reserve the right to discontinue current Express Portfolios and making available new Express Portfolios in the future.

AUTOMATIC REBALANCE PROGRAM

During the Accumulation Period, we will automatically rebalance your Contract Value among the Risk Control Accounts and/or Variable Subaccounts on specified dates based on your most recent allocation instructions that we have on file. This means, for example, that if your allocation instructions require that 50% of your Contract Value be allocated to a Variable Subaccount and 50% of your Contract Value be allocated to a Risk Control Account, we will transfer your Contract Values between those Accounts so that 50% of your Contract Value is allocated to both the Variable Subaccount and Risk Control Account following the transfer. Transfers that occur as a result of rebalancing will not count towards the 12 transfers we allow each Contract Year without assessing a transfer fee.

Rebalancing at Level C (between Variable Subaccounts and Risk Control Accounts) will occur as of each Risk Control Account Maturity Date (which is five years after the Risk Control Account Start Date). This rebalancing will occur according to the allocation instructions on file with us, unless there is no Risk Control Account Value, you elect to discontinue rebalancing by Authorized Request, or you have requested to transfer value which results in rebalancing being discontinued at Levels C and V (among Variable Subaccounts) as of each Risk Control Account Maturity Date.

You may change your allocation instructions for Level C prior to rebalancing on a Risk Control Account Maturity Date by Authorized Request, subject to the requirements described under the “Risk Control Account Option – Risk Control Account Maturity Date” section in this Prospectus. Your Authorized Request to change your allocation instructions must be received at least one Business Day prior to the Risk Control Account Maturity Date to take effect as of that date. If we are not notified at least one Business Day prior to the Risk Control Account Maturity Date, the request will not be in Good Order and no transfer will occur based on such request.

Rebalancing at Level V will occur as of each Contract Anniversary according to the allocation instructions on file with us, unless there is no Variable Subaccount Value. Rebalancing at Level V will also occur as of each Risk Control Account Maturity Date according to the allocation instructions on file with us, unless there is no Variable Subaccount Value or you have requested to transfer value which results in rebalancing being discontinued at Levels C and V as of each Risk Control Account Maturity Date. If rebalancing is discontinued, you may elect to reinstate rebalancing at Level C by Authorized Request, which will also reinstate rebalancing at Level V. Your Authorized Request to reinstate rebalancing must be received at least one Business Day prior to the Risk Control Account Maturity Date to take effect as of that date. If we are not notified at least one Business Day prior to the Risk Control Account Maturity Date, rebalancing at Level C will not occur until the next Risk Control Account Maturity Date.

You may change your allocation instructions for Level V at any time by Authorized Request, including prior to rebalancing on a Contract Anniversary or a Risk Control Account Maturity Date. A change to your Level V allocation instructions will take effect as of the Business Day that we receive the request in Good Order, unless otherwise specified by you.

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Rebalancing at Level I (between Risk Controls Accounts with different reference Indices) will occur as of each Risk Control Account Maturity Date (which is five years after the Risk Control Account Start Date) according to the allocation instructions on file with us. Rebalancing at Level I will not occur if your Risk Control Account Value and allocation instructions are not split between Indices or there is no Risk Control Account Value.
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You may change your allocation instructions for Level I prior to rebalancing on a Risk Control Account Maturity Date by Authorized Request, subject to the requirements described under the “Risk Control Account Option – Risk Control Account Maturity Date” section in this Prospectus. Your Authorized Request to change your allocation instructions must be received at least one Business Day prior to the Risk Control Account Maturity Date to take effect as of that date. If we are not notified at least one Business Day prior to the Risk Control Account Maturity Date, the request will not be in Good Order and no transfer will occur based on such request.

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Rebalancing at Level R (between Risk Controls Accounts with the same reference Index) will occur as of each Risk Control Account Anniversary according to the allocation instructions on file with us. Rebalancing at Level R will not occur if your Risk Control Account Value and allocation instructions are not split between Risk Control Accounts with the same reference Index or there is no Risk Control Account Value.
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You may change your allocation instructions for Level R prior to rebalancing on a Risk Control Account Anniversary by Authorized Request. Your request to change your allocation instructions must be received at our Administrative Office at least one Business Day prior to a Risk Control Account Anniversary for the instructions to take effect prior to rebalancing. If we do not receive your request at least one Business Day prior to a Risk Control Account Anniversary, your change in allocation instructions will not be effective until after that Risk Control Account Anniversary and after rebalancing has taken place. If you change your allocation instructions by Authorized Request and there is no Risk Control Account in force, a change to your allocation instructions for the applicable Allocation Levels will be required to establish a Risk Control Account. However, if there is no Risk Control Account in force because you exercised your right to discontinue your Risk Control Accounts, as described under “Getting Started – The Accumulation Period – Thirty Day Period to Discontinue Initial Risk Control Accounts,” you will not be allowed to change your allocation instructions to establish a Risk Control Account for at least 30 days.

Please note that at any time the Index Rate Cap for your Risk Control Account is less than the rate specified in the Bailout Provision (as shown on your Contract Data Page), we may, at our discretion, restrict transfers into that Risk Control Account and may not reallocate your Contract Value between Risk Control Accounts under the Automatic Rebalance Program. See “Access to Your Money – Bailout Provision” for more details.

CONTRACT VALUE

On the Contract Issue Date, your Contract Value equals the initial Purchase Payment. After the Contract Issue Date, during the Accumulation Period, your Contract Value will equal the total Risk Control Account Value, plus the total Variable Subaccount Value, plus the Holding Account Value.

TRANSFERS

Transfers between Risk Control Accounts and/or Variable Subaccounts will occur automatically under the Automatic Rebalance Program. In addition, by Authorized Request, you may also transfer value:

•	Between Variable Subaccounts on any Business Day;

•	Between Risk Control Accounts with the same reference Index as of a Risk Control Account Anniversary;

•	From Risk Control Accounts to Variable Subaccounts under the Thirty Day Period to Discontinue Initial Risk Control Account;

•	Between Risk Control Accounts or between Risk Control Accounts and Variable Subaccounts as of a Risk Control Account Maturity Date; and

•	From a Variable Subaccount to a Risk Control Account as of the next available Risk Control Account Start Date if there is no Risk Control Account in force.

You may also make a transfer under the Bailout Provision, as described in “Access to Your Money – Bailout Provision.”

Transfer requests must be in Good Order. Fund allocation changes and transfers are permitted by telephone, internet or writing. Transfer requests received at our Administrative Office in Good Order on a

Business Day prior to close of the New York Stock Exchange (usually, 4:00 P.M. Eastern Time) will be processed as of the end of that Business Day. Additionally, the Authorized Request for transfer must be received in our Administrative Office prior to the Payout Date. We reserve the right to impose a transfer fee, which, if imposed, will be deducted from the Variable Subaccount or Risk Control Account from which the transfer is made. If a transfer is made from more than one Variable Subaccount or Risk Control Account at the same time, the transfer fee will be deducted Pro Rata from the value in the Variable Subaccounts and/or Risk Control Accounts. We reserve the right to modify, suspend or terminate the transfer privilege for any Contract or series of Contracts at any time for any reason.

If there is no Risk Control Account in force, you may request to transfer value from a Variable Subaccount in order to establish a Risk Control Account by Authorized Request. However, if you exercised your right to discontinue your Risk Control Accounts, as described under “Getting Started – The Accumulation Period – Thirty Day Period to Discontinue Initial Risk Control Accounts,” a new Risk Control Account cannot be established for a period of 30 days.

To establish one or more Risk Control Accounts, there must be at least five years from the Risk Control Account Start Date until the Payout Date. You must also provide allocation instructions for Levels I and R by Authorized Request at least one Business Day prior to a Risk Control Account Start Date to be effective as of that Risk Control Account Start Date. Allocation instructions received on a Risk Control Account Start Date will be effective as of the next available Risk Control Account Start Date. If these requirements are met, the transfer will occur on a Pro Rata basis from the Variable Subaccounts as of the next available Risk Control Account Start Date. The Variable Subaccount Value transferred to a Risk Control Account will be allocated according to the allocation percentages on file with us for Levels I and R.

If there are less than five years until the Payout Date, transfers to a Risk Control Account will not be allowed. In addition, if your allocation instructions are not in Good Order, no transfer will occur until you provide allocation instructions that are in Good Order.

VARIABLE SUBACCOUNT OPTION

The Variable Separate Account is a segregated investment account to which we allocate certain assets and liabilities attributable to those variable annuity contracts that offer Variable Subaccounts. The Variable Separate Account is registered with the SEC as a unit investment trust under the 1940 Act and was formed on June 8, 2015. We own the assets of the Variable Separate Account and value the assets of the Variable Separate Account each Business Day. The obligations under the Contracts, including obligations related to the Variable Separate Account, are obligations of the Company.

The portion of the assets of the Variable Separate Account equal to the reserves and other liabilities of the Contracts supported by the Variable Separate Account will not be charged with liabilities arising from any other business that we may conduct. We have the right to transfer to our General Account any assets of the Variable Separate Account that are in excess of such reserves and other Contract liabilities. The income, gains and losses, realized or unrealized, from the assets allocated to the Variable Separate Account will be credited to or charged against the Variable Separate Account, without regard to our other income, gains or losses.

The Variable Separate Account is divided into Variable Subaccounts. Each Variable Subaccount invests its assets solely in the shares or units of designated Funds of underlying investment companies. Purchase Payments allocated and transfers to a Variable Subaccount are invested in the Fund supporting that Variable Subaccount.

This prospectus is accompanied by a current prospectus for each Fund underlying a Variable Subaccount. You should read the Fund prospectuses carefully before investing.

Subject to obtaining approval or consent required by applicable law, we reserve the right to:

•	Combine the Variable Separate Account with any other variable separate accounts that are also registered as unit investment trusts under the 1940 Act;

•	Eliminate or combine any Variable Subaccounts and transfer the assets of any Variable Subaccount to any other Variable Subaccount;

•	Add new Variable Subaccounts and make such Variable Subaccounts available to any series of contracts as we deem appropriate;

•	Close certain Variable Subaccounts to the allocation of Purchase Payments or transfer of Contract Value;

•
Add new Funds or remove existing Funds; substitute a different Fund for any existing Fund, if shares or units of a Fund are no longer available for investment or if we determine that investment in a Fund is no longer appropriate;

•	Deregister the Variable Separate Account under the 1940 Act if such registration is no longer required;

•
Operate the Variable Separate Account as a management investment company under the 1940 Act (including managing the Variable Separate Account under the direction of a committee) or in any other form permitted by law;

•	Restrict or eliminate any voting rights of Owners or other persons having such rights as to the Variable Separate Account; and

•	Make any other changes to the Variable Separate Account or its operations as may be required by the 1940 Act or other applicable law or regulations.

In the event of any substitution or other change, we may make changes to the Contract as may be necessary or appropriate to reflect such substitution or other change.

Funds

The investment objectives and policies of each Fund in which the Variable Subaccounts invest are summarized below. We select the Funds based on several criteria, including asset class coverage, the strength of the investment adviser’s or subadviser’s reputation and tenure, brand recognition, performance, fees, and the capability and qualification of each investment firm. Another factor we consider during the selection process is whether the Fund, its investment adviser, its subadviser(s), or an affiliate will compensate us or our affiliates, as described below under “Servicing Fees and Other Fund-Related Payments” and “Distribution of the Contract.” We review the Funds periodically and may remove or limit a Fund’s availability to new purchase payments and/or transfers of Variable Subaccount Value if we determine that the Fund no longer meets one or more of the selection criteria, and/or if the Fund has not attracted significant allocations from Owners.

Owners, through their indirect investment in the Funds, bear the costs of: (i) investment advisory or management fees that the Funds pay their respective investment advisers, and in some cases, subadvisers (see the Funds’ prospectuses for more information); (ii), administrative fees; (iii) 12b-1 service fees; and (iv) other expenses. As discussed above, an investment adviser or subadviser to a Fund, or its affiliates, may make payments to us and/or certain of our affiliates. These payments may be derived, in whole or in part, from the advisory (and in some cases, subadvisory) or other fees deducted from Fund assets.

From time to time, the Funds may reorganize or merge with other mutual funds. If that occurs, we will process any instructions to allocate to the Variable Subaccount investing in the merged Fund post-merger instead to the Variable Subaccount investing in the surviving Fund.

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

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Invesco V.I. Global Real Estate Fund (Series I). The Fund seeks total return through growth of capital and current income. The Fund invests, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes) in securities of real estate and real estate-related issuers, and in derivatives and other instruments that have economic characteristics similar to such securities. The Fund invests primarily in real estate investment trusts (REITS) and equity securities (including common and preferred stock, convertible securities) of domestic and foreign issuers. Under normal circumstances, the fund will provide exposure to investments that are economically tied to at least three different countries, including the U.S. The Fund may invest up to 20% of its net assets in securities of issuers located in emerging market countries, i.e., those that are in the early stages of their industrial cycles.

Invesco V.I. Small Cap Equity Fund (Series I). The Fund seeks long-term growth of capital. The Fund invests, under normal circumstances, at least 80% of its net assets (plus any borrowings for investment purposes) in equity securities of small-capitalization issuers. The principal type of equity securities in which the Fund invests is common stock. The Fund considers an issuer to be a small-capitalization issuer if it has a market capitalization, at the time of purchase, no larger than the largest capitalized issuer included in the Russell 2000® Index. The Fund may also invest up to 25% of its net assets in foreign securities.

Invesco Advisers, Inc. serves as the investment adviser to Invesco V.I. Global Real Estate Fund and Invesco V.I. Small Cap Equity Fund. Invesco Asset Management Limited serves as investment sub-adviser for Invesco V.I. Global Real Estate Fund.
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American Funds Insurance Series®

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American Funds IS Asset Allocation Fund 1 (Class 1). The Fund seeks high total return (including income and capital gains) consistent with preservation of capital over the long term. The Fund varies its mix of equity securities, debt securities and money market instruments. Under normal market conditions, its investment adviser expects (but is not required) to maintain an investment mix falling within the following ranges: 40%-80% in equity securities, 20%-50% in debt securities and 0%-40% in money market instruments.

American Funds IS Bond Fund (Class 1). The Fund seeks to provide as high a level of current income as is consistent with the preservation of capital. The Fund seeks to maximize the level of current income and preserve capital by investing primarily in bonds. Normally, it invests at least 80% of its assets in bonds and other debt securities which may be represented by other investment instruments, including derivatives. The Fund invests at least 65% of its assets in investment-grade debt securities rated Baaa3 or better or BBB- or by Nationally Recognized Statistical Rating Organizations, or NRSRO’s, or unrated but determined to be of equivalent quality by the fund’s investment adviser), including cash and cash equivalents, securities issued and guaranteed by the U.S. and other governments, and securities backed by mortgages and other assets. It may invest up to 35% of its assets in debt securities rated Ba1 or below by NRSROs or unrated but determined by the fund’s investment adviser to be of equivalent quality. Such securities are sometimes referred to as “junk bonds”. The Fund may invest in debt securities of issuers domiciled outside the United States including in emerging markets.

American Funds IS Growth Fund (Class 1). The Fund seeks growth of capital. The Fund invests primarily in common stocks and seeks to invest in companies that appear to offer superior opportunities for growth of capital. It may invest up to 25% of its assets in common stocks and other securities of issuers domiciled outside the United States.
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American Funds IS High-Income Bond Fund (Class 1). The Fund seeks to provide a high level of current income; capital appreciation is the secondary consideration. The Fund invests primarily in higher yielding and generally lower quality debt securities (rated Ba1 or below or BB+ or below by NRSDOs or unrated but determined by the fund’s investment adviser to be of equivalent quality), including corporate loan obligations. Such securities are sometimes referred to as “junk bonds” and may be represented by other investment instruments, including derivatives. It is designed for investors seeking a high level of current income and who are able to tolerate greater credit risk and price fluctuations than those that exist in funds investing in higher quality debt securities.

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American Funds IS International Fund (Class 1). The Fund seeks to provide long-term growth of capital. The Fund invests primarily in common stocks of companies domiciled outside the United States, including companies domiciled in developing countries, that the investment adviser believes have the potential for growth.
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Capital Research and Management Company serves as the investment adviser to the American Funds Insurance Series.

BlackRock Variable Series Funds, Inc.

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BlackRock Global Allocation V.I. Fund (Class I). The Fund seeks high total investment return. The Fund invests in a portfolio of equity, debt and money market securities. Generally, its portfolio will include both equity and debt securities. In selecting equity investments, the Fund mainly seeks securities that the adviser believes are undervalued. The Fund may buy debt securities of varying maturities, debt securities paying a fixed or fluctuating rate of interest, and debt securities of any kind. It may invest up to 35% of its total assets in “junk bonds,” corporate loans and distressed securities. The Fund may also invest in real estate investment trusts and securities related to real assets.
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BlackRock Advisors, LLC serves as the investment adviser to BlackRock Global Allocation V.I.I.

Columbia Threadneedle Investments

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Columbia VP Emerging Markets Bond Fund (Class 1). The Fund seeks to provide shareholders with high total return through current income and, secondarily, through capital appreciation. Under normal circumstances, at least 80% of the Fund’s net assets will be invested in fixed income securities of issuers that are located in emerging markets countries, or that earn 50% or more of their total revenues from goods or services produced in emerging markets countries or from sales made in emerging markets countries. It may invest 25% or more of its total assets in the securities of foreign governmental and corporate entities located in the same country. The Fund is non-diversified.
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Columbia Management Investment Advisers, LLC serves as the investment adviser to Columbia VP Emerging Markets Bond 1.

DFA Investment Dimensions Group Inc.

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DFA VA International Small Portfolio. The Fund seeks long-term capital appreciation. The Fund, using a market capitalization weighted approach, purchases securities of (i) Japanese small companies; (ii) United Kingdom small companies; (iii) small companies organized under the laws of certain European countries; (iv) small companies associated with Australia, New Zealand and Pacific Rim Asian countries; and (v) Canadian small companies. It may have some exposure to small cap equity securities associated with other countries or regions.
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DFA VA International Value Portfolio. The Fund seeks long-term capital appreciation. The Fund, using a market capitalization weighted approach, purchases securities of large non-U.S. companies in countries with developed markets that the investment adviser determines to be value stocks. It may gain exposure to companies associated with approved markets by purchasing equity securities in the form of depositary receipts, which may be listed or traded outside the issuer’s domicile country.

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DFA VA US Large Value Portfolio. The Fund seeks long-term capital appreciation. The Fund, using a market capitalization weighted approach, purchases a broad and diverse group of readily marketable securities of large U.S. companies that the investment adviser determines to be value stocks. As a non-fundamental policy, under normal circumstances, it will invest at least 80% of its net assets in securities of large cap U.S. companies. The Fund may use derivatives, such as futures contracts and options on futures contracts on U.S. equity securities and indices, to adjust equity market exposure based on actual or expected cash inflows to or outflows from the Portfolio.

DFA VA US Targeted Value Portfolio. The Fund seeks long-term capital appreciation. The Fund, using a market capitalization weighted approach, purchases a broad and diverse group of readily marketable securities of U.S. small and mid-cap companies that the investment adviser determines to be value stocks. As a non-fundamental policy, under normal circumstances, it will invest at least 80% of its net assets in securities of U.S. companies. The Fund may use derivatives, such as futures contracts and options on futures contracts on U.S. equity securities and indices, to adjust equity market exposure based on actual or expected cash inflows to or outflows from the Fund.
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Dimensional Fund Advisors LP serves as the investment adviser to the DFA Investment Dimensions Group Inc.

Dreyfus Variable Investment Fund

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Dreyfus VIF Quality Bond Portfolio (Initial). The Fund seeks to maximize total return, consisting of capital appreciation and current income. To pursue its goal, the Fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in bonds. It may invest up to 10% of its net assets in bonds issued by foreign issuers that are denominated in foreign currencies, and up to 20% of its net assets in bonds issued by foreign issuers whether denominated in U.S. dollars or in a foreign currency.
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The Dreyfus Corporation serves at the investment adviser to the Dreyfus Variable Investment Fund.

Franklin Templeton Variable Insurance Products Trust

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Templeton Foreign VIP Fund (Class 1). The investment seeks long-term capital growth. The Fund invests at least 80% of its net assets in investments of issuers located outside the U.S., including those in emerging markets. It invests predominantly in equity securities, primarily to predominantly in common stock. While there are no set percentage targets, the Fund invests predominantly in large to medium capitalization companies and may invest a portion in smaller companies. The fund also invests in American, European and Global Depository Receipts. It may have significant positions in particular countries or sectors.

Templeton Global Bond VIP Fund (Class 1). The Fund seeks high current income, consistent with preservation of capital, capital appreciation is a secondary objective. Under normal market conditions, the Fund invests at least 80% of its net assets in “bonds.” Bonds include debt securities of any maturity, such as bonds, notes, bills and debentures. The Fund invests predominantly in bonds issued by governments, government-related entities and government agencies located around the world. Under normal market conditions, the investment adviser expects to invest at least 40% of its net assets in foreign securities, and may invest without limit in emerging or developing markets. It is non-diversified Fund.

Templeton Investment Counsel, LLC serves as the investment adviser to Templeton Foreign VIP Fund. Franklin Advisors, Inc. serves as the investment adviser to the Templeton Global Bond VIP Fund.

Goldman Sachs Variable Insurance Trust
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Goldman Sachs VIT Core Fixed Income Trust (Institutional). The Fund seeks a total return consisting of capital appreciation and income that exceeds the total return of the Barclays U.S. Aggregate Bond Index. The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes in fixed income securities, including securities issued or guaranteed by the U.S.

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government, its agencies, instrumentalities or sponsored enterprises, corporate debt securities, privately issued adjustable rate and fixed rate mortgage loans or other mortgage-related securities and asset-backed securities.
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Goldman Sachs Asset Management, L.P. serves as the investment adviser to Goldman Sachs VIT Core Fixed Income Trust.

Lazard Retirement Series, Inc.

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Lazard Retirement Emerging Markets Equity Portfolio (Investor). The Fund seeks long-term capital appreciation. The Fund invests primarily in equity securities, principally common stocks, of non-U.S. companies whose principal activities are located in emerging market countries and that the Investment Manager believes are undervalued based on their earnings, cash flow or asset values. Under normal circumstances, it invests at least 80% of its assets in equity securities of companies whose principal business activities are located in emerging market countries.

Lazard Asset Management LLC serves as the investment adviser to Lazard Retirement Emerging Markets Equity Portfolio.
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MFS® Variable Insurance Trust

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MFS® Total Return Bond Series (Initial Class). The Fund seeks total return with an emphasis on current income, but also considering capital appreciation. The Fund normally invests at least 80% of its net assets in debt instruments. Debt instruments include corporate bonds, U.S. government securities, foreign government securities, asset-backed securities, municipal instruments, and other obligations to repay money borrowed. The Fund primarily invests in investment grade quality debt instruments, but may also invest in below investment grade quality debt instruments. The Fund may invest in foreign securities. While the Fund may use derivatives for any investment purpose, to the extent the Fund uses derivatives, the Fund expects to use derivatives primarily to increase or decrease exposure to a particular market, segment of the market, or security, to increase or decrease interest rate or currency exposure, or as alternatives to direct investments. Derivatives include futures, forward contracts, options, structured securities, and swaps.

MFS® Utilities Series (Initial Class). The Fund seeks total return. The Fund normally invests at least 80% of net assets in securities of issuers in the utilities industry. Issuers in the utilities industry include issuers engaged in the manufacture, production, generation, transmission, sale or distribution of electric, gas or other types of energy, and issuers engaged in telecommunications, including wireless, telephone, and cable (but not engaged in public broadcasting). The Fund primarily invests in equity securities, but may also invest in debt instruments, including below investment grade quality debt instruments. The Fund may invest in companies of any size. The Fund invests in U.S. and foreign securities, including emerging market securities. The Fund may invest a large percentage of its assets in issuers in a single country, a small number of countries, or a particular geographic region. While the Fund may use derivatives for any investment purpose, the Fund expects to use derivatives primarily to increase or decrease currency exposure. Derivatives include futures, forward contracts, options, and swaps.

MFS® Value Series (Initial Class). The Fund seeks capital appreciation. The Fund normally invests its assets primarily in equity securities. Equity securities include common stocks and other securities that represent an ownership interest (or right to acquire an ownership interest) in a company or other issuer. The Fund focuses on investing in the stocks of companies believed to be undervalued compared to their perceived worth (value companies). While the Fund may invest in companies of any size, the Fund primarily invests in companies with large capitalizations. The Fund may invest in foreign securities.
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MFS® Variable Insurance Trust III

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MFS® Blended Research® Small Cap Equity Portfolio (Initial Class). The Fund seeks capital appreciation. The Fund normally invests at least 80% of its net assets in equity securities of issuers with small market capitalizations. The Fund generally defines small market capitalization issuers as issuers with market capitalizations similar to those of issuers included in the Russell 2000® Index (the “Index”) over the last 13 months at the time of purchase. Equity securities include common stocks, real estate investment trusts (REITs), and other securities that represent an ownership interest (or right to acquire an ownership interest) in a company or other issuer. The Fund may invest foreign securities. Investments for the Fund are selected primarily based on blending fundamental and quantitative research. The Fund normally allocates its investments across different industries and sectors, but it may invest a significant percentage of Fund assets in issuers in a single or small number of industries or sectors. The Fund uses fundamental analysis of individual issuers to determine a fundamental rating for an issuer. The Fund uses quantitative analysis to determine a quantitative rating for an issuer. When quantitative research is available but fundamental research is not available, the Fund considers the issuer to have a neutral fundamental rating. The Fund constructs the portfolio by considering the blended rating from combining the fundamental rating and the quantitative rating, issuer, industry, and sector weightings, market capitalization, volatility, and other factors. The Fund’s goal is to construct an actively managed portfolio with a target predicted tracking error of approximately 3% compared to the Index.

Massachusetts Financial Services Company serves as the investment adviser to MFS® Total Return Bond Series, MFS® Utilities Series, MFS® Value Series, and MFS® VIT Blended Research® Small Cap Equity Portfolio.
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Morgan Stanley

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Morgan Stanley Variable Insurance Fund, Inc. Global Infrastructure Portfolio (Class I). The Fund seeks both capital appreciation and current income. The Fund normally invests at least 80% of its assets in equity securities issued by companies located throughout the world that are engaged in the infrastructure business. It may invest up to 100% of its net assets in foreign securities, which may include emerging market securities. Under normal market conditions, the Fund invests at least 40% of its assets in the securities of issuers located outside of the United States. It is non-diversified.

Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio (Class I). The Fund seeks long-term capital appreciation by investing primarily in growth-oriented equity securities of large capitalization companies. The Fund invests primarily in established and emerging companies with market capitalizations of generally $10 billion or more that the Fund’s investment adviser believes exhibit, among other things, rising returns on invested capital, above average business visibility, strong free cash flow and compelling business strategies. Its equity investments may include common and preferred stocks, convertible securities and equity-linked securities, rights and warrants to purchase common stocks, depositary receipts, exchange-traded funds, limited partnership interests and other specialty securities having equity features. The Fund may invest in privately placed and restricted securities. It may invest up to 25% of the Fund’s net assets in foreign securities including emerging market securities classified as American Depository Receipts, Global Depository Receipts, American Depository Shares or Global Depository Shares, foreign U.S. dollar denominated securities that are traded on a U.S. Exchange or local shares of non-U.S. issuers.

Morgan Stanley Investment Management Inc. serves as the investment adviser to the Morgan Stanley Variable Insurance Fund, Inc. Global Infrastructure Portfolio and the Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio.
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Oppenheimer Variable Account Funds
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Oppenheimer International Growth Fund/VA (Non-Service Shares). The Fund seeks capital appreciation. The Fund will invest at least 65% of its total assets in equity securities of issuers that are domiciled or that have their primary operations in at least three different countries outside of the United States and may invest 100% of its total assets in foreign companies. It mainly invests in “growth companies,” which are companies whose earnings and stock prices are expected to increase at a faster rate than the overall market. The Fund may invest up to 25% of its total assets in emerging markets. It can also use derivative instruments, such as options, futures, forwards and swaps.

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OFI Global Asset Management, Inc. serves as the investment adviser, and OppenheimerFunds, Inc., is the sub-adviser, to Oppenheimer International Growth Fund/VA.
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PIMCO Variable Insurance Trust

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PIMCO CommodityRealReturn® Strategy Portfolio (Institutional Class). The Fund seeks maximum real return, consistent with prudent investment management. The Fund invests under normal circumstances in commodity-linked derivative instruments backed by a portfolio of inflation-indexed securities and other Fixed Income Instruments. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. “Real Return” equals total return less the estimated cost of inflation, which is typically measured by the change in an official inflation measure. Commodity-linked derivative instruments, include commodity index-linked notes, swap agreements, commodity options, futures and options on futures, that provide exposure to the investment returns of the commodities markets, without investing directly in physical commodities. Commodities are assets that have tangible properties, such as oil, metals, and agricultural products. The Fund may also invest in common and preferred stocks as well as convertible securities of issuers in commodity-related industries.

PIMCO VIT All Asset Portfolio (Institutional Class).* The Fund seeks maximum real return consistent with preservation of capital and prudent investment management. The Fund invests under normal circumstances substantially all of its assets in the least expensive class shares of any actively managed or smart beta funds (including mutual funds or exchange-traded funds) of the PIMCO Funds, PIMCO ETF Trust or PIMCO Equity Series, each an affiliated open-end investment company, except funds of funds, (collectively, “Underlying PIMCO Funds”). The Fund invests its assets in shares of the Underlying PIMCO Funds and does not invest directly in stocks or bonds of other issuers. Research Affiliates, LLC, the Fund’s asset allocation sub-adviser, determines how the Fund allocates and reallocates its assets among the Underlying PIMCO Funds. In doing so, the asset allocation sub-adviser seeks concurrent exposure to a broad spectrum of asset classes.

PIMCO VIT Real Return Portfolio (Institutional Class). The Fund seeks maximum real return consistent with preservation of capital and prudent investment management. The Fund invests under normal circumstances at least 80% of its net assets in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities and corporations, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements. Assets not invested in inflation-indexed bonds may be invested in other types of Fixed Income Instruments. “Fixed Income Instruments” include bonds, debt securities and other similar instruments issued by various U.S. and non- U.S. public- or private-sector entities.
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PIMCO serves as the investment adviser to the PIMCO Variable Insurance Trust.

*The Fund operates as a fund of funds.

Putnam Variable Trust

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Putnam VT High Yield Fund (IA). The Fund seeks high current income. Capital Growth is a secondary goal when consistent with achieving high current income. The Fund invests mainly in bonds that are obligations of U.S. companies, are below-investment-grade in quality (sometimes referred to as “junk bonds”), and have intermediate-term to long-term maturities (three years or longer). The Fund may invest in other debt instruments, including loans. Under normal circumstances, we invest at least 80% of the fund’s net assets in securities rated below-investment-grade. Under normal circumstances, we invest at least 80% of the fund’s net assets in securities rated below-investment grade. The Fund may also use derivatives, such as futures, options, warrants and swap contracts, for both hedging and non-hedging purposes.

Putnam Investment Management, LLC serves at the investment adviser to the Putnam VT High Yield Fund.
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T. Rowe Price Equity Series, Inc.

T. Rowe Price Blue Chip Growth Portfolio. The Fund seeks to provide long-term capital growth; income is a secondary objective. The Fund normally invests at least 80% of its net assets (including any borrowings for investment purposes) in the common stocks of large-and medium-sized blue chip growth companies. It focuses on companies with leading market positions, seasoned management, and strong financial fundamentals. The Fund may invest in foreign stocks in keeping with the Fund’s objectives. It may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into more promising opportunities.

T. Rowe Price Associates serves as the investment adviser to the T. Rowe Price Blue Chip Growth Portfolio.

Northern Lights Variable Trust

TOPS® Aggressive Growth ETF Portfolio (Class 1).* The Fund seeks capital appreciation. The Fund employs a fund-of-funds structure that invests, under normal market conditions, at least 80% of its assets in exchange-traded funds. The exchange-traded funds included in the Fund invest primarily in securities representing one of the following asset classes: common and preferred stocks; real estate investment trusts; and natural resource-related securities.

TOPS® Balanced ETF Portfolio (Class 1).* The Fund seeks income and capital appreciation. The Fund employs a fund-of-funds structure that invests, under normal market conditions, at least 80% of its assets in exchange-traded funds. The exchange-traded funds included in the Fund invest primarily in securities representing one of the following asset classes: government fixed income securities; corporate fixed income securities; common and preferred stocks; real estate investment trusts; and natural resource-related securities.

TOPS® Conservative ETF Portfolio (Class 1).* The Fund seeks to preserve capital and provide moderate income and moderate capital appreciation. The Fund employs a fund-of-funds structure that invests, under normal market conditions, at least 80% of its assets in exchange-traded funds. The exchange-traded funds included in the Fund invest primarily in securities representing one of the following asset classes: government fixed income securities; corporate fixed income securities; common and preferred stocks; real estate investment trusts; and natural resource-related securities.

TOPS® Growth ETF Portfolio (Class 1).* The Fund seeks capital appreciation. The Fund employs a fund-of-funds structure that invests, under normal market conditions, at least 80% of its assets in exchange-traded funds. The exchange-traded funds included in the Fund invest primarily in securities representing one of the following asset classes: government fixed income securities; corporate fixed income securities; common and preferred stocks; real estate investment trusts; and natural resource-related securities.

TOPS® Moderate Growth ETF Portfolio (Class 1).* The Fund seeks capital appreciation. The Fund employs a fund-of-funds structure that invests, under normal market conditions, at least 80% of its assets in exchange-traded funds. The exchange-traded funds included in the Fund invest primarily in securities representing one of the following asset classes: government fixed income securities; corporate fixed income securities; common and preferred stocks; real estate investment trusts; and natural resource-related securities.

ValMark Advisers, Inc. serves as the investment adviser to TOPS® Aggressive Growth ETF Portfolio, TOPS® Balanced ETF Portfolio, TOPS® Conservative ETF Portfolio, TOPS® Growth ETF Portfolio, and TOPS® Moderate Growth ETF Portfolio.

*The Fund operates as a fund of funds.

Vanguard Variable Insurance Fund

Vanguard VIF Capital Growth Portfolio. The portfolio seeks long-term capital appreciation, using a fundamental approach to invest in growth-oriented companies at attractive valuation levels. The portfolio has flexibility to invest across all industry sectors and market capitalizations, although holdings are generally large- and mid-cap stocks. The portfolio tends to focus on cyclically out-of-favor industries, seeking to identify companies with long-term growth potential overlooked by the market. The portfolio’s three managers rely almost exclusively on independent research. Each manager is responsible for a separate subportfolio and has autonomy to implement his best ideas. The managers anticipate holding companies for at least three to five years, resulting in low turnover. The portfolio may be relatively concentrated, with the top ten holdings often representing 30%–40% of assets.

Vanguard VIF Diversified Value Portfolio. The portfolio seeks long-term capital appreciation and income growth, with reasonable current income. The portfolio’s advisor, Barrow, Hanley, Mewhinney & Strauss, LLC, uses in-depth fundamental research and valuation forecasts to identify large- and mid-capitalization stocks with strong fundamentals and price appreciation potential. The firm typically invests in securities with below-average price/earnings and price/book value ratios and above-average current yield. Earnings forecasts, based on Barrow, Hanley’s experience and analysis, drive dividend-discount and relative-return valuation models that are key to security selection.

Vanguard VIF Equity Index Portfolio. The portfolio seeks to track the investment performance of the Standard & Poor’s 500 Index, an unmanaged benchmark representing U.S. large-capitalization stocks. Using full replication, the portfolio holds all stocks in the same capitalization weighting as the index. The experience and stability of Vanguard’s Equity Index Group have permitted continuous refinement of techniques for reducing tracking error. The group uses proprietary software to implement trading decisions that accommodate cash flow and maintain close correlation with index characteristics. Vanguard’s refined indexing process, combined with low management fees and efficient trading, has provided tight tracking net of expenses.

Vanguard VIF High Yield Bond Portfolio. The portfolio seeks a high and sustainable level of current income by investing primarily in below-investment-grade corporate securities offering attractive yields. The portfolio emphasizes higher credit quality and lower risk than are typical of other high-yield funds. Using a long-term, fundamental process, the advisor applies intensive credit analysis to identify high-yielding companies with stable or improving prospects. The portfolio maintains broad diversification in its below-investment-grade holdings. It also holds investment-grade issues suffering from near-term weakness and U.S. Treasury bonds. The advisor’s strategy seeks to reduce default risk and limit capital depreciation potential. The resulting portfolio generally has a lower yield-to-maturity, higher average credit quality, and lower volatility than the Bloomberg Barclays U.S. Corporate High Yield Bond Index. The portfolio purchases securities paying cash coupons and avoids zero-coupon or pay-in-kind bonds.

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Vanguard VIF International Portfolio. The portfolio seeks long-term capital appreciation through broadly diversified exposure to the major equity markets outside the United States. The fund’s advisors employ fundamental research to construct portfolios of growth stocks in developed and emerging markets. The
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advisors use fundamental research to identify high-quality companies with above-average growth potential in countries around the world. The fund’s multimanager structure—two advisors managing independent subportfolios —increases diversification. In addition, Vanguard may invest the fund’s cash flows in equity index futures and/or exchange-traded funds to manage liquidity needs while ensuring that the fund remains fully invested.
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Vanguard VIF Mid-Cap Index Portfolio. The portfolio seeks to track the investment performance of the CRSP US Mid Cap Index, an unmanaged benchmark representing medium-size U.S. firms. Using full replication, the portfolio holds all stocks in the same capitalization weighting as the index. Vanguard’s Equity Index Group has refined techniques for reducing tracking error. The group uses proprietary software to implement trading decisions that accommodate cash flow and maintain close correlation with index characteristics. Vanguard’s refined indexing process, combined with low management fees and efficient trading, has provided tight tracking, net of expenses.

Vanguard VIF Money Market Portfolio. The portfolio seeks to provide current income, while maintaining a stable $1 NAV and a very short average maturity. The fund invests in a combination of high-quality commercial paper, certificates of deposit, bankers’ acceptances, and U.S. government securities. The portfolio managers seek to add value primarily by emphasizing specific issues and sectors that appear attractively priced based on historical yield-spread relationships. The average maturity typically ranges from 30–60 days, and the fund maintains a dollar-weighted average maturity of 60 days or less, and a dollar-weighted average life of 120 days or less.

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Vanguard VIF Real Estate Index Portfolio (f/k/a Vanguard VIF REIT Index Portfolio). The portfolio seeks to track the investment performance of the MSCI US REIT Index, which covers approximately two-thirds of the U.S. real estate investment trust (REIT) market. The portfolio seeks to provide high income and moderate long-term capital growth by investing its assets in stocks issued by commercial REITs. Using a full-replication process, the portfolio holds all stocks in the same capitalization weighting as the index. REITs included in the index must have total market capitalization of at least $100 million, with enough shares and trading volume to be considered liquid. Vanguard’s Equity Index Group uses proprietary software to implement trading decisions that accommodate cash flow and maintain close correlation with index characteristics. Vanguard’s refined indexing process, combined with low management fees and efficient trading, has provided tight tracking net of expenses.
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Vanguard VIF Small Company Growth Portfolio. The portfolio seeks long-term capital appreciation by investing in a broad universe of small-company growth stocks. The portfolio’s three investment advisors—two using a fundamental approach and one using a quantitative approach—manage independent subportfolios. The use of three advisors diversifies risk and increases investment capacity, while providing each manager with the opportunity to generate superior returns. The portfolio’s broad diversification tends to produce lower volatility.

Vanguard VIF Total Bond Market Index Portfolio. The portfolio seeks to track the investment performance of the Bloomberg Barclays U.S. Aggregate Float Adjusted Bond Index, an unmanaged benchmark representing the broad U.S. bond market. The portfolio invests in investment-grade corporate, U.S. Treasury, mortgage-backed, and asset-backed securities with short, intermediate, and long maturities in excess of one year, resulting in a portfolio of intermediate duration. The portfolio’s passive investment style uses a sampling technique to closely match key benchmark characteristics: sector weight, coupon, maturity, effective duration, convexity, and credit quality. Optimized sampling is designed to avoid the expense and impracticality of fully replicating the index.

Vanguard VIF Total Stock Market Index Portfolio. The portfolio seeks to track the investment performance of the Standard and Poor’s Total Market Index, an unmanaged benchmark representing the overall U.S. equity market. The portfolio invests primarily in two Vanguard funds: Vanguard Variable Insurance Fund—Equity Index Portfolio (75%) and Vanguard Extended Market Index Fund (25%). The experience and stability of Vanguard’s Equity Index Group have permitted continuous refinement of techniques for reducing tracking error in the underlying funds. The group uses proprietary software to implement trading decisions that accommodate cash flow and maintain close correlation with index characteristics. Vanguard’s refined indexing process, combined with low management fees and efficient trading, has provided tight tracking net of expenses.

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The Vanguard Group, Inc. serves as the investment adviser to Vanguard VIF Capital Growth, Vanguard VIF Diversified Value, Vanguard VIF Equity Index, Vanguard VIF High Yield Bond, Vanguard VIF International, Vanguard VIF Mid-Cap Index, Vanguard VIF Money Market, Vanguard VIF Real Estate Index, Vanguard VIF Small Co Growth, Vanguard VIF Total Bond Market Index and Vanguard VIF Total Stock Market Index.
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These mutual fund portfolios are not available for purchase directly by the general public, and are not the same as other mutual fund portfolios with very similar or nearly identical names that are sold directly to the public. However, the investment objectives and policies of certain portfolios available under the Contract may be very similar to the investment objectives and policies of other portfolios that are managed by the same investment adviser or manager. Nevertheless, the investment performance and results of the portfolios available under the Contract may be lower, or higher, than the investment results of such other (publicly available) portfolios. There can be no assurance, and no representation is made, that the investment results of any of the portfolios available under the Contract will be comparable to the investment results of any other mutual fund portfolio, even in the other portfolio has the same investment adviser or manager and the same investment objectives and policies, and a very similar name.

There is no guarantee that the stated objectives and policies of any of the Funds will be achieved. More detailed information concerning the investment objectives, policies and restrictions of the Funds, the expenses of the Funds, the risks attendant to investing in the Funds and other aspects of their operations can be found in the current prospectuses for the Funds and the current statement of additional information for each of the Funds. You may obtain a prospectus or a statement of additional information for any of the Funds by contacting the Company or by asking your financial professional. You should read the Funds’ prospectuses carefully before making any decision concerning the allocation of Purchase Payments or transfers among the Variable Subaccounts.

Availability of the Funds

The Variable Separate Account purchases shares of a Fund in accordance with a participation agreement. If a participation agreement terminates, the Variable Separate Account may not be able to purchase additional shares of the Fund(s) covered by the agreement. Likewise, in certain circumstances, it is possible that shares of a Fund may not be available to the Variable Separate Account even if the participation agreement relating to that Fund has not been terminated. In either event, Owners will no longer be able to allocate Purchase Payments or transfer Contract Value to the Variable Subaccount investing in the Fund.

We have entered into agreements with the investment adviser or distributor of certain Funds pursuant to which the investment adviser or distributor pays us a servicing fee based upon an annual percentage of the average daily net assets invested by the Variable Separate Account in the Fund. These percentages vary and currently range from 0.10% to 0.25% of each Fund’s average daily net assets. The amount paid is based on assets of the particular Fund attributable to the Contract issued by us. The amounts we receive under the servicing agreements may be significant.

The service fees are for administrative services provided to the Funds by us and our affiliates. These payments may be derived, in whole or in part, from the investment management fees deducted from assets of the Funds. Owners, through their indirect investment in the Funds, bear the costs of the investment management fees.

In addition, certain Funds have adopted 12b-1 plans. Such plans allow the Fund to pay Rule 12b-1 fees to those who sell or distribute Fund shares and/or provide services to shareholders and Owners. Each of those Funds describes its Rule 12b-1 plan in its prospectus. Under certain Rule 12b-1 plans, we may receive 12b-1 fees for providing services to the Funds. Rule 12b-1 fees are deducted from Fund assets and, therefore, are indirectly borne by Owners.

Addition, Deletion, or Substitution of Investments

We may, subject to applicable law, make additions to, deletions from, or substitutions for the shares of a Fund that are held in the Variable Separate Account or that the Variable Separate Account may purchase. If the shares of a Fund are no longer available for investment or if, in our judgment, further investment in any Fund should become inappropriate, we may redeem the shares, if any, of that Fund and substitute shares of another Fund. Such other Funds may have different fees and expenses. We will not substitute any shares attributable to a Contract’s interest in a Variable Subaccount without prior notice and approval of the SEC and state insurance authorities, to the extent required by the 1940 Act or other applicable law.

We also may establish additional Variable Subaccounts of the Variable Separate Account, each of which would invest in shares of a new corresponding Fund having a specified investment objective. We may, in our sole discretion, establish new Variable Subaccounts or eliminate or combine one or more Variable Subaccounts if marketing needs, tax considerations, or investment conditions warrant. Any new Variable Subaccounts may be made available to existing Owners on a basis to be determined by us. Also, certain Variable Subaccounts may be closed to certain customers. Subject to obtaining any approvals or consents required by applicable law, the assets of one or more Variable Subaccounts may be transferred to any other Variable Subaccount if, in our sole discretion, marketing, tax, or investment conditions warrant.

In the event of any such substitution or change, we (by appropriate endorsement, if necessary) may change the Contract to reflect the substitution or change.

Frequent Transfers Procedures

Frequent, large, or short-term transfers among Variable Subaccounts, such as those associated with “market timing” transactions, can adversely affect the Funds and the returns achieved by Owners. In particular, such transfers may dilute the value of Fund shares, interfere with the efficient management of the Funds, and increase brokerage and administrative costs of the Funds. These costs are borne by all Owners allocating Purchase Payments or Contract Value to the Variable Subaccounts and other Fund shareholders, not just the Owner making the transfers.

In order to try to protect Owners and the Funds from potentially harmful trading activity, we have adopted certain Frequent Transfers Procedures.

We employ various means in an attempt to detect, deter, and prevent inappropriate frequent, large, or short-term transfer activity among the Variable Subaccounts that may adversely affect other Owners or Fund shareholders. We may vary the Frequent Transfers Procedures with respect to the monitoring of potential harmful trading activity from Variable Subaccount to Variable Subaccount, and may be more restrictive with regard to certain Variable Subaccounts than others. However, we will apply the Frequent Transfers Procedures, including any variance in the Frequent Transfers Procedures by Variable Subaccount, uniformly to all Owners. We also coordinate with the Funds to identify potentially inappropriate frequent trading, and will investigate any patterns of trading behavior identified by Funds that may not have been captured through operation of the Frequent Transfers Procedures. Please note that despite our best efforts, we may not be able to detect nor stop all harmful transfers.

If we determine under the Frequent Transfers Procedures that an Owner has engaged in inappropriate frequent transfers, we notify such Owner that from that date forward, for three months from the date we mail the notification letter, transfer privileges for the fund(s) in which inappropriate transfers were made will be revoked. Second time offenders will be permanently restricted from buying into the fund(s).

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In our sole discretion, we may revise the Frequent Transfers Procedures at any time without prior notice as necessary to (i) better detect and deter frequent, large, or short-term transfers that may adversely affect other Owners or Fund shareholders, (ii) comply with state or federal regulatory requirements, or (iii) impose additional or alternate restrictions on Owners who make inappropriate frequent transfers (such as dollars or percentage limits on transfers). We also may, to the extent permitted by applicable law, implement and administer redemption fees imposed by one or more of the Funds in the future. If required by applicable law, we may deduct redemption fees imposed by the Funds. Further, to the extent permitted by law, we also may defer the transfer privilege at any time that we are unable to purchase shares of the Funds. You should be aware that we are contractually obligated to prohibit purchases and transfers of Fund shares at the Fund’s request.
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We currently do not impose redemption fees on transfers, or expressly allow a certain number of transfers in a given period, or limit the size of transfers in a given period; however, we do impose a transfer fee as discussed under “Fees and Expenses.” Redemption fees, transfer limits, and other procedures or restrictions may be more or less successful than our policies in deterring inappropriate frequent transfers or other disruptive transfers and in preventing or limiting harm from such transfers.

Our ability to detect and deter such transfer activity is limited by our operational and technological systems, as well as by our ability to predict strategies employed by Owners (or those acting on their behalf) to avoid detection. Accordingly, despite our best efforts, we cannot guarantee that the Frequent Transfers Procedures will detect or deter frequent or harmful transfers by such Owners or intermediaries acting on their behalf. We apply the Frequent Transfers Procedures consistently to all Owners without waiver or exception.

Fund Frequent Trading Policies

The Funds have adopted their own policies and procedures with respect to inappropriate frequent purchases and redemptions of their respective shares. The prospectuses for the Funds describe any such policies and procedures. The frequent trading policies and procedures of a Fund may be different, and more or less restrictive, than the frequent trading policies and procedures of other Funds and the policies and procedures we have adopted to discourage inappropriate frequent transfers. Accordingly, Owners and other persons who have material rights under the Contracts should assume that the sole protections they may have against potential harm from frequent transfers are the protections, if any, provided by the Frequent Transfers Procedures. You should read the prospectuses of the Funds for more details on their ability to refuse or restrict purchases or redemptions of their shares.

Owners also should be aware that the purchase and redemption orders received by the Funds generally are “omnibus” orders from intermediaries such as retirement plans and separate accounts funding variable insurance contracts. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and individual retirement plan participants. The omnibus nature of these orders may limit each Fund’s ability to apply its respective frequent trading policies and procedures.

You should be aware that we are required to provide to a Fund or its designee, promptly upon request, certain information about the transfer activity of individual Owners and, if requested by the Fund, to restrict or prohibit further purchases or transfers by specific Owners identified by the Fund as violating the frequent trading policies established for that Fund.

Voting Rights

In accordance with our view of current applicable law, we will vote Fund shares held in the Variable Separate Account at regular and special shareholder meetings of the Funds in accordance with instructions received from persons having voting interests in the corresponding Variable Subaccounts. If, however, the 1940 Act or any regulation thereunder should be amended, or if the present interpretation thereof should change, or we otherwise determine that we are allowed to vote the shares in our own right, we may elect to do so.

The number of votes that an Owner has the right to instruct will be calculated separately for each Variable Subaccount, and may include fractional votes. An Owner holds a voting interest in each Variable Subaccount to which the Variable Subaccount Value is allocated.

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The number of votes attributable to a Variable Subaccount will be determined by dividing the Variable Subaccount Value by the net asset value per share of the Fund(s) in which that Variable Subaccount invests.
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The number of votes available to an Owner will be determined as of the date coincident with the date established by the Fund for determining shareholders eligible to vote at the relevant meeting of the Fund’s shareholders. Voting instructions will be solicited by written communication prior to such meeting in accordance with procedures established for the Fund. Each Owner having a voting interest in a Variable Subaccount will receive proxy materials and reports relating to any meeting of shareholders of the Fund in which that Variable Subaccount invests.

Fund shares for which no timely instructions are received and shares held by us in a Variable Subaccount for which no Owner has a beneficial interest will be voted in proportion to the voting instructions which are received with respect to all Contracts participating in that Variable Subaccount. This means that a small number of Owners may determine the outcome of the vote. Voting instructions to abstain on any item to be voted upon will be applied to reduce the total number of votes eligible to be cast on a matter.

Variable Subaccount Value

Your total Variable Subaccount Value for any Valuation Period is the sum of all Variable Subaccount Values. The Variable Subaccount Value for each Variable Subaccount is equal to:

•	The number of the Variable Subaccount’s Accumulation Units credited to you; multiplied by

•
The Accumulation Unit Value for that Variable Subaccount at the end of the Valuation Period for which the determination is being made. The Accumulation Unit Value for a Variable Subaccount increases or decreases to reflect the investment performance of the corresponding underlying Fund.

Accumulation Unit Values.  The Accumulation Unit Value for each Variable Subaccount was arbitrarily set initially at $10. Thereafter, the Accumulation Unit Value at the end of every Valuation Period is determined by subtracting (b) from (a) and dividing the result by (c) (i.e., (a - b) / c), where:

(a)	=
The net assets of the Variable Subaccount as of the end of the Valuation Period plus or Minus the net charge or credit with respect to any taxes paid or any amount set aside as a provision for taxes during the Valuation Period;

(b)	=	The daily Contract Fee multiplied by the number of days in the Valuation Period; and

(c)	=	The number of Accumulation Units outstanding at the end of such Valuation Period.

Accumulation Units.  For each Variable Subaccount, Purchase Payments or transferred amounts are converted into Accumulation Units. The number of Accumulation Units credited is determined by dividing the dollar amount directed to each Variable Subaccount by the Accumulation Unit Value for that Variable Subaccount at the end of the Valuation Period in which the Purchase Payment or amount is received. The number of your Accumulation Units in a Variable Subaccount is increased by additional Purchase Payments and transfers. The number of Accumulation Units does not change as a result of investment experience or deduction of the Contract Fee.

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We will redeem Accumulation Units from a Variable Subaccount upon: (i) a partial withdrawal or full surrender (including deduction of any Surrender Charge, if applicable); (ii) a transfer from the Variable Subaccount; (iii) payment of the Death Benefit; (iv) the Payout Date; (v) the deduction of the transfer fee; (vi) the deduction of any fees imposed by a Fund as a redemption fee or liquidity fee in connection with the redemption of its shares or otherwise imposed by applicable law; and (vii) to pay fees for special services such as the wire transfers or express mail.
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RISK CONTROL ACCOUNT OPTION

The Risk Control Separate Account is a non-registered Separate Account in which we hold reserves for our guarantees attributable to annuity contracts that offer Risk Control Accounts. The assets in the Risk Control Separate Account equal to the reserves and other liabilities of the Contract supported by the Risk Control Separate Account are not chargeable with liabilities arising out of any other business that we conduct. We have the right to transfer to our General Account any assets of the Risk Control Separate Account that are in excess of such reserves and other Contract liabilities. Our General Account assets are also available to meet the guarantees under the Contract, including the Risk Control Accounts, as well as our other general obligations. The guarantees in this Contract are subject to the Company’s financial strength and claims-paying ability.

You may allocate your Purchase Payments and Variable Subaccount Value to the Risk Control Accounts we currently make available. The portion of the Contract Value allocated to a Risk Control Account is credited with interest based in part on the investment performance of external indices. Currently, we offer two types of Risk Control Accounts: a Secure Account and a Growth Account. We hold reserves for the Index Rate Floor and Cap guarantees for amounts allocated to the Risk Control Accounts in the Risk Control Separate Account. Purchase Payments and Variable Subaccount Value you allocate to the Risk Control Accounts become part of your Risk Control Account Value. Your Risk Control Account Value reflects, in part, the performance of the reference Index, subject to the applicable Index Rate Cap and Index Rate Floor. Your Risk Control Account Value must remain in a Risk Control Account for a period of five years to avoid the imposition of Surrender Charges and a Market Value Adjustment. Partial withdrawals from the Risk Control Accounts are not permitted if there is Variable Subaccount Value, except for withdrawals on the Risk Control Account Maturity Date.

At the time the Contract is purchased, if a portion of the initial Purchase Payment is allocated to a Risk Control Account, you have thirty days after the initial Risk Control Account Start Date to discontinue your Risk Control Accounts and transfer the total Risk Control Account Value to the Variable Subaccounts. (See “Thirty Day Period to Discontinuing Risk Control Accounts” page 18.) Risk Control Account Start Dates offered by the Company are the 10th and 25th of each month, or if a non-Business Day, the next Business Day.

The performance of each Index associated with the Risk Control Accounts does not include dividends paid on the stocks comprising the Index, and therefore, the performance of the Index does not reflect the full performance of those underlying securities.

Risk Control Account Value

Your Contract Value allocated to the Risk Control Accounts for any Valuation Period is equal to the sum of your Risk Control Account Value in each Risk Control Account. The Risk Control Account Value for each Risk Control Account is equal to:

•	The number of that Risk Control Account’s Accumulation Credits credited to you; multiplied by

•	The Accumulation Credit Factor for that Risk Control Account at the end of the Valuation Period for which the determination is being made.

Accumulation Credit Factors. The Accumulation Credit Factor for each Risk Control Account is arbitrarily set initially at $10 as of each Risk Control Account Start Date. Thereafter, the Accumulation Credit Factor for the Risk Control Account at the end of each Valuation Period is determined by multiplying (a) by (b) and subtracting (c) (i.e., a x b – c), where:

(a)	=	The Accumulation Credit Factor for the Risk Control Account at the start of the Risk Control Account Year;

(b)	=	The Index Rate of Return (defined below); and

(c)	=	The Risk Control Account Daily Contract Fee (defined below) multiplied by the number of days that have passed since the last Risk Control Account Anniversary.

The “Index Rate of Return” for each Risk Control Account on any Business Day is equal to the change in the Index for the current Risk Control Account Year, adjusted for the Index Rate Cap or Index Rate Floor. Specifically, it is calculated as (A / B), where:

A	=	Adjusted Index Value (defined below) as of the current Business Day; and

B	=
The Initial Index Value as of the start of the current Risk Control Account Year. If a Risk Control Account Start Date or Risk Control Account Anniversary does not fall on a Business Day, the Initial Index Value for the next Business Day will be used.

We use the Index Rate of Return to determine the interest we credit, if any, to Risk Control Account Value.

The “Adjusted Index Value” is the Closing Index Value adjusted for the Index Rate Cap or Index Rate Floor for the current Risk Control Account Year. The Adjusted Index Value is calculated each time the Index Rate of Return is calculated. This can be as frequently as daily and occurs on each Risk Control Account Anniversary or on any date when a partial withdrawal, surrender, Death Benefit or annuitization is processed. The Closing Index Value is the closing value of an Index as of a Business Day. If the closing value of the Index is not published on that date, we will use the closing value of the Index from the next day on which the closing value of the Index is published. The Adjusted Index Value for each Risk Control Account is calculated as follows:

•
If the Closing Index Value is greater than the Initial Index Value multiplied by (1 + Index Rate Cap), then the Adjusted Index Value will equal the Initial Index Value multiplied by (1 + Index Rate Cap).

•
If the Closing Index Value is less than the Initial Index Value multiplied by (1 + Index Rate Floor), then the Adjusted Index Value will equal the Initial Index Value multiplied by (1 + Index Rate Floor).

•
If the Closing Index Value is less than the Initial Index Value multiplied by (1 + Index Rate Cap) but more than the Initial Index Value multiplied by (1 + Index Rate Floor), then the Adjusted Index Value will equal the Closing Index Value.

For example, assume the following:

•	Initial Index Value = 1,000

•	Index Rate Cap = 15%

•	Index Rate Floor = -10%

At the time the Index Rate of Return is calculated, the Adjusted Index Value will be:

•	Scenario 1: Closing Index Value is greater than Initial Index Value multiplied by (1 + Index Rate Cap)

	o	Closing Index Value = 1,200

	o	1,200 is greater than 1,150 (1,000 x (1 + 0.15)) so the Adjusted Index Value is equal to 1,150.

•	Scenario 2: Closing Index Value is less than Initial Index Value multiplied by (1 + Index Rate Floor)

	o	Closing Index Value = 850

	o	850 is less than 900 (1,000 x (1 – 0.10)) so the Adjusted Index Value is equal to 900.

•	Scenario 3: Closing Index Value is less than Initial Index Value multiplied by (1 + Index Rate Cap) but more than Initial Index Value multiplied by (1 + Index Rate Floor)

	o	Closing Index Value = 1,100

	o	1,100 is less than 1,150 (1,000 x (1 + 0.15)) and greater than 900 (1,000 x (1 – 0.10)) so the Adjusted Index Value is equal to 1,100.

The Adjusted Index Value will never exceed the Initial Index Value multiplied by (1 + Index Rate Cap) and will never be lower than the Initial Index Value multiplied by (1 + Index Rate Floor).

The Risk Control Account Daily Contract Fee is calculated as (a) the Contract Fee divided by (b) the number of days in the Risk Control Account Year multiplied by (c) the Accumulation Credit Factor for the Risk Control Account at the start of the Risk Control Account Year (i.e. a / b x c).

For example, assume the following:

•	Contract Fee = 1.50%

•	Number of days in the Risk Control Account Year = 365

•	Accumulation Credit Factor for the Risk Control Account at the start of the Risk Control Account Year = 10.00

Then, the Risk Control Account Daily Contract Fee = 1.50% / 365 x 10.00 = 0.000410959.

Accumulation Credits.  In order to establish a Risk Control Account, Purchase Payments and/or Variable Subaccount Value transferred to the Risk Control Accounts are converted into Accumulation Credits. The number of Accumulation Credits credited to each Risk Control Account is determined by dividing the dollar amount directed to each Risk Control Account by the Accumulation Credit Factor as of the end of the Valuation Period for which the Purchase Payment or Variable Subaccount Value transferred is received.

We will redeem Accumulation Credits from a Risk Control Account upon: (i) partial withdrawal or full surrender (including any applicable Surrender Charge and negative Market Value Adjustment); (ii) a transfer from the Risk Control Account; (iii) payment of the Death Benefit; (iv) the Payout Date; (v) the deduction of the transfer fee; and (vi) to pay fees for special services such as wire transfers or express mail. We redeem Accumulation Credits as of the end of the Valuation Period (or effective date of the transfer) in which we receive your request for surrender, partial withdrawal or transfer or your Beneficiary’s request for payment of the Death Benefit in Good Order unless you or your Beneficiary specify a later date. We redeem Accumulation Credits to cover the transfer fee at the time the transfer occurs.

Setting the Index Rate Cap and the Index Rate Floor for the Secure Account and the Growth Account. We consider various factors in determining the Index Rate Caps and Index Rate Floors, including investment returns available at the time that we issue the Contract, the costs of our risk management techniques, sales commissions, administrative expenses, regulatory and tax requirements, general economic trends, and competitive factors. We determine the Index Rate Cap and the Index Rate Floor at our sole discretion. We set the Index Rate Cap on each Risk Control Account Anniversary for the subsequent Risk Control Account Year, and guarantee the Index Rate Cap for the duration of the Risk Control Account Year. We guarantee the Index Rate Floor for the life of your Contract. We will forward advance written notice to Owners of any change in the Index Rate Cap for the subsequent Risk Control Account Year at least two weeks prior to Risk Control Account Anniversary. This notice will describe the Owner’s right to transfer Contract Value between Risk Control Accounts, as permitted by the Contract, and the right to exercise the Bailout Provision, if applicable. The Index Rate Cap will always be positive and will be subject to a guaranteed minimum of 1% and a maximum of 75%.

The Index Rate Floor is the minimum index rate of return used as part of the Accumulation Credit Factor calculation for determining the value of a Risk Control Account prior to deduction of the Contract Fee. This rate will not change during the life of your Contract. The Secure Account has an Index Rate Floor of 0%, and the Growth Account has an Index Rate Floor of-10%. Although negative investment performance is limited by the Index Rate Floor, you could lose more than 10% due to Contract Fees, Surrender Charges, a negative Market Value Adjustment and federal income tax penalties.

Examples. The following three examples illustrate how investment performance of the reference Index of the Secure and Growth Account is applied in crediting interest to the Risk Control Accounts through the Accumulation Credit Factor based on different levels of Index performance. The change in the value of the Accumulation Credit Factor reflects the application of the Index Rate of Return and a reduction for the Contract Fee. No withdrawals are assumed to occur under these examples and all values are determined on Risk Control Account Anniversaries. The examples assume the purchase of a Series B Contract and the Index Rate Caps remain unchanged since Contract issue. The examples illustrate hypothetical circumstances solely for the purpose of demonstrating Risk Control Account calculations and are not intended as estimates of future performance of the Index.

Example 1: This example illustrates how interest would be credited based on the return of the Index and subject to the Index Rate Cap and Index Rate Floor. In this example, the return on the Index is greater than the Index Rate Cap and Index Rate Floor.

Assume the following information:
As of the Risk Control Account Start Date:
Risk Control Account Start Date: 10/10/2015
Initial Index Value: 1,000
Contract Fee: 1.50%
S&P 500 Secure Account
Account Value: $75,000
Accumulation Credit Factor: $10
Accumulation Credits: 7,500
Index Rate Floor: 0.00%
Index Rate Cap: 8.00%
S&P 500 Growth Account
Account Value: $25,000
Accumulation Credit Factor: $10
Accumulation Credits: 2,500
Index Rate Floor: -10.00%
Index Rate Cap: 18.00%

As of the Risk Control Account Anniversary :
Risk Control Account Anniversary: 10/10/2016
Closing Index Value: 1,200
Days in Risk Control Account Year: 366

Step 1: Calculate the Adjusted Index Value
The Initial Index Value is 1,000 and the Closing Index Value is 1,200. The Closing Index Value is greater than the Initial Index Value multiplied by the result of 1 plus the Index Rate Cap for both the Secure and Growth Accounts. Therefore, the Adjusted Index Value equals the Initial Index Value multiplied by the result of 1 plus the Index Rate Cap. For the Secure Account, this is calculated as 1,000 multiplied by the result of 1 plus 0.08 which equals 1,080. For the Growth Account, this is calculated as 1,000 multiplied by the result of 1 plus 0.18 which equals 1,180.

Step 2: Calculate the Index Rate of Return
The Index Rate of Return is equal to the Adjusted Index Value divided by the Initial Index Value. For the Secure Account, this is calculated as 1,080 divided by 1,000 which equals 1.08 (8% increase from Initial Index Value). For the Growth Account, this is calculated as 1,180 divided by 1,000 which equals 1.18 (18% increase from Initial Index Value).

Step 3: Calculate the Risk Control Account Daily Contract Fee
The Risk Control Account Daily Contract Fee is equal to the Contract Fee divided by the number of days in the Risk Control Account Year multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year. For both the Secure and Growth Accounts, this is equal to 1.50% divided by 366 multiplied by $10 which equals $0.000409836.

Step 4: Calculate the Accumulation Credit Factor
The Accumulation Credit Factor is equal to the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by the Index Rate of Return less the result of the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary. For the Secure Account, this is equal to $10 multiplied by 1.08 less the result of $0.000409836 multiplied by 366 which equals $10.65. For the Growth Account, this is equal to $10 multiplied by 1.18 less the result of $0.000409836 multiplied by 366 which equals $11.65.

Step 5: Calculate the Risk Control Account Value.
The Risk Control Account Value is equal to the number of Accumulation Credits multiplied by the ending Accumulation Credit Factor. For the Secure Account, this is equal to 7,500 multiplied by $10.65 which equals $79,875. For the Growth Account, this is equal to 2,500 multiplied by $11.65 which equals $29,125. This is an increase of $4,875 for the Secure Account ($79,875 – $75,000 = $4,875) and an increase of $4,125 for the Growth Account ($29,125 – $25,000 = $4,125).

Example 2: This example illustrates how interest would be credited based on the return of the Index and subject to the Index Rate Cap and Index Rate Floor. In this example, the return on the Index is less than the Index Rate Cap and greater than the Index Rate Floor.

Assume the following information:
As of the Prior Risk Control Account Anniversary:
Prior Risk Control Account Anniversary: 10/10/2016
Initial Index Value: 1,200
Contract Fee: 1.50%
S&P 500 Secure Account
Account Value: $79,875
Accumulation Credit Factor: $10.65
Accumulation Credits: 7,500
Index Rate Floor: 0.00%
Index Rate Cap: 8.00%
S&P 500 Growth Account
Account Value: $29,125
Accumulation Credit Factor: $11.65
Accumulation Credits: 2,500
Index Rate Floor: -10.00%
Index Rate Cap: 18.00%

As of the Risk Control Account Anniversary:
Risk Control Account Anniversary: 10/10/2017
Closing Index Value: 1,236
Days in Risk Control Account Year: 365

Step 1: Calculate the Adjusted Index Value
The Initial Index Value is 1,200 and the Closing Index Value is 1,236. The Closing Index Value is less than the Initial Index Value multiplied by the result of 1 plus the Index Rate Cap, but it is more than the Initial Index Value multiplied by the result of 1 plus the Index Rate Floor for both the Secure and Growth Accounts. Therefore, the Adjusted Index Value equals the Closing Index Value which is 1,236.

Step 2: Calculate the Index Rate of Return
The Index Rate of Return is equal to the Adjusted Index Value divided by the Initial Index Value. For both the Secure and Growth Accounts, this is calculated as 1,236 divided by 1,200 which equals 1.03 (3% increase from Initial Index Value).

Step 3: Calculate the Risk Control Account Daily Contract Fee
The Risk Control Account Daily Contract Fee is equal to the Contract Fee divided by the number of days in the Risk Control Account Year multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year. For the Secure Account, this is equal to 1.50% divided by 365 multiplied by $10.65 which equals $0.000437671. For the Growth Account, this is equal to 1.50% divided by 365 multiplied by $11.65 which equals $0.000478767.

Step 4: Calculate the Accumulation Credit Factor
The Accumulation Credit Factor is equal to the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by the Index Rate of Return less the result of the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary. For the Secure Account, this is equal to $10.65 multiplied by 1.03 less the result of $0.000437671 multiplied by 365 which equals $10.80975. For the Growth Account, this is equal to $11.65 multiplied by 1.03 less the result of $0.000478767 multiplied by 365 which equals $11.82475.

Step 5: Calculate the Risk Control Account Value.
The Risk Control Account Value is equal to the number of Accumulation Credits multiplied by the ending Accumulation Credit Factor. For the Secure Account, this is equal to 7,500 multiplied by $10.80975 which equals $81,073.13. For the Growth Account, this is equal to 2,500 multiplied by $11.82475 which equals $29,561.88. This is an increase of $1,198.13 for the Secure Account ($81,073.13 – $79,875 = $1,198.13) and an increase of $436.88 for the Growth Account ($29,561.88 – $29,125 = $436.88).

Example 3: This example illustrates how interest would be credited based on the return of the Index and subject to the Index Rate Cap and Index Rate Floor. In this example, the return on the Index is less than the Index Rate Floor.

Assume the following information:
As of the Prior Risk Control Account Anniversary:
Prior Risk Control Account Anniversary: 10/10/2017
Initial Index Value: 1,236
Contract Fee: 1.50%
S&P 500 Secure Account
Account Value: $81,073.13
Accumulation Credit Factor: $10.80975
Accumulation Credits: 7,500
Index Rate Floor: 0.00%
Index Rate Cap: 8.00%
S&P 500 Growth Account
Account Value: $29,561.88
Accumulation Credit Factor: $11.82475
Accumulation Credits: 2,500
Index Rate Floor: -10.00%
Index Rate Cap: 18.00%

As of the Risk Control Account Anniversary:
Risk Control Account Anniversary: 10/10/2018
Closing Index Value: 988.8
Days in Risk Control Account Year: 365

Step 1: Calculate the Adjusted Index Value
The Initial Index Value is 1,236 and the Closing Index Value is 988.8. The Closing Index Value is less than the Initial Index Value multiplied by the result of 1 plus the Index Rate Floor for both the Secure and Growth Accounts. Therefore, the Adjusted Index Value equals the Initial Index Value multiplied by the result of 1 plus the Index Rate Floor. For the Secure Account, this is calculated as 1,236 multiplied by the result of 1 plus 0.00 which equals 1,236. For the Growth Account, this is calculated as 1,236 multiplied by the result of 1 plus -0.10 which equals 1,112.4.

Step 2: Calculate the Index Rate of Return
The Index Rate of Return is equal to the Adjusted Index Value divided by the Initial Index Value. For the Secure Account, this is calculated as 1,236 divided by 1,236 which equals 1.00 (0% increase from the Initial Index Value). For the Growth Account, this is calculated as 1,112.4 divided by 1,236 which equals 0.90 (10% decrease from Initial Index Value).

Step 3: Calculate the Risk Control Account Daily Contract Fee
The Risk Control Account Daily Contract Fee is equal to the Contract Fee divided by the number of days in the Risk Control Account Year multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year. For the Secure Account, this is equal to 1.50% divided by 365 multiplied by $10.80975 which equals $0.000444236. For the Growth Account, this is equal to 1.50% divided by 365 multiplied by $11.82475 which equals $0.000485949.

Step 4: Calculate the Accumulation Credit Factor
The Accumulation Credit Factor is equal to the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by the Index Rate of Return less the result of the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary. For the Secure Account, this is equal to $10.80975 multiplied by 1.00 less the result of $0.000444236 multiplied by 365 which equals $10.647604. For the Growth Account, this is equal to $11.82475 multiplied by 0.90 less the result of $0.000485949 multiplied by 365 which equals $10.464904.

Step 5: Calculate the Risk Control Account Value.
The Risk Control Account Value is equal to the number of Accumulation Credits multiplied by the ending Accumulation Credit Factor. For the Secure Account, this is equal to 7,500 multiplied by $10.647604 which equals $79,857.03. For the Growth Account, this is equal to 2,500 multiplied by $10.464904 which equals $26,162.26. This is a decrease of $1,216.10 for the Secure Account ($79,857.03 – $81,073.13 = -$1,216.10) and a decrease of $3,399.62 for the Growth Account ($26,162.26 – $29,561.88 = -$3,399.62).

Addition or Substitution of an Index. The same Index will be used for each Risk Control Account for the duration of the Risk Control Account Period. However, there is no guarantee that the Index will be available during the entire time you own your Contract. If: (i) the Index is discontinued, or (ii) the calculation of that Index is materially changed, we may substitute a suitable Index that will be used for the remainder of the Risk Control Account Period. If we substitute an Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the interest credited to the Risk Control Account and the interest you earn under the Contract. We will not substitute an Index until that Index has been approved by the insurance department in your state.

We reserve the right to add or substitute the Index. If we substitute the Index, the performance of the new Index may differ from the original Index. This, in turn, may affect the Credited Index Interest you earn.

In the unlikely event that we substitute the Index, we will attempt to add a suitable alternative index that is substantially similar to the Index being replaced on the same day that we remove the Index. If we are unable to do so, so that there is a brief interval between the date on which we remove the Index and add a suitable alternative index as a replacement, your Contract Value will continue to be allocated to the Risk Control Accounts. However, any credit to your Contract Value for that Risk Control Account Year will not reflect changes in the value of the Index or the replacement index during that interim period. If you take a partial withdrawal, surrender or annuitize the Contract, or die during the interim period, we will apply to your Contract Value allocated to a Risk Control Accounts based on the percentage change in the Index from the beginning of the Risk Control Account Year to the date on which the Index became unavailable under the Contract.

Please note that we may add or substitute an Index associated with the Risk Control Accounts by sending you written notice at your last known address stating the effective date on which the Index will be added or substituted. We will send you the notice in your annual report unless earlier written notice is necessary.

Risk Control Account Maturity Date

Rebalancing will occur automatically on the Risk Control Account Maturity Date. You may also exercise one of the following options by Authorized Request, without incurring a Market Value Adjustment or Surrender Charge. Surrender Charges do not apply to Series C Contracts. If you intend to change allocation instructions, transfer values or make withdrawals from a Risk Control Account, an Authorized Request must be received by us at least one Business Day prior to the Risk Control Account Maturity Date, otherwise your Risk Control Account Value will be allocated to a new Risk Control Account for another five-year term.

Five Years Until Payout Date.  If there are at least five years until the Payout Date, you may exercise any of the following options by Authorized Request:

•	Request a change to your allocation instructions as of the Risk Control Account Maturity Date for any or all of the Allocation Levels;

•	Request to transfer value (either a specific dollar amount or percentage) from the Risk Control Account Option to the Variable Subaccount Option (Level C), or vice versa, as of the Risk Control Account Maturity Date. If you choose this option:

• The transfer will occur Pro Rata from the Risk Control Accounts, or Variable Subaccounts, as applicable; and

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Rebalancing at Levels I and R will occur as of the Risk Control Account Maturity Date. However, rebalancing at Levels C and V will be discontinued, unless or until you elect to reinstate rebalancing at Level C.

•	Withdraw the total Risk Control Account Value as of the Risk Control Account Maturity Date; or

•	Withdraw a portion of the total Risk Control Account Value as of the Risk Control Account Maturity Date. If you choose this option, you may also change your allocation instructions or request to transfer value, as described above.

You may also allocate additional Purchase Payments to the Risk Control Accounts 30 days prior to a Risk Control Account Maturity Date. Such Funds will be held in the Holding Account until the Risk Control Account Start Date.

A new Risk Control Account Period, with a newly declared Index Rate Cap, will begin on the Risk Control Account Maturity Date unless there is no Risk Control Account Value remaining as a result of a change to your allocation instructions and/or withdrawal.

Your Authorized Request to change your allocation instructions, transfer value and/or withdraw Risk Control Account Value must be received at least one Business Day prior to the Risk Control Account Maturity Date to take effect as of that date. If we do not receive such request at least one Business Day prior to the Risk Control Account Maturity Date, the request is not in Good Order and no transfer or withdrawal will occur based on such request. However, a new Risk Control Account Period will begin and rebalancing will occur based on the allocation instructions on file with us.

Less Than Five Years Until Payout Date. If there are less than five years until the Payout Date, a new Risk Control Account cannot be started. You may choose one of the following by Authorized Request:

•	Request to transfer the total Risk Control Account Value to one or more Variable Subaccounts as of the Risk Control Account Maturity Date;

•	Request to withdraw the total Risk Control Account Value as of the Risk Control Account Maturity Date; or

•	Request to transfer a portion of the Risk Control Account Value to one or more Variable Subaccounts and withdraw the remaining Risk Control Account Value as of the Risk Control Account Maturity Date.

Your Authorized Request to transfer Risk Control Account Value and/or withdraw Risk Control Account Value must be received at least one Business Day prior to the Risk Control Account Maturity Date. If we do not receive such request at least one Business Day prior to the Risk Control Account Maturity Date, the request is not in Good Order and no transfer or withdrawal will occur based on such request. However, the total Risk Control Account Value will be transferred to the Variable Subaccounts according to the allocation instructions on file with us for Level V or will be returned to you.

Holding Account Value

Funds are allocated to the Holding Account when a Purchase Payment is received pending investment in a Risk Control Account. Holding Account Value will remain in the Holding Account until the next Risk Control Account Start Date unless Holding Account Value is being held during a Multiple Source Waiting Period. The period that Holding Account Value is kept in the Holding Account cannot be longer than the Multiple Source Waiting Period of six months. If the maximum Multiple Source Waiting Period is reached, the Holding Account Value will be transferred to the Risk Control Accounts as of the next available Risk Control Account Start Date. Holding Account Value cannot be transferred from the Holding Account to the Variable Subaccounts. Once Holding Account Value attributable to the initial Purchase Payment is transferred from the Holding Account to the Risk Control Account there is the 30-day period to discontinue the Initial Risk Control Accounts as described on page 18 which would allow Risk Control Account Value to be transferred to the Variable Subaccounts. We credit interest on Holding Account Value on a daily basis.

The Holding Account Value at any time is equal to:

•	The portion of the Purchase Payment(s) held in the Holding Account pending allocation to a Risk Control Account;

•	Plus interest credited; and

•	Less any prior partial withdrawal.

Surrenders or withdrawals of Holding Account Values are subject to a Surrender Charge.

We credit interest on a daily basis on Purchase Payments that will be allocated to one or more Risk Control Accounts for the duration those Purchase Payments remain in the Holding Account. If your initial Purchase Payments are held in the Holding Account during the Multiple Source Waiting Period, we will credit such amounts with the annual effective rate of interest shown on your Contract data page for the duration those amounts remain in the Holding Account. The credited rate of interest will not be less than the minimum guaranteed interest rate described below. Funds allocated to the Holding Account on different dates may be credited with a different rate of interest for the duration the funds remain in the Holding Account.

We determine a new minimum guaranteed interest rate each calendar quarter (on each January 1 for the first calendar quarter, April 1 for the second calendar quarter, July 1 for the third calendar quarter, and October 1 for the fourth calendar quarter). For subsequent Purchase Payments, the minimum rate of interest credited on those amounts will be the minimum guaranteed interest rate we determine for the calendar quarter in which those Purchase Payments are allocated to the Holding Account. The minimum guaranteed interest rate will never be less than the lesser of:

•	An annual rate of interest of 3%; or

•	An annual rate of interest determined as follows:

	•	The average of the three applicable monthly five-year Constant Maturity Treasury rates reported by the Federal Reserve (described below), and rounded to the nearest 0.05%;

	•	Minus 1.25%; and

	•	Subject to a minimum interest rate of 1.00%.

The three monthly five-year Constant Maturity Treasury rates used in the calculation above are as follows:

•	The prior September, October, and November monthly five-year Constant Maturity Treasury rates will be used to determine the first quarter Minimum Guaranteed Interest Rate effective each January 1;

•	The prior December, January, and February monthly five-year Constant Maturity Treasury rates will be used to determine the second quarter Minimum Guaranteed Interest Rate effective each April 1;

•	The prior March, April, and May monthly five-year Constant Maturity Treasury rates will be used to determine the third quarter Minimum Guaranteed Interest Rate effective each July 1; and

•	The prior June, July, and August monthly five-year Constant Maturity Treasury rates will be used to determine the fourth quarter Minimum Guaranteed Interest Rate effective each October 1.

MARKET VALUE ADJUSTMENT

The Market Value Adjustment only applies to withdrawals from the Risk Control Accounts and is calculated separately for each Risk Control Account. A surrender or partial withdrawal from a Risk Control Account on a Risk Control Account Maturity Date is not subject to a Market Value Adjustment. If you surrender your Contract or take a partial withdrawal from a Risk Control Account during the Accumulation Period, we will apply the Market Value Adjustment to the amount being surrendered or withdrawn. No withdrawals or surrenders can be taken once Contract Value has been allocated to an Income Payout Option, therefore no Market Value Adjustment will apply after the end of the Accumulation Period.

IMPORTANT: The Market Value Adjustment will either increase or decrease the amount you receive from a partial withdrawal or your Surrender Value. You may lose a portion of your principal due to the Market Value Adjustment regardless of the Risk Control Account to which you allocated Contract Value. You directly bear the investment risk associated with a Market Value Adjustment. You should carefully consider your income needs before purchasing the Contract.

Purpose of the Market Value Adjustment

The Market Value Adjustment is an adjustment that may be made to the amount you receive if you surrender the Contract or take a partial withdrawal from the Risk Control Accounts during the Accumulation Period. In general, if interest rate levels have increased at the time of surrender or partial withdrawal over their levels at the Risk Control Account Start Date, the Market Value Adjustment will be negative. Similarly, in general, if interest rate levels have decreased at the time of surrender or partial withdrawal over their levels at the Risk Control Account Start Date, the Market Value Adjustment will be positive. The Market Value Adjustment reflects, in part, the difference in yield of the Constant Maturity Treasury rate for a five year period beginning on the Risk Control Account Start Date with the yield of the Constant Maturity Treasury rate for a period starting on the date of surrender or partial withdrawal and ending on the Risk Control Account Maturity Date. The Constant Maturity Treasury rate is a rate representing the average yield of various Treasury securities. The calculation also reflects in part the difference between the effective yield of the Bank of America/Merrill Lynch 1-10 Year U.S. Corporate Constrained Index, Asset Swap Spread (the “Bank of America/Merrill Lynch Index”), a rate representative of investment grade corporate debt credit spreads in the U.S., on the Risk Control Account Start Date and the effective yield of the Bank of America/Merrill Lynch Index at the time of surrender or partial withdrawal. The greater the difference in those yields, respectively, the greater the effect the Market Value Adjustment will have. In general, if the Constant Maturity Treasury rate and Bank of America/Merrill Lynch Index have increased at the time of surrender or partial withdrawal over their levels at the Risk Control Account Start Date, the Market Value Adjustment will be negative and will decrease the Surrender Value or amount you receive from a partial withdrawal. Similarly, if the Constant Maturity Treasury rate and Bank of America/Merrill Lynch Index have decreased at the time of surrender or partial withdrawal over their levels at the Risk Control Account Start Date, the Market Value Adjustment will be positive and will increase the Surrender Value or amount you receive from a partial withdrawal.

The Company uses both the Constant Maturity Treasury rate and Bank of America/Merrill Lynch Index in determining any Market Value Adjustment since together both indices represent a broad mix of investments whose values may be affected by changes in market interest rates.

We will increase the amount you will be paid from a partial withdrawal by the amount of any positive Market Value Adjustment, and in the case of a surrender of the Contract, we will increase your Surrender Value by the amount of any positive Market Value Adjustment. Conversely, we will decrease the amount you will be paid from a partial withdrawal by the amount of any negative Market Value Adjustment, and in the case of a surrender of the Contract, we will decrease your Surrender Value by the amount of any negative Market Value Adjustment.

The amount of the Market Value Adjustment also reflects in part any change in the Accumulation Credit Factor for the Risk Control Account(s) determined at the time of surrender or partial withdrawal. We use the change in the Accumulation Credit Factor measured from the last Risk Control Account Anniversary (prior Accumulation Credit Factor) to the date of surrender or partial withdrawal (current Accumulation Credit Factor) to increase or decrease the amount of the Market Value Adjustment. If the change in the Accumulation Credit Factor, the current Accumulation Credit Factor divided by the prior Accumulation Credit Factor, is positive (greater than one), we divide the amount of the withdrawal subject to the Market Value Adjustment by the change in the Accumulation Credit Factor, which will decrease the amount subject to the market value adjustment factor and thereby reduce the amount of any positive or negative Market Value Adjustment. Conversely, if the change is negative (less than one), we divide the amount of the withdrawal subject to the Market Value Adjustment by the change in the Accumulation Credit Factor, which will increase the amount subject to the market value adjustment factor and therefore increase the amount of any positive or negative Market Value Adjustment. If there is no change in the Accumulation Credit Factor (the current Accumulation Credit Factor divided by the prior Accumulation Credit Factor equals one), there will be no change in the amount of the withdrawal subject to the market value adjustment factor and in the amount of any positive or negative Market Value Adjustment.

The Market Value Adjustment helps us offset our costs and risks of owning fixed income investments and other investments we use to back the guarantees under your Contract from the Risk Control Account Start Date to the time of a surrender or partial withdrawal.

Application and Waiver

For each Risk Control Account, we will calculate the Market Value Adjustment as of the date we receive your Authorized Request for surrender or partial withdrawal in Good Order at our Administrative Office. If the Market Value Adjustment is positive, we will increase your Surrender Value or amount you receive from a partial withdrawal by the amount of the positive Market Value Adjustment. If the Market Value Adjustment is negative, we will decrease the Surrender Value or amount you receive from a partial withdrawal by the amount of the negative Market Value Adjustment.

We will not apply a Market Value Adjustment to:

1.	Death Benefit proceeds;

2.	Transfers;

3.	Partial withdrawals taken as required minimum distributions under the Internal Revenue Code that are withdrawn under a systematic withdrawal program we provide;

4.	Upon application of Contract Value to an Income Payout Option;

5.	Partial withdrawals and surrenders from a Risk Control Account on the Risk Control Account Maturity Date; and

6.	Partial withdrawals and surrenders from the Holding Account.

Market Value Adjustment Formula

A Market Value Adjustment is equal to the amount of the partial withdrawal or surrender from the Risk Control Account (W) divided by the result of the current Accumulation Credit Factor for the Risk Control Account divided by the prior Accumulation Credit Factor for the Risk Control Account then multiplied by the market value adjustment factor (MVAF) minus 1 or (W/(C/P))x(MVAF -1).

Where:

C = current Accumulation Credit Factor for the Risk Control Account (i.e., as of the date of withdrawal); and

P = prior Accumulation Credit Factor for the Risk Control Account (i.e., as of the Risk Control Account Anniversary immediately preceding the date of withdrawal).

MVAF = ((1 + I + K)/(1 + J + L)) ^N where:

I = The Constant Maturity Treasury Rate as of the Risk Control Account Start Date for a maturity consistent with the Risk Control Account Period;

J = Constant Maturity Treasury Rate as of the date of withdrawal for a maturity consistent with the remaining number of years (whole and partial) in the Risk Control Account Period;

(if there is no corresponding maturity of the Constant Maturity Treasury Rate, then the linear interpolation of the Constant Maturity Treasury Rates with maturities closest to N will be used to determine I and J.)

K = The Bank of America/Merrill Lynch Index as of the Risk Control Account Start Date;

L = The Bank of America/Merrill Lynch Index as of the date of withdrawal; and

N = The number of years (whole and partial) from the date of withdrawal until the Risk Control Account Maturity Date.

We determine I based on the Risk Control Account Period. For example, the Risk Control Account Period is 5 years. I would correspond to the 5-year Constant Maturity Treasury rate on the Risk Control Account Start Date. We determine J when you take a partial withdrawal or surrender. For example, the Risk Control Account Period is 5 years and you surrender the Contract 2 years into the Risk Control Account Period, J would correspond to the Constant Maturity Treasury rate consistent with the time remaining in the Risk Control Account Period or 3 years (3 = 5 - 2). For I and J where there is no Constant Maturity Treasury rate declared, we will use linear interpolation between declared Constant Maturity rates to determine I and J.

The value of K and L on any Business Day will be equal to the closing value of the Bank of America/Merrill Lynch Index on the previous Business Day.

If the publication of any component of the Market Value Adjustment indices is discontinued or if the calculation of the Market Value Adjustment indices is changed substantially, we may substitute a new index for the discontinued or substantially changed index, subject to approval by the insurance department in your state. Before we substitute a Market Value Adjustment index, we will notify you in writing of the substitution.

For examples of how we calculate Market Value Adjustments, see “Appendix A” to this Prospectus.

SURRENDER VALUE

If you surrender the Contract, you will receive the Surrender Value, as of the Business Day, we received your Authorized Request in Good Order. The Surrender Value is equal to your Contract Value at the end of the Valuation Period in which we receive your Authorized Request, minus any applicable Surrender Charge, adjusted for any applicable Market Value Adjustment for Risk Control Accounts. Surrender Charges do not apply to Series C Contracts.

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Upon payment of the Surrender Value, the Contract is terminated, and we have no further obligation under the Contract. We may require that the Contract be returned to our Administrative Office prior to making payment. The Surrender Value will not be less than the amount required by applicable state law. We will pay you the amount you request in connection with a full surrender by redeeming Accumulation Units from the Variable Subaccounts and/or Accumulation Credits from the Risk Control Accounts, and withdrawing Holding Account Value, if applicable.

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ACCESS TO YOUR MONEY

Partial Withdrawals

At any time during the Accumulation Period you may make partial withdrawals by Authorized Request in Good Order. The minimum partial withdrawal amount is $100. Although withdrawal of Risk Control Account Value is generally not permitted while there is Variable Subaccount Value, you may withdraw Risk Control Account Value on the Risk Control Account Maturity Date. You may provide specific instructions for withdrawal of Variable Subaccount Value. If you do not provide specific instructions, withdrawals will be processed on a Pro Rata basis from the value in all Variable Subaccounts. If there is insufficient Variable Subaccount Value, or no Variable Subaccount Value, Holding Account Value will be withdrawn. If there is insufficient Holding Account Value or no Holding Account Value, Risk Control Account Value will be withdrawn on a Pro Rata basis. Any applicable Surrender Charge and/or Market Value Adjustment will affect the amount available for a partial withdrawal. We will pay you the amount you request in connection with a partial withdrawal by redeeming Accumulation Units from the appropriate Variable Subaccounts withdrawing Holding Account Value, and/or redeeming Accumulation Credits from the appropriate Risk Control Accounts, if applicable.

To make a partial withdrawal, you must do so by Authorized Request in Good Order. Partial withdrawals for less than $25,000 and changes to systematic withdrawals are permitted by telephone and in writing. The written consent of all Owners and Irrevocable Beneficiaries must be obtained before we will process the partial withdrawal. If an Authorized Request in Good Order is received by 4:00 P.M. Eastern Time, it will be processed that day. If an Authorized Request in Good Order is received after 4:00 P.M. Eastern Time, it will be processed on the next Business Day. If a partial withdrawal would cause your Surrender Value to be less than $2,000, we will provide written notice that the Contract will be surrendered 15 Business Days following mailing of the notice unless the Surrender Value is increased to the minimum required value of $2,000.

Partial withdrawals may be subject to Surrender Charges (for Series B Contracts only) and/or a Market Value Adjustment (for Risk Control Accounts only). See “Fees and Expenses” and “Market Value Adjustment.” Partial withdrawals may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult your tax adviser before taking a partial withdrawal. See “Federal Income Tax Matters.”

Systematic Withdrawals. If elected at the time of the application or requested at any other time by Authorized Request in Good Order, you may elect to receive periodic partial withdrawals under our systematic withdrawal plan. Under the systematic withdrawal plan, we will make partial withdrawals (on a monthly, quarterly, semi-annual, or annual basis), as specified by you. Such withdrawals must be at least $100 each. Generally, you must be at least age 59½ to participate in the systematic withdrawal plan. The withdrawals may be requested on the following basis:

•	As a specified dollar amount; or

•	In an amount equal to your required minimum distribution under the Internal Revenue Code.

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For systematic withdrawals of Variable Subaccount Value, you may provide specific withdrawal instructions. If you do not provide instructions or if there is insufficient Variable Subaccount Value for the specified subaccounts, withdrawals will be processed on a Pro Rata basis from the value in all Variable Subaccounts. If there is insufficient Variable Subaccount Value, or no Variable Subaccount Value, Holding Account Value will be withdrawn. If there is insufficient Holding Account Value or no Holding Account Value, Risk Control Account Value will be withdrawn on a Pro Rata basis. No Surrender Charges or Market Value Adjustment will be deducted from systematic withdrawals to satisfy minimum required distributions established by the Internal Revenue Code. Other systematic withdrawals may be subject to Surrender Charges if they exceed the 10% annual free withdrawal amount. A Market Value Adjustment will be applied to all amounts taken from a Risk Control Account unless the systematic withdrawals are taken to satisfy minimum required distribution obligations.

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Participation in the systematic withdrawal plan will terminate on the earliest of the following events:

•	The Surrender Value falls below the minimum required value of $2,000;

•	A termination date that you have specified is reached;

•	You request that your participation in the plan cease; or

•	The Payout Date is reached.

There are federal income tax consequences to partial withdrawals through the systematic withdrawal plan and you should consult with your tax adviser before electing to participate in the plan. We may discontinue offering the systematic withdrawal plan at any time.

Annual Free Withdrawal Amount. For Series B Contracts, each Contract Year, you may withdraw up to 10% of the total Purchase Payments received that are within the Surrender Charge Period at the time of the withdrawal for that Contract Year without incurring a Surrender Charge. As long as the partial withdrawals you take during a Contract Year do not exceed the Annual Free Withdrawal Amount, we will not assess a Surrender Charge.

If you make a partial withdrawal of less than the Annual Free Withdrawal Amount, the remaining Annual Free Withdrawal Amount will be applied to any subsequent partial withdrawal which occurs during the same Contract Year. Any remaining Annual Free Withdrawal Amount will not carry over to a subsequent Contract Year. Partial annuitization will count toward the Annual Free Withdrawal Amount.

The annual free withdrawal is subtracted from full surrenders for purposes of calculating the Surrender Charge.

Waiver of Surrender Charges. We will not deduct a Surrender Charge for Series B Contracts in the case of a partial withdrawal or surrender where the Owner or Annuitant qualifies for the Nursing Home or Hospital or Terminal Illness waiver, as described below. Before granting the waiver, we may request a second opinion or examination of the Owner or Annuitant by one of our examiners. We will bear the cost of such second opinion or examination. Each waiver may be exercised only one time. The waivers described below do not apply to Series C Contracts, since those Contracts are not subject to Surrender Charges.

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Nursing Home or Hospital Waiver. We will not deduct a Surrender Charge in the case of a partial withdrawal or surrender where any Owner or Annuitant is confined to a licensed Nursing Home or Hospital, and has been confined to such Nursing Home or Hospital for at least 180 consecutive days after the latter of the Contract Issue Date or the date of change of the Owner or Annuitant. We require verification of confinement to the Nursing Home or Hospital, and such verification must be signed by the administrator of the facility (not available in Massachusetts).

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	•	Terminal Illness Waiver. We will not deduct a Surrender Charge in the case of a partial withdrawal or surrender where any Owner or Annuitant has a life expectancy of 12 months or less due to illness or accident. As proof, we require a determination of the Terminal Illness. Such determination must be signed by the physician making the determination after the latter of Contract Issue Date or the date of change of the Owner or Annuitant. The physician may not be a member of your or the Annuitant’s immediate family (not available in New Jersey).

Please see your Contract for more information.

The laws of your state may limit the availability of the Surrender Charge waivers and may also change certain terms and/or benefits under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a Surrender Charge because of the waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult a tax adviser to determine the effect of a partial withdrawal on your taxes.

Surrenders

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You may surrender your Contract for the Surrender Value at any time during the Accumulation Period by Authorized Request. If an Authorized Request in Good Order is received before 4:00 P.M. Eastern Time on a Business Day, it will be processed that day. If an Authorized Request in Good Order is received at or after 4:00 P.M. Eastern Time on a Business Day or on a non-Business Day, it will be processed on the next Business Day.
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To surrender your Contract, you must make an Authorized Request in Good Order to our Administrative Office. The consent of all Owners and Irrevocable Beneficiaries must be obtained before the Contract is surrendered.

Surrender Charges and/or a Market Value Adjustment may apply to your Contract surrender. See “Market Value Adjustment” and “Fees and Expenses.” A surrender may also be subject to income tax and, if taken before age 59½, an additional 10% federal penalty tax. You should consult a tax adviser before requesting a surrender. See “Federal Income Tax Matters.”

Partial Withdrawal and Surrender Restrictions

Your right to make partial withdrawals and surrender the Contract is subject to any restrictions imposed by any applicable law or employee benefit plan.

Right to Defer Payments

Generally, the amount of any partial withdrawal or full surrender will be paid to you within seven days after we receive your Authorized Request in Good Order. With respect to the Risk Control Accounts and Holding Accounts, we reserve the right to postpone payment for up to six months after we receive your Authorized Request in Good Order, subject to obtaining prior written approval by the state insurance commissioner if required by the law of the state in which we issued the Contract. In the event of postponement as described above, we will pay interest on the proceeds if required by state law, calculated at the effective annual rate and for the time period required under state law.

With respect to Variable Subaccounts, to the extent permitted by applicable law, we reserve the right to postpone payment of any partial withdrawal or full surrender or death benefit proceeds for any period when: (i) the New York Stock Exchange is closed (other than customary weekend and holiday closings), or the SEC determines that trading on the exchange is restricted; (ii) the SEC determines than an emergency exists such that disposal of securities held in the Variable Separate Account, or the termination of their value, is not reasonably practicable; or (iii) the SEC, by order, permits us to defer payment in order to protect persons with interests in the Funds. In addition, pursuant to SEC rules, if the money market fund available as one of the Fund options (the “Money Market Fund”) suspends payment of redemption proceeds in connection with the liquidation of the Money Market Fund, we may delay a transfer or payment of any partial withdrawal or full surrender from the Variable Subaccount investing in the Money Market Fund (“Money Market Subaccount”) until the Money Market Fund is liquidated. Moreover, if the Money Market Fund suspends payment of redemption proceeds in connection with the implementation of liquidity gates by such Money Market Fund, we will delay transfer or payment of any partial withdrawal or full surrender from the Money Market Subaccount until the removal of such liquidity gates.

Bailout Provision

We will set a single bailout rate for all Risk Control Accounts under the Secure Account option and a single bailout rate for all Risk Control Accounts under the Growth Account option. The bailout rate(s) will be prominently displayed on your Contract Data Page attached to the front of the cover page of the Contract and will not change during the life of your Contract. If the Index Rate Cap for your Risk Control Account is set below the bailout rate for that Risk Control Account, the Bailout Provision allows you to transfer the Risk Control Account Value from that Risk Control Account during the 30-day period following the Risk Control Account Anniversary by Authorized Request without the application of a Market Value Adjustment. If the bailout rate equals the Index Rate Cap for your Risk Control Account, you will not be eligible to transfer your Risk Control Account Value under the Bailout Provision. For example, if the bailout rate for the Secure Account is set at 1.00% and the Index Rate Cap for the Secure Account is set at 1.00%, you would not be eligible to transfer under the Bailout Provision. If you intend to withdraw Risk Control Account Value transferred from a Risk Control Account under the Bailout Provision, the Risk Control Account Value would first be transferred to the Variable Subaccounts according to your instructions and then withdrawn from the Variable Subaccounts without the application of a Market Value Adjustment. The amount withdrawn from the Variable Subaccounts may be subject to a Surrender Charge. Partial withdrawals and surrender of the Contract by an Owner before age 59½ may also be subject to a ten percent tax. See “Federal Income Tax Matters” on page 59. We must receive your Authorized Request under the Bailout Provision in Good Order during the 30-day period following the Risk Control Account Anniversary. At any time the Index Rate Cap for your Risk Control Account is less than the bailout rate specified on your Contract Data Page, we may, at our discretion, restrict transfers into that Risk Control Account.

The Bailout Provision applies to all Risk Control Accounts.

DEATH BENEFIT

Death of the Owner

If the Owner dies during the Accumulation Period (if there are joint Owners, the Death Benefit will become payable after the first joint Owner dies), a Death Benefit will become payable to the Beneficiary. We will pay the Death Benefit after we receive the following at our Administrative Office in a form and manner satisfactory to us:

•	Proof of Death of the Owner while the Contract is in force;

•	our claim form from each Beneficiary, properly completed; and

•	any other documents we require.

The Death Benefit will equal your Contract Value on the date we receive all the documents listed above. If we receive Proof of Death before 4:00 P.M. Eastern Time, we will determine the amount of the Death Benefit as of that day. If we receive Proof of Death at or after 4:00 P.M. Eastern Time, we will determine the amount of the Death Benefit as of the next Business Day. The Death Benefit proceeds will be paid within 7 days after our receipt of due proof of death and all other required documents as described above.

No Surrender Charges or Market Value Adjustments will apply to the Death Benefit.

Within 60 days after we receive Proof of Death, the Beneficiary must elect the payment method for the Death Benefit. Those options are described below. We will pay the Death Benefit in a manner that complies with the requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable. If one or more Beneficiaries do not elect a payment method within 60 days of our receipt of due proof of death of the Owner we will pay the Death Benefit proceeds to each Beneficiary under the payment method elected by the Beneficiary or in a single lump-sum payment if the Beneficiary has not elected a payment method..

Death of Annuitant While the Owner is Living

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If an Owner is a natural person and the Annuitant dies during the Accumulation Period, the following will occur: (i) if there is a surviving Joint Annuitant, the surviving Joint Annuitant will become the Annuitant; and (ii) if there is no Joint Annuitant, the Owner (Primary Owner if Joint Owner) will become the Annuitant. If, however, the Owner is not a natural person and the Annuitant dies during the Accumulation Period, the
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following will occur: (i) if there is a surviving Joint Annuitant, the surviving Joint Annuitant will become the Annuitant; and (ii) if there is no Joint Annuitant, the Beneficiary must elect to receive the Death Benefit proceeds. If you have any questions concerning the criteria you should use when choosing Annuitants under the Contract, consult your financial professional.

Death Benefit Payment Options

The following rules apply to the payment of the Death Benefit under a Non-Qualified Contract:

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Spouses – If the sole Beneficiary is the surviving Spouse of the deceased Owner, then he or she may choose to continue the Contract and become the new Owner (except under certain Qualified Contracts). At the death of the surviving Spouse, this provision may not be used again, even if that surviving Spouse remarries. In that case, the rules for non-Spouses will apply. A surviving Spouse may also elect to receive the Death Benefit proceeds in a lump sum, apply the proceeds to an Income Payout Option, or receive the Death Benefit proceeds within five years of the date of the Owner’s death.

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Non-Spouses – If the Beneficiary is not the surviving Spouse of the deceased Owner, then this Contract cannot be continued. Instead, upon the death of any Owner, the Beneficiary must choose one of the following:

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Receive the Death Benefit (if the Beneficiary is a natural person) pursuant to one of the Income Payout Options. Payments under an Income Payout Option must begin within one year of the Owner’s death and must not extend beyond a period certain equal to the Beneficiary’s life expectancy;

	•	Receive the Death Benefit in one lump sum following our receipt of Proof of Death; or

	•	Receive the Death Benefit in one lump sum, deferred for up to five years from the date of the Owner’s death.

If the Contract is issued in New Jersey or Oregon and the Beneficiary is the surviving Partner of the deceased Owner, he or she may elect to continue the Contract as the sole Owner for a period not to exceed five years from the date of the Owner’s death rather than receiving payment of the death benefit proceeds immediately.

Upon receipt of Proof of Death, the Beneficiary must instruct us how to treat the proceeds subject to the distribution rules discussed above. Other minimum distribution rules apply to Qualified Contracts.

Death of Owner or Annuitant After the Payout Date

If an Annuitant dies during the Payout Period, remaining income payments or Death Benefit proceeds, if any, will be distributed as provided by the Income Payout Option in effect. The Income Payout Option in effect will determine whether additional income payments or a Death Benefit apply.

If an Owner dies during the Payout Period, any remaining income payments will be distributed at least as rapidly as provided by the Income Payout Option in effect.

Interest on Death Benefit Proceeds

Interest will be paid on lump sum Death Benefit proceeds if required by state law. Interest, if any, will be calculated at the rate and for the time period required by state law.

Abandoned Property Requirements

Every state has unclaimed property laws which generally declare annuity contracts to be abandoned after a period of inactivity of three to five years from the date the Death Benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. The “escheatment” is revocable, however, and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. To prevent such escheatment, it is important that you update your Beneficiary designations, including addresses, if and as they change. To make such changes, please contact us by writing to us or calling us at our Administrative Office.

INCOME PAYMENTS THE PAYOUT PERIOD

Payout Date

When you purchase the Contract, we will set the Payout Date as the Contract Anniversary following the Annuitant’s 95th birthday. If there are Joint Annuitants, we will set the Payout Date based on the age of the oldest Joint Annuitant. Please refer to the Data Page of your Contract for details.

You may change the Payout Date by sending an Authorized Request in Good Order to our Administrative Office provided: (i) the request is made while an Owner is living; (ii) the request is received at our Administrative Office at least 30 days before the anticipated Payout Date; (iii) the requested Payout Date is at least two years after the Contract Issue Date; and (iv) the requested Payout Date is no later than the anticipated Payout Date as shown on your Contract Data Page. Any such change is subject to any maximum maturity age restrictions that may be imposed by law.

Payout Period

The Payout Period is the period of time that begins on the Payout Date and continues until we make the last payment as provided by the Income Payout Option chosen. On the first day of the Payout Period, the Contract Value will be applied to the Income Payout Option you selected. A Surrender Charge (in the case of Series B Contracts only) and Market Value Adjustment will not apply to proceeds applied to an Income Payout Option. You cannot change the Annuitant or Owner on or after the Payout Date for any reason.

Terms of Income Payments

We use fixed rates of interest to determine the amount of fixed income payments payable under the Income Payout Options. Fixed income payments are periodic payments from us to the designated Payee, the amount of which is fixed and guaranteed by us. The amount of each payment depends on the form and duration of the Income Payout Option chosen, the age of the Annuitant, the gender of the Annuitant (if applicable), the amount applied to purchase the Income Payments and the applicable income purchase rates in the Contract. The income purchase rates in the Contract are based on a minimum guaranteed interest rate of 1%. We may, in our discretion and on a non-discriminatory basis, make Income Payments in an amount based on a higher interest rate. Once income payments begin, you cannot change the terms or method of those payments. We do not apply a Surrender Charge or Market Value Adjustment to income payments.

The Owner may name the person to receive income payments. If no person is named, payments will be made to the Owner.

We will make the first income payment on the Payout Date. We may require proof of age and gender (if the Income Payout Option Rates is based on gender) of the Annuitant/Joint Annuitants before making the first income payment. To receive income payments, the Annuitant/Joint Annuitant must be living on the Payout Date and on the date that each subsequent payment is due as required by the terms of the Income Payout Option. We may require proof from time to time that this condition has been met.

INCOME PAYOUT OPTIONS

Election of an Income Payout Option

You and/or the Beneficiary may elect to receive one of the Income Payout Options described under “Options” below. The Income Payout Option and distribution, however, must satisfy the applicable distribution requirements of Section 72(s) or 401(a)(9) of the Internal Revenue Code, as applicable.

The election of an Income Payout Option must be made by Authorized Request. The election is irrevocable after the payments commence. The Payee may not assign or transfer any future payments under any option.

The amount applied under each option must be at least $2,500, or the amount required to provide an initial monthly income payment of $20.

We will make income payments monthly, quarterly, semiannually, or annually for the Installment Option. Life Income and Joint Survivor options allow monthly income payments. We will also furnish the amount of such payments on request. Payments that are less than $20 will only be made annually.

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If you do not select an Income Payout Option, we will make monthly payments on the following basis, unless the Internal Revenue Code requires that we pay in some other manner in order for this Contract to qualify as an annuity or to comply with Section 401(a)(9), in which case we will comply with those requirements;
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•	Life Income Option with a 10-Year Guaranteed Period Certain (as described below) for Contracts with one Annuitant; and

•	Joint and Survivor Life Income Option with a 10-Year Guaranteed Period Certain (as described below) for Contracts with two Annuitants.

You may change your Income Payout Option any time before payments begin on the Payout Date.

Options

We offer the following Income Payout Options described below. The frequency and duration of income payments will affect the amount you receive with each payment. In general, if income payments are expected to be made over a longer period of time, the amount of each income payment will be less than the amount of each income payment if income payments are expected to be made over a shorter period of time. Similarly, more frequent income payments will result in the amount of each income payment being lower than if income payments were made less frequently for the same period of time.

Option 1 – Installment Option. We will pay monthly income payments for a chosen number of years, not less than 10, nor more than 30. If the Annuitant dies before income payments have been made for the chosen number of years: (a) income payments will be continued for the remainder of the period to the Payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 1 rates, will be paid to the Payee or to the Owner, if there is no surviving Payee. For purposes of the present value calculation, guaranteed rates will be used.

Option 2 – Life Income Option – Guaranteed Period Certain. We will pay monthly income payments for as long as the Annuitant lives. If the Annuitant dies before all the income payments have been made for the guaranteed period certain: (a) income payments will be continued for the remainder of the guaranteed period to the Payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 2 rates, will be paid to the Payee or to the Owner, if there is no surviving Payee. For purposes of the present value calculation, guaranteed rates will be used. The guaranteed period certain choices are 0 (life income only), 5, 10, 15, or 20 years.

Option 3 – Joint and Survivor Life Income Option – Guaranteed Period Certain. We will pay monthly income payments for as long as either of the Annuitants lives. If at the death of the second surviving Annuitant, income payments have been made for less than 10 years: (a) income payments will be continued for the remainder of the guaranteed period certain to the Payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 3 rates, will be paid to the Payee or to the Owner, if there is no surviving Payee. For purposes of the present value calculation, guaranteed rates will be used.

The Income Payout Options described above may not be offered in all states. Further, we may offer other Income Payout Options. More than one option may be elected. If your Contract is a Qualified Contract, not all options may satisfy required minimum distribution rules. Consult a tax advisor. Option 2 and Option 3 pay monthly income payments. We do allow partial annuitization. Partial annuitization will count toward the Annual Free Withdrawal Amount.

FEDERAL INCOME TAX MATTERS

The following discussion is general in nature and is not intended as tax advice. Each person concerned should consult a competent tax adviser. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money—generally for retirement purposes. If you invest in an annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your contract is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. See “Non-Natural Person” below for a discussion of Non-Qualified Contracts owned by persons such as corporations and trusts that are not natural persons.

Tax Status of the Contracts

Tax law imposes several requirements that annuities must satisfy in order to receive the tax treatment normally accorded to annuity contracts.

Diversification Requirements. Section 817(h) of the Code provides that separate account investment underlying a contract must be “adequately diversified” in accordance with Treasury regulations in order for the Contract to qualify as an annuity contract under Section 72 of the Code. The Variable Account, through each Fund, intends to comply with the diversification requirements prescribed in regulations under Section 817(h) of the Code, which affect how the assets in the various Subaccounts may be invested. Although we do not have direct control over the Funds in which the Variable Account invests, we believe that each Fund in which the Variable Account owns shares will meet the diversification requirements, and therefore, the Contract will be treated as an annuity contract under the Code.

Owner Control. In certain circumstances, owners of variable annuity contracts have been considered for Federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the Contract Owners have been currently taxed on income and gains attributable to the variable account assets. There is limited guidance in this area, and some features of the Contract, such as the flexibility of an owner to allocate premium payments and transfer amounts among the investment divisions of the separate account, have not been explicitly addressed in published rulings. While we believe that the Contract does not give Owners investment control over separate account assets, we reserve the right to modify the Contract as necessary to prevent an Owner from being treated as the Owner of the separate account assets supporting the Contract.

Required Distributions. In order to be treated as an annuity contract for Federal income tax purposes, Section 72(s) of the Internal Revenue Code requires any Non-Qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, Section 72(s) requires that (i) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (ii) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death unless distributions are made over life or life expectancy, beginning within one year of the death of the Owner. However, if the designated Beneficiary is the surviving spouse of the deceased Owner, the Contract may be continued with the surviving spouse as the new Owner.

The Non-Qualified Contracts contain provisions that are intended to comply with these Internal Revenue Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Other rules may apply to Qualified Contracts.

Taxation of Non-Qualified Contracts

Non-Natural Person. If a non-natural person (e.g., a corporation or a trust) owns a Non-Qualified Contract, the taxpayer generally must include in income any increase in the excess of the account value over the investment in the Contract (generally, the Purchase Payments or other consideration paid for the Contract) during the taxable year. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax adviser.

The following discussion generally applies to Contracts owned by natural persons.

Withdrawals. When a withdrawal from a Non-Qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the Contract Value, without adjustment for any applicable Surrender Charge, immediately before the distribution over the Owner’s investment in the Contract (generally, the Purchase Payments or other consideration paid for the Contract, reduced by any amount previously distributed from the Contract that was not subject to tax) at that time. The Contract Value immediately before a withdrawal may have to be increased by any positive Market Value Adjustment that results from a withdrawal. There is, however, no definitive guidance on the proper tax treatment of Market Value Adjustments and you may want to discuss the potential tax consequences of a Market Value Adjustment with your tax adviser. In the case of a surrender under a Non-Qualified Contract, the amount received generally will be taxable only to the extent it exceeds the Owner’s investment in the Contract.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the contract” generally equals the amount of any non-deductible Purchase Payment paid by or on behalf of any individual. In many cases, the “investment in the contract” under a Qualified Contract can be zero.

Penalty Tax on Certain Withdrawals. In the case of a distribution from a Non-Qualified Contract and Qualified Contract, there may be an imposed federal tax penalty equal to ten percent of the amount treated as income. In general, however, there is no penalty on distributions if they are:

•	made on or after the taxpayer reaches age 59½;
•	made on or after the death of an Owner;
•	attributable to the taxpayer’s becoming disabled; or
•	made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Additional exceptions may apply to distributions from a Qualified Contract. You should consult a qualified tax adviser.

Income Payments. Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each income payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an income payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of income payments, as determined when income payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each income payment is subject to tax as ordinary income.

Partial Annuitization. If part of an annuity contract’s value is applied to an annuity option that provides payments for one or more lives or for a period of at least ten years, those payments may be taxed as annuity payments instead of withdrawals. The payment options under the Contract are intended to qualify for this “partial annuitization” treatment.

Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, such amounts are includible in the income of the recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as surrender of the Contract, or (ii) if distributed under a payout option, they are taxed in the same way as income payments.

Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

Multiple Contracts. All Non-Qualified deferred annuity contracts that are issued by us (or our affiliates) to the same Owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such Owner’s income when a taxable distribution occurs.

Further Information. We believe that the Contracts will qualify as annuity contracts for Federal income tax purposes and the above discussion is based on that assumption.

Taxation of Qualified Contracts

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The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan. Your rights under a Qualified Contract may be subject to the terms of the retirement plan itself, regardless of the terms of the Qualified Contract. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law. This Contract is available as a qualified contract as follows.
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Individual Retirement Annuities (IRAs), as defined in Section 408 of the Internal Revenue Code, permit individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. Distributions from certain retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A

10% penalty tax generally applies to distributions made before age 59½, unless an exception applies. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversation to Roth IRAs.

Roth IRAs, as described in Internal Revenue Code Section 408A, permit certain eligible individuals to contribute to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax and other special rules apply. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (i) before age 59½ (subject to certain exceptions), or (ii) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. Distributions that are rolled over to an IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. Beginning in 2015, an individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions to Roth IRAs.

Other Tax Issues. Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. You should refer to your retirement plan, adoption agreement, or consult a tax adviser for more information about these distribution rules.

Distributions from Qualified Contracts generally are subject to withholding for the Owner’s federal income tax liability. The withholding rate varies according to the type of distribution and the Owner’s tax status. The Owner will be provided the opportunity to elect not have tax withheld from distributions.

“Eligible rollover distributions” from Section 401(a), 403(b), and governmental 457 plans are subject to a mandatory federal income tax withholding of 20%. For this purpose, an eligible rollover distribution is any distribution to an employee (or employee’s spouse or former spouse as Beneficiary or alternate Payee) from such a plan, except certain distributions such as distributions required by the Internal Revenue Code, distributions in a specified annuity form, or hardship distributions. The 20% withholding does not apply, however, to nontaxable distributions or if the employee chooses a “direct rollover” from the plan to a tax-qualified plan, IRA or tax sheltered annuity or to a governmental 457 plan that agrees to separately account for rollover contributions.

Federal Estate Taxes, Gift and Generation-Skipping Transfer Taxes

While no attempt is being made to discuss in detail the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the contingent Owner or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.

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Under certain circumstances, the Internal Revenue Code may impose a “generation skipping transfer (“GST”) tax” when all or part of an annuity contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Internal Revenue Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS. For 2018, the federal estate tax, gift tax and GST tax exemptions and maximum rates are $11,200,000 and 40%, respectively.
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The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Medicare Tax

Distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

Same-Sex Spouses

The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax adviser for more information on this subject.

Annuity Purchases By Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax adviser with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of the Contract and do not intend the above discussion as tax advice.

Important Information about the Indices

Bank of America/Merrill Lynch Index

The Contract is not sponsored, endorsed, sold or promoted by Bank of America/Merrill Lynch (“BofA Merrill Lynch”). BofA Merrill Lynch has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Contract, nor makes any representation or warranty, express or implied, to the Owners of the Contract or any member of the public regarding the Contract or the advisability of investing in the Contract, particularly the ability of the Bank of America/Merrill Lynch Index to track performance of any market or strategy. BofA Merrill Lynch’s only relationship to the Company is the licensing of certain trademarks and trade names and indices or components thereof. The Bank of America/Merrill Lynch Index is determined, composed and calculated by BofA Merrill Lynch without regard to the Company or the Contract or its Owners. BofA Merrill Lynch has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the Bank of America/Merrill Lynch Index. BofA Merrill Lynch is not responsible for and has not participated in the determination of the timing of, prices of, or quantities of the Contract to be issued or in the determination or calculation of the equation by which the Contract is to be priced, sold, purchased, or redeemed. BofA Merrill Lynch has no obligation or liability in connection with the administration, marketing, or trading of the Contract.

BOFA MERRILL LYNCH DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE BANK OF AMERICA/MERRILL LYNCH INDEX OR ANY DATA INCLUDED THEREIN AND BOFA MERRILL LYNCH SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, UNAVAILABILITY, OR INTERRUPTIONS THEREIN. BOFA MERRILL LYNCH MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, HOLDERS OF THE PRODUCT OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BANK OF AMERICA/MERRILL LYNCH INDEX OR ANY DATA INCLUDED THEREIN. BOFA MERRILL LYNCH MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, WITH RESPECT TO THE BANK OF AMERICA/MERRILL LYNCH INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL BOFA MERRILL LYNCH HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, CONSEQUENTIAL DAMAGES, OR LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Bank of America/Merrill Lynch Index is a trademark of Bank of America/Merrill Lynch or its affiliates and has been licensed for use by the Company.

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S&P 500 Index. The Contract is not sponsored, endorsed, sold or promoted by Standard & Poor’s, a division of the McGraw-Hill companies, Inc. (“S&P”). S&P makes no representation or warranty, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to the Company is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index which is determined, composed and calculated by S&P without regard to the Company or the Contract. S&P has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Contract.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
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The S&P 500 Index is a stock market index based on the market capitalizations of 500 leading companies publicly traded in the U.S. stock market, as determined by Standard & Poors. The S&P 500 Index can go up or down based on the stock prices of the 500 companies that comprise the Index. The S&P 500 Index does not include dividends paid on the stocks comprising the Index and therefore does not reflect the full investment performance of the underlying stocks.

The S&P 500 Index is a trademark of Standard & Poors or its affiliates and has been licensed for use by the Company.

MSCI EAFE Index. The Contract is not sponsored, endorsed, sold or promoted by Morgan Stanley Capital International Inc. (“MSCI”). MSCI makes no representation or warranty, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the MSCI EAFE Index to track general stock market performance. MSCI’s only relationship to the Company is in the licensing of certain trademarks and trade names of MSCI and of the MSCI EAFE Index which is determined, composed and calculated by MSCI without regard to the Company or the Contract. MSCI has no obligation to take the needs of the Company or the Owners of the Contract into consideration in determining, composing or calculating the MSCI EAFE Index. MSCI is not responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in determination or calculation of the equation by which the Contract is to be converted into cash. MSCI has no obligation or liability in connection with the administration, marketing or trading of the Contract.

MSCI DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE MSCI EAFE INDEX OR ANY DATA INCLUDED THEREIN AND MSCI SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. MSCI MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE MSCI INDEX OR ANY DATA INCLUDED THEREIN. MSCI MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MSCI EAFE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The MSCI EAFE Index is an equity index which captures large and mid cap representation across developed markets countries around the world, excluding the U.S. and Canada. With 912 constituents, the MSCI EAFE Index covers approximately 85% of the free float-adjusted market capitalization in each country.

The MSCI EAFE Index is a trademark of MSCI or its affiliates and has been licensed for use by the Company.

OTHER INFORMATION

Distribution of the Contract

We offer the Contract on a continuous basis. We have entered into a distribution agreement with our affiliate, CBSI, for the distribution of the Contract. MEMBERS Life Insurance Company and CBSI are both wholly-owned subsidiaries of CUNA Mutual Investment Corporation. The principal business address of CBSI is 2000 Heritage Way, Waverly, IA 50677. Contracts are sold by licensed insurance agents (the “Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of CBSI or other affiliated and unaffiliated broker-dealer firms (the “Selling Broker-Dealers”) registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and who have entered into the Company’s selling agreements with us and the principal underwriter, CBSI

We pay CBSI and/or our affiliates pay the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to CBSI and the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and the Selling Agent. The Selling Agents are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of the Company. Selling Agents who are registered representatives of CBSI or our affiliates are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements, and non-cash items that we may jointly provide with CBSI or our affiliates. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. Sales of the Contracts may help registered representatives of CBSI qualify for such benefits.

The amount and timing of commissions we may pay to Selling Broker-Dealers may vary depending on the selling agreement and the Contract sold but is not expected to be more than 7.25% of each Purchase Payment. We may also pay asset-based commission (sometimes called trail commissions) in addition to the Purchase Payment-based commission. We may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations.

We also pay compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of ours, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. These allowances may be based on a percentage of each Purchase Payment.

In addition to the compensation described above, we may make additional cash payments, in certain circumstances referred to as “override” compensation or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, increased access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of our products, assistance in training and education of the Selling Agents, and opportunities for us to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our annuity contracts (including the Contract) and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions and other incentives or payments described above are not charged directly to you. We intend to recover commissions and other compensation, marketing, administrative and other expenses and costs of Contract benefits through the fees and charges imposed under the Contract.

Cyber Security

Our business is highly dependent upon the effective operation of our computer systems and those of our business partners, so that our business is potentially susceptible to operational and information security risks resulting from a cyber-attack. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, denial of service on websites and other operational disruption and unauthorized release of confidential customer information. Cyber-attacks affecting us, CBSI, and intermediaries may adversely affect us and your Contract Value. For instance, cyber-attacks may interfere with our processing of Contract transactions, cause the release and possible destruction of confidential Owner or business information, impede order processing, subject us and/or CBSI and intermediaries to regulatory fines and financial losses and/or cause reputational damage. There can be no assurance that we or CBSI will avoid losses affecting your Contract due to cyber-attacks or information security breaches in the future.

Authority to Change

Only the President or Secretary of the Company may change or waive any of the terms of your Contract. Any change must be in writing and signed by the President or Secretary of the Company. You will be notified of any such change, as required by law.

Incontestability

We consider all statements in your application (in the absence of fraud) to be representations and not warranties. We will not contest your Contract.

Misstatement of Age or Gender

If an Annuitant’s date of birth is misstated, we will adjust the income payments under the Contract to be equal to the payout amount the Contract Value would have purchased based on the Annuitant’s correct date of birth. If an Annuitant’s gender has been misstated, and the Life Income Rate Type is based on gender, we will adjust the income payments under the Contract to be equal to the payout amount the Contract Value would have purchased based on the Annuitant’s correct gender. We will add any underpayments to the next payment. We will subtract any overpayment from future payments. We will not credit or charge any interest to any underpayment or overpayment.

Conformity with Applicable Laws

The provisions of the Contract conform to the minimum requirements of the state in which the Contract is delivered (i.e., the “state of issue”). The laws of the state of issue control any conflicting laws of any other state in which the Owner may live on or after the Contract Issue Date. If any provision of your Contract is determined not to provide the minimum benefits required by the state in which the Contract is issued, such provision will be deemed to be amended to conform or comply with such laws or regulations. Further, the Company will amend the Contract to comply with any changes in law governing the Contract or the taxation of benefits under the Contract.

Reports to Owners

At least annually, we will mail a report to you at your last known address of record, a report that will state the beginning and end dates for the current report period; your Contract Value at the beginning and end of the current report period; the amounts that have been credited and debited to your Contract Value during the current report period, identified by the type of activity the amount represents; the Surrender

Value at the end of the current report period; and any other information required by any applicable law or regulation.

You also will receive confirmations of each financial transaction, such as transfers, withdrawals, and surrenders.

Change of Address

You may change your address by writing to us at our Administrative Office. If you change your address, we will send a confirmation of the address change to both your old and new addresses.

Inquiries

You may make inquiries regarding your Contract by writing to us or calling us at our Administrative Office.

CORPORATE HISTORY OF THE COMPANY

We are a wholly-owned indirect subsidiary of CMFG Life Insurance Company (“CMFG Life”) and a direct wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). We were formed by CMFG Life on February 27, 1976, as a stock life insurance company under the laws of the State of Wisconsin for the purpose of writing credit disability insurance. The original name of the Company was CUDIS Insurance Society, Inc. On August 3, 1989, the Company’s name changed to CUMIS Life Insurance, Inc., and was subsequently changed to its current name on January 1, 1993. League Life Insurance Company (Michigan) merged into the Company on January 1, 1992 in connection with the concurrent merger of MEMBERS Life Insurance Company (Texas) into the Company. We re-domiciled from Wisconsin to Iowa on May 3, 2007. On February 17, 2012, we amended and restated our Articles of Incorporation to change our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 and any other line of insurance or annuity business authorized by the laws of the State of Iowa. Currently, we have no employees.

CMFG Life is a stock insurance company organized on May 20, 1935 and domiciled in Iowa. CMFG Life is one of the world’s largest direct underwriters of credit life and disability insurance, and is a major provider of qualified pension products to credit unions. Further, CMFG Life and its affiliated companies currently offer deferred and immediate annuities, individual term and permanent life insurance, and accident and health insurance. In 2012, CMFG Life was reorganized as a wholly-owned subsidiary of CUNA Mutual Financial Group, Inc. which is a wholly-owned subsidiary of CUNA Mutual Holding Company, a mutual holding company organized under the laws of the State of Iowa.

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The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. In 2017, approximately 62%, 24%, and 5% of the premiums paid under policies issued by the Company were generated in Michigan, Texas and California, respectively. No other state accounts for more than 5% of the premiums paid under policies previously issued by the Company for the year ended December 31, 2017. In 2017, approximately 9% of annuity contract sales were generated in Michigan, 8% were in Pennsylvania, 7% were in Iowa, 6% were in California, Indiana and Wisconsin and 5% were in Texas. No other state accounts for more than 5% of annuity contract sales in 2017. As of December 31, 2017, we had more than $2.6 million in assets and we had more than $86 million of life insurance in force.

In August 2013, the Company began issuing an Index-Linked Annuity Contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium variable and index-linked deferred annuity contract under this Contract. These annuity contracts account for all the new sales of the Company. The Company also serves existing blocks of individual and group life policies.
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CMFG Life provides significant services required in the conduct of the Company’s operations. We have entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement for the

administration of our business pursuant to which CMFG Life performs certain administrative functions related to agent licensing, payment of commissions, actuarial services, annuity policy issuance and service, accounting and financial compliance, market conduct, general and informational services and marketing as well as share certain resources and personnel with us; and pursuant to which CMFG Life provides us with certain procurement, disbursement, billing and collection services.

You may write us at 2000 Heritage Way, Waverly, Iowa 50677-9202, or call us at 1-800-798-5500.

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We share office space with our indirect parent, CMFG Life. CMFG Life occupies office space in Madison, Wisconsin and Waverly, Iowa that is owned by CMFG Life. Expenses associated with the facilities are allocated to us through the Amended and Restated Expense Sharing Agreement.
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Financial Information

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Our financial statements have been prepared in accordance with generally accepted accounting principles used in the United States (“U.S. GAAP”).
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Investments

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Our investment portfolio consists primarily of fixed income securities.
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Reinsurance

We reinsure our life insurance exposure with an affiliated insurance company under a traditional indemnity reinsurance arrangement. We entered into a coinsurance agreement with CMFG Life in 2012. Under this agreement, we agreed to cede 95% of all insurance in force, including annuity contracts, as of October 31, 2012 to CMFG Life. On September 30, 2015, the Company amended its coinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, we entered into a second coinsurance agreement to cede 100% of all business issued on and after January 1, 2013 to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to the Contract. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities.

Policy Liabilities and Accruals

The applicable accounting standards and state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies.

POTENTIAL RISK FACTORS THAT MAY AFFECT OUR BUSINESS AND OUR FUTURE RESULTS

Although economic conditions both domestically and globally have continued to improve since the financial crisis in 2008, we remain vulnerable to market uncertainty and continued financial instability of national, state and local governments. Continued difficult conditions in the global capital markets and economy could deteriorate in the near future and affect our financial position and our level of earnings from our operations.

Markets in the United States and elsewhere experienced extreme volatility and disruption since the second half of 2007, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets. This volatility and disruption reached unprecedented levels in late 2008 and early 2009. The United States entered a severe recession and recovery was slow with long-term high unemployment rates and lower average household income levels. One of the strategies used by the U.S. government to stimulate the economy has been to keep interest rates low and increase the supply of

United States dollars. While these strategies have appeared to have had positive effects, any future economic downturn or market disruption could negatively impact our ability to invest our funds.

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Specifically, if market conditions deteriorate in 2018 or beyond:
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•	our investment portfolio could incur other-than-temporary impairments;

•	due to potential downgrades in our investment portfolio, we could be required to raise additional capital to sustain our current business in force and new sales of our annuity products, which may be difficult in a distressed market. If capital would be available, it may be at terms that are not favorable to us; or

•	our liquidity could be negatively affected and we could be forced to further limit our operations and our business could suffer, as we need liquidity to pay our policyholder benefits and operating expenses.

The principal sources of our liquidity are monthly settlements under the coinsurance agreements with CMFG Life, annuity deposits, investment income, proceeds from the sale, maturity and call of investments and capital contributions from CMFG Life.

Governmental initiatives intended to improve global and local economies that have been adopted may not be effective and, in any event, may be accompanied by other initiatives, including new capital requirements or other regulations that could materially affect our results of operations, financial condition and liquidity in ways that we cannot predict.

We are subject to extensive laws and regulations that are administered and enforced by a number of different regulatory authorities including state insurance regulators, the National Association of Insurance Commissioners (“NAIC”) and the SEC. Some of these authorities are or may in the future consider enhanced or new regulatory requirements intended to prevent future crises or otherwise assure the stability of institutions under their supervision. These authorities may also seek to exercise their supervisory or enforcement authority in new or more robust ways. All of these possibilities, if they occurred, could affect the way we conduct our business and manage our capital, and may require us to satisfy increased capital requirements, any of which in turn could materially affect our results of operations, financial condition and liquidity.

We face potential competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to attract new customers and maintain our profitability and financial strength. It may also impair our ability to retain customers which could increase surrenders and impact profitability and financial strength.

We operate in a highly competitive industry. Many of our competitors are substantially larger and enjoy substantially greater financial resources, claims-paying ability and financial strength, broader and more diversified product lines and more widespread distribution relationships. Our annuity products compete with fixed indexed, traditional fixed rate and variable annuities (and combinations thereof) sold by other insurance companies and also with mutual fund products, traditional bank investments and other investment and retirement funding alternatives offered by asset managers, banks and broker-dealers. Our annuity products also compete with products of other insurance companies, financial intermediaries and other institutions based on a number of factors, including crediting rates, policy terms and conditions, services provided to distribution channels and policyholders, ratings, reputation and distribution compensation.

Our ability to compete will depend in part on the performance of our products. We will not be able to accumulate and retain assets under management for our products if our products underperform the market or the competition, since such underperformance likely would result in asset withdrawals and reduced sales.

We compete for distribution sources for our products. We believe that our success in competing for distributors will depend on factors such as our financial strength, the services we provide to, and the relationships we develop with these distributors and offering competitive commission structures. Our distributors will generally be free to sell products from whichever providers they wish, which makes it important for us to continually offer distributors products and services they find attractive. If our products or services fall short of distributors’ needs, we may not be able to establish and maintain satisfactory relationships with distributors of our annuity products. Our ability to compete will also depend in part on our ability to develop innovative new products and bring them to market more quickly than our competitors. In order for us to compete in the future, we will need to continue to bring innovative products to market in a timely fashion. Otherwise, our revenues and profitability could suffer.

The loss of key employees could disrupt our operations.

Our success depends in part on the continued service of key executives within our Company and our ability to attract and retain additional executives and employees. The loss of key employees or our inability to recruit and retain additional qualified personnel could cause disruption in our business and prevent us from fully implementing our business strategies, which could materially and adversely affect our business, growth and profitability.

Changes in state and federal regulation may affect our profitability.

We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which we transact business. Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems.

Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

State insurance regulators and the NAIC continually reexamine existing laws and regulations and may impose changes in the future.

We are subject to the NAIC’s risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. We also may be required, under solvency or guaranty laws of most states in which we do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities for insolvent insurance companies.

Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. In addition, legislation has been enacted which could result in the federal government assuming some role in the regulation of the insurance industry.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) enacted in July 2010 made sweeping changes to the regulation of financial services entities, products and markets. The Dodd-Frank Act directed existing and newly-created government agencies and bodies to perform studies and promulgate a multitude of regulations implementing the law, a process that has substantially advanced but is not yet complete. While a number of studies and much of the rule-making process has already been completed, there continues to be uncertainty regarding the results of ongoing studies and the ultimate requirements of regulations that have not yet been adopted. Although the new presidential administration has indicated a desire to revise or reverse some of its provisions, the fate of these proposals is unclear, and we cannot predict with certainty how the Dodd-Frank Act will continue to affect the financial markets generally, or impact our business, ratings, results of operations, financial condition or liquidity.

Among other things, the Dodd-Frank Act imposes a comprehensive new regulatory regime on the over-the-counter (“OTC”) derivatives marketplace and grants new joint regulatory authority to the United States Securities and Exchange Commission (the “SEC”) and the U.S. Commodity Futures Trading Commission (“CFTC”) over OTC derivatives. While the SEC and CFTC continue to promulgate rules required by the Dodd-Frank Act, most rules have been finalized and, as a result, certain of the Company’s derivatives operations are subject to, among other things, new recordkeeping, reporting and documentation requirements and new clearing requirements for certain swap transactions (currently, certain interest rate swaps and index-based credit default swaps; cleared swaps require the posting of margin to a clearinghouse via a futures commission merchant and, in some case, to the futures commission merchant as well).

In the latter part of 2015, U.S. federal banking regulators and the CFTC adopted regulations that will require swap dealers, security-based swap dealers, major swap participants and major security-based swap participants (“Swap Entities”) to post margin to, and collect margin from, their OTC swap counterparties (the “Margin Rules”). Under the Margin Rules, the Company would be considered a “financial end-user” that, when facing a Swap Entity, is required to post and collect variation margin for its non-cleared swaps. In addition, depending on its derivatives exposure, the Company may be required to post and collect initial margin as well. The initial margin requirements of the Margin Rules will be phased-in over a period of five years based on the average aggregate notional amount of the Swap Entity’s (combined with all of its affiliates) and its counterparty’s (combined with all of its affiliates) swap positions. It is anticipated that the Company will not be subject to the initial margin requirements until September 1, 2020. The variation margin requirement took effect on September 1, 2016, for swaps where both the Swap Entity (and its affiliates) and its counterparty (and its affiliates) have an average daily aggregate notional amount of swaps for March, April and May of 2016 that exceeds $3 trillion. Otherwise, the variation margin requirement, to which we are subject, took effect on March 1, 2017.

Other regulatory requirements may indirectly impact us. For example, non-U.S. counterparties of the Company may also be subject to non-U.S. regulation of their derivatives transactions with the Company. In addition, counterparties regulated by the Prudential Regulators (which consist of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency) are subject to liquidity, leverage and capital requirements that impact their derivatives transactions with the Company. Collectively, these new requirements have increased the direct and indirect costs of our derivatives activities and may further increase them in the future.

The Dodd-Frank Act also established a Federal Insurance Office (“FIO”) under the U.S. Treasury Department. Although the Federal Insurance Office was not granted general supervisory authority over the insurance industry, it is authorized to, among other things, (1) monitor all aspects of the insurance industry and of lines of business other than certain health insurance, certain long-term care insurance and crop insurance and (2) recommend changes to the state system of insurance regulation to the U.S. Congress. The FIO was required to issue several reports to Congress on the insurance industry, most notably, (i) a report on “how to modernize and improve the system of insurance regulation in the United States”, and (ii) a report on “the breadth and scope of the global reinsurance market and the critical role such market plays in supporting insurance in the United States.” The FIO issued its report on how to modernize and improve the system of insurance regulation in the United States in December 2013. The report details the strengths and weaknesses of the current insurance regulatory system and makes recommendations in the areas of insurance sector solvency and marketplace regulation. Although the report stops short of recommending direct federal regulation of insurance, it does recommend significantly greater federal involvement in a number of areas. In December 2014, the FIO published its report on the breadth and scope of the global reinsurance market. In this reinsurance report, the FIO indicates that reinsurance collateral continues to be at the forefront of its thinking with regard to potential direct federal involvement in insurance regulation. Specifically, the FIO’s report argues that federal officials are well-positioned to make determinations regarding whether a foreign jurisdiction has sufficiently effective regulation and, in doing so, consider other prudential issues pending in the U.S. and between the U.S. and affected foreign jurisdictions. The reinsurance report notes that work continues towards initiating negotiations for covered agreements with leading reinsurance jurisdictions that may have the effect of preempting inconsistent state laws. In 2017, the U.S. and E.U. entered into such a covered agreement. It remains to be seen whether the U.S. will negotiate covered agreements with other major U.S. trading partners. More generally, it remains to be seen whether either of the FIO’s reports will affect the manner in which insurance and reinsurance are regulated in the U.S. and, thereby, the Company’s business.

The Dodd-Frank Act also established the Financial Stability Oversight Council (the “FSOC”), which is charged with identifying risks to the financial stability of the U.S. financial markets, promoting market discipline, and responding to emerging threats to the stability of the U.S. financial markets. The FSOC is empowered to make recommendations to primary financial regulatory agencies regarding the application of new or heightened standards and safeguards for financial activities or practices, and certain participation in such activities, that threaten the stability of the U.S. financial markets. In addition, the FSOC is authorized to determine whether an insurance company is systematically significant and to recommend that it should be subject to enhanced prudential standards and to supervision by the Board of Governors of the Federal Reserve System. In April 2012, the FSOC approved its final rule for designating non-bank financial companies as systemically important financial institutions (“SIFI”). Under the final rule, the Company’s assets, liabilities and operations do not currently satisfy the financial thresholds that serve as the first step of the three-stage process to designate a non-bank financial company as a SIFI. While recent developments suggest that it is unlikely that FSOC will be designating additional non-bank financial companies as systematically significant, there can be no assurance of that unless and until FSOC’s authority to do so has been rescinded.

Separate from any SIFI designation, the Company could potentially be subject to the orderly liquidation authority of the Federal Deposit Insurance Corporation (“FDIC”), in accordance with Title II of the Dodd-Frank Act. Title II of the Dodd-Frank Act provides that the FDIC, under certain circumstances, may be appointed receiver of a “covered financial company,” which could include an insurance company, for purposes of liquidating such company. This would apply to insurance companies in a limited context, where the relevant state insurance regulator has failed to act within 60 days after a determination has been made to subject the insurance company to the FDIC’s orderly liquidation authority, and resolution by the FDIC would be in accordance with state insurance law. The uncertainty about regulatory requirements could influence the Company’s product line or other business decisions with respect to some product lines.

Additionally, Dodd-Frank created the Consumer Financial Protection Bureau (“CFPB”), an independent division of the Department of Treasury with jurisdiction over credit, savings, payment, and other consumer financial products and services, but excluding investment products already regulated by the SEC or the CFTC. The CFPB has supervisory authority over certain non-banks whose activities or products it determines pose risks to consumers, and issued a rule in 2016 amending regulations under the Home Mortgage Disclosure Act that requires the Company to, among other things, collect and disclose extensive data related to its lending practices. At this time, the rule relates to reporting data relative to Company loans made on multi-family apartments, seniors living housing, manufactured housing communities and any mixed-use properties which contain a residential component. It is unclear at this time how burdensome compliance with this or other rules promulgated under the Home Mortgage Disclosure Act will become.

CFPB continues to bring enforcement actions involving a growing number of issues, including actions brought jointly with state Attorneys General, which could directly or indirectly affect the Company. Additionally, the CFPB is exploring the possibility of helping Americans manage their retirement savings and is considering the extent of its authority in that area. The Company is unable at this time to predict the impact of these activities on the Company.

Although the full impact of the Dodd-Frank Act cannot be determined until all of the various studies mandated by the law are conducted and all implementing regulations are adopted, many of the legislation’s requirements could have profound and/or adverse consequences for the financial services industry, including for us. The Dodd-Frank Act could make it more expensive for us to conduct business, require us to make changes to our business model, or satisfy increased capital requirements. Additionally, there is substantial uncertainty as to whether aspects of the Dodd-Frank Act or regulatory bodies established thereunder will be impacted by regulatory or legislative changes made by the Trump administration or Congress.

Regulation of Broker-Dealers and Sales of Insurance Products

The sales of our insurance products could also be adversely affected to the extent that some or all of the third-party firms that distribute our products face heightened regulatory scrutiny, increased regulation and potentially heightened litigation risks that cause them to de-emphasize sales of the types of products issued by us.

For example, the Dodd-Frank Act provides that the SEC may promulgate rules to provide that the standard of conduct for all broker-dealers, when providing personalized investment advice about securities to retail customers (and any other customers as the SEC may by rule provide), will be the same as the standard of conduct applicable to an investment adviser under the Investment Advisers Act of 1940. Although the full impact of such a provision can only be measured when the implementing regulations are adopted, the intent of this provision is to authorize the SEC to impose a heightened standard of care owed by broker-dealers to their customers, similar to the duties applicable to investment advisers under existing law. SEC Chairman Jay Clayton has publicly stated that SEC staff is working on a rule proposal addressing the standard of care owed by a broker-dealer to its customers. We cannot predict whether any such proposal will be adopted and, if so, what impact it could have on our business, consolidated results of operations and financial condition.

On April 6, 2016, the United States Department of Labor (“DOL”) issued a final rule that significantly expands the definition of “investment advice” and increases the circumstances under which insurance companies, broker-dealers, insurance agencies and other financial institutions that sell insurance products could be deemed a fiduciary when providing investment advice with respect to plans under the Employee Retirement Income Security Act of 1974 (“ERISA”) or IRAs. The DOL also introduced amendments to longstanding exemptions from the prohibited transaction provisions under ERISA that would increase fiduciary requirements in connection with transactions involving ERISA plans, plan participants and IRAs, and that would apply more onerous disclosure and contract requirements to such transactions. Certain parts of the new rule (often referred to as the “impartial conduct standards”) and the new prohibited transaction exemptions had become effective on June 9, 2017 while the potential effective date for compliance with the full conditions of the final rule and the prohibited transaction exemptions had been delayed until July 1, 2019.

On March 15, 2018, the Fifth Circuit Court of Appeals issued a decision that if effective would vacate the DOL’s new rule, essentially nullifying or repealing the rule. However, it is not yet certain whether the decision will become final or if the DOL will appeal the Fifth Circuit Court of Appeals’ decision or file a petition for certiorari to the U.S. Supreme Court, and if so, what the ultimate outcome would be.

If the final rule does become applicable, it may be necessary for us to change sales representative and/or broker compensation, limit the assistance or advice provided to owners of our annuities, or otherwise change the manner of design and sales support of the annuities at that time. These changes could have an adverse impact on the level and type of services provided and compliance with the rule could also increase our overall operational costs for providing some of the services currently provided. Further, these changes may lead to greater exposure to legal claims in certain circumstances, including an increased risk of DOL enforcement actions, and an increased risk of litigation, including class-actions.

There is also a possibility that the various states may develop rules raising the standard of care owed by insurance agents to their customers that may be in harmony or conflict with the DOL rules. For example, the NAIC annuity suitability working group exposed a proposal to add a “best interest” standard to the NAIC’s Suitability in Annuity Transactions Model Regulation. In addition, the NYDFS, the regulatory authority for the insurance industry in New York, published a proposal to add a “best interest” standard to

Insurance Regulation 187, a regulation that imposes suitability requirements on annuity recommendations by producers and insurers in New York. While these proposals differ to some degree, they generally would require, among other things, that annuity purchase or exchange recommendations be both suitable and in the best interest of the customer. As a result, if these or similar changes were adopted by our state insurance regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business. Whether these or similar proposals will be adopted in their proposed form or at all is uncertain.

Changes in federal income taxation laws may affect sales of our products and profitability.

The annuity products that we market generally provide the policyholder with certain federal income tax advantages. For example, federal income taxation on any increases in non-qualified annuity contract values (i.e., the “inside build-up”) is deferred until it is received by the policyholder. With other savings and investments, such as certificates of deposit and taxable bonds, the increase in value is generally taxed each year as it is earned.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantages for annuities. If legislation were enacted to eliminate the tax deferral for annuities, such a change may have an adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are not sold to a qualified retirement plan.

Distributions from non-qualified annuity policies have been considered “investment income” for purposes of the Medicare tax on investment income contained in the Health Care and Education Reconciliation Act of 2010. As a result, in certain circumstances, a 3.8% tax (“Medicare Tax”) may be applied to some or all of the taxable portion of distributions from non-qualified annuities to individuals whose income exceeds certain threshold amounts. This new tax may have an adverse effect on our ability to sell non-qualified annuities to individuals whose income exceeds these threshold amounts and could accelerate withdrawals due to this additional tax. The constitutionality of the Health Care and Education Reconciliation Act of 2010 is currently the subject of multiple litigation actions initiated by various state attorneys general, and the Act is also the subject of several proposals in the U.S. Congress for amendment and/or repeal. The outcome of such litigation and legislative action as it relates to the 3.8% Medicare Tax is unknown at this time.

We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

We may become involved in litigation, both as a defendant and as a plaintiff, relating to claims arising out of our operations in the normal course of business. In addition, state regulatory bodies, such as state insurance departments, the SEC, FINRA, the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations of companies in the annuity business concerning compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. There can be no assurance that any future litigation will not have a material adverse effect on our business, financial condition or results of operations through distraction of our management or otherwise.

SELECTED FINANCIAL DATA

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The following selected financial data is derived from the Company’s financial statements and should be read in conjunction with the discussion under Management’s Discussion and Analysis of Financial Condition and Results of Operations. The results of operations data for the years ended December 31, 2017, 2016 and 2015 and the balance sheet data as of December 31, 2017 and 2016 should be read in conjunction with our financial statements and related notes appearing elsewhere in this Prospectus. The results for the past periods are not necessarily indicative of results that may be expected for future periods. The Company entered into reinsurance agreements in 2015, 2013 and 2012 which impact the Company’s financial results. See Note 7 of the Notes to Financial Statements appearing elsewhere in this Prospectus for additional information on these agreements.
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	For the year ended December 31,

Results of Operations Data	2017	2016	2015	2014	2013

	(Dollars in thousands)

Revenues
Life and health premiums, net	$-	$(21)	$(1,175)	$127	$139
Contract charges, net	–	–	18	24	46
Net investment income	517	376	366	278	176
Net realized investment gains	–	–	117	–	–
Other income	3,996	3,415	5,336	–	293

Total revenues	4,513	3,770	4,662	429	654

Benefits and expenses
Life and health insurance claims
and benefits, net	2	(1)	(1,204)	112	179
Interest credited to policyholder
account balances, net	–	–	4	8	9
Operating and other expenses	1,709	1,049	1,633	137	86

Total benefits and expenses	1,711	1,048	433	257	274

Income before income taxes	2,802	2,722	4,229	172	380
Income tax expense	723	887	1,449	11	249

Net income	$2,079	$1,835	$2,780	$161	$131

	For the year ended December 31,
Balance Sheet Data	2017	2016	2015	2014	2013

	(Dollars in thousands)

Assets
Debt securities, available for sale, at fair value	$10,667	$10,539	$12,351	$13,313	$6,681
Cash and cash equivalents	18,440	18,732	17,093	5,602	11,105
Reinsurance recoverable from affiliate	23,973	23,687	24,628	25,199	25,525
Assets on deposit	2,453,033	1,619,113	947,595	349,937	89,313
Separate account assets	69,005	20,221	–	–	–
Other assets	11,299	14,138	6,144	5,330	5,958

Total assets	$2,586,417	$1,706,430	$1,007,811	$399,381	$138,582

Liabilities and stockholder’s equity
Claim and policy benefit reserves – life and health	$23,052	$21,506	$21,537	$22,368	$23,196
Policyholder account balances	2,456,634	1,622,448	951,068	353,549	93,047
Separate account liabilities	69,005	20,221	–	–	–
Other liabilities	19,028	18,970	13,658	4,249	3,238

Total liabilities	2,567,719	1,683,145	986,263	380,166	119,481
Total stockholder’s equity	18,698	23,285	21,548	19,215	19,101

Total liabilities and stockholder’s equity	$2,586,417	$1,706,430	$1,007,811	$399,381	$138,582

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

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Management’s Discussion and Analysis of Financial Condition and Results of Operations reviews our financial condition at December 31, 2017 and December 31, 2016; our results of operations for the years ended December 31, 2017, 2016 and 2015; and where appropriate, factors that may affect future financial performance. This discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this Prospectus. The dollar amounts disclosed in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are “in thousands.”
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Cautionary Statement Regarding Forward-Looking Information

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All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in press releases, presentations by us, our immediate parent CMIC, or CUNA Mutual Holding Company (“CM Holding”), our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend”, and other similar expressions, constitute forward-looking statements. We caution that these statements may vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things:
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•
general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

•	customer response to new products and marketing initiatives;

•	changes in the Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

•	increasing competition in the sale of annuities;

•
regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank and credit union sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

•	the risk factors or uncertainties disclosed in this Prospectus.

For a detailed discussion of these and other factors that might affect our performance see the section entitled “Potential Risk Factors That May Affect Our Business and Our Future Results.”

Overview

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We are a wholly-owned indirect subsidiary of CMFG Life Insurance Company (“CMFG Life”) and a direct wholly-owned subsidiary of CMIC. Our ultimate parent is CM Holding, a mutual insurance holding company organized under the laws of Iowa. On May 3, 2007, the Company re-domiciled from Wisconsin to Iowa. On February 17, 2012, we amended and restated our Articles of Incorporation to change our purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 as authorized by the laws of the State of Iowa.
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The Company is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. The following table identifies states with premiums greater than 5% of total direct premium and states with deposits on annuity contracts greater than 5% of total deposits. The 2017 and 2016 results associated with the deposits on annuity contracts include MEMBERS® Zone Annuity and MEMBERS® Horizon Variable Annuity. The 2015 results associated with deposits on annuity contracts include only MEMBERS® Zone Annuity.

	Direct Life and Health Premium			Deposits on Annuity Contracts

	2017	2016	2015	2017	2016	2015

Michigan	62%	63%	63%	9%	6%	8%
Texas	24	23	23	5	8	7
California	5	6	5	6	7	8
Pennsylvania	*	*	*	8	6	5
Iowa	*	*	*	7	6	5
Indiana	*	*	*	6	7	6
Wisconsin	*	*	*	6	6	5
Washington	*	*	*	*	5	5
Florida	*	*	*	*	*	5

*Less than 5%

No other state represents more than 5% of the Company’s premiums or deposits for any year in the three years ended December 31, 2017.

As of December 31, 2017 and 2016, the Company had more than $2,586 million and $1,706 million in assets and more than $86 million and $95 million of life insurance in force, respectively.

The Company services existing closed blocks of individual and group life policies. In August 2013, the Company began issuing a single premium deferred index annuity contract under the name “MEMBERS® Zone Annuity”. In July 2016, the Company began issuing a flexible premium variable and index-linked deferred annuity contract under the name “MEMBERS® Horizon Variable Annuity”. These annuity contracts account for all the new sales of the Company. We distribute the annuity contracts through multiple face-to-face distribution channels, including:
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•	Managed Agents: employees of CMFG Life who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services;

•
Dual Employee Agents: employees of credit unions who sell insurance and investment products to members of credit unions that have contracted with the Company and its affiliates to provide these services. These agents are registered representatives of the Company’s affiliated broker dealer, CBSI; and

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Independent Agents: agents who also represent other insurance companies and, along with or through an unaffiliated broker-dealer, contract with the Company to offer its annuity products that are made available for distribution through this channel.

We entered into a Coinsurance Agreement with CMFG Life in 2012. Under this agreement, we agreed to cede 95% of all insurance in force as of October 31, 2012 to CMFG Life. On September 30, 2015, we amended the Coinsurance Agreement with CMFG Life and now cede 100% of our insurance policies in force to CMFG Life. In 2013, we entered into a second agreement to cede 100% of the business related to MEMBERS® Zone Annuity contracts to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon Variable Annuity contracts. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of
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the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities. As a result, the Company believes its profitability from insurance operations going forward will be minimal.

CMFG Life provides significant services required in the conduct of the Company’s operations pursuant to a Cost Sharing, Procurement, Disbursement and Billing and Collection Agreement. CMFG Life allocates expenses to us on the basis of estimated time spent by employees of CMFG Life on Company matters and the use of operational resources. Management believes the allocations of expenses are reasonable and that the results of the Company’s operations may have materially differed in a negative manner from the results reflected in the accompanying financial statements if the Company did not have this relationship.
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Critical Accounting Policies

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The complexity of the business environment and applicable authoritative accounting guidance requires us to closely monitor our accounting policies. The following summary of our critical accounting policies is intended to enhance your ability to assess our financial condition and results of operations and the potential volatility due to changes in estimates.

Use of Estimates - The preparation of financial statements in U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and in some cases the difference could be material. Investment valuations, embedded derivatives, claim and policyholder benefit reserves and deferred tax asset valuation reserves are most affected by the use of estimates and assumptions.

Investment Valuation - Investments in debt securities are classified as available-for-sale and are carried at fair value. Unrealized gains and losses on investments in debt securities, net of federal income taxes, are included in accumulated other comprehensive income as a separate component of stockholder’s equity.
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Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

•	Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

•
Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets that are not active, (iii) inputs other than quoted prices that are observable for the instruments, and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s investments, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company’s estimates of the assumptions market participants would use in valuing investments, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The hierarchy requires the use of market observable information when available for assessing fair value. The availability of observable inputs varies by investment. In situations where the fair value is based on inputs that are unobservable in the market or on inputs from inactive markets, the determination of fair value requires more judgment and is subject to the risk of variability. The degree of judgment exercised by the Company in determining fair value is typically greatest for investments categorized in Level 3.

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Our assets which are measured at fair value on a recurring basis as of December 31, 2017 are presented below based on the fair value hierarchy levels.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents	$16,607	$–	$–	$16,607
Debt securities:
U.S. government and agencies	–	8, 954	–	8,954
Residential mortgage-backed securities:	–	1,713	–	1,713

Total debt securities	–	10,667	–	10,667
Derivatives embedded in assets on deposit	–	–	471,192	471,192
Separate account assets	–	69,005	–	69,005

Total assets	$16,607	$79,672	$471,192	$567,471

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contracts	$–	$–	$471,192	$471,192

Total liabilities	$–	$–	$471,192	$471,192

Our assets which are measured at fair value on a recurring basis as of December 31, 2016 are presented below based on the fair value hierarchy levels.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents	$14,415	$–	$–	$14,415
Debt securities:
U.S. government and agencies	–	8,430	–	8,430
Residential mortgage-backed securities	–	2,109	–	2,109

Total debt securities	–	10,539	–	10,539
Derivatives embedded in assets on deposit	–	–	246,405	246,405
Separate account assets	–	20,221	–	20,221

Total assets	$14,415	$30,760	$246,405	$291,580

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Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contracts	$–	$–	$246,405	$246,405

Total liabilities	$–	$–	$246,405	$246,405

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Other-Than-Temporary Investment Impairments - Investment securities are reviewed for other than temporary impairment (“OTTI”) on an ongoing basis. The Company creates a watchlist of securities based largely on the fair value of an investment security relative to its cost basis. When the fair value drops below the Company’s cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including:

•	the existence of any plans to sell the investment security;

•	the extent to which fair value is less than book value;

•	the underlying reason for the decline in fair value (credit concerns, interest rates, etc.);

•	the financial condition and near term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions;

•	the Company’s intent and ability to retain the investment for a period of time sufficient to allow for an anticipated recovery in fair value;

•	the Company’s ability to recover all amounts due according to the contractual terms of the agreements; and

•	the Company’s collateral position in the case of bankruptcy or restructuring.

A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related risk. The credit portion of the OTTI is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in earnings, with the remainder of the loss amount recognized in other comprehensive income. If the Company intends to sell, at the time this determination is made, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the ability of the Company to hold the investment until the fair value has recovered at least its original cost basis.

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For securitized debt securities, the Company considers factors including residential property changes in value that vary by property type and location and average cumulative collateral loss rates that vary by vintage year. These assumptions require the use of significant management judgment and include the probability of issuer default and estimates regarding timing and amount of expected recoveries. In addition, projections of expected future debt security cash flows may change based upon new information regarding the performance of the issuer and/or underlying collateral.
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For certain securitized financial assets with contractual cash flows, the Company is required to periodically update its best estimate of cash flows over the life of the security. If the fair value of a securitized financial asset is less than its cost or amortized cost and there has been a decrease in the present value of the estimated cash flows since the last revised estimate, considering both timing and amount, an OTTI charge is recognized. The Company also considers its intent and ability to retain a temporarily impaired security until recovery. Estimating future cash flows involves judgment and includes both quantitative and qualitative factors. Such determinations incorporate various information and assessments regarding the future performance of the underlying collateral. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral.

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Management has completed a review for other-than-temporarily impaired securities at December 31, 2017, 2016 and 2015 and recorded no OTTI. As a result of the subjective nature of these estimates, however, provisions may subsequently be determined to be necessary as new facts emerge and a greater understanding of economic trends develops. Consistent with the Company’s practices, OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts.

Assets on Deposit - Assets on deposit represent the amount of policyholder account balances related to reinsurance of the single premium deferred annuity and risk control accounts of the flexible premium deferred variable annuity contracts. Assets on deposit are accounted for on a basis consistent with accounting for the underlying investment type contracts; therefore, the Company accounts for the reinsurance of these contracts using the deposit method of accounting consistent with the terms of the reinsurance agreement with CMFG Life. The related contract charges and interest credited to policyholder account balances in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded under the agreement. See Note 7 of the Notes to the Financial Statements appearing elsewhere in this Prospectus for a further discussion of the ceding agreement.

Derivative Financial Instruments - The Company issues single premium deferred annuity and flexible premium deferred variable annuity contracts that contain embedded derivatives. Derivatives embedded within non-derivative host contracts are separated from the host instrument when the embedded derivative is not clearly and closely related to the host instrument. Such embedded derivatives are recorded at fair value, and they are reported as part of assets on deposit and policyholder account balances in the balance sheets, with the change in the value being recorded in net realized investment gains.
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Changes in the fair value of the embedded derivative in assets on deposit offset changes in the fair value of the embedded derivative in policyholder account balances; both of these changes are included in net realized investment gains. Accretion of the interest on assets on deposit offsets accretion of the interest on the host contract; both of these activities are included in interest credited on policyholder account balances.

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Reinsurance - Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies that have been ceded and the terms of the reinsurance contracts. Premiums and insurance claims and benefits in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded to other companies under such reinsurance contracts. Ceded insurance reserves and ceded benefits paid are included in reinsurance recoverables along with certain ceded policyholder account balances which include mortality risk. A prepaid reinsurance asset is also recorded for the portion of unearned premiums related to ceded policies.

The Company entered into a Coinsurance Agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of
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Operations. As consideration for the reinsurance provided under this agreement, the Company transfers all of our revenues to CMFG Life. Specifically, CMFG Life receives 100% of all premiums and insurance claims and benefits received on account of our existing business.
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The Company entered into a second agreement with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, to cede 100% of its MEMBERS® Zone Annuity investment contracts. Accordingly, the agreement is accounted for using the deposit method of accounting.

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The Company entered into a third agreement with CMFG Life, as described in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, to cede 100% of its MEMBERS® Horizon Variable Annuity investment Contracts. Accordingly, the agreement is accounted for using the deposit method of accounting.

Separate Accounts - Separate accounts represent customer accounts related to the variable annuity component of the flexible premium deferred variable annuity contracts issued by the Company, where investment income and investment gains and losses accrue directly to the contract holders who bear the investment risk.

Contract holders are able to invest in investment funds managed for their benefit. All of the separate account assets are invested in unit investment trusts that are registered with the SEC as of December 31, 2017 and 2016.
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Separate account assets are legally segregated and may only be used to settle separate account liabilities. Separate account assets are carried at fair value, which is based on daily quoted net asset values at which the Company could transact on behalf of the contract holder. Separate account liabilities are equal to the separate account assets and represent contract holders’ claims to the related assets. Contract holder deposits to and withdrawals from the separate accounts are recorded directly to the separate account assets and liabilities and are not included in the Company’s statements of operations and comprehensive income (loss).

Charges made by the Company to the contract holders’ balances include fees for maintenance, administration, cost of insurance, and surrenders of contracts prior to the contractually specified dates. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, these revenues are ceded and do not impact the statement of operations and comprehensive income (loss). See Note 7, of the Notes to Financial Statements appearing elsewhere in this prospectus for additional information on this agreement.

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Claim and Policy Benefit Reserves - Life and Health - Life and health claim and policy benefit reserves consist principally of future policy benefit reserves and reserves for estimates of future payments on incurred claims reported but not yet paid and unreported incurred claims. Estimates for future payments on incurred claims are developed using actuarial principles and assumptions based on past experience adjusted for current trends. Any change in the probable ultimate liabilities is reflected in net income in the period in which the change is determined.

When actual experience indicates that existing contract liabilities, together with the present value of future gross premiums, will not be sufficient to recover the present value of future benefits or recover unamortized deferred acquisition costs, a premium deficiency will be recognized by either a reduction in unamortized acquisition costs or an increase in liability of future benefits.

The Company entered into three agreements with CMFG Life, as described previously in the Overview of this Management’s Discussion and Analysis of Financial Condition and Results of Operations to mitigate the Company’s risks. These agreements do not relieve the Company of its obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.
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Policyholder Account Balances  - The Company recognizes a liability at the stated account value for policyholder deposits that are not subject to significant policyholder mortality or longevity risk and for universal life-type policies. The account value equals the sum of the original deposit and accumulated interest, less any withdrawals and expense charges. The average credited rate of interest applied to the account values was 4.5% in 2017, 2016 and 2015. The minimum guaranteed rate of interest that must be credited to such account values for the life of those contracts is 4.5%.

The single premium deferred annuities and risk control accounts of the flexible premium deferred variable annuities, are included in policyholder account balances. These products have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has an annual credited interest rate floor of 0% and the annual Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary based on Contract Issue Date. Interest is credited at the end of each Contract Year during the selected index term based on the allocation between risk control accounts and the performance of an external index during that Contract Year. Each risk control account has a reference index. For the single premium deferred annuity, the Company offers one reference index, which is the S&P 500 Index. For the flexible premium deferred variable annuity, the Company offers two reference indices, which are the S&P 500 Index and the MSCI EAFE Index. Policyholders are able to allocate funds in both the Secure and Growth Accounts for the available indices. At the end of the initial index term only the Secure Account will be available as an option to the policyholder. The average annualized credited rate for the single premium deferred annuity was 1.44%, 1.63% and 1.65% in 2017, 2016 and 2015, respectively. The average annualized credited rate for the risk control accounts of the flexible premium deferred variable annuity was 1.59% and 1.12% in 2017 and 2016, respectively.
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Income Taxes  - The Company recognizes taxes payable or refundable and deferred taxes for the tax consequences of differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured by applying the enacted tax rates to the difference between the financial statement and tax basis of assets and liabilities. The Company records current tax benefits and deferred tax assets utilizing a benefits-for-loss approach. Under this approach, current benefits are realized and deferred tax assets are considered realizable by the Company when realized or realizable by the consolidated group of which the Company is a member even if the benefits would not be realized on a stand-alone basis. The Company records a valuation allowance for deferred tax assets if it determines it is more likely than not that the asset will not be realized by the consolidated group. Deferred income tax assets can be realized through future earnings, including, but not limited to the generation of future income, reversal of existing temporary differences and available tax planning strategies.

The Company is subject to tax-related audits. These audits may result in additional tax assets or liabilities. In establishing tax liabilities, the Company determines whether a tax position is more likely than not to be sustained under examination by the appropriate taxing authority. Tax positions that do not meet the more likely than not standard are not recognized. Tax positions that meet this standard are recognized in the financial statements.

The Company is included in the consolidated federal income tax return of CM Holding, the Company’s ultimate parent. The Company has entered into a tax sharing agreement with CM Holding and its subsidiaries. The agreement provides for the allocation of tax expenses based on each subsidiary’s contribution to the consolidated federal income tax liability. Pursuant to the agreement, subsidiaries that have incurred losses are reimbursed regardless of the utilization of the loss in the current year. Federal income taxes recoverable reported on the balance sheet are due from affiliates.

Executive Summary

The Company provides life and health insurance throughout the United States servicing its existing blocks of individual and group life policies, and began marketing the MEMBERS® Zone Annuity contract in August, 2013 and the MEMBERS® Horizon Variable Annuity Contract in 2016. The Company is managed as two reportable business segments, (1) life and health, and (2) annuities. See Note 10 of the Notes to the Financial Statements appearing elsewhere in this Prospectus for information related to the two business segments.

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The Company began distributing the MEMBERS® Zone Annuity, an individual or joint owned, single premium deferred annuity contract, in 2013 which became the Company’s second reportable business segment. The Company began distributing the MEMBERS® Horizon Variable Annuity Contract, an individual or joint owned, flexible premium deferred variable annuity contract in 2016. The results of the Company’s annuities segment, which includes the MEMBERS® Zone Annuity and the MEMBERS® Horizon Annuity contracts, are ceded 100% to CMFG Life under the 2013 and 2015 ceding agreements and accordingly does not impact the results of operations.
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In 2012, the Company entered into a Coinsurance Agreement with CMFG Life to cede 95% of its business inforce as of October 31, 2012. On September 30, 2015, the Company amended its Coinsurance Agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, it entered into a second agreement with CMFG Life to cede 100% of the business related to the MEMBERS® Zone Annuity contract. On November 1, 2015, the Company entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to ceded 100% of the business related to the MEMBERS® Horizon Variable Annuity Contract. See Note 7 of the Notes to the Financial Statements appearing elsewhere in this Prospectus for information on the 2012, 2013 and 2015 agreements.

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Results of Operations for the Years ended December 31, 2017, 2016 and 2015

Total revenues, which consisted mainly of net premiums, net realized investment gains, investment income and other income, were $4,513, $3,770 and $4,662 for the years ended December 31, 2017, 2016 and 2015, respectively. The increase in total revenues in 2017 as compared to 2016 was primarily due to an increase in other income from a litigation settlement received on structured security investments that had previously been sold along with an increase in net investment income. The decrease in total revenues in 2016 compared to 2015 was primarily due to a decrease in other income from a litigation settlement received on structured security investments that had previously been sold. There was no net premium in 2017 due to the reinsurance agreements the Company is party to. Net premium revenue was ($21) and ($1,175) for the years ended December 31, 2016 and 2015, respectively, and consists of life and health direct (and ceded) written renewal premium. Effective September 30, 2015, all premiums are 100% ceded to CMFG Life. The negative premium revenue in 2015 is reflective of the reinsurance agreement amendment executed in 2015 pursuant to which the Company ceded $1,297 of earned premiums. Total net investment income was $517, $376 and $366 for the years ended December 31, 2017, 2016 and 2015, respectively, which represents an average yield earned of 1.8%, 1.2% and 1.6% for the same periods, respectively. There were no sales of investments in 2017 or 2016 that resulted in a realized gain or loss. Net realized investment gains were $117 for the year ended December 31, 2015 due to the sale of investments.

Total benefits and expenses were $1,711, $1,048 and $433 for the years ended December 31, 2017, 2016 and 2015, respectively. The increase in benefits and expenses in 2017 as compared to 2016 was primarily due to increased legal expenses related to the settlement received on structured security investments that had previously been sold. The increase in benefits and expenses in 2016 as compared to 2015 was primarily due to 2015 amendment to the 2012 reinsurance agreement. Life and health benefits totaled $2, ($1) and ($1,204) for the years ended December 31, 2017, 2016 and 2015, respectively. The increase in total benefits and expenses in 2017 as compared to 2016 was due to a true up of a ceded benefit. The Company ceded $1,244 of life and health benefits in 2015 as a result of the September 30, 2015 amendment to the 2012 reinsurance agreement, leading to the increase in benefits in 2016. As a result of the September 30, 2015 amendment, all benefits are ceded to CMFG Life. Operating expenses totaled $1,709, $1,049 and $1,633 for the years ended December 31, 2017, 2016 and 2015, respectively. CMFG Life provides significant services required in the conduct of the Company’s operations. Operating expenses incurred by the Company that are specifically identifiable are
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borne by the Company; other operating expenses are allocated from CMFG Life on the basis of estimated time and usage studies. Operating expenses are primarily related to and include employee costs such as wages and benefits, legal expenses and other operating expenses such as rent, insurance and utilities. The increase in operating expenses in 2017 as compared to 2016 was primarily due to an increase in legal fees related to a litigation settlement received on structured security investments that had previously been sold. The decrease in operating expenses in 2016 as compared to 2015 was primarily due to a decrease in legal fees related to litigation settlements received on structured security investments that had previously been sold.

Income tax expense is recorded at 35% offset by prior year tax expense or benefits primarily related to interest on accrued refunds, resulting in an effective tax rate of 25.8%, 32.5% and 34.3% for the years ended December 31, 2017, 2016 and 2015, respectively.

Tax Reform  - The Tax Act makes changes to the U.S. tax code, including, but not limited to, (1) reducing the U.S. federal corporate tax rate to 21% effective January 1, 2018; (2) limiting the deductible interest expense; and (3) limiting the deductibility of certain executive compensation.

The SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of U.S. GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Act. The Company has completed its initial evaluation of the impacts of the Tax Act and has recorded a net tax expense of $49 for the period ended December 31, 2017 due to the remeasurement of deferred tax assets and liabilities.

Management believes we have made the appropriate adjustments for the impacts of the Tax Act at December 31, 2017. As a result of the subjective nature of these adjustments, however, additional adjustments may subsequently be determined to be necessary as clarification of the law and accounting guidance emerges. Additional adjustments will be recorded as appropriate and as determined by the Company’s continued evaluation of the Tax Act. In light of the variables involved, such additional adjustments could be material.

Net income was $2,079, $1,835 and $2,780 for the years ended December 31, 2017, 2016 and 2015, respectively. The increase in 2017 net income as compared to 2016 and the decrease in 2016 net income as compared to 2015 was primarily due to increased litigation settlements received in 2017 and 2015 and decreased litigation settlements received in 2016 related to structured security investments that had previously been sold.
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Financial Condition

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The Company’s investment strategy is based upon a strategic asset allocation framework that considers the need to manage our General Account investment portfolio on a risk-adjusted spread basis for the underwriting of contract liabilities and to maximize return on retained capital. The Company’s investment in debt securities consists of residential mortgage-backed securities and U.S. Treasury securities. While the investments are categorized as available-for-sale, the Company generally holds our bond portfolio to maturity.

Insurance statutes regulate the type of investments that the Company is permitted to purchase and limit the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and our business and investment strategy, the Company generally seeks to invest in United States government and government-sponsored agency securities and debt securities rated investment grade by established nationally recognized rating organizations or in securities of comparable investment quality, if not rated.
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The Company’s investment portfolio is comprised solely of debt securities at December 31, 2017 and December 31, 2016. The table below presents our total debt securities by type at December 31, 2017 and December 31, 2016.

	December 31,

	2017	%	2016	%

U.S. government and agencies	$8,954	83.9%	$8,430	80.0%
Residential mortgage-backed securities:	1,713	16.1	2,109	20.0

Total debt securities	$10,667	100.0%	$10,539	100.0%

The amortized cost and estimated fair value of debt securities by contractual maturity are shown below at December 31, 2017. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Fair Value

Due after one year through five years	$304	$304
Due after ten years	8,748	8,650
Residential mortgage-backed securities:	1,598	1,713

Total debt securities	$10,650	$10,667

The Company has classified its debt securities as available-for-sale. Available-for-sale securities are reported at fair value and unrealized gains and losses, if any, on these securities (net of income taxes) are included as a separate component of stockholder’s equity, thereby exposing stockholder’s equity to volatility for changes in the reported fair value of securities classified as available-for-sale.

At December 31, 2017, the Company owned one debt security with a fair value of $8,207 in an unrealized loss position of $103 for more than twelve months. At December 31, 2016, the Company owned one debt security with a fair value of $8,115 in an unrealized loss position of $638 for less than twelve months. At December 31, 2015, the Company owned one debt security with a fair value of $8,210 in an unrealized loss position of $546 for less than twelve months.
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Liquidity and Capital Resources

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The Company entered into a Coinsurance Agreement with CMFG Life in 2012. Under this agreement, the Company agreed to cede 95% of all insurance in force as of October 31, 2012 to CMFG Life. On September 30, 2015, the Company amended its Coinsurance Agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, the Company entered into an agreement to cede 100% of the business related to MEMBERS® Zone Annuity contracts to CMFG Life. On November 1, 2015, the Company entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to MEMBERS® Horizon Variable Annuity Contracts. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for all of its liabilities.

As consideration for the reinsurance provided under these agreements, and as of October 1, 2015, the Company transfers all of our revenues to CMFG Life. Specifically, CMFG Life receives 100% of all premiums and other amounts received on account of our existing business and new business. CMFG Life pays us a monthly expense allowance to reimburse the Company for expenses and costs incurred on account of its insurance business.
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While the reinsurance transactions have a minimal impact on our stockholder’s equity, they substantially diminish our net liabilities and greatly decrease the amount of capital and liquidity needed within the Company.

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Operating activities provided $5,773 of net cash flow for the year ended December 31, 2017, used cash of $41 for the year ended December 31, 2016 and provided $10,987 in net cash flow for the year ended December 31, 2015. The Company’s primary use of funds includes the payment of benefits and related operating expenses as well as settlements related to the reinsurance agreements with CMFG Life. The Company issues the single premium deferred annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract. The increase in operating cash flow in 2017 as compared to 2016 was primarily due to an increase in cash received for contracts not yet issued. The decrease in operating cash flow in 2016 as compared to 2015 was primarily due to a reduction in cash received for contracts not yet issued. The Company’s sources of funds include renewal premiums, sales of investment contracts and investment income.

Investing activities provided $367, $1,628 and $331 of net cash flow for the years ended December 31, 2017, 2016 and 2015, respectively. The Company’s main investing activities include the purchase and sale of debt securities. The Company had maturities on debt securities which provided cash of $367 and $1,628 in 2017 and 2016, respectively, contributing to the net increase of cash from investing activities. The Company purchased $8,760 of debt securities and sold $8,987 of debt securities in 2015, contributing to the net cash provided from investing activities.

The Company’s financing activities used $6,432 and provided $52 and $173 of net cash flow for the years ended December 31, 2017, 2016 and 2015, respectively. The Company’s main financing activities include the collection of deposits and payment of withdrawals from policyholder’s accounts. The decrease in financing cash flow in 2017 as compared to 2016 is primarily due to the payment of a $7,000 dividend to the Company’s parent. The Company had increased deposits on policyholder accounts in 2016 as compared to 2015; however, effective for all of 2016, 100% of the insurance business was ceded to CMFG Life which resulted in a decrease in the cash provided by financing activities.

Going forward, liquidity requirements will be met primarily through quarterly settlements under the coinsurance and modified coinsurance agreements with CMFG Life. The Company anticipates receiving adequate cash flow from these settlements and anticipates our investment income to meet its obligations. However, a primary liquidity concern going forward will be the risk of an extraordinary level of early policyholder withdrawals. The Company includes provisions within our policies, such as Surrender Charges, that help limit and discourage early withdrawals.

The Company believes that cash flows generated from sources above will be sufficient to satisfy the near term liquidity requirements of our operations, including reasonable foreseeable contingencies. However, the Company cannot predict future experience regarding benefits and surrenders since benefit and surrender levels are influenced by such factors as the interest rate environment, the Company’s claims paying ability and the Company’s financial credit ratings.

Most funds the Company will receive going forward, which will be received as annuity deposits, will be invested in high quality investments, those identified by the Company as investment grade, to fund future commitments. The Company believes that the settlement we receive under the reinsurance agreements with CMFG Life, the diversity of our investment portfolio and a concentration of investments in high quality securities should provide sufficient liquidity to meet foreseeable cash requirements. Although there is no present need or intent to dispose of our investments, the Company could readily liquidate portions of our investments, if such a need arose. Sales of available-for-sale securities in an unrealized loss position are subject to other-than-temporary impairment considerations including our intent to sell.
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Statutory Financial Data and Dividend Restrictions

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The Company is a life and health insurer domiciled in Iowa. The Company files statutory basis financial statements with regulatory authorities. Our statutory capital and surplus was $18,601 and $23,205 as of December 31, 2017 and 2016, respectively. Our statutory basis net income was $1,914, $1,051 and $1,112 for the years ended December 31, 2017, 2016, and 2015, respectively.

The Company is subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by the regulator of the subsidiary’s state of domicile (“Insurance Department”). Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. Based on Iowa statutory regulations, the Company could pay dividends of $1,860 during 2018 without prior approval of the Iowa Insurance Department.
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Risk-based capital requirements promulgated by the NAIC require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating credit risk, insurance risk, interest rate risk, and general business risk. At December 31, 2016 and 2015, the Company’s adjusted capital exceeded the minimum capitalization requirements.

Contractual Obligations

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In December 2007, the Company entered into a Procurement and Disbursement and Billing and Collection Services Agreement with CMFG Life and certain other affiliated companies whereby CMFG Life has agreed to provide certain of our operational requirements. In January 2008, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies. Pursuant to this agreement, CMFG Life has agreed to provide the Company with billing and collection services, disbursement services and other services as described in that Agreement. On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement which replaced all prior agreements. On that same day, January 1, 2015, the Company entered into an Amended and Restated Expense Sharing Agreement with CMFG Life. The Amended and Restated Expense Sharing Agreement supersedes the provisions of the CUNA Mutual Group Cost Sharing Procurement, Disbursement, Billing and Collection Agreement that apply to “Other Services” as defined in that Agreement. Specific services covered by the Amended and Restated Expense Sharing Agreement are administrative, logistic, accounting, legal, marketing, information and other services the Company requires in order to operate in the ordinary course of administering its business. Use of office space and office equipment in such amounts as required in the ordinary course of administering its business is also covered by the Amended and Restated Expense Sharing Agreement. The Company has no employees and is allocated costs under the Amended and Restated Expense Sharing Agreement for expenses associated with CMFG Life employees working on the Company’s business. In exchange for providing administrative functions and use of shared resources and CMFG Life personnel, the Company reimburses CMFG Life for the cost of providing such administrative functions, resources and personnel. The Company reimbursed CMFG Life $20.808 million, $15.349 million and $8.477 million for these expenses for the years ended December 31, 2017, 2016 and 2015, respectively.
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For detailed discussion of the management services agreement, the investment advisory agreement and the coinsurance agreements, see “Management – Transactions with Related Persons, Promoters and Certain Control Persons.”

Going forward, we may enter into financing transactions, lease agreements, or other commitments in the normal course of our business.

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The Company has the following future minimum estimated claim and benefit payments that are 100% reinsured as of December 31, 2017.

Estimated Future Claim
and Benefit Payments

Due in one year or less	$157,897
Due after one year through three years	508,119
Due after three years through five years	715,613
Due after five years	1,465,865

Total estimated payments	$2,847,494

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Quantitative and Qualitative Disclosures about Market Risk

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We have exposure to market risk through both our insurance operations and investment activities, although a significant portion of this risk is reinsured by CMFG Life pursuant to the coinsurance and modified coinsurance agreements discussed above. In addition, many of the measures described herein to offset these market risks will be taken by CMFG Life as it will hold all of the assets related to our insurance business as a result of the Coinsurance Agreements.

Interest rate risk will be our primary market risk exposure. Substantial and sustained increases and decreases in market interest rates will affect the profitability of our annuity products and the fair value of our investments. Most of the interest rate risk is absorbed by CMFG Life under the coinsurance and modified coinsurance agreements. The profitability of most of our annuity products will depend on the spreads between interest yield on investments and rates credited on the annuity products. We have the ability to adjust crediting rates (caps, participation rates or asset fee rates for indexed annuities) on substantially all of our annuity products at least annually (subject to minimum guaranteed values). In addition, substantially all of our annuity products will have surrender and withdrawal penalty provisions designed to encourage persistency and to help ensure targeted spreads are earned. However, competitive factors, including the impact of the level of surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid narrowing of spreads under certain market conditions.

A major component of our interest rate risk management program is structuring the General Account investment portfolio with cash flow characteristics consistent with the cash flow characteristics of our annuity products. We use computer models to simulate cash flows expected from our existing business under various interest rate scenarios. These simulations enable us to measure the potential gain or loss in fair value of our interest rate-sensitive financial instruments, to evaluate the adequacy of expected cash flows from our assets to meet the expected cash requirements of our annuity products and to determine if it is necessary to lengthen or shorten the average life and duration of our investment portfolio. The “duration” of a security is the time weighted present value of the security’s expected cash flows and is used to measure a security’s sensitivity to changes in interest rates. When the durations of assets and liabilities are similar, exposure to interest rate risk is minimized because a change in value of assets should be largely offset by a change in the value of liabilities. As of December 31, 2017, the Company’s fixed debt investment securities portfolio consisted of U.S. government and agency securities and residential mortgage-backed securities with fair values of $8,954 and $1,713, respectively, and has an average duration of 16 years.
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MANAGEMENT

Directors and Executive Officers

Our directors and executive officers are as follows:

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Name	Age	Position

David L. Sweitzer	54	President and Director
Steven R. Suleski	64	Secretary and Director
Brian J. Borakove	39	Treasurer
Michael F. Anderson	50	Director
Michael T. Defnet	58	Director
Williams Karls	47	Director
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All executive officers and directors are elected annually.

David L. Sweitzer has served as President and as director of the Company since October 31, 2016. He also serves as the Senior Vice President of Wealth Management for CMFG Life where he leads overall business strategy and product management for CBSI and CMFG Life’s and affiliates family of annuity products. Mr. Sweitzer has held various positions in CMFG Life for 26 years. He brings more than 26 years of progressive experience in sales and marketing, sales operations and sales strategy.

Steven R. Suleski has been a director of the Company since December 15, 2015 and has served as our Secretary and Senior Vice President since February 1, 2012. He has served as Associate General Counsel at CMFG Life, from May 1999 to January 2014. He had served as Chief Governance & Compliance Officer at CMFG Life January 2014 to 2017. Before joining the Company, Mr. Suleski spent 12 years at Foley & Lardner, LLP, in Madison, Wisconsin, where he was a partner specializing in securities law, mergers and acquisitions and general corporate law.

Brian J. Borakove has served as our Treasurer since November 9, 2012 and Vice President, Corporate Treasurer since November 19, 2012 at CMFG Life. He served as Director of Investment Finance from 2007 to 2011 and was promoted to Associate Treasurer in 2011. Prior to joining CMFG Life, he was a Senior Manager, Investment Finance at Liberty Mutual Insurance in Boston, Massachusetts from 2005 to 2007. Prior to joining Liberty Mutual Insurance, Mr. Borakove served as a Senior Analyst, Treasury at FM Global in Johnston, Rhode Island from 2003-2005. Mr. Borakove held various positions at State Street Bank in Boston, Massachusetts from 2001-2003.

Michael F. Anderson has been a director of the Company since December 15, 2015. He also serves as the Senior Vice President, Chief Legal Officer for CMFG Life where he is responsible for all legal matters across CMFG Life’s business entities since 2011. He served as Managing Associate General Counsel from 2008 to 2009, was promoted to Vice President in 2009 and in 2011 was promoted to Senior Vice President. Before joining the Company, Mr. Anderson spent 15 years in private practice, most recently as a partner in the New York office of Morgan, Lewis & Bockius.

Michael T. Defnet has been a director of the Company since December 15, 2015 and Senior Vice President of Sales & Marketing for CMFG Life. Mr. Defnet previously served as Senior Vice President of Sales Distribution Support and various positions in CMFG Life’s Sales Department for 25 years. He brings more than 25 years of progressive experience in sales and marketing leadership, sales operations and sales strategy.

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William Karls has been director of the Company since August 4, 2017 and has served as Controller for CMFG Life since 2012. Prior to joining CMFG Life in 2004, Mr. Karls was a Senior Manager with Strohm Ballweg, LLP, which provides audit and consulting services to insurance companies.
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Transactions with Related Persons, Promoters and Certain Control Persons

Policy Regarding Related Person Transactions. It is our policy to enter into or ratify related person transactions only when our Board of Directors determines that the transaction either is in, or is not inconsistent with, our best interests, including but not limited to situations where we may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when we provide products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

Therefore, we have adopted the following written procedures for the review, approval or ratification of related person transactions. For purposes of the related person transaction policy, a related person transaction is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which (i) we were, are or will be a participant, (ii) the amount of the transaction, arrangement or relationship exceeds $120,000, and (iii) in which a related person had, has or will have a direct or indirect material interest in the transaction.

A related person means:

•	any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors or an executive officer or a nominee to become a member of our Board of Directors;
•	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;
•	any immediate family member of any of the foregoing persons; or
•	any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Any proposed transaction with a related person will be consummated or amended only if the following steps are taken:

•	Counsel (either inside or outside) will assess whether the proposed transaction is a related person transaction for purposes of this policy.
•
If counsel determines that the proposed transaction is a related person transaction, the proposed transaction will be submitted to the Board of Directors for consideration at the next meeting or, in those instances in which counsel, in consultation with the President or the Treasurer, determines that it is not practicable or desirable for us to wait until the next committee meeting, to the President of the Company (who has been delegated authority to act between meetings).

•
The Board of Directors shall consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; (iii) the availability of other suppliers or customers for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

•
The Board of Directors shall approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board of Directors determines in good faith. The Board of Directors shall convey the decision to counsel, who shall convey the decision to the appropriate persons within the Company.

At the Board of Director’s first meeting of each fiscal year, it shall review any previously approved related person transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Board of Directors shall determine if it is in the best interests of the Company and its shareholders to continue, modify, or terminate the related person transaction.

No member of the Board of Directors shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person.

Certain Relationships and Related Person Transactions. Except for the agreements noted below, there have been no transactions between the Company and any related person since January 1, 2011, nor are any such related person transactions currently being contemplated for which disclosure would be required.

On September 30, 2015, the Company amended its coinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life. In 2013, we entered into a second coinsurance agreement to cede 100% of all insurance issued on and after January 1, 2013 to CMFG Life. On November 1, 2015, we entered into a Coinsurance and Modified Coinsurance Agreement with CMFG Life to cede 100% of the business related to the Contract, and other investment type contracts similar to the Contract. These agreements do not relieve us of our obligations to our policyholders under contracts covered by these agreements. However, they do transfer nearly all of the Company’s underwriting profits and losses to CMFG Life and require CMFG Life to indemnify the Company for nearly all of its liabilities.

On January 1, 2015, the Company entered into a Cost Sharing, Procurement, Disbursement, Billing and Collection Agreement with CMFG Life and certain other affiliated companies and on that same day, January 1, 2015, the Company entered into an Amended and Restated Expense Sharing Agreement with CMFG Life. See “Contractual Obligations” for more information about each of these agreements.

The Company has hired MEMBERS Capital Advisors, Inc. (“MCA”) to provide investment advisory services with respect to the Company’s General Account assets. MCA, which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives and guidelines established by the Company.

Committees of the Board of Directors

Our Board of Directors of the Company has not established any committees. The Board relies upon the committees of the CUNA Mutual Holding Company to oversee actions over the subsidiary companies. For example the CUNA Mutual Holding Company Audit Committee will assist with oversight of the company’s external auditors, performance of internal audit functions and legal and regulatory compliance requirements.

Compensation Committee Interlocks and Insider Participation

Our Board of Directors has not established a compensation committee. None of our current executive officers serves on the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Board of Directors. Mr. Sweitzer is on the Board of Directors for CBSI whose Board of Directors include Messrs. Anderson, Defnet, Karls and Suleski, the other Directors of the Company.

Executive Compensation. We do not have any employees but rather are provided personnel, including our named executive officers, by our parent company, CMFG Life, pursuant to the Amended and Restated Expense Sharing Agreement between CMFG Life and us. As a result, we do not determine or pay any compensation to our named executive officers or additional personnel provided by CMFG Life for our operations. CMFG Life determines and pays the salaries, bonuses and other wages earned by our named executive officers and by additional personnel provided to us by CMFG Life. CMFG Life also determines whether and to what extent our named executive officers and additional personnel from CMFG Life will be provided with employee benefit plans. We do not have employment agreements with our named executive officers and do not provide pension or retirement benefits, perquisites or other personal benefits to our named executive officers. We do not have arrangements to make payments to our named executive officers upon their termination or in the event of a change in control of the Company. See “Contractual Obligations” for more information about the Amended and Restated Expense Sharing Agreement between CMFG Life and us.

Director Compensation

The directors of the Company are also officers of CMFG Life. The Company’s directors receive no compensation for their service as directors of the Company but are compensated by CMFG Life for their services as officers of that company. Accordingly, no costs were allocated to the Company for services of following persons in their role as current directors: Michael F. Anderson, Michael T. Defnet, William Karls, Steven R. Suleski and David L. Sweitzer. Messr. Bosco is no longer a director of the Company effective October 31, 2016.

Legal Proceedings

Like other insurance companies, we routinely are involved in litigation and other proceedings, including class actions, reinsurance claims and regulatory proceedings arising in the ordinary course of our business. In recent years, the life insurance and annuity industry, including us and our affiliated companies, has been subject to an increase in litigation pursued on behalf of both individual and purported classes of insurance and annuity purchasers, questioning the conduct of insurance companies and their agents in the marketing of their products. In addition, state and federal regulatory bodies, such as state insurance departments and attorneys general, periodically make inquiries and conduct examinations concerning compliance by us and others with applicable insurance and other laws.

In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting. These actions are based on a variety of issues and involve a range of the Company’s practices. We respond to such inquiries and cooperate with regulatory examinations in the ordinary course of business. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company, nor have a material adverse impact on the Variable Separate Account, on CBSI’s ability to perform its contract with the Variable Separate Account, nor the Company’s ability to meet its obligations under the Contracts.

*  *  *

We do not file reports under the 1934 Act in reliance on Rule 12h-7 under the 1934 Act, which provides an exemption from the reporting requirements of Sections 13 and 15 of the 1934 Act.

FINANCIAL STATEMENTS

MEMBERS Life Insurance Company

Financial Statements as of December 31, 2017 and 2016 and for each of the Three Years in the Period Ended December 31, 2017 and Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
MEMBERS Life Insurance Company

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MEMBERS Life Insurance Company (the “Company”) as of December 31, 2017 and 2016, the related statements of operations and comprehensive income (loss), stockholder’s equity, and cash flows, for each of the three years in the period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of a Matter

As discussed in Note 1 to the financial statements, results of the Company may not be indicative of those of a stand-alone entity, as the Company is a member of a controlled group of affiliated companies. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 9, 2018

We have served as the Company’s auditor since 2012.

MEMBERS Life Insurance Company Balance Sheets December 31, 2017 and 2016 ($ in 000s)

Assets	2017	2016

Investments
Debt securities, available for sale, at fair value
(amortized cost 2017 - $10,650; 2016 - $11,037)	$10,667	$10,539

Total investments	10,667	10,539

Cash and cash equivalents	18,440	18,732
Accrued investment income	113	116
Reinsurance recoverable from affiliate	23,973	23,687
Assets on deposit	2,453,033	1,619,113
Premiums receivable, net	12	15
Net deferred tax asset	74	495
Receivable from affiliate	8,492	11,460
Other assets and receivables	137	415
Federal income taxes recoverable from affiliate	2,471	1,637
Separate account assets	69,005	20,221

Total assets	$2,586,417	$1,706,430

Liabilities and Stockholder’s Equity

Liabilities
Claim and policy benefit reserves - life and health	$23,052	$21,506
Policyholder account balances	2,456,634	1,622,448
Payables to affiliates	2,771	6,196
Accounts payable and other liabilities	16,257	12,774
Separate account liabilities	69,005	20,221

Total liabilities	2,567,719	1,683,145

Commitments and contingencies (Note 11)

Stockholder’s equity
Common stock, $5 par value, authorized 1,000 shares;
issued and outstanding 1,000 shares	5,000	5,000
Additional paid in capital	10,500	10,500
Accumulated other comprehensive income (loss), net of
tax expense (benefit) (2017 - $6; 2016 - ($175))	11	(323)
Retained earnings	3,187	8,108

Total stockholder’s equity	18,698	23,285

Total liabilities and stockholder’s equity	$2,586,417	$1,706,430

See accompanying notes to financial statements.
3

MEMBERS Life Insurance Company Statements of Operations and Comprehensive Income (Loss) Years Ended December 31, 2017, 2016 and 2015 ($ in 000s)

	2017	2016	2015

Revenues

Life and health premiums, net	$–	$(21)	$(1,175)
Contract charges, net	–	–	18
Net investment income	517	376	366
Net realized investment gains	–	–	117
Other income	3,996	3,415	5,336

Total revenues	4,513	3,770	4,662

Benefits and expenses

Life and health insurance claims and benefits, net	2	(1)	(1,204)
Interest credited to policyholder account balances, net	–	–	4
Operating and other expenses	1,709	1,049	1,633

Total benefits and expenses	1,711	1,048	433

Income before income taxes	2,802	2,722	4,229

Income tax expense	723	887	1,449

Net income	2,079	1,835	2,780

Change in unrealized gains (losses), net of tax expense
(benefit) (2017 - $181; 2016 - ($53); 2015 - ($235))	334	(98)	(437)
Reclassification adjustment for (gains)
included in net income, net of tax (benefit) - (2015 - ($5))	–	–	(10)

Other comprehensive income (loss)	334	(98)	(447)

Total comprehensive income	$2,413	$1,737	$2,333

See accompanying notes to financial statements.
4

MEMBERS Life Insurance Company Statements of Stockholder’s Equity Years Ended December 31, 2017, 2016 and 2015 ($ in 000s)

	Common stock	Additional paid in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total stockholder’s equity

Balance, January 1, 2015	$5,000	$10,500	$222	$3,493	$19,215

Net income	–	–	–	2,780	2,780
Other comprehensive (loss)	–	–	(447)	–	(447)

Balance, December 31, 2015	5,000	10,500	(225)	6,273	21,548

Net income	–	–	–	1,835	1,835
Other comprehensive (loss)	–	–	(98)	–	(98)

Balance, December 31, 2016	5,000	10,500	(323)	8,108	23,285

Net income	–	–	–	2,079	2,079
Other comprehensive income	–	–	334	–	334
Dividend to parent	–	–	–	(7,000)	(7,000)

Balance, December 31, 2017	$5,000	$10,500	$11	$3,187	$18,698

See accompanying notes to financial statements.
5

MEMBERS Life Insurance Company Statements of Cash Flows Years Ended December 31, 2017, 2016 and 2015 ($ in 000s)

	2017	2016	2015

Cash flows from operating activities:
Net income	$2,079	$1,835	$2,780
Adjustments to reconcile net income
to net cash provided by (used in) operating activities:
Policyholder charges on investment type contracts	–	–	(18)
Net realized investment gains	–	–	(117)
Interest credited to policyholder account balances	–	–	4
Deferred income taxes	241	240	(2)
Amortization of bond premium and discount	19	33	61
Amortization and write off of deferred charges	20	23	26
Changes in other assets and liabilities
Accrued investment income	3	18	(54)
Reinsurance recoverable from affiliate	(590)	752	273
Premiums receivable	3	11	2
Receivable from affiliate and other assets	3,228	(6,423)	(1,828)
Federal income taxes recoverable from affiliate	(835)	(1,121)	1,281
Claim and policy benefit reserves - life and health	1,546	(720)	(831)
Payables to affiliates and other liabilities	59	5,311	9,410

Net cash provided by (used in) operating activities	5,773	(41)	10,987

Cash flows from investing activities:
Purchases of debt securities	–	–	(8,760)
Proceeds on sale or maturity of debt securities	367	1,628	8,987
Net amounts received on policy loans	–	–	104

Net cash provided by investing activities	367	1,628	331

Cash flows from financing activities:
Dividend to parent	(7,000)	–	–
Policyholder account deposits	719,883	634,345	596,817
Policyholder account withdrawals	(50,481)	(31,206)	(12,250)
Assets on deposit - deposits	(718,797)	(634,039)	(596,492)
Assets on deposit - withdrawals	49,964	30,951	12,098
Change in bank overdrafts	(1)	1	–

Net cash provided by (used in) financing activities	(6,432)	52	173

Change in cash and cash equivalents	(292)	1,639	11,491
Cash and cash equivalents at beginning of year	18,732	17,093	5,602

Cash and cash equivalents at end of year	$18,440	$18,732	$17,093

Supplemental disclosure of cash information:
Net cash paid to affiliate for income taxes	$1,316	$1,768	$170

See accompanying notes to financial statements.
6

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Note 1: Nature of Business

MEMBERS Life Insurance Company (“MLIC” or the “Company”) is a life and health insurance stock company organized under the laws of Iowa and a wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). CMIC is organized under the laws of Wisconsin and is a wholly-owned subsidiary of CMFG Life Insurance Company (“CMFG Life”), an Iowa life insurance company. CMFG Life and its affiliated companies primarily sell insurance and other products to credit unions and their members. The Company’s ultimate parent is CUNA Mutual Holding Company (“CMHC”), a mutual insurance holding company organized under the laws of Iowa. MLIC began selling flexible premium deferred variable annuity contracts in 2016 and single premium deferred annuity contracts in 2013. Both products are sold to consumers, including credit union members, through the face-to-face distribution channel. Prior to 2013, MLIC did not actively market new business; it primarily serviced existing blocks of individual and group life policies. See Note 7, Reinsurance, for information on the Company’s reinsurance and ceding agreements.

MLIC is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. The following table identifies states with premiums greater than 5% of total direct premium and states with deposits on annuity contracts greater than 5% of total deposits:

	Direct Life and Health Premium			Deposits on Annuity Contracts

	2017	2016	2015	2017	2016	2015

Michigan	62%	63%	63%	9%	6%	8%
Texas	24	23	23	5	8	7
California	5	6	5	6	7	8
Pennsylvania	*	*	*	8	6	5
Iowa	*	*	*	7	6	5
Indiana	*	*	*	6	7	6
Wisconsin	*	*	*	6	6	5
Washington	*	*	*	*	5	5
Florida	*	*	*	*	*	5

*Less than 5%.

No other state represents more than 5% of the Company’s premiums or deposits for any year in the three years ended December 31, 2017.

As discussed in Note 6, CMFG Life provides significant services required in the conduct of the Company’s operations. Management believes allocations of expenses are reasonable, but the results of the Company’s operations may have materially differed from the results reflected in the accompanying financial statements if the Company did not have this relationship.

Note 2:   Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

7

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and in some cases the difference could be material. Investment valuations, embedded derivatives, deferred tax asset valuation reserves, and claim and policy benefit reserves are most affected by the use of estimates and assumptions.

Segment Reporting

The Company is currently managed as two reportable business segments, (1) life and health and (2) annuities. The Company’s life and health segment includes individual and group life policies that the Company no longer actively markets. The annuities segment includes its single premium deferred annuity contracts and flexible premium deferred variable annuity contracts which the Company began selling in 2013 and 2016, respectively. See Note 7, Reinsurance, for information on the Company’s reinsurance agreements, which impact the financial statement presentation of these segments.

Investments

Debt securities: Investments in debt securities are classified as available-for-sale and are carried at fair value. A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s anticipated holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related components. The credit portion of the other-than-temporary impairment (“OTTI”) is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in net realized investment gains, with the remainder of the loss amount recognized in other comprehensive loss. If the Company intends to sell or it is more likely than not that the Company will be required to sell before anticipated recovery in value, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the intent and ability of the Company to hold the investment until the fair value has recovered at least its cost basis.

Unrealized gains and losses on investments in debt securities, net of deferred federal income taxes, are included in accumulated other comprehensive income (loss) as a separate component of stockholder’s equity.

8

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Policy loans: The Company allocated $1,540 and $1,628 of policy loans to CMFG Life as of December 31, 2017 and 2016, respectively, as payment related to the 2012 reinsurance agreement and the 2015 amendment (See Note 7). As a result of the 2015 amendment, all policy loans are allocated to CMFG Life.

Net investment income: Interest income related to mortgage-backed and other structured securities is recognized on an accrual basis using a constant effective yield method, based on anticipated prepayments and the estimated economic life of the securities. When estimates of prepayments change, the effective yield is recalculated to reflect actual payments to date and anticipated future payments and such adjustments are reflected in net investment income. Prepayment assumptions for loan-backed bonds and structured securities are based on industry averages or internal estimates. Interest income related to non-structured securities is recognized on an accrual basis using a constant effective yield method. Discounts and premiums on debt securities are amortized over the estimated lives of the respective securities on an effective yield basis.

Net realized gains and losses: Realized gains and losses on the sale of investments are determined on a specific identification basis and are recorded on the trade date.

Assets on Deposit

Assets on deposit represent the amount of policyholder account balances related to reinsurance of the single premium deferred annuity and risk control accounts of the flexible premium deferred variable annuity contracts (investment-type contracts) that are ceded to CMFG Life. Assets on deposit are accounted for on a basis consistent with accounting for the underlying investment type contracts; therefore, the Company accounts for the reinsurance of these contracts using the deposit method of accounting consistent with the terms of the reinsurance agreement with CMFG Life. The related contract charges and interest credited to policyholder account balances in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded under the agreement. See Note 7 for a further discussion of the ceding agreement.

Derivative Financial Instruments

The Company issues single premium deferred annuity and flexible premium deferred variable annuity contracts that contain embedded derivatives. Derivatives embedded within non-derivative host contracts are separated from the host instrument when the embedded derivative is not clearly and closely related to the host instrument. Such embedded derivatives are recorded at fair value, and they are reported as part of assets on deposit and policyholder account balances in the balance sheets, with the change in the value being recorded in net realized investment gains. See Note 3, Investments-Embedded Derivatives for additional information.

Changes in the fair value of the embedded derivative in assets on deposit offset changes in the fair value of the embedded derivative in policyholder account balances; both of these changes are included in net realized investment gains and are ceded as part of the ceding and reinsurance agreements. Accretion of the interest on assets on deposit offsets accretion of the interest on the host contract; both of these amounts are included in interest credited on policyholder account balances and are ceded as part of the ceding and reinsurance agreements.

9

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Cash and Cash Equivalents

Cash and cash equivalents include unrestricted deposits in financial institutions with maturities of 90 days or less. The Company recognizes a liability in accounts payable and other liabilities for the amount of checks issued in excess of its current cash balance. The change in this overdraft amount is recognized as a financing activity in the Company’s statement of cash flows.

Variable Interest Entities

A variable interest entity (“VIE”) is a legal entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support or is structured such that equity investors lack the ability to make significant decisions relating to the entity’s operations through voting rights or do not substantively participate in the gains and losses of the entity. Consolidation of a VIE by its primary beneficiary is not based on majority voting interest, but is based on a review of the VIE’s capital structure, contractual relationships and terms, nature of the VIE’s operations and purpose, nature of the VIE’s interests issued and the Company’s involvement with the entity. When assessing the need to consolidate a VIE, the Company evaluates the design of the VIE as well as the related exposure to the variable interest holders.

The primary beneficiary is the entity that has both the power to direct the activities of the VIE that most significantly affect the entity’s economic performance and the obligation to absorb losses or the right to receive benefits that could be potentially significant to the VIE. While also considering these factors, the consolidation conclusion depends on the breadth of the Company’s decision-making ability and the Company’s ability to influence activities that significantly affect the economic performance of the VIE.

Unconsolidated VIEs: The Company holds a variable interest in certain VIEs for which the Company is not the primary beneficiary, and, therefore, these VIEs were not consolidated on the Company’s consolidated balance sheets. The Company invests in unconsolidated VIEs with the primary purpose of earning capital appreciation.

All of the Company’s investments in residential mortgage-backed securities are classified as unconsolidated VIEs. The maximum exposure to loss relating to these securities is equal to the carrying amount of the security. The values of these investments are disclosed in the Debt Securities section of Note 3.

Recognition of Insurance Revenue and Related Benefits

Term-life and whole-life insurance premiums are recognized as premium income when due. Policy benefits for these products are recognized in relation to the premiums so as to result in the recognition of profits over the expected lives of the policies and contracts.

Policies not subject to significant mortality or longevity risk, such as the Company’s single premium deferred annuity and flexible premium deferred variable annuity contracts, are considered investment contracts. Amounts collected on these products, with the exception of the variable annuity component of the flexible premium deferred variable annuity, are recorded as increases in policyholder account balances. The variable annuity component of the flexible premium deferred variable annuity meets criteria for separate account reporting and therefore is recorded in separate account assets and liabilities. Revenues from investment

10

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

contracts principally consist of net investment income and contract charges such as expense and surrender charges. Expenses for investment contracts consist of interest credited to contracts, benefits incurred in excess of related policyholder account balances and policy maintenance costs. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, these revenues and expenses are ceded and do not impact the statement of operations and comprehensive income (loss). See Note 7, Reinsurance for additional information on this agreement.

Other Income/Operating and Other Expenses

Other income in 2017, 2016 and 2015 includes legal settlements received on structured security investments that had previously been sold. Operating and other expenses in 2017, 2016 and 2015 include legal expenses related to settlements received.

Deferred Policy Acquisition Costs

The costs of acquiring insurance business that are directly related to the successful acquisition of new and renewal business are deferred to the extent that such costs are expected to be recoverable from future profits. Such costs principally include commissions and sales costs, premium taxes, and certain policy issuance and underwriting costs. Costs deferred on term-life and whole-life insurance products, deferred policy acquisition costs (“DAC”), are amortized in proportion to the ratio of the annual premium to the total anticipated premiums generated. Due to the age of the existing block of life insurance policies, all DAC has been fully amortized as of December 31, 2017 and 2016 and there was no amortization expense in 2017, 2016 or 2015.

Acquisition costs on the Company’s single premium deferred annuity and flexible premium deferred variable annuity contracts are reimbursed through a ceding commission by CMFG Life, which assumes all deferrable costs as part of its agreement to assume 100% of this business from the Company. See Note 7, Reinsurance for additional information on this agreement.

Claim and Policy Benefits Reserves – Life and Health

Life and health claim and policy benefit reserves consist principally of future policy benefit reserves and reserves for estimates of future payments on incurred claims reported but not yet paid and unreported incurred claims. Estimates for future payments on incurred claims are developed using actuarial principles and assumptions based on past experience adjusted for current trends. Any change in the probable ultimate liabilities is reflected in net income in the period in which the change is determined.

When actual experience indicates that existing contract liabilities, together with the present value of future gross premiums will not be sufficient to recover the present value of future benefits or recover unamortized deferred acquisition costs, a premium deficiency will be recognized by either a reduction in unamortized acquisition costs or an increase in the liability for future benefits. There was no premium deficiency in 2017, 2016 or 2015.

11

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Policyholder Account Balances

The Company recognizes a liability at the stated account value for policyholder deposits that are not subject to significant policyholder mortality or longevity risk and for universal life-type policies. The account value equals the sum of the original deposit and accumulated interest, less any withdrawals and expense charges. The average credited rate was 4.5% in 2017, 2016 and 2015. The future minimum guaranteed interest rate during the life of the contracts is 4.5%.

The single premium deferred annuities and risk control accounts of the flexible premium deferred variable annuities are included in policyholder account balances. These products have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0% and the yearly Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary based on the issuance date of the contract. Interest is credited at the end of each contract year during the selected index term based on the allocation between risk control accounts and the performance of an external index (reference index) during that contract year. For the single premium deferred annuity, the Company offers one reference index, which is the S&P 500 Index. For the flexible premium deferred variable annuity, the Company offers two reference indices, which are the S&P 500 Index and the MSCI EAFE Index. Policyholders are able to allocate funds in both the Secure and Growth Accounts for the available indices. At the end of the initial index term, only the Secure Account is available as an option to the policyholder. The average annualized credited rate for the single premium deferred annuity was 1.44%, 1.63% and 1.65% in 2017, 2016 and 2015, respectively. The average annualized credited rate for the risk control accounts of the flexible premium deferred variable annuity was 1.59% and 1.12% in 2017 and 2016, respectively.

Accounts Payable and Other Liabilities

The Company issues the single premium deferred annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract.

Reinsurance

Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies that have been ceded and the terms of the reinsurance contracts. Premiums and insurance claims and benefits in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded to other companies under such reinsurance contracts. Ceded insurance reserves and ceded benefits paid are included in reinsurance recoverables along with certain ceded policyholder account balances, which include mortality risk. A prepaid reinsurance asset is also recorded for the portion of unearned premiums related to ceded policies.

Separate Accounts

Separate accounts represent customer accounts related to the variable annuity component of the flexible premium deferred variable annuity contracts issued by the Company, where investment income and investment gains and losses accrue directly to the contract holders who bear the investment risk.

Contract holders are able to invest in investment funds managed for their benefit. All of the separate account assets are invested in unit investment trusts that are registered with the Securities and Exchange Commission (“SEC”) as of December 31, 2017.

12

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Separate account assets are legally segregated and may only be used to settle separate account liabilities. Separate account assets are carried at fair value, which is based on daily quoted net asset values at which the Company could transact on behalf of the contract holder. Separate account liabilities are equal to the separate account assets and represent contract holders’ claims to the related assets. Contract holder deposits to and withdrawals from the separate accounts are recorded directly to the separate account assets and liabilities and are not included in the Company’s statements of operations and comprehensive income (loss).

Charges made by the Company to the contract holders’ balances include fees for maintenance, administration, cost of insurance, and surrenders of contracts prior to the contractually specified dates. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, these revenues are ceded and do not impact the statement of operations and comprehensive income (loss). See Note 7, Reinsurance for additional information on this agreement.

Income Taxes

The Company recognizes taxes payable or refundable and deferred taxes for the tax consequences of differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured by applying the enacted tax rates to the difference between the financial statement and tax basis of assets and liabilities. The Company records current tax benefits and deferred tax assets utilizing a benefits-for-loss approach. Under this approach, current benefits are realized and deferred tax assets are considered realizable by the Company when realized or realizable by the consolidated group of which the Company is a member even if the benefits would not be realized on a stand-alone basis. The Company records a valuation allowance for deferred tax assets if it determines it is more likely than not that the asset will not be realized by the consolidated group. Deferred income tax assets can be realized through future earnings, including, but not limited to, the generation of future income, reversal of existing temporary differences and available tax planning strategies.

The Company is subject to tax-related audits. These audits may result in additional tax assets or liabilities. In establishing tax liabilities, the Company determines whether a tax position is more likely than not to be sustained under examination by the appropriate taxing authority. Tax positions that do not meet the more likely than not standard are not recognized. Tax positions that meet this standard are recognized in the financial statements within net deferred tax assets or liabilities or federal income taxes recoverable or payable.

As a result of the comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), which was enacted by the U.S. federal government on December 22, 2017, the Company remeasured its deferred tax assets and liabilities. The impact of the remeasurement and further discussion on the Tax Act are disclosed in the Tax Reform section of Note 5, Income Tax.

Recently Adopted Accounting Standard Updates

In March 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2017-08, Premium Amortization on Purchased Callable Debt Securities (“ASU 2017-08”), with an effective date in 2019 for public business

13

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

entities and 2020 for others. The ASU shortens the amortization period for callable debt securities purchased at a premium to the earliest call date. The Company early adopted ASU 2017-08 in 2017; the new guidance did not have a material impact on the financial statements.

Accounting Standards Updates Pending Adoption

In June 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses of Financial Instruments (“ASU 2016-13”) with an effective date in 2020 for public business entities and 2021 for others. The new standard replaces the existing incurred loss recognition model with an expected credit loss recognition model. The objective of the expected credit loss model is for the Company to recognize its estimate of expected credit losses for affected financial assets in a valuation allowance deducted from the amortized cost basis of the related financial assets that results in presenting the net carrying value of the financial assets at the amount expected to be collected. The Company must consider all available relevant information when estimating expected credit losses, including details about past events, current conditions, and reasonable and supportable forecasts over the contractual life of an asset. Financial assets may be evaluated individually or on a pooled basis when they share similar risk characteristics. The measurement of credit losses for available-for-sale debt securities measured at fair value is not affected, except that credit losses recognized are limited to the amount by which fair value is below amortized cost and the carrying value adjustment is recognized through an allowance and not as a direct write-down. Upon adoption, the Company does not expect the impact to be material.

In February 2018, the FASB issued ASU No. 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (“ASU No. 2018-02”), with an effective date in 2018; however, early adoption is permitted. The amended guidance allows a reclassification from accumulated other comprehensive income (“AOCI”) to retained earnings for “stranded tax effects” as defined in ASU 2018-02. Stranded tax effects occur when a change in enacted tax rates is recorded in income from operations, even in situations in which the related income tax effects of items in accumulated other comprehensive income (loss) were originally recognized in AOCI, rather than in income from operations. Companies may elect to make the reclassification only as it relates to the U.S. federal income tax rate cut made by the 2017 Tax Act and can apply the change at the beginning of the period of adoption or retrospectively to each period in which the effect of the change in the tax rate is recognized. The election will not change total stockholder’s equity or net income. If an entity makes the election, the impact of the reclassification should be disclosed. The Company has not determined if it will make the election; if the election is made, the estimated reclassification is insignificant.

14

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Note 3: Investments

Debt Securities

The amortized cost, gross unrealized gains and losses, and estimated fair values, as reported on the balance sheet, of debt securities at December 31, 2017 are as follows:

	Amortized	Gross Unrealized		Estimated
	Cost	Gains	Losses	Fair Value

U.S. government and agencies	$9,052	$5	$(103)	$8,954
Residential mortgage-backed securities	1,598	115	–	1,713

Total debt securities	$10,650	$120	$(103)	$10,667

The amortized cost, gross unrealized gains and losses, and estimated fair values, as reported on the balance sheet, of debt securities at December 31, 2016 are as follows:

	Amortized	Gross Unrealized		Estimated
	Cost	Gains	Losses	Fair Value

U.S. government and agencies	$9,063	$5	$(638)	$8,430
Residential mortgage-backed securities	1,974	135	–	2,109

Total debt securities	$11,037	$140	$(638)	$10,539

No investments were non-income producing in 2017 or 2016.

The amortized cost and estimated fair values of investments in debt securities at December 31, 2017, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Because of the potential for prepayment on residential mortgage-backed securities, such securities have not been displayed in the table below by contractual maturity.

15

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

	Amortized Cost	Estimated Fair Value

Due in one year or less	$304	$304
Due after ten years	8,748	8,650
Residential mortgage-backed securities	1,598	1,713

Total debt securities	$10,650	$10,667

16

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Net Investment Income

Sources of investment income for the years ended December 31 are summarized as follows:

	2017	2016	2015

Gross investment income:
Debt securities	$321	$363	$389
Policy loans	–	–	5
Cash and cash equivalents	217	53	–

Total gross investment income	538	416	394
Investment expenses	(21)	(40)	(28)

Net investment income	$517	$376	$366

Net Realized Investment Gains

There were no sales or transfers of debt securities in 2017 or 2016 that resulted in a realized investment gain or loss. The realized investment gain on the sale of debt securities was $117 in 2015. Proceeds from the sale of debt securities were $8,389 in 2015.

Other-Than-Temporary Investment Impairments

Investment securities are reviewed for OTTI on an ongoing basis. The Company creates a watchlist of securities based largely on the fair value of an investment security relative to its cost basis. When the fair value drops below the Company’s cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including, but not limited to:

•	The existence of any plans to sell the investment security.

•	The extent to which fair value is less than book value.

•	The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).

•	The financial condition and near term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions.

•	The Company’s intent and ability to retain the investment for a period of time sufficient to allow for an anticipated recovery in fair value.

•	The Company’s ability to recover all amounts due according to the contractual terms of the agreements.

•	The Company’s collateral position in the case of bankruptcy or restructuring.

17

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s anticipated holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related risk. The credit portion of the OTTI is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in earnings, with the remainder of the loss amount recognized in other comprehensive income (loss). If the Company intends to sell, at the time this determination is made, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the ability of the Company to hold the investment until the fair value has recovered at least its cost basis.

For securitized debt securities, the Company considers factors including residential property changes in value that vary by property type and location and average cumulative collateral loss rates that vary by vintage year. These assumptions require the use of significant management judgment and include the probability of issuer default and estimates regarding timing and amount of expected recoveries. In addition, projections of expected future debt security cash flows may change based upon new information regarding the performance of the issuer and/or underlying collateral.

For certain securitized financial assets with contractual cash flows, the Company is required to periodically update its best estimate of cash flows over the life of the security. If the fair value of a securitized financial asset is less than its cost or amortized cost and there has been a decrease in the present value of the estimated cash flows since the last revised estimate, considering both timing and amount, an OTTI charge is recognized. The Company also considers its intent and ability to retain a temporarily impaired security until recovery. Estimating future cash flows involves judgment and includes both quantitative and qualitative factors. Such determinations incorporate various information and assessments regarding the future performance of the underlying collateral. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral.

Management has completed a review for other-than-temporarily impaired securities at December 31, 2017, 2016 and 2015 and recorded no OTTI. As a result of the subjective nature of these estimates, however, provisions may subsequently be determined to be necessary as new facts emerge and a greater understanding of economic trends develops. Consistent with the Company’s practices, OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts.

18

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Net Unrealized Investment Gains (Losses)

The components of net unrealized investment gains (losses) included in accumulated other comprehensive income (loss) at December 31 were as follows:

	2017	2016	2015

Debt securities	$17	$(498)	$(347)
Deferred income taxes	(6)	175	122

Net unrealized investment gains (losses)	$11	$(323)	$(225)

At December 31, 2017, the Company owned one debt security with a fair value of $8,207 in an unrealized loss position of $103 for more than twelve months. At December 31, 2016, the Company owned one debt security with a fair value of $8,115 in an unrealized loss position of $638 for less than twelve months. At December 31, 2015 the Company owned one debt security with a fair value of $8,210 in an unrealized loss position of $546 for less than twelve months.

19

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Embedded Derivatives

The Company issues single premium deferred annuity and flexible premium deferred variable annuity contracts that contain embedded derivatives. Such embedded derivatives are separated from their host contracts and recorded at fair value. The fair value of the embedded derivatives, which are reported as part of assets on deposit and policyholder account balances in the balance sheets, were an asset of $471,192 and a liability of $471,192 as of December 31, 2017 and an asset of $246,405 and a liability of $246,405 as of December 31, 2016. The increase in fair value related to embedded derivatives from the date of deposit was $136,078, $49,225 and $3,591 for the years ended December 31, 2017, 2016 and 2015, respectively. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, this expense is ceded and does not impact the statement of operations and comprehensive income (loss).

Assets Designated/Securities on Deposit

Iowa law requires that assets equal to a life insurer’s “legal reserve” must be designated for the Iowa Department of Commerce, Insurance Division. The legal reserve is equal to the net present value of all outstanding policies and contracts involving life contingencies. At December 31, 2017 and 2016, debt securities and cash with a carrying value of $8,694 and $8,876, respectively, were accordingly designated for Iowa. Other regulatory jurisdictions require cash and securities to be deposited for the benefit of policyholders. Pursuant to these requirements, securities with a fair value of $2,024 and $1,713 were on deposit with other regulatory jurisdictions as of December 31, 2017 and 2016, respectively.

Note 4:   Fair Value

The Company uses fair value measurements to record fair value of certain assets and liabilities and to estimate fair value of financial instruments not recorded at fair value but required to be disclosed at fair value. Certain financial instruments, such as insurance policy liabilities (other than investment-type contracts), are excluded from the fair value disclosure requirements.

Valuation Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

•	Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

•	Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets

20

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

that are not active, (iii) inputs other than quoted prices that are observable for the instruments and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company’s estimates of the assumptions market participants would use in valuing financial assets and liabilities, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The hierarchy requires the use of market observable information when available for assessing fair value. The availability of observable inputs varies by investment. In situations where the fair value is based on inputs that are unobservable in the market or on inputs from inactive markets, the determination of fair value requires more judgment and is subject to the risk of variability. The degree of judgment exercised by the Company in determining fair value is typically greatest for investments categorized in Level 3. Transfers in and out of level categorizations are reported as having occurred at the end of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized gains and losses and all changes in unrealized gains and losses in the fourth quarter are not reflected in the Level 3 rollforward table.

Valuation Process

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance on the overall reasonableness and consistent application of valuation methodologies and inputs and compliance with accounting standards through the execution of various processes and controls designed to provide assurance that the Company’s assets and liabilities are appropriately valued.

The Company has policies and guidelines that require the establishment of valuation methodologies and consistent application of such methodologies. These policies and guidelines govern the use of inputs and price source hierarchies and provide controls around the valuation processes. These controls include appropriate review and analysis of prices against market activity or indicators of reasonableness, approval of price source changes, price overrides, methodology changes and classification of fair value hierarchy levels. The valuation policies and guidelines are reviewed and updated as appropriate.

For fair values received from third parties or internally estimated, the Company’s processes are designed to provide assurance that the valuation methodologies and inputs are appropriate and consistently applied, the assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are appropriately recorded. The Company performs procedures to understand and assess the methodologies, process and controls of valuation service providers. In

21

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. When using internal valuation models, these models are developed by the Company’s investment group using established methodologies. The models including key assumptions are reviewed with various investment sector professionals, including accounting, operations, compliance and risk management. In addition, when fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

Transfers Between Levels

There were no transfers between levels during the years ended December 31, 2017 and 2016.

22

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Fair Value Measurement – Recurring Basis

The following table summarizes the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2017.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents[1]	$16,607	$–	$–	$16,607
Debt securities:
U.S. government and agencies	–	8,954	–	8,954
Residential mortgage-backed securities	–	1,713	–	1,713

Total debt securities	–	10,667	–	10,667

Derivatives embedded in assets on deposit	–	–	471,192	471,192

Separate account assets	–	69,005	–	69,005

Total assets	$16,607	$79,672	$471,192	$567,471

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contracts	$–	$–	$471,192	$471,192

Total liabilities	$–	$–	$471,192	$471,192

1Excludes cash of $1,833 that is not subject to fair value accounting.

23

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table summarizes the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2016.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents[1]	$14,415	$–	$–	$14,415
Debt securities:
U.S. government and agencies	–	8,430	–	8,430
Residential mortgage-backed securities	–	2,109	–	2,109

Total debt securities	–	10,539	–	10,539

Derivatives embedded in assets on deposit	–	–	246,405	246,405
Separate account assets	–	20,221	–	20,221

Total assets	$14,415	$30,760	$246,405	$291,580

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contracts	$–	$–	$246,405	$246,405

Total liabilities	$–	$–	$246,405	$246,405

1Excludes cash of $4,317 that is not subject to fair value accounting.

The Company had no assets or liabilities that required a fair value adjustment on a non-recurring basis as of December 31, 2017 or 2016.

Determination of Fair Values

The Company determines the estimated fair value of its investments using primarily the market approach and the income approach. The use of quoted prices and matrix pricing or similar techniques are examples of market approaches, while the use of discounted cash flow methodologies is an example of the income approach.

A summary of valuation techniques for classes of financial assets and liabilities by fair value hierarchy level are as follows:

Level 1 Measurements

Cash equivalents: Consists of money market funds; valuation is based on the closing price as of the balance sheet date.

Level 2 Measurements

For assets classified as Level 2 investments, the Company values the assets using third-party pricing sources, which generally rely on quoted prices for similar assets in markets that are active and observable market data.

24

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

U.S. government and agencies: Certain U.S. Treasury securities and debentures issued by agencies of the U.S. government are valued based on observable inputs such as the U.S. Treasury yield curve, market indicated spreads and quoted prices for identical assets in markets that are not active and/or similar assets in markets that are active.

Residential mortgage-backed securities: Valuation is principally based on observable inputs including quoted prices for similar assets in markets that are active and observable market data.

Separate account assets: Consists of mutual funds and unit investment trusts in which the contract holder could redeem its investment at net asset value per share at the measurement date with the investee.

Level 3 Measurements

Derivatives embedded in assets on deposit and annuity contracts: The Company offers single premium deferred annuity and flexible premium deferred variable annuity contracts with certain caps and floors which represent a minimum and maximum amount that could be credited to a contract during that contract year based on the performance of an external index. These embedded derivatives are measured at fair value separately from the host deposit asset and annuity contract.

In estimating the fair value of the embedded derivative, the Company attributes a present value to the embedded derivative equal to the discounted sum of the excess cash flows of the index related fund value over the minimum fund value. The current year portion of the embedded derivative is adjusted for known market conditions. The discount factor at which the embedded derivative is valued contains an adjustment for the Company’s own credit and risk margins for unobservable non-capital market inputs. The Company’s own credit adjustment is determined taking into consideration publicly available information relating to the Company’s debt as well as its claims paying ability.

These derivatives may be more costly than expected in volatile or declining equity markets. Changes in market conditions include, but are not limited to, changes in interest rates, equity indices, default rates and market volatility. Changes in fair value may be impacted by changes in the Company’s own credit standing. Lastly, changes in actuarial assumptions regarding policyholder behavior (such as full or partial withdrawals varying from expectations) and risk margins related to non-capital market inputs may result in significant fluctuations in the fair value of the derivatives. See Embedded Derivatives within Note 3, Investments for the impact to net income.

25

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table presents information about significant unobservable inputs used in Level 3 embedded derivative liabilities and related assets on deposit measured at fair value developed by internal models as of December 31, 2017 and 2016:

Predominant	Significant	Range of Values - Unobservable Input
Valuation Method	Unobservable Input	2017	2016

Single premium deferred annuities

Discounted cash flow	Lapse rates	2% to 4% with an	2% to 4% with an
		excess lapse rate at	excess lapse rate at
		the end of the index	the end of the index
		period of 50% or 95%.	period of 95%.

	Company’s own	58 - 99 basis points	105 - 181 basis points
	credit and risk margin	added on to	added on to
		discount rate.	discount rate.

Flexible premium deferred variable annuities

Discounted cash flow	Lapse rates	2% to 10% with an	2% to 10% with an
		excess lapse rate at	excess lapse rate at
		the end of the index	the end of the index
		period of 5% to 20%.	period of 80% to 95%.

	Company’s own	58 - 99 basis points	105 - 181 basis points
	credit and risk margin	added on to	added on to
		discount rate.	discount rate.

Changes in Fair Value Measurement

The following table sets forth the values of assets and liabilities classified as Level 3 within the fair value hierarchy at December 31, 2017.

		Total Realized/Unrealized
		Gain (Loss) Included in:

	Balance				Balance
	January 1,				December 31,
	2017	Purchases	Maturities	Earnings[1]	2017

Derivatives embedded
in assets on deposit	$246,405	$93,748	$(5,039)	$136,078	$471,192

Total assets	$246,405	$93,748	$(5,039)	$136,078	$471,192

Derivatives embedded
in annuity contracts	$246,405	$93,748	$(5,039)	$136,078	$471,192

Total liabilities	$246,405	$93,748	$(5,039)	$136,078	$471,192

1 Included in net income is realized gains and losses associated with embedded derivatives.

26

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table sets forth the values of assets and liabilities classified as Level 3 within the fair value hierarchy at December 31, 2016.

		Total Realized/Unrealized
		Gain (Loss) Included in:

	Balance				Balance
	January 1,				December 31,
	2016	Purchases	Maturities	Earnings[1]	2016

Derivatives embedded
in assets on deposit	$122,043	$78,090	$(2,953)	$49,225	$246,405

Total assets	$122,043	$78,090	$(2,953)	$49,225	$246,405

Derivatives embedded
in annuity contracts	$122,043	$78,090	$(2,953)	$49,225	$246,405

Total liabilities	$122,043	$78,090	$(2,953)	$49,225	$246,405

1 Included in net income is realized gains and losses associated with embedded derivatives.

Fair Value Measurements for Financial Instruments Not Reported at Fair Value

Accounting standards require disclosure of fair value information about certain on- and off-balance sheet financial instruments which are not recorded at fair value on a recurring basis for which it is practicable to estimate that value.

The following methods and assumptions were used by the Company in estimating the fair value disclosures for significant financial instruments:

Level 1 Measurements

Cash: The carrying amount for this instrument approximates its fair value due to its short term nature and is based on observable inputs.

Level 2 Measurements

Assets on deposit and Investment-type contracts: Assets on deposit and investment-type contracts include single premium deferred annuity and the risk control accounts of the flexible premium deferred variable annuity contracts, excluding the related embedded derivative. In most cases, the fair values are determined by discounting expected liability cash flows and required profit margins using the year-end swap curve plus a spread equivalent to a cost of funds for insurance companies based on observable inputs.

Separate account liabilities: Separate account liabilities represent the account value owed to the contract holder, which is equal to the segregated assets carried at fair value.

27

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The carrying amounts and estimated fair values of the Company’s financial instruments which are not measured at fair value on a recurring basis at December 31 are as follows:

		2017			2016
	Carrying	Estimated		Carrying	Estimated
	Amount	Fair Value	Level	Amount	Fair Value	Level

Financial instruments
recorded as assets:
Cash	$1,833	$1,833	1	$4,317	$4,317	1
Assets on deposit	1,981,841	1,726,602	2	1,372,708	1,227,484	2
Financial instruments
recorded as liabilities:
Investment-type contracts	1,981,841	1,726,602	2	1,372,708	1,227,484	2
Separate account liabilities	69,005	69,005	2	20,221	20,221	2

Note 5: Income Tax

The Company is included in the consolidated federal income tax return filed by CMHC, the Company’s ultimate parent. The Company has entered into a tax sharing agreement with CMHC and its subsidiaries. The agreement provides for the allocation of tax expense based on each subsidiary’s contribution to the consolidated federal income tax liability. Pursuant to the agreement, subsidiaries that have incurred losses are reimbursed regardless of the utilization of the loss in the current year. Federal income taxes recoverable from affiliate reported on the balance sheet are due from CMFG Life.

Income Tax Expense

Income tax expense for the years ended December 31 is as follows:

	2017	2016	2015

Current tax expense (benefit)	$481	$647	$1,451
Deferred tax expense	193	240	(2)
Adjustment of deferred tax assets and liabilities
for enacted rate change	49	–	–

Total income tax expense	$723	$887	$1,449

28

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Reconciliation to U.S. Tax Rate

Income tax expense differs from the amount computed by applying the U.S. federal corporate income tax rate of 35% to income before income taxes due to the items listed in the following reconciliation:

	2017		2016		2015

	Amount	Rate	Amount	Rate	Amount	Rate

Tax expense computed at
federal corporate tax rate	$981	35.0%	$953	35.0%	$1,480	35.0%
Income tax expense (benefit)
related to prior years	(221)	(7.8)	(53)	(2.0)	(31)	(0.7)
Dividends-received deduction	(83)	(3.0)	(11)	(0.4)	–	–
Adjustment of deferred tax assets and
liabilities for enacted rate change	49	1.7	–	–	–	–
Other	(3)	(0.1)	(2)	(0.1)	–	–

Total income tax expense	$723	25.8%	$887	32.5%	$1,449	34.3%

Deferred Income Taxes

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts for income tax purposes.

29

Significant components of the Company’s deferred tax assets and liabilities at December 31, 2017 and 2016 are as follows:

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

	2017	2016

Deferred tax assets
Tax reserves method change	$15	$29
Unrealized investment losses	–	175
Accrued expenses	280	291
Deferred policy acquisition costs	291	391
Other	1	4

Gross deferred tax assets	587	890

Deferred tax liabilities
Investments	490	355
Deferred reinsurance expense	19	39
Unrealized investment gains	4	–
Other	–	1

Gross deferred tax liabilities	513	395

Net deferred tax asset	$74	$495

Valuation Allowance

The Company considered the need for a valuation allowance with respect to its gross deferred tax assets as of December 31, 2017 and 2016, and based on that evaluation, the Company has determined it is more likely than not all deferred tax assets as of December 31, 2017 and 2016 will be realized. Therefore, a valuation allowance was not established.

Unrecognized Tax Benefits

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	2017	2016

Balance at January 1	$–	$1
Reductions for prior years’ tax positions	–	(1)

Balance at December 31	$–	$–

There were no unrecognized tax benefits as of December 31, 2017 and 2016 that, if recognized, would affect the effective tax rate in future periods. Management does not anticipate a material change to the Company’s uncertain tax positions during 2018.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense in the statements of comprehensive income (loss). For the year ended December 31, 2017, the Company recognized a reduction in

30

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

interest and penalties of approximately $5. The Company did not recognize any additions or reductions in interest and penalties for the years ended December 31, 2016 or 2015. The Company had accrued $2 and $7 for the payment of interest and penalties at December 31, 2017 and 2016, respectively.

The Company is included in a consolidated U.S. federal income tax return filed by CUNA Mutual Holding Company. The Company also files income tax returns in various states. For the major jurisdictions where it operates, the Company is generally no longer subject to income tax examinations by tax authorities for years ended before 2013. Amended refund claims are expected to be filed for tax years 2010 and 2012 in early 2018, which will be subject to examination as part of the Joint Committee on Taxation approval process.

Other Tax Items

As of December 31, 2017 and 2016, the Company did not have any capital loss, operating loss or credit carryforwards.

Tax Reform

The Tax Act makes changes to the U.S. tax code, including, but not limited to, (1) reducing the U.S. federal corporate tax rate to 21% effective January 1, 2018; (2) limiting the deductible interest expense; and (3) limiting the deductibility of certain executive compensation.

The SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of US GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Act. The Company has completed its initial evaluation of the impacts of the Tax Act and has recorded a net tax expense of $49 for the period ended December 31, 2017 due to the remeasurement of deferred tax assets and liabilities.

Management believes it has made the appropriate adjustments for the impacts of the Tax Act at December 31, 2017. As a result of the subjective nature of these adjustments, however, additional adjustments may subsequently be determined to be necessary as clarification of the law and accounting guidance emerges. Additional adjustments will be recorded as appropriate and as determined by the Company’s continued evaluation of the Tax Act. In light of the variables involved, such additional adjustments could be material.

Note 6: Related Party Transactions

In the normal course of business, there are various transactions between the Company and other related entities. In certain circumstances, expenses such as those related to sales and marketing, administrative, operations, other support and infrastructure costs are shared between the companies. Expenses incurred that are specifically identifiable with a particular company are borne by that company; other expenses are allocated among the companies on the basis of time and usage studies. Amounts due from transactions with affiliates are generally settled monthly. The Company reimbursed CMFG Life $20,808, $15,349 and $8,447 for these expenses in 2017, 2016 and 2015, respectively; which are included in operating and other expenses.

31

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Amounts receivable/payable from/to affiliates are shown in the following table:

	2017	2016

Receivable from:
CMFG Life	$8,492	$11,460

Total	$8,492	$11,460

Payable to:
CUNA Brokerage Services, Inc.	$2,749	$6,177
Other	22	19

Total	$2,771	$6,196

Amounts receivable from CMFG Life at December 31, 2017 and 2016 are primarily for a policyholder’s purchase of an MLIC annuity when a CMFG Life policyholder has surrendered their policy for the purchase of a single premium deferred annuity or flexible premium deferred variable annuity and for the cession of death claims related to the Company’s single premium deferred annuity or flexible premium deferred variable annuity.

The Company hires MEMBERS Capital Advisors, Inc. (“MCA”) for investment advisory services. MCA, which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives and guidelines established by the Company. The Company recorded MCA investment management fees totaling $21, $28 and $28 for the years ended December 31, 2017, 2016 and 2015, respectively, which are included as a reduction to net investment income.

The Company utilizes CUNA Brokerage Services, Inc., which is 100% owned by CMIC, to distribute its single premium deferred annuity and flexible premium deferred variable annuity and recorded commission expense for this service of $29,114, $24,900 and $23,072 in 2017, 2016 and 2015, respectively, which is included in operating and other expenses. This expense is entirely offset by commission income the Company receives from CMFG Life as part of the 2013 and 2015 reinsurance agreements.

The Company paid a $7,000 cash dividend to its parent in 2017. The Company paid no dividends in 2016 or 2015.

See Note 7 regarding reinsurance and other agreements entered into by the Company and CMFG Life.

Note 7: Reinsurance

The Company entered into a reinsurance agreement with its affiliate, CMFG Life, on a coinsurance and modified coinsurance basis. The agreement was effective November 1, 2015 to cede 100% of its investment-type contracts for its flexible premium deferred variable annuity, which are accounted for using the deposit method of accounting. MLIC began selling its flexible premium deferred variable annuity in 2016. The Company had $165,924 and $43,734 of assets on deposit for these contracts as of December 31, 2017 and 2016, respectively. The Company had related liabilities of $165,924 and $43,734 as of December 31, 2017 and 2016, respectively, which are

32

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

included in policyholder account balances in the balance sheets. The Company had separate account assets and liabilities for these contracts of $69,005 and $69,005 and $20,221 and $20,221, respectively, as of December 31, 2017 and 2016. The Company receives a commission equal to 100% of its actual expenses incurred for this business, which was $11,019, $6,302 and $1,027 for the years ended December 31, 2017, 2016 and 2015, respectively.

The Company entered into an agreement with its affiliate, CMFG Life, effective January 1, 2013 to cede 100% of its investment-type contracts for its single premium deferred annuity, which are accounted for using the deposit method of accounting. The Company had $2,287,109 and $1,575,379 of assets on deposit for these contracts as of December 31, 2017 and 2016, respectively. The Company had related liabilities of $2,287,109 and $1,575,379, respectively which are included in policyholder account balances in the balance sheets. The Company receives a commission equal to 100% of its actual expenses incurred for this business, which was $44,773, $37,961 and $34,236 for the years ended December 31, 2017, 2016 and 2015, respectively.

On October 31, 2012, the Company ceded 95% of its insurance policies in force pursuant to a reinsurance agreement with CMFG Life and the Company was reimbursed for 95% of expenses incurred in the provision of policyholder and benefit payment services, and insurance taxes and charges on a go forward basis under this contract. On September 30, 2015, the Company amended its reinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life and is reimbursed 100% for expenses incurred in the provision of policyholder and benefit payments services, and insurance taxes and charges going forward. The Company received commissions of $839, $894 and $1,567 for the years ended December 31, 2017, 2016 and 2015, respectively. As a result of the amendment to this agreement the Company ceded $1,297 of earned premiums and $1,244 of benefits as of September 30, 2015.

MLIC did not have any other reinsurance agreements at December 31, 2017 or 2016 and the entire reinsurance recoverable balance of $23,973 and $23,687, respectively, was due from CMFG Life. The recoverable balances are not collateralized and the Company retains the risk of loss in the event CMFG Life is unable to meet its obligations assumed under the reinsurance agreements. MLIC believes the risk of non-collection is remote due to CMFG Life’s stable A ratings from A.M. Best Company and S&P Global Ratings and A2 rating from Moody’s Investors Service.

33

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The effects of reinsurance on contract charges, interest credited to policyholder accounts, premiums and on claims, benefits, and losses incurred for the years ended December 31 are as follows:

	2017	2016	2015

Face amount of policies in force	$86,587	$95,577	$110,827

Premiums:
Direct - written	$3,145	$2,168	$2,384
Direct - change in unearned	5	1	–

Direct - earned	3,150	2,169	2,384

Ceded to affiliate - written	(3,145)	(2,172)	(3,559)
Ceded to affiliate - change in unearned	(5)	(18)	–

Ceded to affiliate - earned	(3,150)	(2,190)	(3,559)

Premiums - written, net	5	(4)	(1,175)
Premiums - change in unearned, net	(5)	(17)	–

Premiums, net	$–	$(21)	$(1,175)

Contract charges:
Direct	$3,498	$1,303	$742
Ceded to affiliate	(3,498)	(1,303)	(724)

Contract charges, net	$–	$–	$18

Claims, benefits and losses incurred:
Direct	$2,779	$1,761	$1,784
Ceded to affiliate	(2,777)	(1,762)	(2,988)

Claims, benefits and losses, net	$2	$(1)	$(1,204)

Interest credited to policyholder account balances:
Direct	$30,469	$20,519	$9,833
Ceded to affiliate	(30,469)	(20,519)	(9,829)

Interest credited to policyholder account balances, net	$–	$–	$4

34

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 8: Statutory Financial Data and Dividend Restrictions

The Company is a life and health insurer and is domiciled in Iowa. The Company files statutory-basis financial statements with insurance regulatory authorities. The Company did not use any permitted practices in 2017, 2016 or 2015. Certain statutory basis financial information for MLIC is presented in the table below as of and for the years ended December 31.

	Statutory Basis		Statutory Basis
	Capital and Surplus		Net Income (Loss)
	2017	2016	2017	2016	2015

MLIC	$18,601	$23,205	$1,914	$1,051	$1,112

The Company is subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by the regulator of the subsidiary’s state of domicile (“Insurance Department”). Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. Based on Iowa statutory regulations, the Company could pay dividends up to $1,860 during 2018, without prior approval of the Insurance Department.

Risk-based capital (“RBC”) requirements promulgated by the National Association of Insurance Commissioners (NAIC) require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating credit risk, insurance risk, interest rate risk, and general business risk. The adequacy of the Company’s actual capital is evaluated by a comparison to the RBC results, as determined by the formula. At December 31, 2017 and 2016, the Company’s adjusted capital exceeded the RBC minimum requirements as required by the NAIC.

35

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 9: Accumulated Other Comprehensive Income (Loss)

The components of accumulated comprehensive income (loss), net of tax, are as follows:

		Accumulated
	Unrealized	Other
	Investment	Comprehensive
	Gains (Loss)	Income (Loss)

Balance, January 1, 2015	$222	$222
Change in unrealized holding gains (losses),
net of tax - ($240)	(447)	(447)

Balance, December 31, 2015	(225)	(225)
Change in unrealized holding gains (losses),
net of tax - ($53)	(98)	(98)

Balance, December 31, 2016	(323)	(323)
Change in unrealized holding gains (losses),
net of tax - $181	334	334

Balance, December 31, 2017	$11	$11

Reclassification Adjustments

Accumulated other comprehensive income (losses) includes amounts related to unrealized investment gains (losses) which were reclassified to net income. Reclassifications from accumulated other comprehensive income (loss) for the years ended December 31 are included in the following table:

	2017	2016	2015

Reclassifications from accumulated other comprehensive income (loss)
Unrealized gains on available-for-sale
securities included in net realized investment gains	$–	$–	$15

Total reclassifications from accumulated
other comprehensive income (loss)	–	–	15
Tax expense	–	–	5

Net reclassification from accumulated
other comprehensive income (loss)	$–	$–	$10

36

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 10: Business Segment Information

The following table sets forth financial information regarding the Company’s two reportable business segments for the year ended December 31, 2017.

	Life and
Year ended or as of December 31, 2017	Health	Annuities	Total

Revenues

Life and health premiums, net	$–	$–	$–
Contract charges	–	–	–
Net investment income	517	–	517
Net realized investment gains	–	–	–
Other income	3,996	–	3,996

Total revenues	4,513	–	4,513

Benefits and expenses

Life and health insurance claims and benefits, net	2	–	2
Interest credited to policyholder account balances	–	–	–
Operating and other expenses	1,596	113	1,709

Total benefits and expenses	1,598	113	1,711

Income before income taxes	2,915	(113)	2,802

Income tax expense	763	(40)	723

Net income	2,152	(73)	2,079

Change in unrealized gains, net of tax expense	334	–	334

Other comprehensive income	334	–	334

Total comprehensive income	$2,486	$(73)	$2,413

Reinsurance recoverable from affiliate	$23,973	$–	$23,973
Assets on deposit	–	2,453,033	2,453,033
Claim and policy benefit reserves - life and health	20,688	2,364	23,052
Policyholder account balances	3,601	2,453,033	2,456,634

37

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table sets forth financial information regarding the Company’s two reportable business segments for the year ended December 31, 2016.

	Life and
Year ended or as of December 31, 2016	Health	Annuities	Total

Revenues

Life and health premiums, net	$(21)	$–	$(21)
Contract charges	–	–	–
Net investment income	376	–	376
Net realized investment gains	–	–	–
Other income	3,415	–	3,415

Total revenues	3,770	–	3,770

Benefits and expenses

Life and health insurance claims and benefits, net	(1)	–	(1)
Interest credited to policyholder account balances	–	–	–
Operating and other expenses	1,033	16	1,049

Total benefits and expenses	1,032	16	1,048

Income before income taxes	2,738	(16)	2,722

Income tax expense	892	(5)	887

Net income	1,846	(11)	1,835

Change in unrealized (losses), net of tax (benefit)	(98)	–	(98)

Other comprehensive (loss)	(98)	–	(98)

Total comprehensive income	$1,748	$(11)	$1,737

Reinsurance recoverable from affiliate	$23,687	$–	$23,687
Assets on deposit	–	1,619,113	1,619,113
Claim and policy benefit reserves - life and health	20,344	1,162	21,506
Policyholder account balances	3,335	1,619,113	1,622,448

38

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table sets forth financial information regarding the Company’s two reportable business segments for the year ended December 31, 2015.

	Life and
Year ended or as of December 31, 2015	Health	Annuities	Total

Revenues

Life and health premiums, net	$(1,175)	$–	$(1,175)
Contract charges	18	–	18
Net investment income	366	–	366
Net realized investment gains	117	–	117
Other income	5,336	–	5,336

Total revenues	4,662	–	4,662

Benefits and expenses

Life and health insurance claims and benefits, net	(1,204)	–	(1,204)
Interest credited to policyholder account balances	4	–	4
Operating and other expenses	1,633	–	1,633

Total benefits and expenses	433	–	433

Income before income taxes	4,229	–	4,229

Income tax expense	1,449	–	1,449

Net income	2,780	–	2,780

Change in unrealized (losses), net of tax (benefit)	(447)	–	(447)

Other comprehensive (loss)	(447)	–	(447)

Total comprehensive income	$2,333	$–	$2,333

Reinsurance recoverable from affiliate	$24,628	$–	$24,628
Assets on deposit	–	947,595	947,595
Claim and policy benefit reserves - life and health	21,077	460	21,537
Policyholder account balances	3,473	947,595	951,068

39

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 11: Commitments and Contingencies

Insurance Guaranty Funds

The Company is liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during 2017 and prior years. The Company includes a provision for all known assessments that will be levied as well as an estimate of amounts that it believes will be assessed in the future relating to past insolvencies. The Company has established a liability of $992 and $667 at December 31, 2017 and 2016, respectively, for guaranty fund assessments. The Company also estimates the amount recoverable from future premium tax payments related to these assessments and has not established an asset as of December 31, 2017 and 2016 since it does not believe any amount will be recoverable. Recoveries of assessments from premium taxes are generally made over a five-year period.

Legal Matters

Like other members of the insurance industry, the Company is occasionally a party to a number of lawsuits and other types of proceedings, some of which may involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and involve a range of the Company’s practices. The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting.

In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company may not be advised of the nature and extent of relief sought until the final stages of the examination or proceeding. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company.

Note 12: Subsequent Events

The Company evaluated subsequent events through the date the financial statements were issued. During this period, there were no subsequent events that required adjustment to or disclosure in the accompanying financial statements.

40

FINANCIAL HIGHLIGHTS

The following information is derived from the financial statements of the Variable Account. The financial statements are included in the Statement of Additional Information. The table below gives per unit information about the financial history of each Subaccount for the fiscal year ended December 31, 2017, and 2016, respectively. The value of an Accumulation Unit is determined on the basis of changes in the per share value of the Funds and the assessment of various charges.

Series B
Subaccount/Year	Accumulation unit value beginning of period	Accumulation unit value end of period	Percentage change in unit value during period	Number of units outstanding at end of period
Invesco V.I. Global Real Estate Fund, Series I 2016 2017	$10.08(a) 9.36	$9.36 10.43	(7.14%) 11.41%	14,354 45,007
Invesco V.I. Small Cap Equity Fund, Series I 2016 2017	$10.32(a) 10.75	$10.75 12.08	4.17% 12.37%	177 4,593
American Funds IS Asset Allocation Fund, Class 1 2016 2017	$10.00(a) 10.30	$10.30 11.82	3.00% 14.78%	13,976 163,702
American Funds IS Bond Fund, Class 1 2016 2017	$9.91(a) 9.66	$9.66 9.88	(2.52%) 2.34%	1,186 11,564
American Funds IS Growth Fund, Class 1 2016 2017	$10.22(a) 10.56	$10.56 13.38	3.33% 26.69%	13,910 58,649
American Funds IS High-Income Bond Fund, Class 1 2016 2017	$10.24(a) 10.54	$10.54 11.14	2.93% 5.67%	2,661 20,680
American Funds IS International Fund, Class 1 2016 2017	$10.39(a) 10.27	$10.27 13.40	(1.15%) 30.44%	1,878 28,544
BlackRock Global Allocation V.I. Fund, Class I 2016 2017	$10.12(a) 10.23	$10.23 11.47	1.09% 12.17%	5,554 23,557
Columbia VP Emerging Markets Bond Fund, Class 1 2016 2017	$10.00(a) 9.77	$9.77 10.77	(2.30%) 10.24%	22,401 65,655
DFA VA International Small Portfolio 2016 2017	$10.59(a) 10.50	$10.50 13.44	(0.85%) 28.03%	4,576 14,307
DFA VA International Value Portfolio 2016 2017	$10.31(a) 11.28	$11.28 13.98	9.41% 23.99%	34,653 111,175
DFA VA U.S. Large Value Portfolio 2016 2017	$10.21(a) 11.15	$11.15 13.08	9.21% 17.31%	69,941 195,997
DFA VA U.S. Targeted Value Portfolio 2016 2017	$10.19(a) 11.88	$11.88 12.85	16.58% 8.19%	14,953 49,397

Subaccount/Year	Accumulation unit value beginning of period	Accumulation unit value end of period	Percentage change in unit value during period	Number of units outstanding at end of period
Dreyfus VIF Quality Bond Portfolio, Initial 2016 2017	$9.89(a) 9.60	$9.60 9.88	(2.93%) 2.96%	2,201 7,086
Franklin High Income VIP Fund, Class 1(b) 2016 2017	$10.20(a) 10.49	$10.49 10.72	2.84% 2.13%	4,117 –
Templeton Foreign VIP Fund, Class 1 2016 2017	$10.24(a) 10.79	$10.79 12.44	5.37% 15.28%	907 5,624
Templeton Global Bond VIP Fund, Class 1 2016 2017	$9.93(a) 10.45	$10.45 10.52	5.24% 0.64%	5,081 33,685
Goldman Sachs VIT Core Fixed Income, Service Shares 2016 2017	$10.00(a) 9.68	$9.68 9.86	(3.20%) 1.88%	4,836 6,489
Lazard Retirement Emerging Markets Equity Portfolio, Investor Shares 2016 2017	$10.27(a) 10.41	$10.41 13.15	1.36% 26.24%	19,304 79,780
MFS® Total Return Bond Fund, Initial Shares 2016 2017	$9.96(a) 9.72	$9.72 10.01	(2.41%) 2.92%	56,861 152,270
MFS® Utilities Series Fund, Initial Shares 2016 2017	$9.89(a) 9.54	$9.54 10.79	(3.54%) 13.13%	15,028 54,105
MFS® Value Series, Initial Class 2016 2017	$9.90(a) 10.44	$10.44 12.10	5.45% 15.91%	5,253 33,880
MFS® Blended Research® Small Cap Equity Portfolio, Initial Class 2016 2017	$10.18(a) 11.07	$11.07 12.54	8.74% 13.26%	240 18,007
Morgan Stanley Variable Insurance Fund, Inc. Global Infrastructure Portfolio, Class 1 2016 2017	$10.09(a) 9.75	$9.75 10.85	(3.37%) 11.31%	14,466 57,330
Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio, Class 1 2016 2017	$10.49(a) 9.90	$9.90 13.96	(5.62%) 41.02%	971 1,416
TOPS® Aggressive Growth ETF Portfolio, Class 1 2016 2017	$10.24(a) 10.56	$10.56 12.56	3.13% 18.91%	19,114 47,845
TOPS® Balanced ETF Portfolio, Class 1 2016 2017	$10.07(a) 10.13	$10.13 11.10	0.60% 9.55%	110,361 278,754
TOPS® Conservative ETF Portfolio, Class 1 2016 2017	$10.03(a) 10.05	$10.05 10.60	0.20% 5.48%	103,915 150,764

Subaccount/Year	Accumulation unit value beginning of period	Accumulation unit value end of period	Percentage change in unit value during period	Number of units outstanding at end of period
TOPS® Growth ETF Portfolio, Class 1 2016 2017	$10.19(a) 10.45	$10.45 12.18	2.55% 16.48%	37,414 105,955
TOPS® Moderate Growth ETF Portfolio, Class 1 2016 2017	$10.09(a) 10.30	$10.30 11.60	2.08% 12.68%	104,375 242,408
Oppenheimer International Growth Fund/VA, Non-Service Shares 2016 2017	$10.10(a) 9.93	$9.93 12.35	(1.68%) 24.42%	144 2,829
PIMCO VIT CommodityRealReturn Strategy Portfolio, Institutional 2016 2017	$9.73(a) 10.16	$10.16 10.25	4.42% 0.88%	5,390 15,349
PIMCO VIT All Asset Portfolio, Institutional 2016 2017	$10.13(a) 10.17	$10.17 11.40	0.39% 12.08%	28,188 96,328
PIMCO VIT Real Return Portfolio, Institutional 2016 2017	$9.97(a) 9.78	$9.78 10.00	(1.91%) 2.27%	12,963 15,625
Putnam VT High Yield Fund, IA 2016 2017	$10.06(a) 10.44	$10.44 11.03	3.78% 5.63%	25,730 77,364
T. Rowe Price Blue Chip Growth Fund 2016 2017	$10.27(a) 10.33	$10.33 13.85	0.58% 34.15%	20,534 153,114
Vanguard VIF Capital Growth Portfolio 2016 2017	$10.39(a) 10.92	$10.92 13.86	5.10% 26.92%	3,347 30,053
Vanguard VIF Diversified Value Portfolio 2016 2017	$10.25(a) 10.64	$10.64 11.86	3.80% 11.48%	8,775 44,838
Vanguard VIF Equity Index Portfolio 2016 2017	$10.15(a) 10.50	$10.50 12.59	3.45% 19.85%	36,179 149,407
Vanguard VIF High Yield Bond Portfolio 2016 2017	$10.04(a) 10.25	$10.25 10.81	2.09% 5.42%	17,188 49,095
Vanguard VIF International Portfolio 2016 2017	$10.19(a) 10.16	$10.16 14.29	(0.29%) 40.56%	42,468 135,659
Vanguard VIF Mid-Cap Index Portfolio 2016 2017	$10.25(a) 10.44	$10.44 12.25	1.85% 17.31%	61,318 185,827
Vanguard VIF Money Market Portfolio 2016 2017	$9.98(a) 9.96	$9.96 9.91	(0.20%) (0.49%)	13,166 17,090
Vanguard VIF Real Estate Index Portfolio 2016 2017	$9.96(a) 9.31	$9.31 9.61	(6.53%) 3.22%	44,792 148,649

Subaccount/Year	Accumulation unit value beginning of period	Accumulation unit value end of period	Percentage change in unit value during period	Number of units outstanding at end of period
Vanguard VIF Small Company Growth Portfolio 2016 2017	$10.17(a) 10.87	$10.87 13.22	6.88% 21.63%	23,852 79,272
Vanguard VIF Total Bond Market Index Portfolio 2016 2017	$9.96(a) 9.59	$9.59 9.77	(3.71%) 1.94%	114,300 357,871
Vanguard VIF Total Stock Market Index Portfolio 2016 2017	$10.12(a) 10.58	$10.58 12.61	4.55% 19.17%	53,308 192,927
(a)All subaccounts were available options for contract owners when the account commenced operations effective July 11, 2016.
The beginning unit value is the unit value at the date of first investment.
(b) This subaccount liquidated on April 21, 2017.

Series C
Subaccount/Year	Accumulation unit value beginning of period	Accumulation unit value end of period	Percentage change in unit value during period	Number of units outstanding at end of period
Invesco V.I. Global Real Estate Fund, Series I 2016 2017	$10.15(a) 9.35	$9.35 10.39	(7.88%) 11.17%	3,723 12,412
Invesco V.I. Small Cap Equity Fund, Series I 2016(b) 2017(c)	– –	– –	– –	– –
American Funds IS Asset Allocation Fund, Class 1 2016 2017	$10.05(a) 10.28	$10.28 11.77	2.29% 14.49%	16,508 36,738
American Funds IS Bond Fund, Class 1 2016 2017	$9.97(a) 9.64	$9.64 9.84	(3.31%) 2.08%	5,045 16,514
American Funds IS Growth Fund, Class 1 2016 2017	$10.15(a) 10.54	$10.54 13.33	3.84% 26.45%	14,729 34,650
American Funds IS High-Income Bond Fund, Class 1 2016(b) 2017	– $10.92(a)	– $11.10	– 1.62	– 4,619
American Funds IS International Fund, Class 1 2016 2017	$10.20(a) 10.25	$10.25 13.35	0.49% 30.21%	441 6,996
BlackRock Global Allocation V.I. Fund, Class I 2016 2017	$10.26(a) 10.22	$10.22 11.43	(0.39%) 11.89%	707 13,491
Columbia VP Emerging Markets Bond Fund, Class 1 2016 2017	$9.99(a) 9.76	$9.76 10.73	(2.30%) 9.94%	7,107 24,115
DFA VA International Small Portfolio 2016(b) 2017	– $12.05(a)	– 13.34	– 10.73%	– 105

Subaccount/Year	Accumulation unit value beginning of period	Accumulation unit value end of period	Percentage change in unit value during period	Number of units outstanding at end of period
DFA VA International Value Portfolio 2016 2017	$10.28(a) 11.27	$11.27 13.93	9.63% 23.63%	14,880 41,662
DFA VA U.S. Large Value Portfolio 2016 2017	$10.19(a) 11.13	$11.13 13.03	9.22% 17.02%	19,543 57,164
DFA VA U.S. Targeted Value Portfolio 2016 2017	$10.21(a) 11.87	$11.87 12.81	16.26% 7.89%	9,026 19,632
Dreyfus VIF Quality Bond Portfolio, Initial 2016 2017	$9.95(a) 9.58	$9.58 9.84	(3.72%) 2.69%	2,821 3,301
Franklin High Income VIP Fund, Class 1(d) 2016(b) 2017	– –	– –	– –	– –
Templeton Foreign VIP Fund, Class 1 2016 2017	$10.16(a) 10.78	$10.78 12.40	6.10% 15.05%	503 590
Templeton Global Bond VIP Fund, Class 1 2016 2017	$10.13(a) 10.44	$10.44 10.48	3.06% 0.39%	2,554 7,885
Goldman Sachs VIT Core Fixed Income, Service Shares 2016 2017	$9.91(a) 9.67	$9.67 9.83	(2.42%) 1.62%	1,514 14,392
Lazard Retirement Emerging Markets Equity Portfolio, Investor Shares 2016 2017	$10.22(a) 10.40	$10.40 13.10	1.76% 25.92%	7,765 23,767
MFS® Total Return Bond Series, Initial Shares 2016 2017	$9.97(a) 9.71	$9.71 9.97	(2.61%) 2.65%	22,197 70,282
MFS® Utilities Series Fund, Initial Shares 2016 2017	$9.90(a) 9.53	$9.53 10.75	(3.74%) 12.84%	2,496 3,539
MFS® Value Series, Initial Class 2016 2017	$10.14(a) 10.43	$10.43 12.06	2.86% 15.62%	867 2,166
MFS® Blended Research® Small Cap Equity Portfolio, Initial Class 2016(b) 2017	– $11.43(a)	– 12.49	– 9.28%	– 1,590
Morgan Stanley Variable Insurance Fund, Inc. Global Infrastructure Portfolio, Class 1 2016 2017	$10.01(a) 9.74	$9.74 10.82	(2.70%) 11.16%	7,119 18,847
Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio, Class 1 2016(b) 2017	– $12.60 (a)	– 13.93	– 10.54%	– 401

Subaccount/Year	Accumulation unit value beginning of period	Accumulation unit value end of period	Percentage change in unit value during period	Number of units outstanding at end of period
TOPS® Aggressive Growth ETF Portfolio, Class 1 2016 2017	$10.58(a) 10.55	$10.55 12.51	(0.28%) 18.61%	1,152 6,756
TOPS® Balanced ETF Portfolio, Class 1 2016 2017	$10.20(a) 10.12	$10.12 11.06	(0.78%) 9.28%	28,043 75,008
TOPS® Conservative ETF Portfolio, Class 1 2016 2017	$10.03(a) 10.04	$10.04 10.58	0.10% 5.32%	270,744 384,919
TOPS® Growth ETF Portfolio, Class 1 2016 2017	$10.17(a) 10.44	$10.44 12.13	2.65% 16.19%	5,227 12,141
TOPS® Moderate Growth ETF Portfolio, Class 1 2016 2017	$10.16(a) 10.28	$10.28 11.56	1.18% 12.40%	8,126 120,790
Oppenheimer International Growth Fund/VA, Non-Service Shares 2016 2017	$10.46(a) 9.95	$9.95 12.38	(4.88%) 24.40%	5 213
PIMCO VIT CommodityRealReturn Strategy Portfolio, Institutional 2016 2017	$9.57(a) 10.16	$10.16 10.22	6.17% 0.63%	273 5,547
PIMCO VIT All Asset Portfolio, Institutional Class 2016 2017	$10.11(a) 10.16	$10.16 11.36	0.49% 11.80%	9,187 35,248
PIMCO VIT Real Return Portfolio, Institutional Class 2016 2017	$9.98(a) 9.77	$9.77 9.96	(2.10%) 2.01%	1,613 16,318
Putnam VT High Yield Fund, IA 2016 2017	$10.08(a) 10.43	$10.43 10.99	3.47% 5.36%	6,294 26,759
T. Rowe Price Blue Chip Growth Fund 2016 2017	$10.04(a) 10.31	$10.31 13.80	2.69% 33.81%	32,406 81,262
Vanguard VIF Capital Growth Portfolio 2016 2017	$10.71(a) 10.91	$10.91 13.81	1.87% 26.60%	1,107 37,260
Vanguard VIF Diversified Value Portfolio 2016 2017	$10.22(a) 10.63	$10.63 11.82	4.01% 11.20%	1,674 31,142
Vanguard VIF Equity Index Portfolio 2016 2017	$10.07(a) 10.49	$10.49 12.54	4.17% 19.55%	51,021 191,152
Vanguard VIF High Yield Bond Portfolio 2016 2017	$10.04(a) 10.24	$10.24 10.76	1.99% 5.15%	6,664 37,012
Vanguard VIF International Portfolio 2016 2017	$10.14(a) 10.15	$10.15 14.23	0.10% 40.21%	20,972 76,207

Subaccount/Year	Accumulation unit value beginning of period	Accumulation unit value end of period	Percentage change in unit value during period	Number of units outstanding at end of period
Vanguard VIF Mid-Cap Index Portfolio 2016 2017	$10.17(a) 10.43	$10.43 12.21	2.56% 17.02%	9,858 71,775
Vanguard VIF Money Market Portfolio 2016 2017	$9.97(a) 9.94	$9.94 9.87	(0.30%) (0.74%)	17,665 13,037
Vanguard VIF Real Estate Index Portfolio 2016 2017	$9.96(a) 9.30	$9.30 9.57	(6.63%) 2.96%	57,353 127,368
Vanguard VIF Small Company Growth Portfolio 2016 2017	$10.40(a) 10.86	$10.86 13.18	4.42% 21.33%	2,484 33,189
Vanguard VIF Total Bond Market Index Portfolio 2016 2017	$9.96(a) 9.58	$9.58 9.74	(3.82%) 1.69%	56,381 160,283
Vanguard VIF Total Stock Market Index Portfolio 2016 2017	$10.11(a) 10.57	$10.57 12.56	4.55% 18.88%	41,072 136,112

(a) All subaccounts were available options for contract owners when the Account commenced operations effective July 11, 2016.
    The beginning unit value is the unit value at the date of first investment.
(b) There have been no investments as of December 31, 2016.
(c) There have been no investments as of December 31, 2017.
(b) This subaccount liquidated on April 21, 2017.

STATEMENT OF ADDITIONAL INFORMATION TABLE OF CONTENTS

MEMBERS LIFE INSURANCE COMPANY	S-1

ADDITIONAL CONTRACT PROVISIONS	S-1

PRINCIPAL UNDERWRITER	S-1

INCOME PAYMENTS	S-2

RESOLVING MATERIAL CONFLICTS	S-2

OTHER INFORMATION	S-2

CUSTODIAN	S-3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	S-3

FINANCIAL STATEMENTS	S-3

You may obtain a copy of the SAI free of charge by writing to our Administrative Office at 2000 Heritage Way, Waverly, Iowa 50677, or by calling 1-800-798-5500.

APPENDIX A: EXAMPLES OF PARTIAL WITHDRAWALS AND FULL SURRENDER WITH APPLICATION OF SURRENDER CHARGE AND MARKET VALUE ADJUSTMENT

Example 1: Partial Withdrawal with a Negative Market Value Adjustment (MVA)

 Assume the following information as it relates to the Contract:
•	The Contract was issued on 06/05/2016 with an initial deposit of $100,000.00.
•	The Series B Contract is purchased; therefore, the Contract Fee is 1.50%.
•	Money is allocated to the Variable Subaccounts and S&P 500 Risk Control Accounts.
•	There have been no additional Purchase Payments.
•	A gross withdrawal of $20,000.00 is taken on 12/10/2017. No other withdrawals have been previously taken.

Assume the following information as it relates to the Variable Subaccounts:
•	As of the withdrawal date, there are 1,012.09 Variable Subaccount Accumulation Units with an Accumulation Unit Value of $10.560000.

Assume the following information as it relates to the Risk Control Accounts:
•	The Risk Control Account Start Date is 06/10/2016.
•	The S&P 500 Secure Risk Control Account has a 0.00% Index Rate Floor and a 7.00% Index Rate Cap.
•	The S&P 500 Growth Risk Control Account has a -10.00% Index Rate Floor and a 17.00% Index Rate Cap.
•	As of the withdrawal date, there are 5,940.59 S&P 500 Secure Risk Control Account Accumulation Credits.
•	As of the withdrawal date, there are 3,902.44 S&P 500 Growth Risk Control Account Accumulation Credits.
•	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Secure Risk Control Account is $10.1.
•	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Growth Risk Control Account is $10.25.
•	The S&P 500 Index value at the start of the Risk Control Account Year immediately preceding the withdrawal is 1000.00.
•	The S&P 500 Index value at the time of the withdrawal is 1200.00.
•	On the Risk Control Account Start Date, the 5-year Constant Maturity Treasury Rate (I) was 2.50% and the Bank of America/Merrill Lynch Index (K) was 1.00%.
•	At the time of the withdrawal the Constant Maturity Treasury Rate for the remaining Index period (J) is 2.90% and the Bank of America/Merrill Lynch Index (L) is 1.10%.
•	At the time of the withdrawal there are 3.50137 years remaining in the Risk Control Account Period (N).

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner:

First, we calculate the Contract Value at the time of the withdrawal.

Account	(1) Units / Accumulation Credits	(2) Unit Value / Accumulation Credit Factor	(3) Contract Value at time of Withdrawal
Variable Subaccounts S&P 500 Secure Risk Control Account S&P 500 Growth Risk Control Account	1,012.09 5,940.59 3,902.44	$10.56 $10.731042 $11.915414	$10,687.67 $63,748.72 $46,499.19
Total			$120,935.58

(1),(2),(3)
 The current Variable Subaccounts Value is 1,012.09 x $10.56 which equals $10,687.67.

The return of the Index is equal to the Closing Index Value divided by the Initial Index Value. The return of the S&P 500 Index is calculated to be 1.2 (1,200.00 / 1,000.00 - 1). This is greater than the (1 + Index Rate Cap) and above (1 + the Index Rate Floor) for both the S&P 500 Secure and Growth accounts. Therefore, the Index Rate of Return is set to (1 + the Index Rate Cap) which equals 1.07 for the S&P 500 Secure Risk Control Account and 1.17 for the S&P 500 Growth Risk Control Account.

The Risk Control Account Daily Contract Fee is calculated as 1.50% divided by the number of days in the Risk Control Account Year multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year (1.50% / 365 x 10.1 for the S&P 500 Secure Risk Control Account and 1.50% / 365 x 10.25 for the S&P 500 Growth Risk Control Account).

The Accumulation Credit Factor is then calculated as (a) the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by (b) the Index Rate of Return less (c) the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary (i.e. a x b – c).

For the S&P 500 Secure Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.1 x 1.07 – ((1.50% / 365 x 10.1) x 183) which equals $10.731042. The current S&P 500 Secure Risk Control Account Contract Value is then calculated as 5,940.59 x $10.731042 which equals $63,748.72.

For the S&P 500 Growth Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.25 x 1.17 – ((1.50% / 365 x $10.25) x 183) which equals $11.915414. The current S&P 500 Growth Risk Control Account Contract Value is then calculated as 3,902.44 x $11.915414 which equals $46,499.19.

Next, we calculate the gross withdrawal from each account.

Account	(4) Gross Withdrawal
Variable Subaccounts S&P 500 Secure Risk Control Account S&P 500 Growth Risk Control Account	$10,687.67 $5,384.67 $3,927.66
Total	$20,000.00

(4)
Withdrawal of Risk Control Account Value is not permitted while there is Variable Subaccount Value. Therefore, the withdrawal of $20,000.00 will first be taken from the Variable Subaccounts. The Variable Subaccount Value of $10,687.67 is insufficient to cover the gross withdrawal, and there is no Holding Account Value. Therefore, the remaining withdrawal of $9,312.33 will be taken Pro Rata from the Risk Control Accounts.

The Pro Rata withdrawal from the S&P 500 Secure Risk Control Account is the Contract Value in this account divided by the total S&P 500 Risk Control Account Contract Value multiplied by the Risk Control Account withdrawal. This is calculated as $63,748.72 / $110,247.91 x $9,312.33 which equals $5,384.67. The Pro Rata withdrawal from the S&P 500 Growth Risk Control Account is calculated the same way to be $46,499.19 / $110,247.91 x $9,312.33 which equals $3,927.66.

Next, we calculate the net withdrawal from each account.

Account	(5) Withdrawal Subject to MVA	(6) MVA	(7) Withdrawal Subject to Surrender Charge	(8) Surrender Charge	(9) Net Withdrawal
Variable Subaccounts S&P 500 Secure Risk Control Account S&P 500 Growth Risk Control Account	$0.00 $5,384.67 $3,927.66	0.00 ($84.80) ($56.53)	$687.67 $5,384.67 $3,927.66	$61.89 $484.62 $353.49	$10,625.78 $4,815.25 $3,517.64
Total	$9,312.33	($141.33)	$10,000.00	$900.00	$18,958.67

(5)
100% of the withdrawal from a Risk Control Account is subject to the MVA. The MVA does not apply to Variable Subaccounts.

(6)
The MVA equals (W/(C/P)) x (MVAF - 1), where W is the amount of withdrawal from the Risk Control Account Value, C is the Current Accumulation Credit Factor for the Risk Control Account, and P is Prior Accumulation Credit Factor for the Risk Control Account. At the time of the withdrawal there are 3.50137 years remaining in the Risk Control Account Period (N). Therefore, MVAF = ((1 + I + K)/(1 + J + L))^N = ((1 + 2.50% + 1.00%)/(1 + 2.90% + 1.10%))^3.50137 = 0.983267.

For the S&P 500 Secure Risk Control Account, the MVA is ($5,384.67 / ($10.731042 / $10.10) x (0.983267 - 1) which equals -$84.80. For the S&P 500 Growth Risk Control Account, the MVA is ($3,927.66 / ($11.915414 / $10.25) x (0.983267 - 1) which equals -$56.53.

(7)
The amount of the withdrawal that is free of Surrender Charges is equal to 10% of the Purchase Payments received that are within the Surrender Charge Period. Because there have been no additional Purchase Payments and no prior withdrawals, the amount of the withdrawal that is free of Surrender Charge at the time of the withdrawal is equal to 10% x $100,000.00 which equals $10,000.00. The gross withdrawal is $20,000.00, and Purchase Payments are withdrawn before earnings, so the amount of the withdrawal subject to a Surrender Charge is calculated as $20,000.00 - $10,000.00 which equals $10,000.00.

Withdrawals are first taken from the Variable Subaccounts, and because $10,000.00 is free of Surrender Charge, the Surrender Charge only applies to the remaining $687.67. There is no Surrender Charge free withdrawal amount remaining, so a Surrender Charge applies to the entire withdrawal from the Risk Control Accounts.

(8)
It has been more than one year but less than two years since the Purchase Payment was received so the applicable Surrender Charge percentage is 9.00%. This is multiplied by the amount of the withdrawal subject to a Surrender Charge to determine the Surrender Charge. For the Variable Subaccounts, the Surrender Charge is calculated as $687.67 x 9.00% which equals $61.89. For the S&P 500 Secure Risk Control Account, the Surrender Charge is calculated as $5,384.68 x 9.00% which equals $484.62. For the S&P 500 Growth Risk Control Account, the Surrender Charge is calculated as $3,927.66 x 9.00% which equals $353.49.

(9)
The net withdrawal is equal to the gross withdrawal plus the Market Value Adjustment less the Surrender Charge. For the Variable Subaccounts, the net withdrawal is calculated as $10,687.67 + $0.00 - $61.89 which equals $10,625.78. For the S&P 500 Secure Risk Control Account, the net withdrawal is calculated as $5,384.67 + -$84.80 - $484.62 which equals $4,815.25. For the S&P 500 Growth Risk Control Account, the net withdrawal is calculated as $3,927.66 + -$56.53 - $353.49 which equals $3,517.64. The total net withdrawal is the sum of the three accounts, $18,958.67.

Next, we calculate the Accumulation Units, Accumulation Credits, and Contract Value remaining after the withdrawal.

Account	(10) Units / Accumulation Credits After Withdrawal	(11) Contract Value after Withdrawal
Variable Subaccounts S&P 500 Secure Risk Control Account S&P 500 Growth Risk Control Account	0.00 5,438.81 3,572.81	$0.00 $58,364.10 $42,571.51
Total		$100,935.61

(10)
The number of Accumulation Units/Accumulation Credits remaining after the withdrawal is equal to the number of Accumulation Units/Accumulation Credits prior to the withdrawal minus the result of the gross withdrawal from the account divided by the Accumulation Unit Value/Accumulation Credit Factor as of the withdrawal date. For the Variable Subaccounts, this is calculated as 1,012.09 - ($10,687.67 / $10.56) which equals 0.00. For the S&P 500 Secure Risk Control Account, this is calculated as 5,940.59 - ($5,384.67 / $10.7310742) which equals 5,438.81. For the S&P 500 Growth Risk Control Account, this is calculated as 3,902.44 - ($3,927.66 / $11.915414) which equals 3,572.81.

(11)
The Contract Value remaining after the withdrawal is equal the Accumulation Unit Value/Accumulation Credit Factor as of the withdrawal date multiplied by the number of Accumulation Units/Accumulation Credits after the withdrawal. For the Variable Subaccounts, this is calculated as $10.56 x 0.00 which equals $0.00. For the S&P 500 Secure Risk Control Account, this is calculated as $10.731042 x 5,438.81 which equals $58,365.23. For the S&P 500 Growth Risk Control Account, this is calculated as $11.915414 x 3,572.81 which equals $42,571.51. The total Contract Value after the withdrawal is the sum of the three accounts, $100,935.61.

Example 2: Partial Withdrawal with a Positive MVA

Assume the following information as it relates to the Contract:
•	The Contract was issued on 06/05/2016 with an initial deposit of $100,000.00.
•	The Series B Contract is purchased; therefore, the Contract Fee is 1.50%.
•	Money is allocated to the Variable Subaccounts and S&P 500 Risk Control Accounts.
•	There have been no additional Purchase Payments.
•	A gross withdrawal of $20,000.00 is taken on 12/10/2017. No other withdrawals have been previously taken.

Assume the following information as it relates to the Variable Subaccounts:
•	As of the withdrawal date, there are 1,012.09 Variable Subaccount Accumulation Units with an Accumulation Unit Value of $10.560000.

Assume the following information as it relates to the Risk Control Accounts:
•	The Risk Control Account Start Date is 06/10/2016.
•	The S&P 500 Secure Risk Control Account has a 0.00% Index Rate Floor and a 7.00% Index Rate Cap.
•	The S&P 500 Growth Risk Control Account has a -10.00% Index Rate Floor and a 17.00% Index Rate Cap.
•	As of the withdrawal date, there are 5,940.59 S&P 500 Secure Risk Control Account Accumulation Credits.
•	As of the withdrawal date, there are 3,902.44 S&P 500 Growth Risk Control Account Accumulation Credits.
•	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Secure Risk Control Account is $10.1.
•	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Growth Risk Control Account is $10.25.
•	The S&P 500 Index value at the start of the Risk Control Account Year immediately preceding the withdrawal is 1000.00.
•	The S&P 500 Index value at the time of the withdrawal is 1200.00.
•	On the Risk Control Account Start Date, the 5-year Constant Maturity Treasury Rate (I) was 2.50% and the Bank of America/Merrill Lynch Index (K) was 1.00%.
•	At the time of the withdrawal the Constant Maturity Treasury Rate for the remaining Index period (J) is 2.10% and the Bank of America/Merrill Lynch Index (L) is 0.90%.
•	At the time of the withdrawal there are 3.50137 years remaining in the Risk Control Account Period (N).

We take the following steps to determine the net partial withdrawal amount (excluding taxes) payable to the Owner:

First, we calculate the Contract Value at the time of the withdrawal.

Account	(1) Units / Accumulation Credits	(2) Unit Value / Accumulation Credit Factor	(3) Contract Value at time of Withdrawal
Variable Subaccounts S&P 500 Secure Risk Control Account S&P 500 Growth Risk Control Account	1,012.09 5,940.59 3,902.44	$10.56 $10.731042 $11.915414	$10,687.67 $63,748.72 $46,499.19
Total			$120,935.58

(1),(2),(3)
 The current Variable Subaccounts Value is 1,012.09 x $10.56 which equals $10,687.67.

The return of the Index is equal to the Closing Index Value divided by the Initial Index Value.

The return of the S&P 500 Index is calculated to be 1.2 (1,200.00 / 1,000.00). This is greater than (1 + the Index Rate Cap) and above (1+ the Index Rate Floor) for both the S&P 500 Secure and Growth accounts. Therefore, the Index Rate of Return is set to (1 + the Index Rate Cap) which equals 1.07 for the S&P 500 Secure Risk Control Accounts and 1.17 for the S&P 500 Growth Risk Control Account.

The Risk Control Account Daily Contract Fee is calculated as 1.50% divided by the number of days in the Risk Control Account Year, multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year (1.50% / 365 x 10.1 for the S&P 500 Secure Risk Control Account and 1.50% / 365 x 10.25 for the S&P 500 Growth Risk Control Account).

The Accumulation Credit Factor is then calculated as (a) the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by (b) the Index Rate of Return less (c) the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary (i.e. a x b – c).

For the S&P 500 Secure Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.1 x 1.07 – ((1.50% x 365 x 10.1) x 183) which equals $10.731042. The current S&P 500 Secure Risk Control Account Contract Value is then calculated as 5,940.59 x $10.731042 which equals $63,748.72.

For the S&P 500 Growth Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.25 x ( 1.17 – ((1.50% / 365 x $10.25) x 183 which equals $11.915414. The current S&P 500 Growth Risk Control Account Contract Value is then calculated as 3,902.44 x $11.915414 which equals $46,499.19.

Next, we calculate the gross withdrawal from each account.

Account	(4) Gross Withdrawal
Variable Subaccounts	$10,687.67
S&P 500 Secure Risk Control Account S&P 500 Growth Risk Control Account	$5,384.67 $3,927.66
Total	$20,000.00

(4)
Withdrawal of Risk Control Account Value is not permitted while there is Variable Subaccount Value. Therefore, the withdrawal of $20,000.00 will first be taken from the Variable Subaccounts. The Variable Subaccount Value of $10,687.67 is insufficient to cover the gross withdrawal, and there is no Holding Account Value. Therefore, the remaining withdrawal of $9,312.33 will be taken Pro Rata from the Risk Control Accounts.

The Pro Rata withdrawal from the S&P 500 Secure Risk Control Account is the Contract Value in this account divided by the total S&P 500 Risk Control Account Contract Value multiplied by the Risk Control Account withdrawal. This is calculated as $63,748.72 / $110,247.91 x $9,312.33 which equals $5,384.67. The Pro Rata withdrawal from the S&P 500 Growth Risk Control Account is calculated the same way to be $46,499.19 / $110,247.91 x $9,312.33 which equals $3,927.66.

Next, we calculate the net withdrawal from each account.

Account	(5) Withdrawal Subject to MVA	(6) MVA	(7) Withdrawal Subject to Surrender Charge	(8) Surrender Charge	(9) Net Withdrawal
Variable Subaccounts S&P 500 Secure Risk Control Account S&P 500 Growth Risk Control Account	$0.00 $5,384.67 $3,927.66	$0.00 $86.67 $57.78	$687.67 $5,384.67 $3,927.66	$61.89 $484.62 $353.49	$10,625.78 $4,986.72 $3,631.95
Total	$9,312.33	$144.45	$10,000.00	$900.00	$19,244.45

(5)
100% of the withdrawal from a Risk Control Account is subject to the MVA. The MVA does not apply to Variable Subaccounts.

(6)
The MVA equals (W/(C/P)) x (MVAF - 1), where W is the amount of withdrawal from the Risk Control Account Value, C is the Current Accumulation Credit Factor for the Risk Control Account, and P is Prior Accumulation Credit Factor for the Risk Control Account. At the time of the withdrawal there are 3.50137 years remaining in the Risk Control Account Period (N). Therefore, MVAF = ((1 + I + K)/(1 + J + L))^N = ((1 + 2.50% + 1.00%)/(1 + 2.10% + 0.90%))^3.50137 = 1.00171.

For the S&P 500 Secure Risk Control Account, the MVA is ($5,384.67 / ($10.731042 / $10.100000) x (1.0171 - 1) which equals $86.67. For the S&P 500 Growth Risk Control Account, the MVA is ($3,927.66 / ($11.915414 / $10.25) x (1.0171 - 1) which equals $57.78.

(7)
The amount of the withdrawal that is free of Surrender Charges is equal to 10% of the Purchase Payments received that are within the Surrender Charge Period. Because there have been no additional Purchase Payments and no prior withdrawals, the amount of the withdrawal that is free of Surrender Charge at the time of the withdrawal is equal to 10% x $100,000.00 which equals $10,000.00. The gross withdrawal is $20,000.00, and Purchase Payments are withdrawn before earnings, so the amount of the withdrawal subject to a Surrender Charge is calculated as $20,000.00 - $10,000.00 which equals $10,000.00.

Withdrawals are first taken from the Variable Subaccounts, and because $10,000.00 is free of Surrender Charge, the Surrender Charge only applies to the remaining $687.67. There is no Surrender Charge free withdrawal amount remaining, so a Surrender Charge applies to the entire withdrawal from the Risk Control Accounts.

(8)
It has been more than one year but less than two years since the Purchase Payment was received so the applicable Surrender Charge percentage is 9.00%. This is multiplied by the amount of the withdrawal subject to a Surrender Charge to determine the Surrender Charge. For the Variable Subaccounts, the Surrender Charge is calculated as $687.67 x 9.00% which equals $61.89. For the S&P 500 Secure Risk Control Account, the Surrender Charge is calculated as $5,384.67 x 9.00% which equals $484.62. For the S&P 500 Growth Risk Control Account, the Surrender Charge is calculated as $3,927.66 x 9.00% which equals $353.49.

(9)
The net withdrawal is equal to the gross withdrawal plus the Market Value Adjustment less the Surrender Charge. For the Variable Subaccounts, the net withdrawal is calculated as $10,687.67 + $0.00 - $61.89 which equals $10,625.78. For the S&P 500 Secure Risk Control Account, the net withdrawal is calculated as $5,384.67 + $86.67 - $484.62 which equals $4,986.72. For the S&P 500 Growth Risk Control Account, the net withdrawal is calculated as $3,927.66 + $57.78 - $353.49 which equals $3,631.95. The total net withdrawal is the sum of the three accounts, $19,244.45.

Next, we calculate the Accumulation Units, Accumulation Credits, and Contract Value remaining after the withdrawal.

Account	(10) Units / Accumulation Credits After Withdrawal	(11) Contract Value after Withdrawal
Variable Subaccounts S&P 500 Secure Risk Control Account S&P 500 Growth Risk Control Account	0.00 5,438.81 3,572.82	$0.00 $58,364.10 $42,571.51
Total		$100,935.61

(10)
The number of Accumulation Units/Accumulation Credits remaining after the withdrawal is equal to the number of Accumulation Units/Accumulation Credits prior to the withdrawal minus the result of the gross withdrawal from the account divided by the Accumulation Unit Value/Accumulation Credit Factor as of the withdrawal date. For the Variable Subaccounts, this is calculated as 1,012.09 - ($10,687.67 / $10.56) which equals 0.00. For the S&P 500 Secure Risk Control Account, this is calculated as 5,940.59 - ($5,384.67 / $10.731042) which equals 5,438.81. For the S&P 500 Growth Risk Control Account, this is calculated as 3,902.44 - ($3,927.66 / $11.915414) which equals 3,572.81.

(11)
The Contract Value remaining after the withdrawal is equal the Accumulation Unit Value/Accumulation Credit Factor as of the withdrawal date multiplied by the number of Accumulation Units/Accumulation Credits after the withdrawal. For the Variable Subaccounts, this is calculated as $10.56 x 0.00 which equals $0.00. For the S&P 500 Secure Risk Control Account, this is calculated as $10.731042 x 5,438.81 which equals $58,364.10. For the S&P 500 Growth Risk Control Account, this is calculated as $11.915414 x 3,572.81 which equals $42,571.51. The total Contract Value after the withdrawal is the sum of the three accounts, $100,935.61.

Example 3: Full Surrender of Contract with a Negative MVA

Assume the following information as it relates to the Contract:
•	The Contract was issued on 06/05/2016 with an initial deposit of $100,000.00.
•	The Series B Contract is purchase; therefore, the Contract Fee is 1.50%.
•	Money is allocated to the Variable Subaccounts and S&P 500 Risk Control Accounts.
•	There have been no additional Purchase Payments.
•	A full surrender is taken on 12/10/2017. No other withdrawals have been previously taken.

Assume the following information as it relates to the Variable Subaccounts:
•	As of the withdrawal date, there are 1,012.09 Variable Subaccount Accumulation Units with an Accumulation Unit Value of $10.56.

Assume the following information as it relates to the Risk Control Accounts:
•	The Risk Control Account Start Date is 06/10/2016.
•	The S&P 500 Secure Risk Control Account has a 0.00% Index Rate Floor and a 7.00% Index Rate Cap.
•	The S&P 500 Growth Risk Control Account has a -10.00% Index Rate Floor and a 17.00% Index Rate Cap.
•	As of the withdrawal date, there are 5,940.59 S&P 500 Secure Risk Control Account Accumulation Credits.
•	As of the withdrawal date, there are 3,902.44 S&P 500 Growth Risk Control Account Accumulation Credits.
•	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Secure Risk Control Account is $10.1.
•	The Accumulation Credit Factor (P) at the start of the Risk Control Account Year immediately preceding the withdrawal for the S&P 500 Growth Risk Control Account is $10.25.
•	The S&P 500 Index value at the start of the Risk Control Account Year immediately preceding the withdrawal is 1000.00.
•	The S&P 500 Index value at the time of the withdrawal is 1200.00.
•	On the Risk Control Account Start Date, the 5-year Constant Maturity Treasury Rate (I) was 2.50% and the Bank of America/Merrill Lynch Index (K) was 1.00%.
•	At the time of the withdrawal the Constant Maturity Treasury Rate for the remaining Index period (J) is 2.90% and the Bank of America/Merrill Lynch Index (L) is 1.10%.
•	At the time of the withdrawal there are 3.50137 years remaining in the Risk Control Account Period (N).

We take the following steps to determine the Surrender Value (excluding taxes) payable to the Owner:

First, we calculate the Contract Value at the time of the withdrawal.

Account	(1) Units / Accumulation Credits	(2) Unit Value / Accumulation Credit Factor	(3) Contract Value at time of Withdrawal
Variable Subaccounts S&P 500 Secure Risk Control Account S&P 500 Growth Risk Control Account	1,012.09 5,940.59 3,902.44	$10.56 $10.731042 $11.915414	$10,687.67 $63,748.72 $46,499.19
Total			$120,935.58

(1),(2),(3)
 The current Variable Subaccounts Value is 1,012.09 x $10.56 which equals $10,687.67.

The return of the Index is equal to the Closing Index Value divided by the Initial Index Value. The return of the S&P 500 Index is calculated to be 1.2 (1,200.00 / 1,000.00). This is greater than (1 + the Index Rate Cap) and above (1 + the Index Rate Floor) for both the S&P 500 Secure and Growth accounts. Therefore, the Index Rate of Return is set to (1 + the Index Rate Cap), which equals 1.07 for the S&P 500 Secure Risk Control Account and 1.17% for the S&P 500 Growth Risk Control Account.

The Risk Control Account Daily Contract Fee is calculated as 1.50% divided by the number of days in the Risk Control Account Year multiplied by the Accumulation Credit Factor at the start of the Risk Control Account Year (1.50% / 365 x 10.1 for the S&P 500 Secure Risk Control Account and 1.50% / 365 x 10.25 for the S&P 500 Growth Risk Control Account).

The Accumulation Credit Factor is then calculated as (a) the Accumulation Credit Factor at the start of the Risk Control Account Year multiplied by (b) the Index Rate of Return less (c) the Risk Control Account Daily Contract Fee multiplied by the number of days that have passed since the last Risk Control Account Anniversary (i.e. a x b – c).

For the S&P 500 Secure Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.1 x 1.07 – ((1.50% x 365 x 1.1) x 183) which equals $10.731042. The current S&P 500 Secure Risk Control Account Contract Value is then calculated as 5,940.59 x $10. 731042 which equals $63,748.72.

For the S&P 500 Growth Risk Control Account, this results in an Accumulation Credit Factor at the time of the withdrawal of $10.25 x 1.17 – ((1.50% x 365 x 10.25) x 183) which equals $11.915414. The current S&P 500 Growth Risk Control Account Contract Value is then calculated as 3,902.44 x $11.915414 which equals $46,499.19.

Next, we calculate the gross withdrawal from each account.

Account	(4) Gross Withdrawal
Variable Subaccounts S&P 500 Secure Risk Control Account S&P 500 Growth Risk Control Account	$10,687.67 $63,748.72 $46,499.19
Total	$120,935.58

(4)
Withdrawal of Risk Control Account Value is not permitted while there is Variable Subaccount Value. Therefore, the surrender is assumed to come from the Variable Subaccounts first and then from the Risk Control Accounts. Because this is a full surrender, the entire Contract Value will be withdrawn from each account.

Next, we calculate the net withdrawal from each account.

Account	(5) Withdrawal Subject to MVA	(6) MVA	(7) Withdrawal Subject to Surrender Charge	(8) Surrender Charge	(9) Net Withdrawal
Variable Subaccounts S&P 500 Secure Risk Control Account S&P 500 Growth Risk Control Account	$0.00 $63,748.72 $46,499.19	$0.00 ($1,003.95) ($669.30)	$687.67 $51,643.13 $37,669.20	$61.89 $4,647.88 $3,390.23	$10,625.78 $58,096.89 $42,439.66
Total	$110,247.91	($1,673.25)	$90,000.00	$8,100.00	$111,162.33

(5)
100% of the withdrawal from a Risk Control Account is subject to the MVA. The MVA does not apply to Variable Subaccounts.

(6)
The MVA equals (W/(C/P)) x (MVAF - 1), where W is the amount of withdrawal from the Risk Control Account Value, C is the Current Accumulation Credit Factor for the Risk Control Account, and P is Prior Accumulation Credit Factor for the Risk Control Account. At the time of the withdrawal there are 3.50137 years remaining in the Risk Control Account Period (N). Therefore, MVAF = ((1 + I + K)/(1 + J + L))^N = ((1 + 2.50% + 1.00%)/(1 + 2.90% + 1.10%))^3.50137 = 0.983267.

For the S&P 500 Secure Risk Control Account, the MVA is ($63,748.72 / ($10.731042 / $10.1) x (0.983267 - 1) which equals -$1,003.95. For the S&P 500 Growth Risk Control Account, the MVA is ($46,499.19 / ($11.915414 / $10.25) x (0.983267 - 1) which equals -$669.30.

(7)
The amount of the withdrawal that is free of Surrender Charges is equal to 10% of the Purchase Payments received that are within the Surrender Charge Period. Because there have been no additional Purchase Payments and no prior withdrawals, the amount of the withdrawal that is free of Surrender Charge at the time of the withdrawal is equal to 10% x $100,000.00 which equals $10,000.00. The Purchase Payment within the Surrender Charge Period is $100,000.00, so the amount of the withdrawal subject to a Surrender Charge is calculated as $100,000.00 - $10,000.00 which equals $90,000.00.

Withdrawals are first taken from the Variable Subaccounts, and because $10,000.00 is free of Surrender Charge, the Surrender Charge only applies to the remaining $687.67. There is no Surrender Charge free withdrawal amount remaining, so a Surrender Charge applies to the Pro Rata withdrawal of the remaining Purchase payments subject to a Surrender Charge from the Risk Control Accounts. The remaining purchase Payments subject to a Surrender Charge is equal to the withdrawal subject to a Surrender Charge less the withdrawal from the Variable Subaccount subject to a surrender Charge, calculated as $90,000 - $687.67 which equals $89,312.33.

The Pro Rata withdrawal from the S&P 500 Secure Risk Control Account that is subject to a Surrender Charge is equal to the withdrawal from the S&P 500 Secure Risk Control Account divided by the total withdrawal from the S&P 500 Risk Control Account multiplied by the remaining Purchase Payments subject to a Surrender Charge. This is calculated as $63,748.72 / $110,247.91 x $89,312.33 = $51,643.13.

The Pro Rata withdrawal from the S&P 500 Growth Risk Control Account that is subject to a Surrender Charge is equal to the withdrawal from the S&P 500 Growth Risk Control Account divided by the total withdrawal from the S&P 500 Risk Control Account multiplied by the remaining Purchase Payments subject to a Surrender Charge. This is calculated as $46,499.19 / $110,247.91 x $89,312.33 = $37,669.20.

(8)
It has been more than one year but less than two years since the Purchase Payment was received so the applicable Surrender Charge percentage is 9.00%. This is multiplied by the amount of the withdrawal subject to a Surrender Charge to determine the Surrender Charge. For the Variable Subaccounts, the Surrender Charge is calculated as $687.67 x 9.00% which equals $61.89. For the S&P 500 Secure Risk Control Account, the Surrender Charge is calculated as $51,643.13 x 9.00% which equals $4,647.88. For the S&P 500 Growth Risk Control Account, the Surrender Charge is calculated as $37,669.20 x 9.00% which equals $3,390.23.

(9)
The net withdrawal is equal to the gross withdrawal plus the Market Value Adjustment less the Surrender Charge. For the Variable Subaccounts, the net withdrawal is calculated as $10,687.67 + $0.00 - $61.89 which equals $10,625.78. For the S&P 500 Secure Risk Control Account, the net withdrawal is calculated as $63,748.72 + -$1,003.95 - $4,647.88 which equals $58,096.89. For the S&P 500 Growth Risk Control Account, the net withdrawal is calculated as $46,499.19 + -$669.30 - $3,390.23 which equals $42,439.66. The total net withdrawal is the sum of the three accounts, $111,162.33.

Next, we calculate the Accumulation Units, Accumulation Credits, and Contract Value remaining after the withdrawal.

Account	(10) Units / Accumulation Credits After Withdrawal	(11) Contract Value after Withdrawal
Variable Subaccounts S&P 500 Secure Risk Control Account S&P 500 Growth Risk Control Account	0.00 0.00 0.00	$0.00 $0.00 $0.00
Total		$0.00

(10)
The number of Accumulation Units/Accumulation Credits remaining after the withdrawal is equal to the number of Accumulation Units/Accumulation Credits prior to the withdrawal minus the result of the gross withdrawal from the account divided by the Accumulation Unit Value/Accumulation Credit Factor as of the withdrawal date. For the Variable Subaccounts, this is calculated as 1,012.09 - ($10,687.67 / $10.56) which equals 0.00. For the S&P 500 Secure Risk Control Account, this is calculated as 5,940.59 - ($63,748.72 / $10.731042) which equals 0.00. For the S&P 500 Growth Risk Control Account, this is calculated as 3,902.44 - ($46,499.19 / $11.915414) which equals 0.00.

(11)
Following the surrender of the Contract, there is no Contract Value remaining because there are no Accumulation Units or Accumulation Credits remaining.

MEMBERS Life Insurance Company
2000 Heritage Way
Waverly, IA 50677
1-800-798-5500

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a Prospectus.

STATEMENT OF ADDITIONAL INFORMATION
May 1, 2018

For
MEMBERS® HORIZON FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
(a combination variable and index-linked deferred annuity contract)

Issued through MEMBERS Horizon Variable Separate Account

Offered by
MEMBERS LIFE INSURANCE COMPANY
2000 Heritage Way
Waverly, Iowa 50677-9202
(800) 798-5500

This Statement of Additional Information (“SAI”) is not a Prospectus. It should be read in conjunction with the Prospectus for the MEMBERS® Horizon Flexible Premium Deferred Variable Annuity Contract (the “Contract”), dated May 1, 2018 (as amended from time to time). The Prospectus provides detailed information concerning the Contract, which is offered by MEMBERS Life Insurance Company (the “Company,” “we,” “us,” or “our”), and the Investment Options available thereunder.

Capitalized terms used in this SAI that are not otherwise defined have the meanings set forth in the Prospectus.

A copy of the Prospectus is available free of charge by writing to the Company’s Administrative Office (2000 Heritage Way, Waverly, Iowa 50677-9202), by calling 1-800-798-5500 toll free, or by contacting your financial professional.

MEMBERS LIFE INSURANCE COMPANY	S-1

ADDITIONAL CONTRACT PROVISIONS	S-1

PRINCIPAL UNDERWRITER	S-1

INCOME PAYMENTS	S-2

RESOLVING MATERIAL CONFLICTS	S-2

OTHER INFORMATION	S-3

CUSTODIAN	S-3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	S-3

FINANCIAL STATEMENTS	S-3

MEMBERS LIFE INSURANCE COMPANY

The depositor for the MEMBERS Horizon Variable Separate Account (a “Variable Separate Account” and Risk Control Separate Account, MEMBERS Life Insurance Company (the “Company”), is a wholly-owned indirect subsidiary of CMFG Life Insurance Company (“CMFG Life”) and a direct wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). The Company was formed by CMFG Life on February 27, 1976, as a stock life insurance company under the laws of the State of Wisconsin for the purpose of writing credit disability insurance. The original name of the Company was CUDIS Insurance Society, Inc. On August 3, 1989, the Company’s name changed to CUMIS Life Insurance, Inc., and was subsequently changed to its current name on January 1, 1993. League Life Insurance Company (Michigan) merged into the Company on January 1, 1992 and MEMBERS Life Insurance Company (Texas) merged into the Company on January 1, 1993. The Company re-domiciled from Wisconsin to Iowa on May 3, 2007. The Company is 100% owned by CMIC, which is in turn 100% owned by CMFG Life. On February 17, 2012, the Company’s Articles of Incorporation were amended and restated to change the Company’s purpose to be the writing of any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 and any other line of insurance or annuity business authorized by the laws of the State of Iowa. Currently, the Company has no employees.

CMFG Life is a stock insurance company organized on May 20, 1935 and domiciled in Iowa. CMFG Life is one of the world’s largest direct underwriters of credit life and disability insurance, and is a major provider of qualified pension products to credit unions. CMFG Life and its affiliated companies currently offer deferred and immediate annuities, individual term and permanent life insurance, and accident and health insurance. In 2012, CMFG Life was reorganized as a wholly-owned subsidiary of CUNA Mutual Financial Group, Inc. which is a wholly-owned subsidiary of CUNA Mutual Holding Company, a mutual insurance holding company organized under the laws of the State of Iowa.

The Company is authorized to sell life, health, and annuity policies in all states in the U.S. and the District of Columbia, except New York. As of December 31, 2017, the Company had more than $2.5 million in assets and more than $86 million of life insurance in force. Currently, the Company services existing blocks of individual and group life policies. In addition, in August, 2013, the Company began issuing a single premium deferred index annuity under the name “MEMBERS® Zone Annuity.”

ADDITIONAL CONTRACT PROVISIONS

The Contract
The application, endorsements and all other attached papers are part of the Contract. The statements made in the application are representations and not warranties. We will not use any statement in defense of a claim or to void the Contract unless it is contained in the application.

Participation
Non-Participation.

PRINCIPAL UNDERWRITER

We offer the Contract on a continuous basis. We anticipate continuing to offer the Contracts, but reserve the right to discontinue the offering. CUNA Brokerage Services, Inc. (“CBSI”) serves as principal underwriter (or distributor) for the Contract. CBSI is a Wisconsin corporation and its home office is located at 2000 Heritage Way, Waverly, Iowa 50677. CBSI is our indirect, wholly owned subsidiary, and is registered as a broker-dealer with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended, as well as with the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority, Inc. CBSI offers the Contract through its registered representatives. In addition, CBSI enters into selling agreements with other broker-dealers (“selling firms”) and compensates them for their services. Registered representatives of CBSI and of other selling firms are appointed as our insurance agents.

CBSI and the selling firms pay their registered representatives a portion of the commissions received for their sales of the Contract. Registered representatives may also be eligible for various cash benefits and non-cash compensation programs, such as conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items, where sales of the Contract help such registered representatives qualify. We may pay certain selling firms additional amounts for promoting the Contract and/or educating their registered representatives about the Contract. These additional payments are not offered to all selling firms, and the terms of any particular agreement governing the payments may vary among selling firms.

CBSI received sales compensation with respect to the Contract in the following amounts during the periods indicated:

Fiscal Year	Aggregate Amount of Commissions Paid to CBSI	Aggregate Amount of Commissions Retained by CBSI After Payments to its Registered Persons and Selling Firms
2017	$5,505,224	$1,688,232
2016	$2,170,350	$556,749

In addition to the compensation paid for sales of the Contracts, we pay compensation when an Owner annuitizes all or a portion of his or her Contract and elects a life contingent annuity payout after the first Contract Year.

INCOME PAYMENTS

We use fixed rates of interest to determine the amount of income payments payable under the Income Payout Options. Income Payout Options offered under your Contract are described in the “Income Payout Options” in the Prospectus. Income Payout Options on a variable basis are not offered under your Contract.

RESOLVING MATERIAL CONFLICTS

The Funds are offered through other separate accounts affiliated with us, and directly to employee benefit plans affiliated with us. We do not anticipate any disadvantages to this. However, it is possible that a conflict may arise between the interest of the Variable Separate Account and one or more of the other separate accounts in which these Funds participate.

Material conflicts may occur due to a change in law affecting the operations of variable life insurance policies and variable annuity contracts, or differences in the voting instructions of the Owners and those of owners of other types of contracts issued by us. Material conflicts could also arise between the interests of Owners (or owners of other types of contracts issued by us) and the interests of participants in employee benefit plans invested in the Funds. If a material conflict occurs, we will take steps to protect Owners and variable annuity Payees, including withdrawal of the Variable Separate Account from participation in the Fund(s) involved in the conflict.

OTHER INFORMATION

A registration statement on Form N-4 (the “Registration Statement”) has been filed with the SEC under the Securities Act of 1933, as amended, with respect to the Contract discussed in this SAI. Not all the information set forth in the Registration Statement, amendments and exhibits thereto has been included in this SAI. Statements contained in this SAI concerning the content of the Contract and other legal instruments are intended to be summaries. For a complete statement of the terms of these documents, reference should be made to the Prospectus filed with the SEC.

The Variable Separate Account and Risk Control Separate Account were each established as a separate account of MEMBERS Life Insurance Company on June 8, 2015.

CUSTODIAN

The Company is the custodian for the shares of the underlying Funds owned by the Variable Separate Account.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, an independent registered public accounting firm, located at 111 S. Wacker Dr., Chicago, Illinois 60606 serves as the independent registered public accounting firm to the Company, and the Variable Separate Account.

FINANCIAL STATEMENTS

The financial statements included in this Prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement.

The Company’s financial statements should be distinguished from the financial statements of the Variable Separate Account, and you should consider the Company’s financial statements only as bearing on the Company’s ability to meet its obligations under your Contract.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
MEMBERS Life Insurance Company and
Contract Owners of MEMBERS Horizon Variable Separate Account:

Opinion on the Financial Statements and Financial Highlights

We have audited the accompanying statement of assets and liabilities for each of the subaccounts listed in Appendix A of MEMBERS Horizon Variable Separate Account (the “Account”) as of December 31, 2017, and the related statements of operations, the statements of changes in net assets, and the financial highlights for each of the periods presented in Appendix A. In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of each of the subaccounts comprising the Account as of December 31, 2017, the results of their operations, the changes in their net assets, and the financial highlights for each of the periods presented in Appendix A, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements and financial highlights are the responsibility of the Account’s management. Our responsibility is to express an opinion on the Account’s financial statements and financial highlights based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Account in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement, whether due to error or fraud. The Account is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Account’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements and financial highlights, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements and financial highlights. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2017, by correspondence with the Account’s fund managers. We believe that our audits provide a reasonable basis for our opinion.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 26, 2018

We have served as the auditor of MEMBERS Horizon Variable Separate Account since 2016.

MEMBERS Horizon Variable Separate Account	Appendix A

Statement of Assets and
Subaccount	Liabilities As of	Statement of Operations For The	Statement Of Changes in Net Assets For the	Financial Highlights For The

Invesco V.I. Global Real Estate Fund Series I, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Invesco V.I. Small Cap Equity Fund Series I, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
American Funds IS Asset Allocation Fund Series I, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
American Funds IS Bond Fund Series I, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
American Funds IS Growth Fund Series I, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
American Funds IS High-Income Bond Fund Series I, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
American Funds IS International Fund Series I, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
BlackRock Global Allocation V.I. Fund Class I, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Columbia VP Emerging Markets Bond Fund Class 1, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
DFA VA International Small Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
DFA VA International Value Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
DFA VA US Large Value Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
DFA VA U.S. Targeted Value Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Dreyfus VIF Quality Bond Institutional, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Franklin High Income VIP Fund Class 1, Subaccount	–	Period From January 1, 2017 to April 21, 2017#	Period From January 1, 2017 to April 21, 2017# And Period from July 11, 2016* to December 31, 2016	Period From January 1, 2017 to April 21, 2017# And Period from July 11, 2016* to December 31, 2016
Templeton Foreign VIP Fund Class I, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Templeton Global Bond VIP Class 1, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Goldman Sachs VIT Core Fixed Income Service Shares, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Lazard Retirement Emerging Markets Equity Portfolio Investor Shares, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016

MEMBERS Horizon Variable Separate Account	Appendix A
(Continued)
Statement of Assets and
Subaccount	Liabilities As of	Statement of Operations For The	Statement Of Changes in Net Assets For the	Financial Highlights For The

MFS® Blended Research Small Cap Equity Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
MFS® VIT Total Return Bond Fund Initial Shares, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
MFS® VIT Utilities Series Fund Initial Shares, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
MFS® VIT Value Series, Subaccount	December 31, 2017	Year Ended December 31, 2017	Period Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Morgan Stanley Variable Insurance Fund, Inc. Global Infrastructure Portfolio Class I, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio, Class I, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
TOPS® Aggressive Growth ETF Portfolio Class 1, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
TOPS® Balanced ETF Portfolio Class 1, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
TOPS® Conservative ETF Portfolio Class 1, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
TOPS® Growth ETF Portfolio Class 1, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
TOPS® Moderate Growth ETF Portfolio Class 1, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Oppenheimer International Growth Fund/VA Non-Service Shares, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
PIMCO VIT Commodity/ Real Return ® Strategy Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
PIMCO VIT All Asset Portfolio Institutional Class, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
PIMCO VIT Real Return Fund Institutional Class, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Putnam VT High Yield Fund, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
T. Rowe Price Blue Chip Growth Fund, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Vanguard VIF Capital Growth Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Vanguard VIF Diversified Value Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016

MEMBERS Horizon Variable Separate Account	Appendix A (Continued)
Statement of Assets and
Subaccount	Liabilities As of	Statement of Operations For The	Statement Of Changes in Net Assets For the	Financial Highlights For The

Vanguard VIF Equity Index Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Vanguard VIF High Yield Bond Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016 to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Vanguard VIF International Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016 to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Vanguard VIF Mid-Cap Index Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016 to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31,2016
Vanguard VIF Money Market Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016 to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31,2016
Vanguard VIF REIT Index Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016 to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Vanguard VIF Small Company Growth Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016 to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Vanguard VIF Total Bond Market Index Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016 to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016
Vanguard VIF Total Stock Market Index Portfolio, Subaccount	December 31, 2017	Year Ended December 31, 2017	Year Ended December 31, 2017 And Period from July 11, 2016 to December 31, 2016	Year Ended December 31, 2017 And Period from July 11, 2016* to December 31, 2016

* Date represents commencement of operations.

# Date represents liquidation of operations

MEMBERS Horizon Variable Separate Account
Statements of Assets and Liabilities
As of December 31, 2017

	Invesco V.I.	Invesco V.I.	American Funds	American Funds
	Global Real Estate	Small Cap	IS Asset	IS Bond
	Fund	Equity Fund	Allocation Fund	Fund
	Series I,	Series I,	Series I,	Series I,
	Subaccount	Subaccount	Subaccount	Subaccount

Assets

Investments in mutual funds at fair value	$598,355	$55,473	$2,367,306	$276,864

Total assets	598,355	55,473	2,367,306	276,864

Liabilities	–	–	–	–

Net assets	$598,355	$55,473	$2,367,306	$276,864

Net assets

Net assets: B-Shares	$469,342	$55,473	$1,934,718	$114,289

Net assets: C-Shares	129,013	–	432,588	162,575

Total net assets	$598,355	$55,473	$2,367,306	$276,864

Number of shares outstanding	34,408	2,771	99,844	25,588

Net asset value per share	$17.39	$20.02	$23.71	$10.82

Cost of mutual fund shares	$580,655	$52,683	$2,273,686	$281,038

	American Funds	American Funds	American Funds	BlackRock
	IS Growth	IS High-Income	IS International	Global Allocation
	Fund	Bond Fund	Fund	V.I. Fund
	Series I,	Series I,	Series I,	Class I,
	Subaccount	Subaccount	Subaccount	Subaccount

Assets

Investments in mutual funds at fair value	$1,246,479	$281,579	$475,749	$424,534

Total assets	1,246,479	281,579	475,749	424,534

Liabilities	–	–	–	–

Net assets	$1,246,479	$281,579	$475,749	$424,534

Net assets

Net assets: B-Shares	$784,657	$230,325	$382,380	$270,306

Net assets: C-Shares	461,822	51,254	93,369	154,228

Total net assets	$1,246,479	$281,579	$475,749	$424,534

Number of shares outstanding	16,011	27,633	21,914	24,596

Net asset value per share	$77.85	$10.19	$21.71	$17.26

Cost of mutual fund shares	$1,147,528	$292,460	$439,749	$406,712

See accompanying notes to financial statements
1

MEMBERS Horizon Variable Separate Account
Statements of Assets and Liabilities (continued)
As of December 31, 2017

	Columbia VP	DFA VA	DFA VA	DFA VA
	Emerging Markets	International	International	U.S. Large
	Bond Fund	Small	Value	Value
	Class 1,	Portfolio,	Portfolio,	Portfolio,
	Subaccount	Subaccount	Subaccount	Subaccount

Assets

Investments in mutual funds at fair value	$965,879	$193,728	$2,135,218	$3,307,579

Total assets	965,879	193,728	2,135,218	3,307,579

Liabilities	–	–	–	–

Net assets	$965,879	$193,728	$2,135,218	$3,307,579

Net assets

Net assets: B-Shares	$707,123	$192,327	$1,554,759	$2,562,902

Net assets: C-Shares	258,756	1,401	580,459	744,677

Total net assets	$965,879	$193,728	$2,135,218	$3,307,579

Number of shares outstanding	95,160	13,779	156,312	122,867

Net asset value per share	$10.15	$14.06	$13.66	$26.92

Cost of mutual fund shares	$944,535	$180,041	$1,895,896	$3,054,985

	DFA VA	Dreyfus VIF	Templeton	Templeton
	U.S. Targeted	Quality	Foreign VIP	Global Bond
	Value	Bond	Fund	VIP
	Portfolio,	Institutional,	Class I,	Class 1,
	Subaccount	Subaccount	Subaccount	Subaccount

Assets

Investments in mutual funds at fair value	$886,316	$102,506	$77,283	$436,891

Total assets	886,316	102,506	77,283	436,891

Liabilities	–	–	–	–

Net assets	$886,316	$102,506	$77,283	$436,891

Net assets

Net assets: B-Shares	$634,889	$70,017	$69,966	$354,271

Net assets: C-Shares	251,427	32,489	7,317	82,620

Total net assets	$886,316	$102,506	$77,283	$436,891

Number of shares outstanding	45,014	8,571	4,891	25,460

Net asset value per share	$19.69	$11.96	$15.80	$17.16

Cost of mutual fund shares	$860,876	$102,643	$72,249	$436,427

See accompanying notes to financial statements
2

MEMBERS Horizon Variable Separate Account
Statements of Assets and Liabilities (continued)
As of December 31, 2017

	Goldman Sachs VIT	Lazard Retirement	MFS®	MFS® VIT
	Core Fixed	Emerging Markets	Blended Research®	Total Return
	Income	Equity Portfolio	Small Cap Equity	Bond Fund
	Service Shares,	Investor Shares,	Portfolio,	Initial Shares,
	Subaccount	Subaccount	Subaccount	Subaccount

Assets

Investments in mutual funds at fair value	$205,419	$1,360,249	$245,633	$2,224,118

Total assets	205,419	1,360,249	245,633	2,224,118

Liabilities	–	–	–	–

Net assets	$205,419	$1,360,249	$245,633	$2,224,118

Net assets

Net assets: B-Shares	$63,995	$1,048,918	$225,767	$1,523,582

Net assets: C-Shares	141,424	311,331	19,866	700,536

Total net assets	$205,419	$1,360,249	$245,633	$2,224,118

Number of shares outstanding	19,270	58,355	18,236	168,239

Net asset value per share	$10.66	$23.31	$13.47	$13.22

Cost of mutual fund shares	$206,012	$1,223,089	$239,315	$2,232,922

			Morgan Stanley
	MFS® VIT	MFS®	Variable Insurance	Morgan Stanley
	Utilities Series	VIT	Fund, Inc.	Variable Insurance
	Fund	Value	Global Infrasture	Fund, Inc. Growth
	Initial Shares,	Series,	Portfolio Class I,	Portfolio, Class I,
	Subaccount	Subaccount	Subaccount	Subaccount

Assets

Investments in mutual funds at fair value	$621,886	$436,197	$826,076	$25,353

Total assets	621,886	436,197	826,076	25,353

Liabilities	–	–	–	–

Net assets	$621,886	$436,197	$826,076	$25,353

Net assets

Net assets: B-Shares	$583,836	$410,072	$622,106	$19,768

Net assets: C-Shares	38,050	26,125	203,970	5,585

Total net assets	$621,886	$436,197	$826,076	$25,353

Number of shares outstanding	21,081	20,851	104,434	783

Net asset value per share	$29.50	$20.92	$7.91	$32.38

Cost of mutual fund shares	$603,780	$416,306	$810,840	$22,788

See accompanying notes to financial statements
3

MEMBERS Horizon Variable Separate Account
Statements of Assets and Liabilities (continued)
As of December 31, 2017

	TOPS®	TOPS®	TOPS®	TOPS®
	Aggressive Growth	Balanced ETF	Conservative ETF	Growth ETF
	ETF Portfolio	Portfolio	Portfolio	Portfolio
	Class 1,	Class 1,	Class 1,	Class 1,
	Subaccount	Subaccount	Subaccount	Subaccount

Assets

Investments in mutual funds at fair value	$685,232	$3,924,254	$5,669,344	$1,437,316

Total assets	685,232	3,924,254	5,669,344	1,437,316

Liabilities	–	–	–	–

Net assets	$685,232	$3,924,254	$5,669,344	$1,437,316

Net assets

Net assets: B-Shares	$600,712	$3,094,601	$1,598,691	$1,290,040

Net assets: C-Shares	84,520	829,653	4,070,653	147,276

Total net assets	$685,232	$3,924,254	$5,669,344	$1,437,316

Number of shares outstanding	45,866	311,944	475,616	93,636

Net asset value per share	$14.94	$12.58	$11.92	$15.35

Cost of mutual fund shares	$622,583	$3,723,315	$5,426,990	$1,314,535

	TOPS®	Oppenheimer	PIMCO VIT	PIMCO VIT
	Moderate Growth	International	Commodity/	All Asset
	ETF Portfolio	Growth Fund/VA	RealReturn®	Portfolio
	Class 1,	Non-Service Shares,	Strategy Portfolio,	Institutional Class,
	Subaccount	Subaccount	Subaccount	Subaccount

Assets

Investments in mutual funds at fair value	$4,208,492	$37,586	$214,065	$1,498,517

Total assets	4,208,492	37,586	214,065	1,498,517

Liabilities	–	–	–	–

Net assets	$4,208,492	$37,586	$214,065	$1,498,517

Net assets

Net assets: B-Shares	$2,812,284	$34,949	$157,349	$1,098,181

Net assets: C-Shares	1,396,208	2,637	56,716	400,336

Total net assets	$4,208,492	$37,586	$214,065	$1,498,517

Number of shares outstanding	339,394	14,512	29,981	136,601

Net asset value per share	$12.40	$2.59	$7.14	$10.97

Cost of mutual fund shares	$3,877,843	$34,659	$215,327	$1,450,831

See accompanying notes to financial statements
4

MEMBERS Horizon Variable Separate Account
Statements of Assets and Liabilities (continued)
As of December 31, 2017

	PIMCO VIT	Putnam VT	T. Rowe Price	Vanguard
	Real Return	High	Blue Chip	VIF
	Fund	Yield	Growth	Capital Growth
	Institutional Class,	Fund,	Fund,	Portfolio,
	Subaccount	Subaccount	Subaccount	Subaccount

Assets

Investments in mutual funds at fair value	$318,823	$1,147,526	$3,242,396	$930,967

Total assets	318,823	1,147,526	3,242,396	930,967

Liabilities	–	–	–	–

Net assets	$318,823	$1,147,526	$3,242,396	$930,967

Net assets

Net assets: B-Shares	$156,240	$853,423	$2,120,899	$416,497

Net assets: C-Shares	162,583	294,103	1,121,497	514,470

Total net assets	$318,823	$1,147,526	$3,242,396	$930,967

Number of shares outstanding	25,670	175,195	103,856	26,508

Net asset value per share	$12.42	$6.55	$31.22	$35.12

Cost of mutual fund shares	$319,045	$1,128,491	$2,801,541	$816,169

	Vanguard	Vanguard	Vanguard	Vanguard
	VIF	VIF	VIF	VIF
	Diversified Value	Equity Index	High Yield Bond	International
	Portfolio,	Portfolio,	Portfolio,	Portfolio,
	Subaccount	Subaccount	Subaccount	Subaccount

Assets

Investments in mutual funds at fair value	$899,723	$4,277,482	$928,858	$3,022,693

Total assets	899,723	4,277,482	928,858	3,022,693

Liabilities	–	–	–	–

Net assets	$899,723	$4,277,482	$928,858	$3,022,693

Net assets

Net assets: B-Shares	$531,755	$1,880,456	$530,503	$1,937,973

Net assets: C-Shares	367,968	2,397,026	398,355	1,084,720

Total net assets	$899,723	$4,277,482	$928,858	$3,022,693

Number of shares outstanding	52,801	103,898	114,251	110,559

Net asset value per share	$17.04	$41.17	$8.13	$27.34

Cost of mutual fund shares	$853,177	$3,829,164	$914,407	$2,561,979
See accompanying notes to financial statements
5

MEMBERS Horizon Variable Separate Account
Statements of Assets and Liabilities (continued)
As of December 31, 2017

	Vanguard	Vanguard	Vanguard	Vanguard
	VIF	VIF	VIF	VIF
	Mid-Cap Index	Money Market	REIT Index	Small Company
	Portfolio,	Portfolio,	Portfolio,	Growth Portfolio,
	Subaccount	Subaccount	Subaccount	Subaccount

Assets

Investments in mutual funds at fair value	$3,152,995	$298,017	$2,647,427	$1,485,448

Total assets	3,152,995	298,017	2,647,427	1,485,448

Liabilities	–	–	–	–

Net assets	$3,152,995	$298,017	$2,647,427	$1,485,448

Net assets

Net assets: B-Shares	$2,276,794	$169,337	$1,428,159	$1,048,154

Net assets: C-Shares	876,201	128,680	1,219,268	437,294

Total net assets	$3,152,995	$298,017	$2,647,427	$1,485,448

Number of shares outstanding	132,926	298,017	201,478	60,335

Net asset value per share	$23.72	$1.00	$13.14	$24.62

Cost of mutual fund shares	$2,888,067	$298,017	$2,663,979	$1,333,100

	Vanguard	Vanguard
	VIF	VIF
	Total Bond Market	Total Stock Market
	Index Portfolio,	Index Portfolio,
	Subaccount	Subaccount

Assets

Investments in mutual funds at fair value	$5,058,632	$4,142,849

Total assets	5,058,632	4,142,849

Liabilities	–	–

Net assets	$5,058,632	$4,142,849

Net assets

Net assets: B-Shares	$3,497,787	$2,432,769

Net assets: C-Shares	1,560,845	1,710,080

Total net assets	$5,058,632	$4,142,849

Number of shares outstanding	426,889	108,281

Net asset value per share	$11.85	$38.26

Cost of mutual fund shares	$5,058,566	$3,782,469

See accompanying notes to financial statements
6

MEMBERS Horizon Variable Separate Account
Statements of Operations
For the Year Ended December 31, 2017

	Invesco V.I.	Invesco V.I.	American Funds	American Funds
	Global Real Estate	Small Cap	IS Asset	IS Bond
	Fund	Equity Fund	Allocation Fund	Fund
	Series I,	Series I,	Series I,	Series I,
	Subaccount	Subaccount	Subaccount	Subaccount

Investment income (loss)

Dividend income	$13,717	$–	$36,675	$5,016

Mortality and expense charges (note 3)	(5,411)	(534)	(21,388)	(2,425)

Net investment income (loss)	8,306	(534)	15,287	2,591

Realized gain (loss) on sale of investments

Net realized gain (loss) on sale of fund shares	85	47	2,931	(94)

Realized gain distributions	6,961	2,030	59,334	1,721

Net realized gain (loss) on investments	7,046	2,077	62,265	1,627

Net change in unrealized appreciation
(depreciation) on investments	22,021	2,631	92,126	(2,089)

Net increase (decrease) in net assets
resulting from operations	$37,373	$4,174	$169,678	$2,129

	American Funds	American Funds	American Funds	BlackRock
	IS Growth	IS High-Income	IS International	Global Allocation
	Fund	Bond Fund	Fund	V.I. Fund
	Series I,	Series I,	Series I,	Class I,
	Subaccount	Subaccount	Subaccount	Subaccount

Investment income (loss)

Dividend income	$7,432	$15,909	$5,488	5,002
				$
Mortality and expense charges (note 3)	(11,528)	(1,637)	(3,173)	(4,015)

Net investment income (loss)	(4,096)	14,272	2,315	987

Realized gain (loss) on sale of investments

Net realized gain (loss) on sale of fund shares	2,279	52	2,105	560

Realized gain distributions	59,487	–	1,533	4,195

Net realized gain (loss) on investments	61,766	52	3,638	4,755

Net change in unrealized appreciation
(depreciation) on investments	96,399	(10,463)	36,265	18,202

Net increase (decrease) in net assets
resulting from operations	$154,069	$3,861	$42,218	$23,944

See accompanying notes to financial statements
7

MEMBERS Horizon Variable Separate Account
Statements of Operations (continued)
For the Year Ended December 31, 2017

	Columbia VP	DFA VA	DFA VA	DFA VA
	Emerging Markets	International	International	U.S. Large
	Bond Fund	Small	Value	Value
	Class 1,	Portfolio,	Portfolio,	Portfolio,
	Subaccount	Subaccount	Subaccount	Subaccount

Investment income (loss)

Dividend income	$28,897	$4,327	$54,029	$54,704

Mortality and expense charges (note 3)	(9,273)	(1,474)	(19,565)	(31,100)

Net investment income (loss)	19,624	2,853	34,464	23,604

Realized gain (loss) on sale of investments

Net realized gain (loss) on sale of fund shares	425	1,106	4,579	5,582

Realized gain distributions	–	4,709	–	119,312

Net realized gain (loss) on investments	425	5,815	4,579	124,894

Net change in unrealized appreciation
(depreciation) on investments	27,164	15,102	230,883	205,918

Net increase (decrease) in net assets
resulting from operations	$47,213	$23,770	$269,926	$354,416

	DFA VA	Dreyfus VIF	Franklin	Templeton
	U.S. Targeted	Quality	High Income	Foreign VIP
	Value	Bond	VIP Fund	Fund
	Portfolio,	Institutional,	Class 1,	Class I,
	Subaccount	Subaccount	Subaccount*	Subaccount

Investment income (loss)

Dividend income	$8,539	$1,461	$–	$786

Mortality and expense charges (note 3)	(8,678)	(1,130)	(244)	(466)

Net investment income (loss)	(139)	331	(244)	320

Realized gain (loss) on sale of investments

Net realized gain (loss) on sale of fund shares	1,302	2	2,217	85

Realized gain distributions	50,670	–	–	–

Net realized gain (loss) on investments	51,972	2	2,217	85

Net change in unrealized appreciation
(depreciation) on investments	9,797	1,138	(972)	4,299

Net increase (decrease) in net assets
resulting from operations	$61,630	$1,471	$1,001	$4,704

* The Subaccount liquidated effective April 21, 2017

See accompanying notes to financial statements
8

MEMBERS Horizon Variable Separate Account
Statements of Operations (continued)
For the Year Ended December 31, 2017

	Templeton	Goldman Sachs VIT	Lazard Retirement	MFS®
	Global Bond	Core Fixed	Emerging Markets	Blended Research®
	VIP	Income	Equity Portfolio	Small Cap Equity
	Class 1,	Service Shares,	Investor Shares,	Portfolio,
	Subaccount	Subaccount	Subaccount	Subaccount

Investment income (loss)

Dividend income	$–	$4,440	$23,720	$985

Mortality and expense charges (note 3)	(3,247)	(2,555)	(11,640)	(1,189)

Net investment income (loss)	(3,247)	1,885	12,080	(204)

Realized gain (loss) on sale of investments

Net realized gain (loss) on sale of fund shares	305	(78)	3,848	134

Realized gain distributions	590	–	–	11,740

Net realized gain (loss) on investments	895	(78)	3,848	11,874

Net change in unrealized appreciation
(depreciation) on investments	(3,128)	562	139,477	6,290

Net increase (decrease) in net assets
resulting from operations	$(5,480)	$2,369	$155,405	$17,960

	MFS® VIT	MFS® VIT	MFS®	Morgan Stanley Variable Insurance Fund, Inc. Global Infrasture Portfolio Class I, Subaccount
	Total Return	Utilities Series	VIT
	Bond Fund	Fund	Value
	Initial Shares,	Initial Shares,	Series,
	Subaccount	Subaccount	Subaccount

Investment income (loss)

Dividend income	$50,706	$18,909	$4,844	$11,030

Mortality and expense charges (note 3)	(21,459)	(5,848)	(2,724)	(7,520)

Net investment income (loss)	29,247	13,061	2,120	3,510

Realized gain (loss) on sale of investments

Net realized gain (loss) on sale of fund shares	(295)	810	351	300

Realized gain distributions	–	–	9,912	22,156

Net realized gain (loss) on investments	(295)	810	10,263	22,456

Net change in unrealized appreciation
(depreciation) on investments	4,168	19,046	17,976	16,665

Net increase (decrease) in net assets
resulting from operations	$33,120	$32,917	$30,359	$42,631

See accompanying notes to financial statements
9

MEMBERS Horizon Variable Separate Account
Statements of Operations (continued)
For the Year Ended December 31, 2017

	Morgan Stanley	TOPS®	TOPS®	TOPS®
	Variable Insurance	Aggressive Growth	Balanced ETF	Conservative ETF
	Fund, Inc. Growth	ETF Portfolio	Portfolio	Portfolio
	Portfolio, Class I,	Class 1,	Class 1,	Class 1,
	Subaccount	Subaccount	Subaccount	Subaccount

Investment income (loss)

Dividend income	$–	$6,791	$49,365	$44,148

Mortality and expense charges (note 3)	(246)	(5,809)	(42,286)	(80,006)

Net investment income (loss)	(246)	982	7,079	(35,858)

Realized gain (loss) on sale of investments

Net realized gain (loss) on sale of fund shares	316	1,464	10,076	36,591

Realized gain distributions	1,536	4,327	29,563	–

Net realized gain (loss) on investments	1,852	5,791	39,639	36,591

Net change in unrealized appreciation
(depreciation) on investments	3,104	60,708	196,933	238,041

Net increase (decrease) in net assets
resulting from operations	$4,710	$67,481	$243,651	$238,774

	TOPS®	TOPS®	Oppenheimer	PIMCO VIT
	Growth ETF	Moderate Growth	International	Commodity/
	Portfolio	ETF Portfolio	Growth Fund/VA	RealReturn®
	Class 1,	Class 1,	Non-Service Shares,	Strategy Portfolio,
	Subaccount	Subaccount	Subaccount	Subaccount

Investment income (loss)

Dividend income	$13,264	$47,350	$217	$9,552

Mortality and expense charges (note 3)	(12,665)	(43,294)	(237)	(1,505)

Net investment income (loss)	599	4,056	(20)	8,047

Realized gain (loss) on sale of investments

Net realized gain (loss) on sale of fund shares	2,339	6,177	57	(109)

Realized gain distributions	7,311	10,470	–	–

Net realized gain (loss) on investments	9,650	16,647	57	(109)

Net change in unrealized appreciation
(depreciation) on investments	120,848	312,514	2,950	(2,941)

Net increase (decrease) in net assets
resulting from operations	$131,097	$333,217	$2,987	$4,997

See accompanying notes to financial statements
10

MEMBERS Horizon Variable Separate Account
Statements of Operations (continued)
For the Year Ended December 31, 2017

	PIMCO VIT	PIMCO VIT	Putnam VT	T. Rowe Price
	All Asset	Real Return	High	Blue Chip
	Portfolio	Fund	Yield	Growth
	Institutional Class,	Institutional Class,	Fund,	Fund,
	Subaccount	Subaccount	Subaccount	Subaccount

Investment income (loss)

Dividend income	$53,861	$6,858	$28,597	$–

Mortality and expense charges (note 3)	(13,762)	(4,160)	(10,363)	(28,964)

Net investment income (loss)	40,099	2,698	18,234	(28,964)

Realized gain (loss) on sale of investments

Net realized gain (loss) on sale of fund shares	2,294	(436)	112	25,628

Realized gain distributions	–	–	–	34,890

Net realized gain (loss) on investments	2,294	(436)	112	60,518

Net change in unrealized appreciation
(depreciation) on investments	51,577	2,865	12,833	437,481

Net increase (decrease) in net assets
resulting from operations	$93,970	$5,127	$31,179	$469,035

	Vanguard	Vanguard	Vanguard	Vanguard
	VIF	VIF	VIF	VIF
	Capital Growth	Diversified Value	Equity Index	High Yield Bond
	Portfolio,	Portfolio,	Portfolio,	Portfolio,
	Subaccount	Subaccount	Subaccount	Subaccount

Investment income (loss)

Dividend income	$2,551	$7,416	$31,244	$22,561

Mortality and expense charges (note 3)	(7,966)	(8,196)	(42,252)	(9,992)

Net investment income (loss)	(5,415)	(780)	(11,008)	12,569

Realized gain (loss) on sale of investments

Net realized gain (loss) on sale of fund shares	1,129	(10)	11,328	765

Realized gain distributions	5,606	24,741	53,366	–

Net realized gain (loss) on investments	6,735	24,731	64,694	765

Net change in unrealized appreciation
(depreciation) on investments	113,501	40,632	416,364	13,032

Net increase (decrease) in net assets
resulting from operations	$114,821	$64,583	$470,050	$26,366

See accompanying notes to financial statements
11

MEMBERS Horizon Variable Separate Account
Statements of Operations (continued)
For the Year Ended December 31, 2017

	Vanguard	Vanguard	Vanguard	Vanguard
	VIF	VIF	VIF	VIF
	International	Mid-Cap Index	Money Market	REIT Index
	Portfolio,	Portfolio,	Portfolio,	Portfolio,
	Subaccount	Subaccount	Subaccount	Subaccount

Investment income (loss)

Dividend income	$12,877	$14,261	$3,191	$33,803

Mortality and expense charges (note 3)	(27,499)	(27,965)	(5,164)	(29,338)

Net investment income (loss)	(14,622)	(13,704)	(1,973)	4,465

Realized gain (loss) on sale of investments

Net realized gain (loss) on sale
of fund shares	20,678	1,863	–	(3,361)

Realized gain distributions	7,876	52,127	–	60,283

Net realized gain (loss) on investments	28,554	53,990	–	56,922

Net change in unrealized appreciation
(depreciation) on investments	475,521	247,071	–	(11,490)

Net increase (decrease) in net assets
resulting from operations	$489,453	$287,357	$(1,973)	$49,897

	Vanguard	Vanguard	Vanguard
	VIF	VIF	VIF
	Small Company	Total Bond Market	Total Stock Market
	Growth Portfolio,	Index Portfolio,	Index Portfolio,
	Subaccount	Subaccount	Subaccount

Investment income (loss)

Dividend income	$2,520	$55,135	$32,861

Mortality and expense charges (note 3)	(12,918)	(50,449)	(37,686)

Net investment income (loss)	(10,398)	4,686	(4,825)

Realized gain (loss) on sale of investments

Net realized gain (loss) on sale
of fund shares	1,861	(480)	7,257

Realized gain distributions	34,734	7,423	89,548

Net realized gain (loss) on investments	36,595	6,943	96,805

Net change in unrealized appreciation
(depreciation) on investments	141,880	30,161	326,636

Net increase (decrease) in net assets
resulting from operations	$168,077	$41,790	$418,616

See accompanying notes to financial statements
12

MEMBERS Horizon Variable Separate Account
Statements of Changes in Net Assets
For the Years Ended December 31,

	Invesco V.I.		Invesco V.I.
	Global Real Estate Fund		Small Cap Equity Fund
	Series I, Subaccount		Series I, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$8,306	$380	$(534)	$(4)
Net realized gain (loss) on investments	7,046	704	2,077	3
Net change in unrealized appreciation
(depreciation) on investments	22,021	(4,322)	2,631	159

Net increase (decrease) in net assets
resulting from operations	37,373	(3,238)	4,174	158

Contract transactions
Payments received from contract owners	393,198	166,232	50,601	1,774
Transfers between subaccounts (including
fixed accounts), net	6,518	8,341	(2)	–
Payment for contract benefits and terminations	(7,907)	(2,085)	(1,128)	(26)
Contract charges and fees	(56)	(21)	(78)	–

Net increase (decrease) in net assets from
contract transactions	391,753	172,467	49,393	1,748

Total increase (decrease) in net assets	429,126	169,229	53,567	1,906

Net assets
Beginning of period	169,229	–	1,906	–

End of period	$598,355	$169,229	$55,473	$1,906

	American Funds		American Funds
	IS Asset Allocation Fund		IS Bond Fund
	Series I, Subaccount		Series I, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$15,287	$3,546	$2,591	$525
Net realized gain (loss) on investments	62,265	7	1,627	(91)
Net change in unrealized appreciation
(depreciation) on investments	92,126	1,494	(2,089)	(2,085)

Net increase (decrease) in net assets
resulting from operations	169,678	5,047	2,129	(1,651)

Contract transactions
Payments received from contract owners	1,943,597	308,643	268,958	65,779
Transfers between subaccounts (including
fixed accounts), net	25,958	–	(12,581)	–
Payment for contract benefits and terminations	(83,368)	–	(41,747)	(3,970)
Contract charges and fees	(2,249)	–	–	(53)

Net increase (decrease) in net assets from
contract transactions	1,883,938	308,643	214,630	61,756

Total increase (decrease) in net assets	2,053,616	313,690	216,759	60,105

Net assets
Beginning of period	313,690	–	60,105	–

End of period	$2,367,306	$313,690	$276,864	$60,105

** The Subaccount commenced operations effective July 11, 2016

See accompanying notes to financial statements
13

MEMBERS Horizon Variable Separate Account
Statements of Changes in Net Assets (continued)
For the Years Ended December 31,

	American Funds		American Funds
	IS Growth Fund		IS High-Income Bond Fund
	Series I, Subaccount		Series I, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$(4,096)	$1,449	$14,272	$1,206
Net realized gain (loss) on investments	61,766	33	52	1
Net change in unrealized appreciation
(depreciation) on investments	96,399	2,552	(10,463)	(418)

Net increase (decrease) in net assets
resulting from operations	154,069	4,034	3,861	789

Contract transactions
Payments received from contract owners	847,199	234,861	252,927	27,267
Transfers between subaccounts (including
fixed accounts), net	(20,717)	63,278	(125)	–
Payment for contract benefits and terminations	(36,089)	–	(2,980)	(10)
Contract charges and fees	(156)	–	(150)	–

Net increase (decrease) in net assets from
contract transactions	790,237	298,139	249,672	27,257

Total increase (decrease) in net assets	944,306	302,173	253,533	28,046

Net assets
Beginning of period	302,173	–	28,046	–

End of period	$1,246,479	$302,173	$281,579	$28,046

	American Funds		BlackRock
	IS International Fund		Global Allocation V.I. Fund
	Series I, Subaccount		Class I, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$2,315	$165	$987	$589
Net realized gain (loss) on investments	3,638	1	4,755	–
Net change in unrealized appreciation
(depreciation) on investments	36,265	(265)	18,202	(379)

Net increase (decrease) in net assets
resulting from operations	42,218	(99)	23,944	210

Contract transactions
Payments received from contract owners	429,524	23,904	343,142	63,829
Transfers between subaccounts (including
fixed accounts), net	(1,138)	–	(314)	–
Payment for contract benefits and terminations	(18,505)	–	(6,070)	–
Contract charges and fees	(155)	–	(207)	–

Net increase (decrease) in net assets from
contract transactions	409,726	23,904	336,551	63,829

Total increase (decrease) in net assets	451,944	23,805	360,495	64,039

Net assets
Beginning of period	23,805	–	64,039	–

End of period	$475,749	$23,805	$424,534	$64,039

** The Subaccount commenced operations effective July 11, 2016

See accompanying notes to financial statements
14

MEMBERS Horizon Variable Separate Account
Statements of Changes in Net Assets (continued)
For the Years Ended December 31,

	Columbia VP		DFA VA
	Emerging Markets Bond Fund		International Small
	Class 1, Subaccount		Portfolio, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$19,624	$1,515	$2,853	$860
Net realized gain (loss) on investments	425	(19)	5,815	377
Net change in unrealized appreciation
(depreciation) on investments	27,164	(5,820)	15,102	(1,416)

Net increase (decrease) in net assets
resulting from operations	47,213	(4,324)	23,770	(179)

Contract transactions
Payments received from contract owners	652,055	297,310	117,798	48,229
Transfers between subaccounts (including
fixed accounts), net	4,431	(251)	8,429	–
Payment for contract benefits and terminations	(26,003)	(4,384)	(4,194)	–
Contract charges and fees	(129)	(39)	(125)	–

Net increase (decrease) in net assets from
contract transactions	630,354	292,636	121,908	48,229

Total increase (decrease) in net assets	677,567	288,312	145,678	48,050

Net assets
Beginning of period	288,312	–	48,050	–

End of period	$965,879	$288,312	$193,728	$48,050

	DFA VA		DFA VA
	International Value		U.S. Large Value
	Portfolio, Subaccount		Portfolio, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$34,464	$12,382	$23,604	$12,540
Net realized gain (loss) on investments	4,579	227	124,894	6,708
Net change in unrealized appreciation
(depreciation) on investments	230,883	8,439	205,918	46,675

Net increase (decrease) in net assets
resulting from operations	269,926	21,048	354,416	65,923

Contract transactions
Payments received from contract owners	1,385,232	544,342	2,075,942	940,295
Transfers between subaccounts (including
fixed accounts), net	(42,389)	(261)	(34,625)	–
Payment for contract benefits and terminations	(36,007)	(6,383)	(84,934)	(9,037)
Contract charges and fees	(225)	(65)	(374)	(27)

Net increase (decrease) in net assets from
contract transactions	1,306,611	537,633	1,956,009	931,231

Total increase (decrease) in net assets	1,576,537	558,681	2,310,425	997,154

Net assets
Beginning of period	558,681	–	997,154	–

End of period	$2,135,218	$558,681	$3,307,579	$997,154

** The Subaccount commenced operations effective July 11, 2016

See accompanying notes to financial statements
15

MEMBERS Horizon Variable Separate Account
Statements of Changes in Net Assets (continued)
For the Years Ended December 31,

	DFA VA		Dreyfus VIF
	U.S. Targeted Value		Quality Bond
	Portfolio, Subaccount		Institutional, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$(139)	$1,417	$331	$(24)
Net realized gain (loss) on investments	51,972	8,384	2	(130)
Net change in unrealized appreciation
(depreciation) on investments	9,797	15,643	1,138	(1,274)

Net increase (decrease) in net assets
resulting from operations	61,630	25,444	1,471	(1,428)

Contract transactions
Payments received from contract owners	569,840	261,942	54,599	53,673
Transfers between subaccounts (including
fixed accounts), net	(8,631)	–	3,379	–
Payment for contract benefits and terminations	(21,322)	(2,499)	(5,101)	(4,032)
Contract charges and fees	(70)	(18)	–	(55)

Net increase (decrease) in net assets from
contract transactions	539,817	259,425	52,877	49,586

Total increase (decrease) in net assets	601,447	284,869	54,348	48,158

Net assets
Beginning of period	284,869	–	48,158	–

End of period	$886,316	$284,869	$102,506	$48,158

	Franklin		Templeton
	High Income VIP Fund		Foreign VIP Fund
	Class 1, Subaccount*		Class I, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$(244)	$(125)	$320	$(93)
Net realized gain (loss) on investments	2,217	2	85	2
Net change in unrealized appreciation
(depreciation) on investments	(972)	972	4,299	735

Net increase (decrease) in net assets
resulting from operations	1,001	849	4,704	644

Contract transactions
Payments received from contract owners	26,249	42,381	57,939	14,557
Transfers between subaccounts (including
fixed accounts), net	(70,455)	–	(561)	–
Payment for contract benefits and terminations	–	(25)	–	–
Contract charges and fees	–	–	–	–

Net increase (decrease) in net assets from
contract transactions	(44,206)	42,356	57,378	14,557

Total increase (decrease) in net assets	(43,205)	43,205	62,082	15,201

Net assets
Beginning of period	43,205	–	15,201	–

End of period	$–	$43,205	$77,283	$15,201

* The Subaccount liquidated effective April 21, 2017
** The Subaccount commenced operations effective July 11, 2016

See accompanying notes to financial statements
16

MEMBERS Horizon Variable Separate Account
Statements of Changes in Net Assets (continued)
For the Years Ended December 31,

	Templeton		Goldman Sachs VIT
	Global Bond VIP		Core Fixed Income
	Class 1, Subaccount		Service Shares, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$(3,247)	$(405)	$1,885	$(68)
Net realized gain (loss) on investments	895	6	(78)	(3)
Net change in unrealized appreciation
(depreciation) on investments	(3,128)	3,592	562	(1,156)

Net increase (decrease) in net assets
resulting from operations	(5,480)	3,193	2,369	(1,227)

Contract transactions
Payments received from contract owners	377,891	76,928	142,243	62,691
Transfers between subaccounts (including
fixed accounts), net	(1,299)	–	6,676	–
Payment for contract benefits and terminations	(13,978)	(364)	(7,333)	–
Contract charges and fees	–	–	–	–

Net increase (decrease) in net assets from
contract transactions	362,614	76,564	141,586	62,691

Total increase (decrease) in net assets	357,134	79,757	143,955	61,464

Net assets
Beginning of period	79,757	–	61,464	–

End of period	$436,891	$79,757	$205,419	$61,464

	Lazard Retirement		MFS®
	Emerging Markets Equity Portfolio		Blended Research® Small Cap Equity
	Investor Shares, Subaccount		Portfolio, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$12,080	$1,885	$(204)	$(3)
Net realized gain (loss) on investments	3,848	14	11,874	–
Net change in unrealized appreciation
(depreciation) on investments	139,477	(2,317)	6,290	27

Net increase (decrease) in net assets
resulting from operations	155,405	(418)	17,960	24

Contract transactions
Payments received from contract owners	950,999	285,733	228,392	2,628
Transfers between subaccounts (including
fixed accounts), net	3,668	–	(61)	–
Payment for contract benefits and terminations	(31,506)	(3,475)	(3,152)	–
Contract charges and fees	(136)	(21)	(158)	–

Adjustments to net assets allocated to
contracts in payout period	923,025	282,237	225,021	2,628

Total increase (decrease) in net assets	1,078,430	281,819	242,981	2,652

Net assets
Beginning of period	281,819	–	2,652	–

End of period	$1,360,249	$281,819	$245,633	$2,652

** The Subaccount commenced operations effective July 11, 2016

See accompanying notes to financial statements
17

MEMBERS Horizon Variable Separate Account
Statements of Changes in Net Assets (continued)
For the Years Ended December 31,

	MFS® VIT		MFS® VIT
	Total Return Bond Fund		Utilities Series Fund
	Initial Shares, Subaccount		Initial Shares, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$29,247	$1,411	$13,061	$(170)
Net realized gain (loss) on investments	(295)	(145)	810	(100)
Net change in unrealized appreciation
(depreciation) on investments	4,168	(12,972)	19,046	(939)

Net increase (decrease) in net assets
resulting from operations	33,120	(11,706)	32,917	(1,209)

Contract transactions
Payments received from contract owners	1,437,025	798,496	423,339	126,805
Transfers between subaccounts (including
fixed accounts), net	57,772	(991)	6,107	42,264
Payment for contract benefits and terminations	(71,820)	(17,272)	(7,459)	(718)
Contract charges and fees	(315)	(191)	(152)	(8)

Net increase (decrease) in net assets from
contract transactions	1,422,662	780,042	421,835	168,343

Total increase (decrease) in net assets	1,455,782	768,336	454,752	167,134

Net assets
Beginning of period	768,336	–	167,134	–

End of period	$2,224,118	$768,336	$621,886	$167,134

	MFS®		Morgan Stanley Variable Insurance
	VIT Value		Fund, Inc. Global Infrasture
	Series, Subaccount		,Portfolio Class I, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$2,120	$(146)	$3,510	$(554)
Net realized gain (loss) on investments	10,263	3	22,456	(52)
Net change in unrealized appreciation
(depreciation) on investments	17,976	1,914	16,665	(1,428)

Net increase (decrease) in net assets
resulting from operations	30,359	1,771	42,631	(2,034)

Contract transactions
Payments received from contract owners	355,665	62,130	595,523	215,638
Transfers between subaccounts (including
fixed accounts), net	(2,391)	–	3,697	(154)
Payment for contract benefits and terminations	(11,184)	–	(26,024)	(3,075)
Contract charges and fees	(153)	–	(99)	(27)

Net increase (decrease) in net assets from
contract transactions	341,937	62,130	573,097	212,382

Total increase (decrease) in net assets	372,296	63,901	615,728	210,348

Net assets
Beginning of period	63,901	–	210,348	–

End of period	$436,197	$63,901	$826,076	$210,348

** The Subaccount commenced operations effective July 11, 2016
See accompanying notes to financial statements
18

MEMBERS Horizon Variable Separate Account
Statements of Changes in Net Assets (continued)
For the Years Ended December 31,

	Morgan Stanley		TOPS®
	Variable Insurance Fund, Inc. Growth		Aggressive Growth ETF Portfolio
	Portfolio, Class I, Subaccount		Class 1, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$(246)	$(32)	$982	$384
Net realized gain (loss) on investments	1,852	(1)	5,791	776
Net change in unrealized appreciation
(depreciation) on investments	3,104	(539)	60,708	1,940

Net increase (decrease) in net assets
resulting from operations	4,710	(572)	67,481	3,100

Contract transactions
Payments received from contract owners	13,736	10,179	419,903	210,875
Transfers between subaccounts (including
fixed accounts), net	(1,767)	–	(997)	–
Payment for contract benefits and terminations	(933)	–	(15,130)	–
Contract charges and fees	–	–	–	–

Net increase (decrease) in net assets from
contract transactions	11,036	10,179	403,776	210,875

Total increase (decrease) in net assets	15,746	9,607	471,257	213,975

Net assets
Beginning of period	9,607	–	213,975	–

End of period	$25,353	$9,607	$685,232	$213,975

	TOPS®		TOPS®
	Balanced ETF Portfolio		Conservative ETF Portfolio
	Class 1, Subaccount		Class 1, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$7,079	$609	$(35,858)	$7,048
Net realized gain (loss) on investments	39,639	3,616	36,591	(253)
Net change in unrealized appreciation
(depreciation) on investments	196,933	4,006	238,041	4,312

Net increase (decrease) in net assets
resulting from operations	243,651	8,231	238,774	11,107

Contract transactions
Payments received from contract owners	2,417,878	1,398,524	2,670,028	3,769,157
Transfers between subaccounts (including
fixed accounts), net	27,879	–	(597,493)	–
Payment for contract benefits and terminations	(165,654)	(4,527)	(402,599)	(17,094)
Contract charges and fees	(1,728)	–	(2,536)	–

Net increase (decrease) in net assets from
contract transactions	2,278,375	1,393,997	1,667,400	3,752,063

Total increase (decrease) in net assets	2,522,026	1,402,228	1,906,174	3,763,170

Net assets
Beginning of period	1,402,228	–	3,763,170	–

End of period	$3,924,254	$1,402,228	$5,669,344	$3,763,170

** The Subaccount commenced operations effective July 11, 2016

See accompanying notes to financial statements
19

MEMBERS Horizon Variable Separate Account
Statements of Changes in Net Assets (continued)
For the Years Ended December 31,

	TOPS®		TOPS®
	Growth ETF Portfolio		Moderate Growth ETF Portfolio
	Class 1, Subaccount		Class 1, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$599	$1,154	$4,056	$(1,746)
Net realized gain (loss) on investments	9,650	4,117	16,647	2,355
Net change in unrealized appreciation
(depreciation) on investments	120,848	1,933	312,514	18,135

Net increase (decrease) in net assets
resulting from operations	131,097	7,204	333,217	18,744

Contract transactions
Payments received from contract owners	869,813	438,437	2,722,724	1,148,904
Transfers between subaccounts (including
fixed accounts), net	(1,778)	–	34,302	(8,393)
Payment for contract benefits and terminations	(7,457)	–	(39,763)	(1,050)
Contract charges and fees	–	–	(193)	–

Net increase (decrease) in net assets from
contract transactions	860,578	438,437	2,717,070	1,139,461

Total increase (decrease) in net assets	991,675	445,641	3,050,287	1,158,205

Net assets
Beginning of period	445,641	–	1,158,205	–

End of period	$1,437,316	$445,641	$4,208,492	$1,158,205

	Oppenheimer		PIMCO VIT
	International Growth Fund/VA		Commodity/ RealReturn®
	Non-Service Shares, Subaccount		Strategy Portfolio, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$(20)	$(4)	$8,047	$14
Net realized gain (loss) on investments	57	(4)	(109)	2
Net change in unrealized appreciation
(depreciation) on investments	2,950	(22)	(2,941)	1,680

Net increase (decrease) in net assets
resulting from operations	2,987	(30)	4,997	1,696

Contract transactions
Payments received from contract owners	33,685	1,555	104,993	55,908
Transfers between subaccounts (including
fixed accounts), net	(113)	–	48,583	–
Payment for contract benefits and terminations	(451)	(47)	(2,060)	(52)
Contract charges and fees	–	–	–	–

Net increase (decrease) in net assets from
contract transactions	33,121	1,508	151,516	55,856

Total increase (decrease) in net assets	36,108	1,478	156,513	57,552

Net assets
Beginning of period	1,478	–	57,552	–

End of period	$37,586	$1,478	$214,065	$57,552

** The Subaccount commenced operations effective July 11, 2016

See accompanying notes to financial statements
20

MEMBERS Horizon Variable Separate Account
Statements of Changes in Net Assets (continued)
For the Years Ended December 31,

	PIMCO VIT		PIMCO VIT
	All Asset Portfolio		Real Return Fund
	Institutional Class, Subaccount		Institutional Class, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$40,099	$4,916	$2,698	$201
Net realized gain (loss) on investments	2,294	121	(436)	(7)
Net change in unrealized appreciation
(depreciation) on investments	51,577	(3,891)	2,865	(3,087)

Net increase (decrease) in net assets
resulting from operations	93,970	1,146	5,127	(2,893)

Contract transactions
Payments received from contract owners	990,304	362,990	219,642	67,087
Transfers between subaccounts (including
fixed accounts), net	58,883	24,954	(20,754)	78,662
Payment for contract benefits and terminations	(24,518)	(8,950)	(27,689)	(359)
Contract charges and fees	(160)	(102)	–	–

Net increase (decrease) in net assets from
contract transactions	1,024,509	378,892	171,199	145,390

Total increase (decrease) in net assets	1,118,479	3,800,398	176,326	142,497

Net assets
Beginning of period	380,038	–	142,497	–

End of period	$1,498,517	$380,038	$318,823	$142,497

	Putnam VT		T. Rowe Price
	High Yield		Blue Chip Growth
	Fund, Subaccount		Fund, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$18,234	$(1,044)	$(28,964)	$(1,887)
Net realized gain (loss) on investments	112	26	60,518	110
Net change in unrealized appreciation
(depreciation) on investments	12,833	6,201	437,481	3,374

Net increase (decrease) in net assets
resulting from operations	31,179	5,183	469,035	1,597

Contract transactions
Payments received from contract owners	788,015	335,000	2,204,959	524,652
Transfers between subaccounts (including
fixed accounts), net	19,780	(357)	89,236	21,091
Payment for contract benefits and terminations	(25,652)	(5,405)	(67,093)	(1,081)
Contract charges and fees	(163)	(54)	–	–

Net increase (decrease) in net assets from
contract transactions	781,980	329,184	2,227,102	544,662

Total increase (decrease) in net assets	813,159	334,367	2,696,137	546,259

Net assets
Beginning of period	334,367	–	546,259	–

End of period	$1,147,526	$334,367	$3,242,396	$546,259

** The Subaccount commenced operations effective July 11, 2016

See accompanying notes to financial statements
21

MEMBERS Horizon Variable Separate Account
Statements of Changes in Net Assets (continued)
For the Years Ended December 31,

	Vanguard		Vanguard
	VIF Capital Growth		VIF Diversified Value
	Portfolio, Subaccount		Portfolio, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$(5,415)	$(161)	$(780)	$(383)
Net realized gain (loss) on investments	6,735	4	24,731	23
Net change in unrealized appreciation
(depreciation) on investments	113,501	1,297	40,632	5,914

Net increase (decrease) in net assets
resulting from operations	114,821	1,140	64,583	5,554

Contract transactions
Payments received from contract owners	775,583	47,534	730,232	63,479
Transfers between subaccounts (including
fixed accounts), net	(5,029)	–	(1,630)	42,152
Payment for contract benefits and terminations	(3,032)	(50)	(4,597)	(50)
Contract charges and fees	–	–	–	–

Net increase (decrease) in net assets from
contract transactions	767,522	47,484	724,005	105,581

Total increase (decrease) in net assets	882,343	48,624	788,588	111,135

Net assets
Beginning of period	48,624	–	111,135	–

End of period	$930,967	$48,624	$899,723	$111,135

	Vanguard		Vanguard
	VIF Equity Index		VIF High Yield Bond
	Portfolio, Subaccount		Portfolio, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$(11,008)	$(3,372)	$12,569	$(735)
Net realized gain (loss) on investments	64,694	131	765	241
Net change in unrealized appreciation
(depreciation) on investments	416,364	31,954	13,032	1,419

Net increase (decrease) in net assets
resulting from operations	470,050	28,713	26,366	925

Contract transactions
Payments received from contract owners	2,995,205	894,518	671,002	201,526
Transfers between subaccounts (including
fixed accounts), net	(3,863)	–	22,799	42,181
Payment for contract benefits and terminations	(98,766)	(8,105)	(35,698)	(235)
Contract charges and fees	(232)	(38)	(3)	(5)

Net increase (decrease) in net assets from
contract transactions	2,892,344	886,375	658,100	243,467

Total increase (decrease) in net assets	3,362,394	915,088	684,466	244,392

Net assets
Beginning of period	915,088	–	244,392	–

End of period	$4,277,482	$915,088	$928,858	$244,392

** The Subaccount commenced operations effective July 11, 2016

See accompanying notes to financial statements
22

MEMBERS Horizon Variable Separate Account
Statements of Changes in Net Assets (continued)
For the Years Ended December 31,

	Vanguard		Vanguard
	VIF International		VIF Mid-Cap Index
	Portfolio, Subaccount		Portfolio, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$(14,622)	$(1,994)	$(13,704)	$(2,431)
Net realized gain (loss) on investments	28,554	(229)	53,990	137
Net change in unrealized appreciation
(depreciation) on investments	475,521	(14,807)	247,071	17,857

Net increase (decrease) in net assets
resulting from operations	489,453	(17,030)	287,357	15,563

Contract transactions
Payments received from contract owners	1,834,824	667,835	2,177,933	733,882
Transfers between subaccounts (including
fixed accounts), net	100,459	(251)	(12,009)	–
Payment for contract benefits and terminations	(46,353)	(5,962)	(43,133)	(6,170)
Contract charges and fees	(219)	(63)	(397)	(31)

Net increase (decrease) in net assets from
contract transactions	1,888,711	661,559	2,122,394	727,681

Total increase (decrease) in net assets	2,378,164	644,529	2,409,751	743,244

Net assets
Beginning of period	644,529	–	743,244	–

End of period	$3,022,693	$644,529	$3,152,995	$743,244

	Vanguard		Vanguard
	VIF Money Market		VIF REIT Index
	Portfolio, Subaccount		Portfolio, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$(1,973)	$(865)	$4,465	$(3,497)
Net realized gain (loss) on investments	–	–	56,922	(983)
Net change in unrealized appreciation
(depreciation) on investments	–	–	(11,490)	(5,062)

Net increase (decrease) in net assets
resulting from operations	(1,973)	(865)	49,897	(9,542)

Contract transactions
Payments received from contract owners	1,260,838	948,273	1,516,189	938,787
Transfers between subaccounts (including
fixed accounts), net	(1,209,732)	(640,735)	207,635	25,179
Payment for contract benefits and terminations	(57,590)	–	(76,279)	(4,250)
Contract charges and fees	(199)	–	(152)	(37)

Net increase (decrease) in net assets from
contract transactions	(6,683)	307,538	1,647,393	959,679

Total increase (decrease) in net assets	(8,656)	306,673	1,697,290	950,137

Net assets
Beginning of period	306,673	–	950,137	–

End of period	$298,017	$306,673	$2,647,427	$950,137

** The Subaccount commenced operations effective July 11, 2016

See accompanying notes to financial statements
23

MEMBERS Horizon Variable Separate Account
Statements of Changes in Net Assets (continued)
For the Years Ended December 31,

	Vanguard		Vanguard
	VIF Small Company		VIF Total Bond Market
	Growth Portfolio, Subaccount		Index Portfolio, Subaccount

	2017	2016**	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$(10,398)	$(1,002)	$4,686	$(5,522)
Net realized gain (loss) on investments	36,595	59	6,943	(597)
Net change in unrealized appreciation
(depreciation) on investments	141,880	10,469	30,161	(30,095)

Net increase (decrease) in net assets
resulting from operations	168,077	9,526	41,790	(36,214)

Contract transactions
Payments received from contract owners	1,056,304	277,758	3,375,699	1,722,971
Transfers between subaccounts (including
fixed accounts), net	(8,294)	–	132,892	(32,995)
Payment for contract benefits and terminations	(16,841)	(1,017)	(127,085)	(17,767)
Contract charges and fees	(65)	–	(425)	(234)

Net increase (decrease) in net assets from
contract transactions	1,031,104	276,741	3,381,081	1,671,975

Total increase (decrease) in net assets	1,199,181	286,267	3,422,871	1,635,761

Net assets
Beginning of period	286,267	–	1,635,761	–

End of period	$1,485,448	$286,267	$5,058,632	$1,635,761

	Vanguard
	VIF Total Stock Market
	Index Portfolio, Subaccount

	2017	2016**

Increase (decrease) in net assets from operations
Net investment income (loss)	$(4,825)	$(2,928)
Net realized gain (loss) on investments	96,805	(574)
Net change in unrealized appreciation
(depreciation) on investments	326,636	33,744

Net increase (decrease) in net assets
resulting from operations	418,616	30,242

Contract transactions
Payments received from contract owners	2,814,407	891,523
Transfers between subaccounts (including
fixed accounts), net	2,428	86,792
Payment for contract benefits and terminations	(90,496)	(10,276)
Contract charges and fees	(253)	(134)

Net increase (decrease) in net assets from
contract transactions	2,726,086	967,905

Total increase (decrease) in net assets	3,144,702	998,147

Net assets
Beginning of period	998,147	–

End of period	$4,142,849	$998,147

** The Subaccount commenced operations effective July 11, 2016

See accompanying notes to financial statements
24

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(1) Organization

MEMBERS Horizon Variable Separate Account (the “Account”) was established by MEMBERS Life Insurance Company (the “Company”) in 2015. The Account is registered with the Securities and Exchange Commission (“SEC”) as a unit investment trust under the Investment Company Act of 1940 (“1940 Act”) as amended. Such registration does not involve supervision of the management or investment practices or policies of the companies or their funds by the SEC. The Account commenced operations with effect from July 11, 2016.

The Account was established as a separate account of the Company to receive and invest net premiums paid by the contract owners to the Company under two series: Series B and Series C (“contracts”).

The Account is divided into a number of subaccounts, each of which is treated as an individual accounting entity for financial reporting purposes. Each subaccount invests solely in a corresponding portfolio of one of the following funds, each an open-end management investment company registered with the SEC.

AIM Variable Insurance Funds	MFS® Variable Insurance Trust III
(Invesco Variable Insurance Funds)	MFS® Blended Research® Small Cap Equity
Invesco V.I. Global Real Estate Fund	Portfolio
Invesco V.I. Small Cap Equity Fund	Morgan Stanley
American Funds Insurance Series®	Variable Insurance Fund, Inc. Global
American Funds IS Asset Allocation Fund	Infrastructure Portfolio
American Funds IS Bond Fund	Variable Insurance Fund, Inc. Growth Portfolio
American Funds IS Growth Fund	Northern Lights Variable Trust
American Funds IS High-Income Bond Fund	TOPS® Aggressive Growth ETF Portfolio
American Funds IS International Fund	TOPS® Balanced ETF Portfolio
BlackRock Variable Series Funds, Inc.	TOPS® Conservative ETF Portfolio
BlackRock Global Allocation V.I.	TOPS® Growth ETF Portfolio
Columbia Threadneedle	TOPS® Moderate Growth ETF Portfolio
Columbia VP Emerging Markets Bond	Oppenheimer Variable Account Funds
DFA Investment Dimensions Group Inc.	Oppenheimer International Growth Fund/VA
DFA VA International Small	PIMCO Variable Insurance Trust
DFA VA International Value	PIMCO CommodityRealReturn® Strategy Portfolio
DFA VA U.S. Large Value	PIMCO VIT All Asset
DFA VA U.S. Targeted Value	PIMCO VIT Real Return
Dreyfus Variable Investment Fund	Putnam Variable Trust
Dreyfus VIF Quality Bond	Putnam VT High Yield Fund
Franklin Templeton Variable Insurance Products Trust	T. Rowe Price Equity Series, Inc.
Templeton Foreign VIP	T. Rowe Price Blue Chip Growth Portfolio
Templeton Global Bond VIP	Vanguard Variable Insurance Fund
Goldman Sachs	Vanguard VIF Capital Growth
Goldman Sachs VIT Core Fixed Income Trust	Vanguard VIF Diversified Value
Lazard Retirement Series, Inc.	Vanguard VIF Equity Index
Lazard Retirement Emerging Markets Equity Portfolio	Vanguard VIF High Yield Bond
MFS® Variable Insurance Trust	Vanguard VIF International
MFS® Total Return Bond Series	Vanguard VIF Mid-Cap Index
MFS® Utilities Series	Vanguard VIF Money Market
MFS® Value Series	Vanguard VIF REIT Index
Vanguard VIF Small Company Growth
Vanguard VIF Total Bond Market Index
Vanguard VIF Total Stock Market Index

25

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(1) Organization (continued)

The accompanying financial statements include only the contract owner assets, deposits, investment activity, and the contract transactions applicable to the variable portions of the contracts and exclude assets and activity for deposits for fixed dollar benefits, which are included in the general account of the Company. The net investment income and the realized and unrealized gains and losses from the assets for each subaccount are credited to or charged against that subaccount without regard to income, gains or losses from any other subaccount.

(2) Significant Accounting Policies

Basis of Presentation

The Account is an investment company and follows the accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 946,Financial Services-Investment Companies.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Investment Valuation

Investments are made in shares of a fund and are recorded at fair value, determined by the net asset value per share of the respective fund. Investment transactions in each fund are recorded on the trade date. Realized gains and losses on redemptions of the shares of the fund are determined using the average cost basis. Income from dividends and gains from realized gain distributions from each fund are recorded on the ex-dividend date and are reinvested in that fund. The difference between cost and fair value of investments owned on the day of measurement is recorded as unrealized appreciation or depreciation of investments.

Federal Income Taxes

The operations of the Account are included in the consolidated federal income tax return of CUNA Mutual Holding Company (“CMHC”), the Account’s ultimate parent, and its subsidiaries. The Company is taxed as a life insurance company under the provisions of the Internal Revenue Code (“IRC”). The Account’s activities are included in the Company’s taxable income. Under current provisions of the IRC, the Company does not expect to incur federal income taxes on recorded earnings or the realized capital gains attributed to the Account to the extent these earnings are credited to the contract owner’s account. Accordingly, no provision for income tax is currently recorded. If such taxes are incurred by the Company in the future, a tax provision may be recorded.

Accounting Standards Updates Pending Adoption

In January 2016, the FASB issued Accounting Standard Update (“ASU”) No. 2016-01, Recognition and Measurement of Financial Assets and Liabilities (“ASU 2016-01”), effective in 2018. The new standard will require equity investments to be measured at fair value, with changes in fair value recognized in net income. Other provisions in ASU 2016-01 were not applicable to the Account. Because the Account currently records the change in fair value of equity investments in the statement of operations in accordance with guidance for investment companies, ASU 2016-01 will have no impact on its financial statements.

(3) Fees and Charges

Contract Charges

Surrender Charge: Series B and Series C versions of the contract are available. Series C has no surrender charges. Series B has a five year surrender charge period. All references to surrender charges apply to Series B version only. A surrender charge is assessed against a contract owner’s account upon surrender or partial withdrawal of purchase payments in excess of the free annual withdrawal amount.

26

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(3) Fees and Charges (continued)

For purchase payments withdrawn or surrendered within the first and second year of the contract, the charge is 9% of the amount of the payment withdrawn or surrendered for Series B. The surrender charge decreases by 1% for each of the following three years that has elapsed since the purchase payment was recorded. No surrender charge is assessed upon the withdrawal or surrender of the contract value in excess of aggregate purchase payments or on purchase payments made more than six years prior to the withdrawal or surrender.

Subject to certain restrictions in each contract year, an amount equal to 10% of aggregate purchase payments (as of the time of withdrawal or surrender) may be surrendered without a surrender charge. The surrender charge also may be waived in certain circumstances as provided in the contracts. These charges are deducted by redeeming an appropriate number of units for each contract and are included in contract charges and fees on the accompanying Statements of Changes in Net Assets of the applicable subaccount.

Transfer Fee: No charge is generally made for transfers between subaccounts. However, the Company reserves the right to charge $25 for the 13th and each subsequent transfer during a contract year. These charges are deducted by redeeming an appropriate number of units for each contract and are included in contract charges and fees on the accompanying Statements of Changes in Net Assets of the applicable subaccount.

Premium Taxes: If state or other premium taxes are applicable to a contract, they will be deducted either: (a) from purchase payments as they are received, (b) from contract value upon surrender or partial withdrawal, (c) upon application of adjusted contract value to an annuity payment option, or (d) upon payment of a death benefit. The Company, however, reserves the right to deduct premium taxes at the time it pays such taxes. These charges are deducted by redeeming an appropriate number of units for each contract and are included in contract charges and fees on the accompanying Statements of Changes in Net Assets of the applicable subaccount.

Account Charges

Mortality and Expense Risk Charge: The Company deducts a daily administrative fee from the assets of the Subaccount to compensate it for certain expenses it incurs in administration of the contracts. The charge is deducted from the assets of the Subaccount at an annual rate of 1.50% for Series B or 1.75% Series C. These charges are deducted by redeeming an appropriate number of units for each contract and are included in contract charges and fees on the accompanying Statements of Operations of the applicable subaccount.

(4) Fair Value

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Account has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

• Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Account has the ability to access at the measurement date.

•
Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar assets or liabilities in active markets, (ii) quoted prices for identical or similar assets or liabilities in markets that are not active and (iii) inputs other than quoted prices that are observable for the asset or liability, and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3: One or more significant inputs are unobservable and reflect the Account’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

The hierarchy requires the use of market observable information when available for assessing fair value.

27

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(4) Fair Value (continued)

The following table summarizes the Account’s assets that are measured at fair value as of December 31, 2017. All of the Account’s assets consist of Level 2 mutual funds that have daily quoted net asset values at which the Account could transact.

December 31, 2017 Assets, at Fair Value	Total

Invesco V.I. Global Real Estate Fund Series I, Subaccount	$598,355
Invesco V.I. Small Cap Equity Fund Series I, Subaccount	55,473
American Funds IS Asset Allocation Fund Series I, Subaccount	2,367,306
American Funds IS Bond Fund Series I, Subaccount	276,864
American Funds IS Growth Fund Series I, Subaccount	1,246,479
American Funds IS High-Income Bond Fund Series I, Subaccount	281,579
American Funds IS International Fund Series I, Subaccount	475,749
BlackRock Global Allocation V.I. Fund Class I, Subaccount	424,534
Columbia VP Emerging Markets Bond Fund Class 1, Subaccount	965,879
DFA VA International Small Portfolio, Subaccount	193,728
DFA VA International Value Portfolio, Subaccount	2,135,218
DFA VA U.S. Large Value Portfolio, Subaccount	3,307,579
DFA VA U.S. Targeted Value Portfolio, Subaccount	886,316
Dreyfus VIF Quality Bond Institutional, Subaccount	102,506
Templeton Foreign VIP Fund Class I, Subaccount	77,283
Templeton Global Bond VIP Class 1, Subaccount	436,891
Goldman Sachs VIT Core Fixed Income Service Shares, Subaccount	205,419
Lazard Retirement Emerging Markets Equity Portfolio Investor Shares, Subaccount	1,360,249
MFS® Blended Research® Small Cap Equity Portfolio, Subaccount	245,633
MFS® VIT Total Return Bond Fund Initial Shares, Subaccount	2,224,118
MFS® VIT Utilities Series Fund Initial Shares, Subaccount	621,886
MFS® VIT Value Series, Subaccount	436,197
Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio Class I, Subaccount	826,076
Morgan Stanley Variable Insurance Fund, Inc. Global Infrasture Portfolio Class I, Subaccount	25,353
TOPS® Aggressive Growth ETF Portfolio Class 1, Subaccount	685,232
TOPS® Balanced ETF Portfolio Class 1, Subaccount	3,924,254
TOPS® Conservative ETF Portfolio Class 1, Subaccount	5,669,344
TOPS® Growth ETF Portfolio Class 1, Subaccount	1,437,316
TOPS® Moderate Growth ETF Portfolio Class 1, Subaccount	4,208,492
Oppenheimer International Growth Fund/VA Non-Service Shares, Subaccount	37,586
PIMCO VIT Commodity/ RealReturn® Strategy Portfolio, Subaccount	214,065
PIMCO VIT All Asset Portfolio Institutional Class, Subaccount	1,498,517
PIMCO VIT Real Return Fund Institutional Class, Subaccount	318,823
Putnam VT High Yield Fund, Subaccount	1,147,526
T. Rowe Price Blue Chip Growth Fund, Subaccount	3,242,396
Vanguard VIF Capital Growth Portfolio, Subaccount	930,967
Vanguard VIF Diversified Value Portfolio, Subaccount	899,723
Vanguard VIF Equity Index Portfolio, Subaccount	4,277,482
Vanguard VIF High Yield Bond Portfolio, Subaccount	928,858
Vanguard VIF International Portfolio, Subaccount	3,022,693
Vanguard VIF Mid-Cap Index Portfolio, Subaccount	3,152,995
Vanguard VIF Money Market Portfolio, Subaccount	298,017
Vanguard VIF REIT Index Portfolio, Subaccount	2,647,427
Vanguard VIF Small Company Growth Portfolio, Subaccount	1,485,448
Vanguard VIF Total Bond Market Index Portfolio, Subaccount	5,058,632
Vanguard VIF Total Stock Market Index Portfolio, Subaccount	4,142,849

There were no Level 3 investments in the Account, therefore, Level 3 roll-forward tables have not been provided. There were no transfers between levels during the year ended December 31, 2017.

28

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(4) Fair Value (continued)

The following table summarizes the Account’s assets that are measured at fair value as of December 31, 2016. All of the Account’s assets consist of Level 2 mutual funds that have daily quoted net asset values at which the Account could transact.

December 31, 2016 Assets, at Fair Value	Total

Invesco V.I. Global Real Estate Fund Series I, Subaccount	$169,230
Invesco V.I. Small Cap Equity Fund Series I, Subaccount	1,906
American Funds IS Asset Allocation Fund Series I, Subaccount	313,690
American Funds IS Bond Fund Series I, Subaccount	60,105
American Funds IS Growth Fund Series I, Subaccount	302,173
American Funds IS High-Income Bond Fund Series I, Subaccount	28,046
American Funds IS International Fund Series I, Subaccount	23,805
BlackRock Global Allocation V.I. Fund Class I, Subaccount	64,039
Columbia VP Emerging Markets Bond Fund Class 1, Subaccount	288,311
DFA VA International Small Portfolio, Subaccount	48,050
DFA VA International Value Portfolio, Subaccount	558,681
DFA VA U.S. Large Value Portfolio, Subaccount	997,155
DFA VA U.S. Targeted Value Portfolio, Subaccount	284,869
Dreyfus VIF Quality Bond Institutional, Subaccount	48,158
Franklin High Income VIP Fund Class 1, Subaccount	43,205
Templeton Foreign VIP Fund Class I, Subaccount	15,202
Templeton Global Bond VIP Class 1, Subaccount	79,757
Goldman Sachs VIT Core Fixed Income Service Shares, Subaccount	61,464
Lazard Retirement Emerging Markets Equity Portfolio Investor Shares, Subaccount	281,819
MFS® Blended Research® Small Cap Equity Portfolio, Subaccount	2,653
MFS® VIT Total Return Bond Fund Initial Shares, Subaccount	768,336
MFS® VIT Utilities Series Fund Initial Shares, Subaccount	167,134
MFS® VIT Value Series, Subaccount	63,902
Morgan Stanley Variable Insurance Fund, Inc. Global Infrasture Portfolio Class I, Subaccount	210,348
Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio, Class I, Subaccount	9,607
TOPS® Aggressive Growth ETF Portfolio Class 1, Subaccount	213,976
TOPS® Balanced ETF Portfolio Class 1, Subaccount	1,402,228
TOPS® Conservative ETF Portfolio Class 1, Subaccount	3,763,170
TOPS® Growth ETF Portfolio Class 1, Subaccount	445,641
TOPS® Moderate Growth ETF Portfolio Class 1, Subaccount	1,158,205
Oppenheimer International Growth Fund/VA Non-Service Shares, Subaccount	1,477
PIMCO VIT Commodity/ RealReturn® Strategy Portfolio, Subaccount	57,551
PIMCO VIT All Asset Portfolio Institutional Class, Subaccount	380,039
PIMCO VIT Real Return Fund Institutional Class, Subaccount	142,497
Putnam VT High Yield Fund, Subaccount	334,367
T. Rowe Price Blue Chip Growth Fund, Subaccount	546,259
Vanguard VIF Capital Growth Portfolio, Subaccount	48,624
Vanguard VIF Diversified Value Portfolio, Subaccount	111,135
Vanguard VIF Equity Index Portfolio, Subaccount	915,088
Vanguard VIF High Yield Bond Portfolio, Subaccount	244,393
Vanguard VIF International Portfolio, Subaccount	644,529
Vanguard VIF Mid-Cap Index Portfolio, Subaccount	743,244
Vanguard VIF Money Market Portfolio, Subaccount	306,673
Vanguard VIF REIT Index Portfolio, Subaccount	950,137
Vanguard VIF Small Company Growth Portfolio, Subaccount	286,267
Vanguard VIF Total Bond Market Index Portfolio, Subaccount	1,635,760
Vanguard VIF Total Stock Market Index Portfolio, Subaccount	998,147

There were no Level 3 investments in the Account, therefore, Level 3 roll-forward tables have not been provided. There were no transfers between levels during the year ended December 31, 2016.

29

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(5) Purchases and Sales of Investments

The cost of purchases and proceeds from sales of investments in the various subaccounts for the year ended December 31, 2017 were as follows:

Year Ended December 31, 2017	Purchases	Sales

Invesco V.I. Global Real Estate Fund Series I, Subaccount	$413,352	$6,333
Invesco V.I. Small Cap Equity Fund Series I, Subaccount	52,510	1,620
American Funds IS Asset Allocation Fund Series I, Subaccount	2,063,831	105,272
American Funds IS Bond Fund Series I, Subaccount	288,883	69,940
American Funds IS Growth Fund Series I, Subaccount	897,718	52,090
American Funds IS High-Income Bond Fund Series I, Subaccount	268,304	4,360
American Funds IS International Fund Series I, Subaccount	434,925	21,351
BlackRock Global Allocation V.I. Fund Class I, Subaccount	356,812	15,078
Columbia VP Emerging Markets Bond Fund Class 1, Subaccount	666,692	16,713
DFA VA International Small Portfolio, Subaccount	138,751	9,282
DFA VA International Value Portfolio, Subaccount	1,386,841	45,766
DFA VA U.S. Large Value Portfolio, Subaccount	2,185,452	86,530
DFA VA U.S. Targeted Value Portfolio, Subaccount	616,976	26,627
Dreyfus VIF Quality Bond Institutional, Subaccount	59,387	6,178
Franklin High Income VIP Fund Class 1, Subaccount	30,901	75,351
Templeton Foreign VIP Fund Class I, Subaccount	58,705	1,008
Templeton Global Bond VIP Class 1, Subaccount	377,737	17,781
Goldman Sachs VIT Core Fixed Income Service Shares, Subaccount	164,229	20,758
Lazard Retirement Emerging Markets Equity Fund Investor Shares, Subaccount	973,464	38,359
MFS® Blended Research® Small Cap Equity Portfolio, Subaccount	248,354	11,798
MFS® VIT Total Return Bond Fund Initial Shares, Subaccount	1,501,499	49,590
MFS® VIT Utilities Series Fund Initial Shares, Subaccount	450,247	15,350
MFS® VIT Value Series, Subaccount	368,806	14,839
Morgan Stanley Variable Insurance Fund, Inc. Global Infrasture Portfolio Class I, Subaccount	615,824	17,060
Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio Class I, Subaccount	14,769	2,443
TOPS® Aggressive Growth ETF Portfolio Class 1, Subaccount	432,157	23,074
TOPS® Balanced ETF Portfolio Class 1, Subaccount	2,584,757	269,740
TOPS® Conservative ETF Portfolio Class 1, Subaccount	3,536,408	1,904,866
TOPS® Growth ETF Portfolio Class 1, Subaccount	907,675	39,187
TOPS® Moderate Growth ETF Portfolio Class 1, Subaccount	2,854,029	122,434
Oppenheimer International Growth Fund/VA Non-Service Shares, Subaccount	33,878	776
PIMCO VIT Commodity/ RealReturn® Strategy Portfolio, Subaccount	162,835	3,271
PIMCO VIT All Asset Portfolio Institutional Class, Subaccount	1,193,043	128,436
PIMCO VIT Real Return Fund Institutional Class, Subaccount	236,591	62,695
Putnam VT High Yield Fund, Subaccount	816,310	16,096
T. Rowe Price Blue Chip Growth Fund, Subaccount	2,469,865	236,836
Vanguard VIF Capital Growth Portfolio, Subaccount	782,684	14,971
Vanguard VIF Diversified Value Portfolio, Subaccount	757,883	9,917
Vanguard VIF Equity Index Portfolio, Subaccount	3,150,388	215,686
Vanguard VIF High Yield Bond Portfolio, Subaccount	739,022	68,354
Vanguard VIF International Portfolio, Subaccount	2,043,483	161,518
Vanguard VIF Mid-Cap Index Portfolio, Subaccount	2,203,300	42,483
Vanguard VIF Money Market Portfolio, Subaccount	1,386,631	1,395,286
Vanguard VIF REIT Index Portfolio, Subaccount	1,907,649	195,509
Vanguard VIF Small Company Growth Portfolio, Subaccount	1,090,119	34,679
Vanguard VIF Total Bond Market Index Portfolio, Subaccount	3,468,894	75,703
Vanguard VIF Total Stock Market Index Portfolio, Subaccount	2,953,571	142,762

30

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(5) Purchases and Sales of Investments (continued)

The cost of purchases and proceeds from sales of investments in the various subaccounts for the year ended December 31, 2016 were as follows:

Year Ended December 31, 2016	Purchases	Sales

Invesco V.I. Global Real Estate Fund Series I, Subaccount	$180,111	$6,217
Invesco V.I. Small Cap Equity Fund Series I, Subaccount	1,774	30
American Funds IS Asset Allocation Fund Series I, Subaccount	313,014	825
American Funds IS Bond Fund Series I, Subaccount	66,631	4,350
American Funds IS Growth Fund Series I, Subaccount	334,259	34,672
American Funds IS High-Income Bond Fund Series I, Subaccount	28,571	108
American Funds IS International Fund Series I, Subaccount	24,119	50
BlackRock Global Allocation V.I. Fund Class I, Subaccount	64,640	222
Columbia VP Emerging Markets Bond Fund Class 1, Subaccount	296,579	2,429
DFA VA International Small Portfolio, Subaccount	49,670	202
DFA VA International Value Portfolio, Subaccount	572,083	22,068
DFA VA U.S. Large Value Portfolio, Subaccount	969,247	19,272
DFA VA U.S. Targeted Value Portfolio, Subaccount	277,996	8,915
Dreyfus VIF Quality Bond Institutional, Subaccount	53,864	4,302
Franklin High Income VIP Fund Class 1, Subaccount	42,368	137
Templeton Foreign VIP Fund Class I, Subaccount	14,556	92
Templeton Global Bond VIP Class 1, Subaccount	76,907	748
Goldman Sachs VIT Core Fixed Income Service Shares, Subaccount	62,808	186
Lazard Retirement Emerging Markets Equity Fund Investor Shares, Subaccount	285,704	1,582
MFS® Blended Research® Small Cap Equity Portfolio, Subaccount	2,628	3
MFS® VIT Total Return Bond Fund Initial Shares, Subaccount	789,454	8,001
MFS® VIT Utilities Series Fund Initial Shares, Subaccount	192,032	23,679
MFS® VIT Value Series, Subaccount	62,631	647
Morgan Stanley Variable Insurance Fund, Inc. Global Infrasture Portfolio Class I, Subaccount	214,102	2,273
Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio Class I, Subaccount	10,178	32
TOPS® Aggressive Growth ETF Portfolio Class 1, Subaccount	212,509	472
TOPS® Balanced ETF Portfolio Class 1, Subaccount	1,405,527	7,251
TOPS® Conservative ETF Portfolio Class 1, Subaccount	3,786,895	27,784
TOPS® Growth ETF Portfolio Class 1, Subaccount	445,001	1,272
TOPS® Moderate Growth ETF Portfolio Class 1, Subaccount	1,216,466	76,697
Oppenheimer International Growth Fund/VA Non-Service Shares, Subaccount	1,555	52
PIMCO VIT Commodity/ RealReturn® Strategy Portfolio, Subaccount	56,119	250
PIMCO VIT All Asset Portfolio Institutional Class, Subaccount	401,673	17,865
PIMCO VIT Real Return Fund Institutional Class, Subaccount	168,977	23,385
Putnam VT High Yield Fund, Subaccount	332,726	4,587
T. Rowe Price Blue Chip Growth Fund, Subaccount	555,692	12,918
Vanguard VIF Capital Growth Portfolio, Subaccount	47,519	197
Vanguard VIF Diversified Value Portfolio, Subaccount	128,284	23,087
Vanguard VIF Equity Index Portfolio, Subaccount	891,487	8,484
Vanguard VIF High Yield Bond Portfolio, Subaccount	271,464	28,731
Vanguard VIF International Portfolio, Subaccount	681,246	21,681
Vanguard VIF Mid-Cap Index Portfolio, Subaccount	730,782	5,533
Vanguard VIF Money Market Portfolio, Subaccount	999,399	692,726
Vanguard VIF REIT Index Portfolio, Subaccount	978,858	22,676
Vanguard VIF Small Company Growth Portfolio, Subaccount	277,565	1,825
Vanguard VIF Total Bond Market Index Portfolio, Subaccount	1,773,588	107,136
Vanguard VIF Total Stock Market Index Portfolio, Subaccount	1,037,300	72,324

31

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(6) Changes in Units Outstanding

The changes in units outstanding for the years ended December 31, 2017 and 2016 were as follows:

	Invesco V.I. Global Real Estate Fund Series I, Subaccount**		Invesco V.I. Small Cap Equity Fund Series I, Subaccount**		American Funds IS Asset Allocation Fund Series I, Subaccount**

	B-Shares	C-Shares	B-Shares	C-Shares	B-Shares	C-Shares

Units outstanding at December 31, 2015	–	–	–	–	–	–
Units issued	14,987	3,823	179	–	13,976	16,508
Units redeemed	(633)	(100)	(2)	–	–	–

Units outstanding at December 31, 2016	14,354	3,723	177	–	13,976	16,508
Units issued	31,150	9,182	4,520	–	160,254	24,900
Units redeemed	(497)	(493)	(104)	–	(10,528)	(4,670)

Units outstanding at December 31, 2017	45,007	12,412	4,593	–	163,702	36,738

	American Funds IS Bond Fund Series I, Subaccount**		American Funds IS Growth Fund Series I, Subaccount**		American Funds IS High-Income Bond Fund Series I, Subaccount**

	B-Shares	C-Shares	B-Shares	C-Shares	B-Shares	C-Shares

Units outstanding at December 31, 2015	–	–	–	–	–	–
Units issued	1,593	5,055	17,195	14,729	2,662	–
Units redeemed	(407)	(10)	(3,285)	–	(1)	–

Units outstanding at December 31, 2016	1,186	5,045	13,910	14,729	2,661	–
Units issued	10,378	17,207	46,435	22,772	18,320	4,619
Units redeemed	–	(5,738)	(1,696)	(2,851)	(301)	–

Units outstanding at December 31, 2017	11,564	16,514	58,649	34,650	20,680	4,619

	American Funds IS International Fund Series I, Subaccount**		BlackRock Global Allocation V.I. Fund Class I, Subaccount**		Columbia VP Emerging Markets Bond Fund Class 1, Subaccount**

	B-Shares	C-Shares	B-Shares	C-Shares	B-Shares	C-Shares

Units outstanding at December 31, 2015	–	–	–	–	–	–
Units issued	1,878	441	5,554	707	22,675	7,367
Units redeemed	–	–	–	–	(274)	(260)

Units outstanding at December 31, 2016	1,878	441	5,554	707	22,401	7,107
Units issued	27,025	7,771	19,095	12,794	44,548	18,579
Units redeemed	(359)	(1,216)	(1,092)	(10)	(1,294)	(1,571)

Units outstanding at December 31, 2017	28,544	6,996	23,557	13,491	65,655	24,115

	DFA VA International Small Portfolio, Subaccount**		DFA VA International Value Portfolio, Subaccount**		DFA VA U.S. Large Value Portfolio, Subaccount**

	B-Shares	C-Shares	B-Shares	C-Shares	B-Shares	C-Shares

Units outstanding at December 31, 2015	–	–	–	–	–	–
Units issued	4,576	–	35,039	16,522	70,580	20,690
Units redeemed	–	–	(386)	(1,642)	(639)	(1,147)

Units outstanding at December 31, 2016	4,576	–	34,653	14,880	69,941	19,543
Units issued	10,348	105	81,316	29,775	130,206	43,694
Units redeemed	(617)	–	(4,794)	(2,993)	(4,150)	(6,073)

Units outstanding at December 31, 2017	14,307	105	111,175	41,662	195,997	57,164

** The Subaccount commenced operations effective July 11, 2016.

32

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(6) Changes in Units Outstanding (continued)

	DFA VA U.S. Targeted Value Portfolio, Subaccount**		Dreyfus VIF Quality Bond Institutional, Subaccount**		Franklin High Income VIP Fund Class 1, Subaccount* **

	B-Shares	C-Shares	B-Shares	C-Shares	B-Shares	C-Shares

Units outstanding at December 31, 2015	–	–	–	–	–	–
Units issued	15,079	9,754	2,627	2,821	4,119	–
Units redeemed	(126)	(728)	(426)	–	(2)	–

Units outstanding at December 31, 2016	14,953	9,026	2,201	2,821	4,117	–
Units issued	35,354	12,737	5,019	864	2,913	–
Units redeemed	(910)	(2,131)	(134)	(384)	(7,030)	–

Units outstanding at December 31, 2017	49,397	19,632	7,086	3,301	–	–

	Templeton Foreign VIP Fund C lass I, Subaccount**		Templeton Global Bond VIP Class 1, Subaccount**		Goldman Sachs VIT Core Fixed Income Service Shares, Subaccount**

	B-Shares	C-Shares	B-Shares	C-Shares	B-Shares	C-Shares

Units outstanding at December 31, 2015	–	–	–	–	–	–
Units issued	907	503	5,081	2,590	4,836	1,514
Units redeemed	–	–	–	(36)	–	–

Units outstanding at December 31, 2016	907	503	5,081	2,554	4,836	1,514
Units issued	4,756	97	28,837	6,599	1,653	13,621
Units redeemed	(39)	(10)	(233)	(1,268)	–	(743)

Units outstanding at December 31, 2017	5,624	590	33,685	7,885	6,489	14,392

	Lazard Retirement Emerging Markets Equity Portfolio Investor Shares, Subaccount**		MFS® Blended Research® Small Cap Equity Portfolio, Subaccount**		MFS® VIT Total Return Bond Fund Initial Shares, Subaccount**

	B-Shares	C-Shares	B-Shares	C-Shares	B-Shares	C-Shares

Units outstanding at December 31, 2015	–	–	–	–	–	–
Units issued	19,530	7,879	240	–	58,111	23,059
Units redeemed	(226)	(114)	–	–	(1,250)	(862)

Units outstanding at December 31, 2016	19,304	7,765	240	–	56,861	22,197
Units issued	62,795	18,353	18,043	1,590	98,787	52,882
Units redeemed	(2,319)	(2,351)	(276)	–	(3,378)	(4,797)

Units outstanding at December 31, 2017	79,780	23,767	18,007	1,590	152,270	70,282

	MFS® VIT Utilities Series Fund Initial Shares, Subaccount**		MFS® VIT Value Series, Subaccount**		Morgan Stanley Variable Insurance Fund, Inc. Global Infrasture Portfolio Class I, Subaccount**

	B-Shares	C-Shares	B-Shares	C-Shares	B-Shares	C-Shares

Units outstanding at December 31, 2015	–	–	–	–	–	–
Units issued	17,429	2,507	5,253	917	14,674	7,280
Units redeemed	(2,401)	(11)	–	(50)	(208)	(161)

Units outstanding at December 31, 2016	15,028	2,496	5,253	867	14,466	7,119
Units issued	39,671	1,627	29,759	1,347	43,824	13,518
Units redeemed	(594)	(584)	(1,132)	(48)	(960)	(1,790)

Units outstanding at December 31, 2017	54,105	3,539	33,880	2,166	57,330	18,847

* The Subaccount liquidated effective April 21, 2017
** The Subaccount commenced operations effective July 11, 2016.

33

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(6) Changes in Units Outstanding (continued)

	Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio, Class I, Subaccount**		TOPS® Aggressive Growth ETF Portfolio Class 1, Subaccount**		TOPS® Balanced ETF Portfolio Class 1, Subaccount**

	B-Shares	C-Shares	B-Shares	C-Shares	B-Shares	C-Shares

Units outstanding at December 31, 2015	–	–	–	–	–	–
Units issued	971	–	19,114	1,152	110,566	28,288
Units redeemed	–	–	–	–	(205)	(245)

Units outstanding at December 31, 2016	971	–	19,114	1,152	110,361	28,043
Units issued	651	401	28,919	6,756	186,193	58,932
Units redeemed	(206)	–	(188)	(1,152)	(17,800)	(11,967)

Units outstanding at December 31, 2017	1,416	401	47,845	6,756	278,754	75,008

	TOPS® Conservative ETF Portfolio Class 1, Subaccount**		TOPS® Growth ETF Portfolio Class 1, Subaccount**		TOPS® Moderate Growth ETF Portfolio Class 1, Subaccount**

	B-Shares	C-Shares	B-Shares	C-Shares	B-Shares	C-Shares

Units outstanding at December 31, 2015	–	–	–	–	–	–
Units issued	105,627	270,744	37,414	5,227	106,726	13,046
Units redeemed	(1,712)	–	–	–	(2,351)	(4,920)

Units outstanding at December 31, 2016	103,915	270,744	37,414	5,227	104,375	8,126
Units issued	116,274	253,151	69,362	7,144	144,547	114,755
Units redeemed	(69,425)	(138,976)	(821)	(230)	(6,514)	(2,091)

Units outstanding at December 31, 2017	150,764	384,919	105,955	12,141	242,408	120,790

	Oppenheimer International Growth Fund/VA Non-Service Shares, Subaccount**		PIMCO VIT Commodity/ RealReturn® Strategy Portfolio, Subaccount**		PIMCO VIT All Asset Portfolio Institutional Class, Subaccount**

	B-Shares	C-Shares	B-Shares	C-Shares	B-Shares	C-Shares

Units outstanding at December 31, 2015	–	–	–	–	–	–
Units issued	144	10	5,390	278	30,223	9,466
Units redeemed	–	(5)	–	(5)	(2,035)	(279)

Units outstanding at December 31, 2016	144	5	5,390	273	28,188	9,187
Units issued	2,728	213	9,959	5,479	69,377	38,126
Units redeemed	(43)	(5)	–	(205)	(1,237)	(12,065)

Units outstanding at December 31, 2017	2,829	213	15,349	5,547	96,328	35,248

	PIMCO VIT Real Return Fund Institutional Class, Subaccount**		Putnam VT High Yield Fund, Subaccount**		T. Rowe Price Blue Chip Growth Fund, Subaccount**

	B-Shares	C-Shares	B-Shares	C-Shares	B-Shares	C-Shares

Units outstanding at December 31, 2015	–	–	–	–	–	–
Units issued	15,225	1,649	26,069	6,599	21,629	32,505
Units redeemed	(2,262)	(36)	(339)	(305)	(1,095)	(99)

Units outstanding at December 31, 2016	12,963	1,613	25,730	6,294	20,534	32,406
Units issued	5,870	17,451	52,993	21,895	147,382	60,874
Units redeemed	(3,208)	(2,746)	(1,359)	(1,430)	(14,802)	(12,018)

Units outstanding at December 31, 2017	15,625	16,318	77,364	26,759	153,114	81,262

** The Subaccount commenced operations effective July 11, 2016.

34

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(6) Changes in Units Outstanding (continued)

	Vanguard VIF Capital Growth Portfolio, Subaccount**		Vanguard VIF Diversified Value Portfolio, Subaccount**		Vanguard VIF Equity Index Portfolio, Subaccount**

	B-Shares	C-Shares	B-Shares	C-Shares	B-Shares	C-Shares

Units outstanding at December 31, 2015	–	–	–	–	–	–
Units issued	3,352	1,107	11,042	1,674	36,582	51,422
Units redeemed	(5)	–	(2,267)	–	(403)	(401)

Units outstanding at December 31, 2016	3,347	1,107	8,775	1,674	36,179	51,021
Units issued	27,047	36,441	36,327	29,800	129,138	152,254
Units redeemed	(341)	(288)	(264)	(332)	(15,910)	(12,123)

Units outstanding at December 31, 2017	30,053	37,260	44,838	31,142	149,407	191,152

	Vanguard VIF High Yield Bond Portfolio, Subaccount**		Vanguard VIF International Portfolio, Subaccount**		Vanguard VIF Mid-Cap Index Portfolio, Subaccount**

	B-Shares	C-Shares	B-Shares	C-Shares	B-Shares	C-Shares

Units outstanding at December 31, 2015	–	–	–	–	–	–
Units issued	19,426	7,309	42,867	23,003	61,718	10,066
Units redeemed	(2,238)	(645)	(399)	(2,031)	(400)	(208)

Units outstanding at December 31, 2016	17,188	6,664	42,468	20,972	61,318	9,858
Units issued	35,655	33,672	101,540	66,670	127,353	64,576
Units redeemed	(3,748)	(3,324)	(8,349)	(11,435)	(2,844)	(2,659)

Units outstanding at December 31, 2017	49,095	37,012	135,659	76,207	185,827	71,775

	Vanguard VIF Money Market Portfolio, Subaccount**		Vanguard VIF REIT Index Portfolio, Subaccount**		Vanguard VIF Small Company Growth Portfolio, Subaccount**

	B-Shares	C-Shares	B-Shares	C-Shares	B-Shares	C-Shares

Units outstanding at December 31, 2015	–	–	–	–	–	–
Units issued	82,498	17,655	46,519	58,269	23,922	2,509
Units redeemed	(69,332)	–	(1,727)	(916)	(70)	(25)

Units outstanding at December 31, 2016	13,166	17,655	44,792	57,353	23,852	2,484
Units issued	22,500	114,614	115,585	87,485	56,639	31,782
Units redeemed	(18,576)	(119,232)	(11,728)	(17,470)	(1,219)	(1,077)

Units outstanding at December 31, 2017	17,090	13,037	148,649	127,368	79,272	33,189

	Vanguard VIF Total Bond Market Index Portfolio, Subaccount**		Vanguard VIF Total Stock Market Index Portfolio, Subaccount**

	B-Shares	C-Shares	B-Shares	C-Shares

Units outstanding at December 31, 2015	–	–	–	–
Units issued	118,773	64,046	57,544	45,063
Units redeemed	(4,473)	(7,665)	(4,236)	(3,991)

Units outstanding at December 31, 2016	114,300	56,381	53,308	41,072
Units issued	249,711	113,287	145,657	103,734
Units redeemed	(6,140)	(9,385)	(6,038)	(8,694)

Units outstanding at December 31, 2017	357,871	160,283	192,927	136,112

** The Subaccount commenced operations effective July 11, 2016.

35

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(7) Financial Highlights

The table below provides financial highlights for each subaccount for the year ended December 31, 2017 and December 31, 2016.

	Invesco V.I. Global Real Estate Fund Series I, Subaccount				Invesco V.I. Small Cap Equity Fund Series I, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares(b)	B-Shares(a)	C-Shares(b)

Unit value - Beginning of period	$9.36	$9.35	$10.08	$10.15	$10.75	$–	$10.32	$–
Unit value - End of period	$10.43	$10.39	$9.36	$9.35	$12.08	$–	$10.75	$–
Net assets at end of period (000’s)	$469	$129	$134	$35	$55	$–	$2	$–
Units outstanding at end of period (000’s)	45	12	14	4	5	–	0	–
Total return (1)	11.41%	11.17%	-7.14%	-7.88%	12.37%	0.00%	4.17%	0.00%
Investment income ratio (2)	3.91%	3.82%	1.01%	1.82%	0.00%	0.00%	0.00%	0.00%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	0.00%	1.50%	0.00%

	American Funds IS Asset Allocation Fund Series I, Subaccount				American Funds IS Bond Fund Subaccount Series I,

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$10.30	$10.28	$10.00	$10.05	$9.66	$9.64	$9.91	$9.97
Unit value - End of period	$11.82	$11.77	$10.30	$10.28	$9.88	$9.84	$9.66	$9.64
Net assets at end of period (000’s)	$1,935	$433	$144	$170	$114	$163	$11	$49
Units outstanding at end of period (000’s)	164	37	14	17	12	17	1	5
Total return (1)	14.78%	14.49%	3.00%	2.29%	2.34%	2.08%	-2.52%	-3.31%
Investment income ratio (2)	2.78%	2.15%	2.68%	3.30%	4.82%	2.94%	3.20%	1.70%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%

	American Funds IS Growth Fund Series I, Subaccount				American Funds IS High-Income Bond Fund Series I, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares(c)	B-Shares(a)	C-Shares(c)

Unit value - Beginning of period	$10.56	$10.54	$10.22	$10.15	$10.54	$10.92	$10.24	$–
Unit value - End of period	$13.38	$13.33	$10.56	$10.54	$11.14	$11.10	$10.54	$–
Net assets at end of period (000’s)	$785	$462	$147	$155	$230	$51	$28	$–
Units outstanding at end of period (000’s)	59	35	14	15	21	5	3	–
Total return (1)	26.69%	26.45%	3.33%	3.84%	5.67%	1.62%	2.93%	0.00%
Investment income ratio (2)	1.10%	0.92%	1.71%	2.17%	13.08%	29.42%	4.90%	0.00%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	0.00%

	American Funds IS International Fund Series I, Subaccount				BlackRock Global Allocation V.I. Fund Class I, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$10.27	$10.25	$10.39	$10.20	$10.23	$10.22	$10.12	$10.26
Unit value - End of period	$13.40	$13.35	$10.27	$10.25	$11.47	$11.43	$10.23	$10.22
Net assets at end of period (000’s)	$382	$93	$19	$5	$270	$154	$57	$7
Units outstanding at end of period (000’s)	29	7	2	–	24	13	6	1
Total return (1)	30.44%	30.21%	-1.15%	0.49%	12.17%	11.89%	1.09%	-0.39%
Investment income ratio (2)	2.73%	2.39%	1.05%	1.44%	2.30%	1.63%	2.19%	1.62%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%
36

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(7) Financial Highlights (Continued)

	Columbia VP Emerging Markets Bond Fund Class 1, Subaccount				DFA VA International Small Portfolio, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares(c)	B-Shares(a)	C-Shares(c)

Unit value - Beginning of period	$9.77	$9.76	$10.00	$9.99	$10.50	$12.05	$10.59	$–
Unit value - End of period	$10.77	$10.73	$9.77	$9.76	$13.44	$13.34	$10.50	$–
Net assets at end of period (000’s)	$707	$259	$219	$69	$192	$1	$48	$–
Units outstanding at end of period (000’s)	66	24	22	7	14	0	5	–
Total return (1)	10.24%	9.94%	-2.30%	-2.30%	28.03%	10.73%	-0.85%	0.00%
Investment income ratio (2)	4.82%	4.81%	2.26%	1.61%	4.36%	4.19%	2.66%	0.00%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	0.00%
	DFA VA International Value Portfolio, Subaccount				DFA VA U.S. Large Value Portfolio, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$11.28	$11.27	$10.31	$10.28	$11.15	$11.13	$10.21	$10.19
Unit value - End of period	$13.98	$13.93	$11.28	$11.27	$13.08	$13.03	$11.15	$11.13
Net assets at end of period (000’s)	$1,555	$580	$391	$168	$2,563	$745	$780	$218
Units outstanding at end of period (000’s)	111	42	35	15	196	57	70	20
Total return (1)	23.95%	23.63%	9.41%	9.63%	17.31%	17.02%	9.21%	9.22%
Investment income ratio (2)	4.42%	3.99%	5.56%	7.20%	2.79%	2.48%	2.99%	3.83%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%

	DFA VA U.S. Targeted Value Portfolio, Subaccount				Dreyfus VIF Quality Bond Institutional, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$11.88	$11.87	$10.19	$10.21	$9.60	$9.58	$9.89	$9.95
Unit value - End of period	$12.85	$12.81	$11.88	$11.87	$9.88	$9.84	$9.60	$9.58
Net assets at end of period (000’s)	$635	$251	$178	$107	$70	$32	$21	$27
Units outstanding at end of period (000’s)	49	20	15	9	7	3	2	3
Total return (1)	8.19%	7.89%	16.58%	16.26%	2.96%	2.69%	-2.93%	-3.72%
Investment income ratio (2)	1.63%	1.36%	1.78%	2.04%	2.04%	2.08%	0.42%	0.66%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%

	Franklin High Income VIP Fund Class 1, Subaccount				Templeton Foreign VIP Fund Class I, Subaccount

	2017(d)		2016		2017		2016

	B-Shares	C-Shares(b)	B-Shares(a)	C-Shares(b)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$10.49	$–	$10.20	$–	$10.79	$10.78	$10.24	$10.16
Unit value - End of period	$10.72	$–	$10.49	$–	$12.44	$12.40	$10.79	$10.78
Net assets at end of period (000’s)	$–	$–	$43	$–	$70	$7	$10	$5
Units outstanding at end of period (000’s)	–	–	4	–	6	1	1	1
Total return (1)	2.13%	0.00%	2.84%	0.00%	15.28%	15.05%	5.37%	6.10%
Investment income ratio (2)	0.00%	0.00%	0.00%	0.00%	2.54%	2.75%	0.00%	0.00%
Expense ratio (3)	1.50%	0.00%	1.50%	0.00%	1.50%	1.75%	1.50%	1.75%

37

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(7) Financial Highlights (Continued)

	Templeton Global Bond VIP Class 1, Subaccount				Goldman Sachs VIT Core Fixed Income Service Shares, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$10.45	$10.44	$9.93	$10.13	$9.68	$9.67	$10.00	$9.91
Unit value - End of period	$10.52	$10.48	$10.45	$10.44	$9.86	$9.83	$9.68	$9.67
Net assets at end of period (000’s)	$354	$83	$53	$27	$64	$141	$47	$15
Units outstanding at end of period (000’s)	34	8	5	3	6	14	5	2
Total return (1)	0.64%	0.39%	5.24%	3.06%	1.88%	1.62%	-3.20%	-2.42%
Investment income ratio (2)	0.00%	0.00%	0.00%	0.00%	2.79%	2.89%	0.21%	0.58%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%

	Lazard Retirement Emerging Markets Equity Portfolio Investor Shares, Subaccount				MFS® Blended Research® Small Cap Equity Portfolio, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares(c)	B-Shares(a)	C-Shares(c)

Unit value - Beginning of period	$10.41	$10.40	$10.27	$10.22	$11.07	$11.43	$10.18	$–
Unit value - End of period	$13.15	$13.10	$10.41	$10.40	$12.54	$12.49	$11.07	$–
Net assets at end of period (000’s)	$1,049	$311	$201	$81	$226	$20	$3	$–
Units outstanding at end of period (000’s)	80	24	19	8	18	2	0	–
Total return (1)	26.24%	25.92%	1.36%	1.76%	13.26%	9.28%	8.74%	0.00%
Investment income ratio (2)	3.23%	2.90%	2.35%	2.40%	1.24%	0.87%	0.00%	0.00%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	0.00%

	MFS® VIT Total Return Bond Fund Initial Shares, Subaccount				MFS® VIT Utilities Series Fund Initial Shares, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$9.72	$9.71	$9.96	$9.97	$9.54	$9.53	$9.89	$9.90
Unit value - End of period	$10.01	$9.97	$9.72	$9.71	$10.79	$10.75	$9.54	$9.53
Net assets at end of period (000’s)	$1,524	$701	$553	$216	$584	$38	$143	$24
Units outstanding at end of period (000’s)	152	70	57	22	54	4	15	2
Total return (1)	2.92%	2.65%	-2.41%	-2.61%	13.13%	12.84%	-3.54%	-3.74%
Investment income ratio (2)	3.67%	3.69%	0.83%	1.67%	4.92%	4.28%	0.10%	1.89%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%

	MFS® VIT Value Series, Subaccount				Morgan Stanley Variable Insurance Fund, Inc. Global Infrasture Portfolio Class I, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$10.44	$10.43	$9.90	$10.14	$9.75	$9.74	$10.09	$10.01
Unit value - End of period	$12.10	$12.06	$10.44	$10.43	$10.85	$10.82	$9.75	$9.74
Net assets at end of period (000’s)	$410	$26	$55	$9	$622	$204	$141	$69
Units outstanding at end of period (000’s)	34	2	5	1	57	19	14	7
Total return (1)	15.91%	15.62%	5.45%	2.86%	11.31%	11.16%	-3.37%	-2.70%
Investment income ratio (2)	2.71%	1.73%	0.00%	0.00%	2.21%	2.45%	0.00%	0.00%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%

38

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(7) Financial Highlights (Continued)

	Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio, Class I, Subaccount				TOPS® Aggressive Growth ETF Portfolio Class 1, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares(c)	B-Shares(a)	C-Shares(c)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$9.90	$12.60	$10.49	$–	$10.56	$10.55	$10.24	$10.58
Unit value - End of period	$13.96	$13.93	$9.90	$–	$12.56	$12.51	$10.56	$10.55
Net assets at end of period (000’s)	$20	$6	$10	$–	$601	$85	$202	$12
Units outstanding at end of period (000’s)	1	0	1	–	48	7	19	1
Total return (1)	41.02%	10.54%	-5.62%	0.00%	18.91%	18.61%	3.13%	-0.28%
Investment income ratio (2)	0.00%	0.00%	0.00%	0.00%	1.69%	2.45%	0.79%	0.00%
Expense ratio (3)	1.50%	1.75%	1.50%	0.00%	1.50%	1.75%	1.50%	1.75%

	TOPS® Balanced ETF Portfolio Class 1, Subaccount				TOPS® Conservative ETF Portfolio Class 1, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$10.13	$10.12	$10.07	$10.20	$10.05	$10.04	$10.03	$10.03
Unit value - End of period	$11.10	$11.06	$10.13	$10.12	$10.60	$10.58	$10.05	$10.04
Net assets at end of period (000’s)	$3,095	$830	$1,118	$284	$1,599	$4,071	$1,045	$2,719
Units outstanding at end of period (000’s)	279	75	110	28	151	385	104	271
Total return (1)	9.55%	9.28%	0.60%	-0.78%	5.48%	5.32%	0.20%	0.10%
Investment income ratio (2)	1.84%	1.63%	0.77%	0.45%	0.94%	0.92%	1.10%	1.11%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%

	TOPS® Growth ETF Portfolio Class 1, Subaccount				TOPS® Moderate Growth ETF Portfolio Class 1, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$10.45	$10.44	$10.19	$10.17	$10.30	$10.28	$10.09	$10.16
Unit value - End of period	$12.18	$12.13	$10.45	$10.44	$11.60	$11.56	$10.30	$10.28
Net assets at end of period (000’s)	$1,290	$147	$391	$55	$2,812	$1,396	$1,075	$84
Units outstanding at end of period (000’s)	106	12	37	5	242	121	104	8
Total return (1)	16.48%	16.19%	2.55%	2.65%	12.68%	12.40%	2.08%	1.18%
Investment income ratio (2)	1.59%	1.56%	1.16%	0.00%	1.63%	1.87%	0.39%	0.49%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%

	Oppenheimer International Growth Fund/VA Non-Service Shares, Subaccount				PIMCO VIT Commodity/ RealReturn® Strategy ortfolio, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$9.93	$9.95	$10.10	$10.46	$10.16	$10.16	$9.73	$9.57
Unit value - End of period	$12.35	$12.38	$9.93	$9.95	$10.25	$10.22	$10.16	$10.16
Net assets at end of period (000’s)	$35	$3	$1	$0	$157	$57	$55	$3
Units outstanding at end of period (000’s)	3	0	0	0	15	6	5	0
Total return (1)	24.42%	24.40%	-1.68%	-4.88%	0.88%	0.63%	4.42%	6.17%
Investment income ratio (2)	1.35%	1.57%	0.00%	0.00%	9.66%	7.70%	0.65%	0.44%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%

39

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(7) Financial Highlights (Continued)

	PIMCO VIT All Asset Portfolio Institutional Class, Subaccount				PIMCO VIT Real Return Fund Institutional Class, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$10.17	$10.16	$10.13	$10.11	$9.78	$9.77	$9.97	$9.98
Unit value - End of period	$11.40	$11.36	$10.17	$10.16	$10.00	$9.96	$9.78	$9.77
Net assets at end of period (000’s)	$1,098	$400	$287	$93	$156	$163	$127	$16
Units outstanding at end of period (000’s)	96	35	28	9	16	16	13	2
Total return (1)	12.08%	11.80%	0.39%	0.49%	2.27%	2.01%	-1.91%	-2.10%
Investment income ratio (2)	6.10%	6.01%	3.97%	2.75%	2.48%	2.82%	0.92%	0.71%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%

	Putnam VT High Yield Fund, Subaccount				T. Rowe Price Blue Chip Growth Fund, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$10.44	$10.43	$10.06	$10.08	$10.33	$10.31	$10.27	$10.04
Unit value - End of period	$11.03	$10.99	$10.44	$10.43	$13.85	$13.80	$10.33	$10.31
Net assets at end of period (000’s)	$853	$294	$269	$66	$2,121	$1,121	$212	$334
Units outstanding at end of period (000’s)	77	27	26	6	153	81	21	32
Total return (1)	5.63%	5.36%	3.78%	3.47%	34.15%	33.81%	0.58%	2.69%
Investment income ratio (2)	4.47%	3.66%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%

	Vanguard VIF Capital Growth Portfolio, Subaccount				Vanguard VIF Diversified Value Portfolio, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$10.92	$10.91	$10.39	$10.71	$10.64	$10.63	$10.25	$10.22
Unit value - End of period	$13.86	$13.81	$10.92	$10.91	$11.86	$11.82	$10.64	$10.63
Net assets at end of period (000’s)	$416	$514	$37	$12	$532	$368	$93	$18
Units outstanding at end of period (000’s)	30	37	3	1	45	31	9	2
Total return (1)	26.92%	26.60%	5.10%	1.87%	11.48%	11.20%	3.80%	4.01%
Investment income ratio (2)	0.54%	0.49%	0.00%	0.00%	1.63%	1.09%	0.00%	0.00%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%

	Vanguard VIF Equity Index Portfolio, Subaccount				Vanguard VIF High Yield Bond Portfolio, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$10.50	$10.49	$10.15	$10.07	$10.25	$10.24	$10.04	$10.04
Unit value - End of period	$12.59	$12.54	$10.50	$10.49	$10.81	$10.76	$10.25	$10.24
Net assets at end of period (000’s)	$1,880	$2,397	$380	$535	$531	$398	$176	$68
Units outstanding at end of period (000’s)	149	191	36	51	49	37	17	7
Total return (1)	19.85%	19.55%	3.45%	4.17%	5.42%	5.15%	2.09%	1.99%
Investment income ratio (2)	1.22%	1.19%	0.00%	0.00%	3.63%	3.48%	0.00%	0.00%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%

40

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(7) Financial Highlights (Continued)

	Vanguard VIF International Portfolio, Subaccount				Vanguard VIF Mid-Cap Index Portfolio, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$10.16	$10.15	$10.19	$10.14	$10.44	$10.43	$10.25	$10.17
Unit value - End of period	$14.29	$14.23	$10.16	$10.15	$12.25	$12.21	$10.44	$10.43
Net assets at end of period (000’s)	$1,938	$1,085	$432	$213	$2,277	$876	$640	$103
Units outstanding at end of period (000’s)	136	76	42	21	186	72	61	10
Total return (1)	40.56%	40.21%	-0.29%	0.10%	17.31%	17.02%	1.85%	2.56%
Investment income ratio (2)	0.74%	0.72%	0.00%	0.00%	0.87%	0.56%	0.00%	0.00%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%

	Vanguard VIF Money Market Portfolio, Subaccount				Vanguard VIF REIT Index Portfolio, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$9.96	$9.94	$9.98	$9.97	$9.31	$9.30	$9.96	$9.96
Unit value - End of period	$9.91	$9.87	$9.96	$9.94	$9.61	$9.57	$9.31	$9.30
Net assets at end of period (000’s)	$169	$129	$131	$176	$1,428	$1,219	$417	$533
Units outstanding at end of period (000’s)	17	13	13	18	149	127	45	57
Total return (1)	-0.49%	-0.74%	-0.20%	-0.30%	3.22%	2.96%	-6.53%	-6.63%
Investment income ratio (2)	1.01%	0.95%	0.19%	0.17%	1.77%	1.94%	0.00%	0.00%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%

	Vanguard VIF Small Company Growth Portfolio, Subaccount				Vanguard VIF Total Bond Market Index Portfolio, Subaccount

	2017		2016		2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$10.87	$10.86	$10.17	$10.40	$9.59	$9.58	$9.96	$9.96
Unit value - End of period	$13.22	$13.18	$10.87	$10.86	$9.77	$9.74	$9.59	$9.58
Net assets at end of period (000’s)	$1,048	$437	$259	$27	$3,498	$1,561	$1,096	$540
Units outstanding at end of period (000’s)	79	33	24	2	358	160	114	56
Total return (1)	21.63%	21.33%	6.88%	4.42%	1.94%	1.69%	-3.71%	-3.82%
Investment income ratio (2)	0.35%	0.17%	0.00%	0.00%	1.66%	1.81%	0.00%	0.00%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%	1.50%	1.75%

	Vanguard VIF Total Stock Market Index Portfolio, Subaccount

	2017		2016

	B-Shares	C-Shares	B-Shares(a)	C-Shares(a)

Unit value - Beginning of period	$10.58	$10.57	$10.12	$10.11
Unit value - End of period	$12.61	$12.56	$10.58	$10.57
Net assets at end of period (000’s)	$2,433	$1,710	$564	$434
Units outstanding at end of period (000’s)	193	136	53	41
Total return (1)	19.17%	18.88%	4.55%	4.55%
Investment income ratio (2)	1.25%	1.55%	0.00%	0.00%
Expense ratio (3)	1.50%	1.75%	1.50%	1.75%

41

MEMBERS Horizon Variable Separate Account
Notes to Financial Statements

(7) Financial Highlights (continued)

(1)
The Total Return represents the total return for the periods indicated, including changes in the value of the underlying fund and expenses assessed through the reduction of unit values. These ratios do not include any expenses assessed through the redemption of units. The total return is calculated for each period shown and, accordingly, is not annualized for periods less than one year.

(2)
The Investment Income Ratio represents dividends received by the subaccount, excluding capital gains distributions, divided by the daily average net assets for the period indicated. The recognition of investment income is determined by the timing of the declaration of dividends by the underlying fund in which the subaccount invests.

(3)
The Expense Ratio represents the annualized contract expenses of the respective contract of the Account, consisting of mortality and expense risk charges, as defined in the Account Charges note. The ratios include only those expenses that result in a direct reduction to unit values. Charges made directly to contract owner accounts through the redemption of units and expenses of the underlying fund have been excluded.

(a)	The subaccount commenced operations effective July 11, 2016. The beginning unit value reported for 2016 is equal to the unit value at the date of first investment.

(b)	There have been no investments in the Subaccount since the date of commencement on July 11, 2016.

(c)	There were no investments as of December 31, 2016. The date of first investment ocurred in 2017, and the beginning unit value reported in 2017 is equal to the unit value on this date.

(d)	The Subaccount liquidated effective April 21, 2017. The total return calculation is based on the last unit price.

(8) Subsequent Events

The Account evaluated subsequent events through the date the financial statements were issued. During this period, there were no significant subsequent events that required adjustment to or disclosure in the accompanying financial statements.

42

MEMBERS Life Insurance Company

Financial Statements as of December 31, 2017 and 2016 and for each of the Three Years in the Period Ended December 31, 2017 and Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
MEMBERS Life Insurance Company

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MEMBERS Life Insurance Company (the “Company”) as of December 31, 2017 and 2016, the related statements of operations and comprehensive income (loss), stockholder’s equity, and cash flows, for each of the three years in the period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of a Matter

As discussed in Note 1 to the financial statements, results of the Company may not be indicative of those of a stand-alone entity, as the Company is a member of a controlled group of affiliated companies. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 9, 2018

We have served as the Company’s auditor since 2012.

MEMBERS Life Insurance Company Balance Sheets December 31, 2017 and 2016 ($ in 000s)

Assets	2017	2016

Investments
Debt securities, available for sale, at fair value
(amortized cost 2017 - $10,650; 2016 - $11,037)	$10,667	$10,539

Total investments	10,667	10,539

Cash and cash equivalents	18,440	18,732
Accrued investment income	113	116
Reinsurance recoverable from affiliate	23,973	23,687
Assets on deposit	2,453,033	1,619,113
Premiums receivable, net	12	15
Net deferred tax asset	74	495
Receivable from affiliate	8,492	11,460
Other assets and receivables	137	415
Federal income taxes recoverable from affiliate	2,471	1,637
Separate account assets	69,005	20,221

Total assets	$2,586,417	$1,706,430

Liabilities and Stockholder’s Equity

Liabilities
Claim and policy benefit reserves - life and health	$23,052	$21,506
Policyholder account balances	2,456,634	1,622,448
Payables to affiliates	2,771	6,196
Accounts payable and other liabilities	16,257	12,774
Separate account liabilities	69,005	20,221

Total liabilities	2,567,719	1,683,145

Commitments and contingencies (Note 11)

Stockholder’s equity
Common stock, $5 par value, authorized 1,000 shares;
issued and outstanding 1,000 shares	5,000	5,000
Additional paid in capital	10,500	10,500
Accumulated other comprehensive income (loss), net of
tax expense (benefit) (2017 - $6; 2016 - ($175))	11	(323)
Retained earnings	3,187	8,108

Total stockholder’s equity	18,698	23,285

Total liabilities and stockholder’s equity	$2,586,417	$1,706,430

See accompanying notes to financial statements.
3

MEMBERS Life Insurance Company Statements of Operations and Comprehensive Income (Loss) Years Ended December 31, 2017, 2016 and 2015 ($ in 000s)

	2017	2016	2015

Revenues

Life and health premiums, net	$–	$(21)	$(1,175)
Contract charges, net	–	–	18
Net investment income	517	376	366
Net realized investment gains	–	–	117
Other income	3,996	3,415	5,336

Total revenues	4,513	3,770	4,662

Benefits and expenses

Life and health insurance claims and benefits, net	2	(1)	(1,204)
Interest credited to policyholder account balances, net	–	–	4
Operating and other expenses	1,709	1,049	1,633

Total benefits and expenses	1,711	1,048	433

Income before income taxes	2,802	2,722	4,229

Income tax expense	723	887	1,449

Net income	2,079	1,835	2,780

Change in unrealized gains (losses), net of tax expense
(benefit) (2017 - $181; 2016 - ($53); 2015 - ($235))	334	(98)	(437)
Reclassification adjustment for (gains)
included in net income, net of tax (benefit) - (2015 - ($5))	–	–	(10)

Other comprehensive income (loss)	334	(98)	(447)

Total comprehensive income	$2,413	$1,737	$2,333

See accompanying notes to financial statements.
4

MEMBERS Life Insurance Company Statements of Stockholder’s Equity Years Ended December 31, 2017, 2016 and 2015 ($ in 000s)

	Common stock	Additional paid in capital	Accumulated other comprehensive income (loss)	Retained earnings	Total stockholder’s equity

Balance, January 1, 2015	$5,000	$10,500	$222	$3,493	$19,215

Net income	–	–	–	2,780	2,780
Other comprehensive (loss)	–	–	(447)	–	(447)

Balance, December 31, 2015	5,000	10,500	(225)	6,273	21,548

Net income	–	–	–	1,835	1,835
Other comprehensive (loss)	–	–	(98)	–	(98)

Balance, December 31, 2016	5,000	10,500	(323)	8,108	23,285

Net income	–	–	–	2,079	2,079
Other comprehensive income	–	–	334	–	334
Dividend to parent	–	–	–	(7,000)	(7,000)

Balance, December 31, 2017	$5,000	$10,500	$11	$3,187	$18,698

See accompanying notes to financial statements.
5

MEMBERS Life Insurance Company Statements of Cash Flows Years Ended December 31, 2017, 2016 and 2015 ($ in 000s)

	2017	2016	2015

Cash flows from operating activities:
Net income	$2,079	$1,835	$2,780
Adjustments to reconcile net income
to net cash provided by (used in) operating activities:
Policyholder charges on investment type contracts	–	–	(18)
Net realized investment gains	–	–	(117)
Interest credited to policyholder account balances	–	–	4
Deferred income taxes	241	240	(2)
Amortization of bond premium and discount	19	33	61
Amortization and write off of deferred charges	20	23	26
Changes in other assets and liabilities
Accrued investment income	3	18	(54)
Reinsurance recoverable from affiliate	(590)	752	273
Premiums receivable	3	11	2
Receivable from affiliate and other assets	3,228	(6,423)	(1,828)
Federal income taxes recoverable from affiliate	(835)	(1,121)	1,281
Claim and policy benefit reserves - life and health	1,546	(720)	(831)
Payables to affiliates and other liabilities	59	5,311	9,410

Net cash provided by (used in) operating activities	5,773	(41)	10,987

Cash flows from investing activities:
Purchases of debt securities	–	–	(8,760)
Proceeds on sale or maturity of debt securities	367	1,628	8,987
Net amounts received on policy loans	–	–	104

Net cash provided by investing activities	367	1,628	331

Cash flows from financing activities:
Dividend to parent	(7,000)	–	–
Policyholder account deposits	719,883	634,345	596,817
Policyholder account withdrawals	(50,481)	(31,206)	(12,250)
Assets on deposit - deposits	(718,797)	(634,039)	(596,492)
Assets on deposit - withdrawals	49,964	30,951	12,098
Change in bank overdrafts	(1)	1	–

Net cash provided by (used in) financing activities	(6,432)	52	173

Change in cash and cash equivalents	(292)	1,639	11,491
Cash and cash equivalents at beginning of year	18,732	17,093	5,602

Cash and cash equivalents at end of year	$18,440	$18,732	$17,093

Supplemental disclosure of cash information:
Net cash paid to affiliate for income taxes	$1,316	$1,768	$170

See accompanying notes to financial statements.
6

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Note 1: Nature of Business

MEMBERS Life Insurance Company (“MLIC” or the “Company”) is a life and health insurance stock company organized under the laws of Iowa and a wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). CMIC is organized under the laws of Wisconsin and is a wholly-owned subsidiary of CMFG Life Insurance Company (“CMFG Life”), an Iowa life insurance company. CMFG Life and its affiliated companies primarily sell insurance and other products to credit unions and their members. The Company’s ultimate parent is CUNA Mutual Holding Company (“CMHC”), a mutual insurance holding company organized under the laws of Iowa. MLIC began selling flexible premium deferred variable annuity contracts in 2016 and single premium deferred annuity contracts in 2013. Both products are sold to consumers, including credit union members, through the face-to-face distribution channel. Prior to 2013, MLIC did not actively market new business; it primarily serviced existing blocks of individual and group life policies. See Note 7, Reinsurance, for information on the Company’s reinsurance and ceding agreements.

MLIC is authorized to sell life, health and annuity policies in all states in the U.S. and the District of Columbia, except New York. The following table identifies states with premiums greater than 5% of total direct premium and states with deposits on annuity contracts greater than 5% of total deposits:

	Direct Life and Health Premium			Deposits on Annuity Contracts

	2017	2016	2015	2017	2016	2015

Michigan	62%	63%	63%	9%	6%	8%
Texas	24	23	23	5	8	7
California	5	6	5	6	7	8
Pennsylvania	*	*	*	8	6	5
Iowa	*	*	*	7	6	5
Indiana	*	*	*	6	7	6
Wisconsin	*	*	*	6	6	5
Washington	*	*	*	*	5	5
Florida	*	*	*	*	*	5

*Less than 5%.

No other state represents more than 5% of the Company’s premiums or deposits for any year in the three years ended December 31, 2017.

As discussed in Note 6, CMFG Life provides significant services required in the conduct of the Company’s operations. Management believes allocations of expenses are reasonable, but the results of the Company’s operations may have materially differed from the results reflected in the accompanying financial statements if the Company did not have this relationship.

Note 2:   Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

7

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and in some cases the difference could be material. Investment valuations, embedded derivatives, deferred tax asset valuation reserves, and claim and policy benefit reserves are most affected by the use of estimates and assumptions.

Segment Reporting

The Company is currently managed as two reportable business segments, (1) life and health and (2) annuities. The Company’s life and health segment includes individual and group life policies that the Company no longer actively markets. The annuities segment includes its single premium deferred annuity contracts and flexible premium deferred variable annuity contracts which the Company began selling in 2013 and 2016, respectively. See Note 7, Reinsurance, for information on the Company’s reinsurance agreements, which impact the financial statement presentation of these segments.

Investments

Debt securities: Investments in debt securities are classified as available-for-sale and are carried at fair value. A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s anticipated holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related components. The credit portion of the other-than-temporary impairment (“OTTI”) is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in net realized investment gains, with the remainder of the loss amount recognized in other comprehensive loss. If the Company intends to sell or it is more likely than not that the Company will be required to sell before anticipated recovery in value, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the intent and ability of the Company to hold the investment until the fair value has recovered at least its cost basis.

Unrealized gains and losses on investments in debt securities, net of deferred federal income taxes, are included in accumulated other comprehensive income (loss) as a separate component of stockholder’s equity.

8

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Policy loans: The Company allocated $1,540 and $1,628 of policy loans to CMFG Life as of December 31, 2017 and 2016, respectively, as payment related to the 2012 reinsurance agreement and the 2015 amendment (See Note 7). As a result of the 2015 amendment, all policy loans are allocated to CMFG Life.

Net investment income: Interest income related to mortgage-backed and other structured securities is recognized on an accrual basis using a constant effective yield method, based on anticipated prepayments and the estimated economic life of the securities. When estimates of prepayments change, the effective yield is recalculated to reflect actual payments to date and anticipated future payments and such adjustments are reflected in net investment income. Prepayment assumptions for loan-backed bonds and structured securities are based on industry averages or internal estimates. Interest income related to non-structured securities is recognized on an accrual basis using a constant effective yield method. Discounts and premiums on debt securities are amortized over the estimated lives of the respective securities on an effective yield basis.

Net realized gains and losses: Realized gains and losses on the sale of investments are determined on a specific identification basis and are recorded on the trade date.

Assets on Deposit

Assets on deposit represent the amount of policyholder account balances related to reinsurance of the single premium deferred annuity and risk control accounts of the flexible premium deferred variable annuity contracts (investment-type contracts) that are ceded to CMFG Life. Assets on deposit are accounted for on a basis consistent with accounting for the underlying investment type contracts; therefore, the Company accounts for the reinsurance of these contracts using the deposit method of accounting consistent with the terms of the reinsurance agreement with CMFG Life. The related contract charges and interest credited to policyholder account balances in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded under the agreement. See Note 7 for a further discussion of the ceding agreement.

Derivative Financial Instruments

The Company issues single premium deferred annuity and flexible premium deferred variable annuity contracts that contain embedded derivatives. Derivatives embedded within non-derivative host contracts are separated from the host instrument when the embedded derivative is not clearly and closely related to the host instrument. Such embedded derivatives are recorded at fair value, and they are reported as part of assets on deposit and policyholder account balances in the balance sheets, with the change in the value being recorded in net realized investment gains. See Note 3, Investments-Embedded Derivatives for additional information.

Changes in the fair value of the embedded derivative in assets on deposit offset changes in the fair value of the embedded derivative in policyholder account balances; both of these changes are included in net realized investment gains and are ceded as part of the ceding and reinsurance agreements. Accretion of the interest on assets on deposit offsets accretion of the interest on the host contract; both of these amounts are included in interest credited on policyholder account balances and are ceded as part of the ceding and reinsurance agreements.

9

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Cash and Cash Equivalents

Cash and cash equivalents include unrestricted deposits in financial institutions with maturities of 90 days or less. The Company recognizes a liability in accounts payable and other liabilities for the amount of checks issued in excess of its current cash balance. The change in this overdraft amount is recognized as a financing activity in the Company’s statement of cash flows.

Variable Interest Entities

A variable interest entity (“VIE”) is a legal entity that does not have sufficient equity at risk to finance its activities without additional subordinated financial support or is structured such that equity investors lack the ability to make significant decisions relating to the entity’s operations through voting rights or do not substantively participate in the gains and losses of the entity. Consolidation of a VIE by its primary beneficiary is not based on majority voting interest, but is based on a review of the VIE’s capital structure, contractual relationships and terms, nature of the VIE’s operations and purpose, nature of the VIE’s interests issued and the Company’s involvement with the entity. When assessing the need to consolidate a VIE, the Company evaluates the design of the VIE as well as the related exposure to the variable interest holders.

The primary beneficiary is the entity that has both the power to direct the activities of the VIE that most significantly affect the entity’s economic performance and the obligation to absorb losses or the right to receive benefits that could be potentially significant to the VIE. While also considering these factors, the consolidation conclusion depends on the breadth of the Company’s decision-making ability and the Company’s ability to influence activities that significantly affect the economic performance of the VIE.

Unconsolidated VIEs: The Company holds a variable interest in certain VIEs for which the Company is not the primary beneficiary, and, therefore, these VIEs were not consolidated on the Company’s consolidated balance sheets. The Company invests in unconsolidated VIEs with the primary purpose of earning capital appreciation.

All of the Company’s investments in residential mortgage-backed securities are classified as unconsolidated VIEs. The maximum exposure to loss relating to these securities is equal to the carrying amount of the security. The values of these investments are disclosed in the Debt Securities section of Note 3.

Recognition of Insurance Revenue and Related Benefits

Term-life and whole-life insurance premiums are recognized as premium income when due. Policy benefits for these products are recognized in relation to the premiums so as to result in the recognition of profits over the expected lives of the policies and contracts.

Policies not subject to significant mortality or longevity risk, such as the Company’s single premium deferred annuity and flexible premium deferred variable annuity contracts, are considered investment contracts. Amounts collected on these products, with the exception of the variable annuity component of the flexible premium deferred variable annuity, are recorded as increases in policyholder account balances. The variable annuity component of the flexible premium deferred variable annuity meets criteria for separate account reporting and therefore is recorded in separate account assets and liabilities. Revenues from investment

10

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

contracts principally consist of net investment income and contract charges such as expense and surrender charges. Expenses for investment contracts consist of interest credited to contracts, benefits incurred in excess of related policyholder account balances and policy maintenance costs. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, these revenues and expenses are ceded and do not impact the statement of operations and comprehensive income (loss). See Note 7, Reinsurance for additional information on this agreement.

Other Income/Operating and Other Expenses

Other income in 2017, 2016 and 2015 includes legal settlements received on structured security investments that had previously been sold. Operating and other expenses in 2017, 2016 and 2015 include legal expenses related to settlements received.

Deferred Policy Acquisition Costs

The costs of acquiring insurance business that are directly related to the successful acquisition of new and renewal business are deferred to the extent that such costs are expected to be recoverable from future profits. Such costs principally include commissions and sales costs, premium taxes, and certain policy issuance and underwriting costs. Costs deferred on term-life and whole-life insurance products, deferred policy acquisition costs (“DAC”), are amortized in proportion to the ratio of the annual premium to the total anticipated premiums generated. Due to the age of the existing block of life insurance policies, all DAC has been fully amortized as of December 31, 2017 and 2016 and there was no amortization expense in 2017, 2016 or 2015.

Acquisition costs on the Company’s single premium deferred annuity and flexible premium deferred variable annuity contracts are reimbursed through a ceding commission by CMFG Life, which assumes all deferrable costs as part of its agreement to assume 100% of this business from the Company. See Note 7, Reinsurance for additional information on this agreement.

Claim and Policy Benefits Reserves – Life and Health

Life and health claim and policy benefit reserves consist principally of future policy benefit reserves and reserves for estimates of future payments on incurred claims reported but not yet paid and unreported incurred claims. Estimates for future payments on incurred claims are developed using actuarial principles and assumptions based on past experience adjusted for current trends. Any change in the probable ultimate liabilities is reflected in net income in the period in which the change is determined.

When actual experience indicates that existing contract liabilities, together with the present value of future gross premiums will not be sufficient to recover the present value of future benefits or recover unamortized deferred acquisition costs, a premium deficiency will be recognized by either a reduction in unamortized acquisition costs or an increase in the liability for future benefits. There was no premium deficiency in 2017, 2016 or 2015.

11

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Policyholder Account Balances

The Company recognizes a liability at the stated account value for policyholder deposits that are not subject to significant policyholder mortality or longevity risk and for universal life-type policies. The account value equals the sum of the original deposit and accumulated interest, less any withdrawals and expense charges. The average credited rate was 4.5% in 2017, 2016 and 2015. The future minimum guaranteed interest rate during the life of the contracts is 4.5%.

The single premium deferred annuities and risk control accounts of the flexible premium deferred variable annuities are included in policyholder account balances. These products have two risk control accounts, referred to as the Secure and Growth Accounts; the Secure Account has a yearly credited interest rate floor of 0% and the yearly Growth Account floor is -10%. The Secure and Growth Accounts both have credited interest rate caps that vary based on the issuance date of the contract. Interest is credited at the end of each contract year during the selected index term based on the allocation between risk control accounts and the performance of an external index (reference index) during that contract year. For the single premium deferred annuity, the Company offers one reference index, which is the S&P 500 Index. For the flexible premium deferred variable annuity, the Company offers two reference indices, which are the S&P 500 Index and the MSCI EAFE Index. Policyholders are able to allocate funds in both the Secure and Growth Accounts for the available indices. At the end of the initial index term, only the Secure Account is available as an option to the policyholder. The average annualized credited rate for the single premium deferred annuity was 1.44%, 1.63% and 1.65% in 2017, 2016 and 2015, respectively. The average annualized credited rate for the risk control accounts of the flexible premium deferred variable annuity was 1.59% and 1.12% in 2017 and 2016, respectively.

Accounts Payable and Other Liabilities

The Company issues the single premium deferred annuity contracts on the 10th and 25th of each month. The Company recognizes a liability on contracts for which it has received cash, but has not issued a contract.

Reinsurance

Reinsurance premiums, claims and benefits, commission expense reimbursements, and reserves related to reinsured business ceded are accounted for on a basis consistent with the accounting for the underlying direct policies that have been ceded and the terms of the reinsurance contracts. Premiums and insurance claims and benefits in the statements of operations and comprehensive income (loss) are reported net of the amounts ceded to other companies under such reinsurance contracts. Ceded insurance reserves and ceded benefits paid are included in reinsurance recoverables along with certain ceded policyholder account balances, which include mortality risk. A prepaid reinsurance asset is also recorded for the portion of unearned premiums related to ceded policies.

Separate Accounts

Separate accounts represent customer accounts related to the variable annuity component of the flexible premium deferred variable annuity contracts issued by the Company, where investment income and investment gains and losses accrue directly to the contract holders who bear the investment risk.

Contract holders are able to invest in investment funds managed for their benefit. All of the separate account assets are invested in unit investment trusts that are registered with the Securities and Exchange Commission (“SEC”) as of December 31, 2017.

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MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Separate account assets are legally segregated and may only be used to settle separate account liabilities. Separate account assets are carried at fair value, which is based on daily quoted net asset values at which the Company could transact on behalf of the contract holder. Separate account liabilities are equal to the separate account assets and represent contract holders’ claims to the related assets. Contract holder deposits to and withdrawals from the separate accounts are recorded directly to the separate account assets and liabilities and are not included in the Company’s statements of operations and comprehensive income (loss).

Charges made by the Company to the contract holders’ balances include fees for maintenance, administration, cost of insurance, and surrenders of contracts prior to the contractually specified dates. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, these revenues are ceded and do not impact the statement of operations and comprehensive income (loss). See Note 7, Reinsurance for additional information on this agreement.

Income Taxes

The Company recognizes taxes payable or refundable and deferred taxes for the tax consequences of differences between the financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured by applying the enacted tax rates to the difference between the financial statement and tax basis of assets and liabilities. The Company records current tax benefits and deferred tax assets utilizing a benefits-for-loss approach. Under this approach, current benefits are realized and deferred tax assets are considered realizable by the Company when realized or realizable by the consolidated group of which the Company is a member even if the benefits would not be realized on a stand-alone basis. The Company records a valuation allowance for deferred tax assets if it determines it is more likely than not that the asset will not be realized by the consolidated group. Deferred income tax assets can be realized through future earnings, including, but not limited to, the generation of future income, reversal of existing temporary differences and available tax planning strategies.

The Company is subject to tax-related audits. These audits may result in additional tax assets or liabilities. In establishing tax liabilities, the Company determines whether a tax position is more likely than not to be sustained under examination by the appropriate taxing authority. Tax positions that do not meet the more likely than not standard are not recognized. Tax positions that meet this standard are recognized in the financial statements within net deferred tax assets or liabilities or federal income taxes recoverable or payable.

As a result of the comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), which was enacted by the U.S. federal government on December 22, 2017, the Company remeasured its deferred tax assets and liabilities. The impact of the remeasurement and further discussion on the Tax Act are disclosed in the Tax Reform section of Note 5, Income Tax.

Recently Adopted Accounting Standard Updates

In March 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2017-08, Premium Amortization on Purchased Callable Debt Securities (“ASU 2017-08”), with an effective date in 2019 for public business

13

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

entities and 2020 for others. The ASU shortens the amortization period for callable debt securities purchased at a premium to the earliest call date. The Company early adopted ASU 2017-08 in 2017; the new guidance did not have a material impact on the financial statements.

Accounting Standards Updates Pending Adoption

In June 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses of Financial Instruments (“ASU 2016-13”) with an effective date in 2020 for public business entities and 2021 for others. The new standard replaces the existing incurred loss recognition model with an expected credit loss recognition model. The objective of the expected credit loss model is for the Company to recognize its estimate of expected credit losses for affected financial assets in a valuation allowance deducted from the amortized cost basis of the related financial assets that results in presenting the net carrying value of the financial assets at the amount expected to be collected. The Company must consider all available relevant information when estimating expected credit losses, including details about past events, current conditions, and reasonable and supportable forecasts over the contractual life of an asset. Financial assets may be evaluated individually or on a pooled basis when they share similar risk characteristics. The measurement of credit losses for available-for-sale debt securities measured at fair value is not affected, except that credit losses recognized are limited to the amount by which fair value is below amortized cost and the carrying value adjustment is recognized through an allowance and not as a direct write-down. Upon adoption, the Company does not expect the impact to be material.

In February 2018, the FASB issued ASU No. 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income (“ASU No. 2018-02”), with an effective date in 2018; however, early adoption is permitted. The amended guidance allows a reclassification from accumulated other comprehensive income (“AOCI”) to retained earnings for “stranded tax effects” as defined in ASU 2018-02. Stranded tax effects occur when a change in enacted tax rates is recorded in income from operations, even in situations in which the related income tax effects of items in accumulated other comprehensive income (loss) were originally recognized in AOCI, rather than in income from operations. Companies may elect to make the reclassification only as it relates to the U.S. federal income tax rate cut made by the 2017 Tax Act and can apply the change at the beginning of the period of adoption or retrospectively to each period in which the effect of the change in the tax rate is recognized. The election will not change total stockholder’s equity or net income. If an entity makes the election, the impact of the reclassification should be disclosed. The Company has not determined if it will make the election; if the election is made, the estimated reclassification is insignificant.

14

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Note 3: Investments

Debt Securities

The amortized cost, gross unrealized gains and losses, and estimated fair values, as reported on the balance sheet, of debt securities at December 31, 2017 are as follows:

	Amortized	Gross Unrealized		Estimated
	Cost	Gains	Losses	Fair Value

U.S. government and agencies	$9,052	$5	$(103)	$8,954
Residential mortgage-backed securities	1,598	115	–	1,713

Total debt securities	$10,650	$120	$(103)	$10,667

The amortized cost, gross unrealized gains and losses, and estimated fair values, as reported on the balance sheet, of debt securities at December 31, 2016 are as follows:

	Amortized	Gross Unrealized		Estimated
	Cost	Gains	Losses	Fair Value

U.S. government and agencies	$9,063	$5	$(638)	$8,430
Residential mortgage-backed securities	1,974	135	–	2,109

Total debt securities	$11,037	$140	$(638)	$10,539

No investments were non-income producing in 2017 or 2016.

The amortized cost and estimated fair values of investments in debt securities at December 31, 2017, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Because of the potential for prepayment on residential mortgage-backed securities, such securities have not been displayed in the table below by contractual maturity.

15

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

	Amortized Cost	Estimated Fair Value

Due in one year or less	$304	$304
Due after ten years	8,748	8,650
Residential mortgage-backed securities	1,598	1,713

Total debt securities	$10,650	$10,667

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MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Net Investment Income

Sources of investment income for the years ended December 31 are summarized as follows:

	2017	2016	2015

Gross investment income:
Debt securities	$321	$363	$389
Policy loans	–	–	5
Cash and cash equivalents	217	53	–

Total gross investment income	538	416	394
Investment expenses	(21)	(40)	(28)

Net investment income	$517	$376	$366

Net Realized Investment Gains

There were no sales or transfers of debt securities in 2017 or 2016 that resulted in a realized investment gain or loss. The realized investment gain on the sale of debt securities was $117 in 2015. Proceeds from the sale of debt securities were $8,389 in 2015.

Other-Than-Temporary Investment Impairments

Investment securities are reviewed for OTTI on an ongoing basis. The Company creates a watchlist of securities based largely on the fair value of an investment security relative to its cost basis. When the fair value drops below the Company’s cost, the Company monitors the security for OTTI. The determination of OTTI requires significant judgment on the part of the Company and depends on several factors, including, but not limited to:

•	The existence of any plans to sell the investment security.

•	The extent to which fair value is less than book value.

•	The underlying reason for the decline in fair value (credit concerns, interest rates, etc.).

•	The financial condition and near term prospects of the issuer/borrower, including the ability to meet contractual obligations, relevant industry trends and conditions.

•	The Company’s intent and ability to retain the investment for a period of time sufficient to allow for an anticipated recovery in fair value.

•	The Company’s ability to recover all amounts due according to the contractual terms of the agreements.

•	The Company’s collateral position in the case of bankruptcy or restructuring.

17

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

A debt security is considered other-than-temporarily impaired when the fair value is less than the amortized cost basis and its value is not expected to recover through the Company’s anticipated holding period of the security. If a credit loss exists, but the Company does not intend to sell the impaired debt security and is not more likely than not to be required to sell before recovery, it is required to bifurcate the impairment into the loss that is attributable to credit and non-credit related risk. The credit portion of the OTTI is the difference between the present value of the expected future cash flows and amortized cost. Only the estimated credit loss amount is recognized in earnings, with the remainder of the loss amount recognized in other comprehensive income (loss). If the Company intends to sell, at the time this determination is made, the Company records a realized loss equal to the difference between the amortized cost and fair value. The fair value of the other-than-temporarily impaired security becomes its new cost basis. In determining whether an unrealized loss is expected to be other than temporary, the Company considers, among other factors, any plans to sell the security, the severity of impairment, financial position of the issuer, recent events affecting the issuer’s business and industry sector, credit ratings, and the ability of the Company to hold the investment until the fair value has recovered at least its cost basis.

For securitized debt securities, the Company considers factors including residential property changes in value that vary by property type and location and average cumulative collateral loss rates that vary by vintage year. These assumptions require the use of significant management judgment and include the probability of issuer default and estimates regarding timing and amount of expected recoveries. In addition, projections of expected future debt security cash flows may change based upon new information regarding the performance of the issuer and/or underlying collateral.

For certain securitized financial assets with contractual cash flows, the Company is required to periodically update its best estimate of cash flows over the life of the security. If the fair value of a securitized financial asset is less than its cost or amortized cost and there has been a decrease in the present value of the estimated cash flows since the last revised estimate, considering both timing and amount, an OTTI charge is recognized. The Company also considers its intent and ability to retain a temporarily impaired security until recovery. Estimating future cash flows involves judgment and includes both quantitative and qualitative factors. Such determinations incorporate various information and assessments regarding the future performance of the underlying collateral. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral.

Management has completed a review for other-than-temporarily impaired securities at December 31, 2017, 2016 and 2015 and recorded no OTTI. As a result of the subjective nature of these estimates, however, provisions may subsequently be determined to be necessary as new facts emerge and a greater understanding of economic trends develops. Consistent with the Company’s practices, OTTI will be recorded as appropriate and as determined by the Company’s regular monitoring procedures of additional facts.

18

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Net Unrealized Investment Gains (Losses)

The components of net unrealized investment gains (losses) included in accumulated other comprehensive income (loss) at December 31 were as follows:

	2017	2016	2015

Debt securities	$17	$(498)	$(347)
Deferred income taxes	(6)	175	122

Net unrealized investment gains (losses)	$11	$(323)	$(225)

At December 31, 2017, the Company owned one debt security with a fair value of $8,207 in an unrealized loss position of $103 for more than twelve months. At December 31, 2016, the Company owned one debt security with a fair value of $8,115 in an unrealized loss position of $638 for less than twelve months. At December 31, 2015 the Company owned one debt security with a fair value of $8,210 in an unrealized loss position of $546 for less than twelve months.

19

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

Embedded Derivatives

The Company issues single premium deferred annuity and flexible premium deferred variable annuity contracts that contain embedded derivatives. Such embedded derivatives are separated from their host contracts and recorded at fair value. The fair value of the embedded derivatives, which are reported as part of assets on deposit and policyholder account balances in the balance sheets, were an asset of $471,192 and a liability of $471,192 as of December 31, 2017 and an asset of $246,405 and a liability of $246,405 as of December 31, 2016. The increase in fair value related to embedded derivatives from the date of deposit was $136,078, $49,225 and $3,591 for the years ended December 31, 2017, 2016 and 2015, respectively. Because the Company has entered into an agreement with CMFG Life to cede 100% of this business, this expense is ceded and does not impact the statement of operations and comprehensive income (loss).

Assets Designated/Securities on Deposit

Iowa law requires that assets equal to a life insurer’s “legal reserve” must be designated for the Iowa Department of Commerce, Insurance Division. The legal reserve is equal to the net present value of all outstanding policies and contracts involving life contingencies. At December 31, 2017 and 2016, debt securities and cash with a carrying value of $8,694 and $8,876, respectively, were accordingly designated for Iowa. Other regulatory jurisdictions require cash and securities to be deposited for the benefit of policyholders. Pursuant to these requirements, securities with a fair value of $2,024 and $1,713 were on deposit with other regulatory jurisdictions as of December 31, 2017 and 2016, respectively.

Note 4:   Fair Value

The Company uses fair value measurements to record fair value of certain assets and liabilities and to estimate fair value of financial instruments not recorded at fair value but required to be disclosed at fair value. Certain financial instruments, such as insurance policy liabilities (other than investment-type contracts), are excluded from the fair value disclosure requirements.

Valuation Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value of assets and liabilities into three broad levels. The Company has categorized its financial instruments, based on the degree of subjectivity inherent in the valuation technique, as follows:

•	Level 1: Inputs are directly observable and represent quoted prices for identical assets or liabilities in active markets the Company has the ability to access at the measurement date.

•	Level 2: All significant inputs are observable, either directly or indirectly, other than quoted prices included in Level 1, for the asset or liability. This includes: (i) quoted prices for similar instruments in active markets, (ii) quoted prices for identical or similar instruments in markets

20

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

that are not active, (iii) inputs other than quoted prices that are observable for the instruments and (iv) inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3: One or more significant inputs are unobservable and reflect the Company’s estimates of the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk.

For purposes of determining the fair value of the Company’s assets and liabilities, observable inputs are those inputs used by market participants in valuing financial instruments, which are developed based on market data obtained from independent sources. In the absence of sufficient observable inputs, unobservable inputs, reflecting the Company’s estimates of the assumptions market participants would use in valuing financial assets and liabilities, are developed based on the best information available in the circumstances. The Company uses prices and inputs that are current as of the measurement date. In some instances, valuation inputs used to measure fair value fall into different levels of the fair value hierarchy. The category level in the fair value hierarchy is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The hierarchy requires the use of market observable information when available for assessing fair value. The availability of observable inputs varies by investment. In situations where the fair value is based on inputs that are unobservable in the market or on inputs from inactive markets, the determination of fair value requires more judgment and is subject to the risk of variability. The degree of judgment exercised by the Company in determining fair value is typically greatest for investments categorized in Level 3. Transfers in and out of level categorizations are reported as having occurred at the end of the quarter in which the transfer occurred. Therefore, for all transfers into Level 3, all realized gains and losses and all changes in unrealized gains and losses in the fourth quarter are not reflected in the Level 3 rollforward table.

Valuation Process

The Company is responsible for the determination of fair value and the supporting assumptions and methodologies. The Company gains assurance on the overall reasonableness and consistent application of valuation methodologies and inputs and compliance with accounting standards through the execution of various processes and controls designed to provide assurance that the Company’s assets and liabilities are appropriately valued.

The Company has policies and guidelines that require the establishment of valuation methodologies and consistent application of such methodologies. These policies and guidelines govern the use of inputs and price source hierarchies and provide controls around the valuation processes. These controls include appropriate review and analysis of prices against market activity or indicators of reasonableness, approval of price source changes, price overrides, methodology changes and classification of fair value hierarchy levels. The valuation policies and guidelines are reviewed and updated as appropriate.

For fair values received from third parties or internally estimated, the Company’s processes are designed to provide assurance that the valuation methodologies and inputs are appropriate and consistently applied, the assumptions are reasonable and consistent with the objective of determining fair value, and the fair values are appropriately recorded. The Company performs procedures to understand and assess the methodologies, process and controls of valuation service providers. In

21

MEMBERS Life Insurance Company Notes to Financial Statements ($ in 000s)

addition, the Company may validate the reasonableness of fair values by comparing information obtained from valuation service providers or brokers to other third party valuation sources for selected securities. When using internal valuation models, these models are developed by the Company’s investment group using established methodologies. The models including key assumptions are reviewed with various investment sector professionals, including accounting, operations, compliance and risk management. In addition, when fair value determinations are expected to be more variable, the Company validates them through reviews by members of management who have relevant expertise and who are independent of those charged with executing investment transactions.

Transfers Between Levels

There were no transfers between levels during the years ended December 31, 2017 and 2016.

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MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Fair Value Measurement – Recurring Basis

The following table summarizes the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2017.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents[1]	$16,607	$–	$–	$16,607
Debt securities:
U.S. government and agencies	–	8,954	–	8,954
Residential mortgage-backed securities	–	1,713	–	1,713

Total debt securities	–	10,667	–	10,667

Derivatives embedded in assets on deposit	–	–	471,192	471,192

Separate account assets	–	69,005	–	69,005

Total assets	$16,607	$79,672	$471,192	$567,471

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contracts	$–	$–	$471,192	$471,192

Total liabilities	$–	$–	$471,192	$471,192

1Excludes cash of $1,833 that is not subject to fair value accounting.

23

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table summarizes the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2016.

Assets, at Fair Value	Level 1	Level 2	Level 3	Total

Cash equivalents[1]	$14,415	$–	$–	$14,415
Debt securities:
U.S. government and agencies	–	8,430	–	8,430
Residential mortgage-backed securities	–	2,109	–	2,109

Total debt securities	–	10,539	–	10,539

Derivatives embedded in assets on deposit	–	–	246,405	246,405
Separate account assets	–	20,221	–	20,221

Total assets	$14,415	$30,760	$246,405	$291,580

Liabilities, at Fair Value	Level 1	Level 2	Level 3	Total

Derivatives embedded in annuity contracts	$–	$–	$246,405	$246,405

Total liabilities	$–	$–	$246,405	$246,405

1Excludes cash of $4,317 that is not subject to fair value accounting.

The Company had no assets or liabilities that required a fair value adjustment on a non-recurring basis as of December 31, 2017 or 2016.

Determination of Fair Values

The Company determines the estimated fair value of its investments using primarily the market approach and the income approach. The use of quoted prices and matrix pricing or similar techniques are examples of market approaches, while the use of discounted cash flow methodologies is an example of the income approach.

A summary of valuation techniques for classes of financial assets and liabilities by fair value hierarchy level are as follows:

Level 1 Measurements

Cash equivalents: Consists of money market funds; valuation is based on the closing price as of the balance sheet date.

Level 2 Measurements

For assets classified as Level 2 investments, the Company values the assets using third-party pricing sources, which generally rely on quoted prices for similar assets in markets that are active and observable market data.

24

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

U.S. government and agencies: Certain U.S. Treasury securities and debentures issued by agencies of the U.S. government are valued based on observable inputs such as the U.S. Treasury yield curve, market indicated spreads and quoted prices for identical assets in markets that are not active and/or similar assets in markets that are active.

Residential mortgage-backed securities: Valuation is principally based on observable inputs including quoted prices for similar assets in markets that are active and observable market data.

Separate account assets: Consists of mutual funds and unit investment trusts in which the contract holder could redeem its investment at net asset value per share at the measurement date with the investee.

Level 3 Measurements

Derivatives embedded in assets on deposit and annuity contracts: The Company offers single premium deferred annuity and flexible premium deferred variable annuity contracts with certain caps and floors which represent a minimum and maximum amount that could be credited to a contract during that contract year based on the performance of an external index. These embedded derivatives are measured at fair value separately from the host deposit asset and annuity contract.

In estimating the fair value of the embedded derivative, the Company attributes a present value to the embedded derivative equal to the discounted sum of the excess cash flows of the index related fund value over the minimum fund value. The current year portion of the embedded derivative is adjusted for known market conditions. The discount factor at which the embedded derivative is valued contains an adjustment for the Company’s own credit and risk margins for unobservable non-capital market inputs. The Company’s own credit adjustment is determined taking into consideration publicly available information relating to the Company’s debt as well as its claims paying ability.

These derivatives may be more costly than expected in volatile or declining equity markets. Changes in market conditions include, but are not limited to, changes in interest rates, equity indices, default rates and market volatility. Changes in fair value may be impacted by changes in the Company’s own credit standing. Lastly, changes in actuarial assumptions regarding policyholder behavior (such as full or partial withdrawals varying from expectations) and risk margins related to non-capital market inputs may result in significant fluctuations in the fair value of the derivatives. See Embedded Derivatives within Note 3, Investments for the impact to net income.

25

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table presents information about significant unobservable inputs used in Level 3 embedded derivative liabilities and related assets on deposit measured at fair value developed by internal models as of December 31, 2017 and 2016:

Predominant	Significant	Range of Values - Unobservable Input
Valuation Method	Unobservable Input	2017	2016

Single premium deferred annuities

Discounted cash flow	Lapse rates	2% to 4% with an	2% to 4% with an
		excess lapse rate at	excess lapse rate at
		the end of the index	the end of the index
		period of 50% or 95%.	period of 95%.

	Company’s own	58 - 99 basis points	105 - 181 basis points
	credit and risk margin	added on to	added on to
		discount rate.	discount rate.

Flexible premium deferred variable annuities

Discounted cash flow	Lapse rates	2% to 10% with an	2% to 10% with an
		excess lapse rate at	excess lapse rate at
		the end of the index	the end of the index
		period of 5% to 20%.	period of 80% to 95%.

	Company’s own	58 - 99 basis points	105 - 181 basis points
	credit and risk margin	added on to	added on to
		discount rate.	discount rate.

Changes in Fair Value Measurement

The following table sets forth the values of assets and liabilities classified as Level 3 within the fair value hierarchy at December 31, 2017.

		Total Realized/Unrealized
		Gain (Loss) Included in:

	Balance				Balance
	January 1,				December 31,
	2017	Purchases	Maturities	Earnings[1]	2017

Derivatives embedded
in assets on deposit	$246,405	$93,748	$(5,039)	$136,078	$471,192

Total assets	$246,405	$93,748	$(5,039)	$136,078	$471,192

Derivatives embedded
in annuity contracts	$246,405	$93,748	$(5,039)	$136,078	$471,192

Total liabilities	$246,405	$93,748	$(5,039)	$136,078	$471,192

1 Included in net income is realized gains and losses associated with embedded derivatives.

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MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table sets forth the values of assets and liabilities classified as Level 3 within the fair value hierarchy at December 31, 2016.

		Total Realized/Unrealized
		Gain (Loss) Included in:

	Balance				Balance
	January 1,				December 31,
	2016	Purchases	Maturities	Earnings[1]	2016

Derivatives embedded
in assets on deposit	$122,043	$78,090	$(2,953)	$49,225	$246,405

Total assets	$122,043	$78,090	$(2,953)	$49,225	$246,405

Derivatives embedded
in annuity contracts	$122,043	$78,090	$(2,953)	$49,225	$246,405

Total liabilities	$122,043	$78,090	$(2,953)	$49,225	$246,405

1 Included in net income is realized gains and losses associated with embedded derivatives.

Fair Value Measurements for Financial Instruments Not Reported at Fair Value

Accounting standards require disclosure of fair value information about certain on- and off-balance sheet financial instruments which are not recorded at fair value on a recurring basis for which it is practicable to estimate that value.

The following methods and assumptions were used by the Company in estimating the fair value disclosures for significant financial instruments:

Level 1 Measurements

Cash: The carrying amount for this instrument approximates its fair value due to its short term nature and is based on observable inputs.

Level 2 Measurements

Assets on deposit and Investment-type contracts: Assets on deposit and investment-type contracts include single premium deferred annuity and the risk control accounts of the flexible premium deferred variable annuity contracts, excluding the related embedded derivative. In most cases, the fair values are determined by discounting expected liability cash flows and required profit margins using the year-end swap curve plus a spread equivalent to a cost of funds for insurance companies based on observable inputs.

Separate account liabilities: Separate account liabilities represent the account value owed to the contract holder, which is equal to the segregated assets carried at fair value.

27

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The carrying amounts and estimated fair values of the Company’s financial instruments which are not measured at fair value on a recurring basis at December 31 are as follows:

		2017			2016
	Carrying	Estimated		Carrying	Estimated
	Amount	Fair Value	Level	Amount	Fair Value	Level

Financial instruments
recorded as assets:
Cash	$1,833	$1,833	1	$4,317	$4,317	1
Assets on deposit	1,981,841	1,726,602	2	1,372,708	1,227,484	2
Financial instruments
recorded as liabilities:
Investment-type contracts	1,981,841	1,726,602	2	1,372,708	1,227,484	2
Separate account liabilities	69,005	69,005	2	20,221	20,221	2

Note 5: Income Tax

The Company is included in the consolidated federal income tax return filed by CMHC, the Company’s ultimate parent. The Company has entered into a tax sharing agreement with CMHC and its subsidiaries. The agreement provides for the allocation of tax expense based on each subsidiary’s contribution to the consolidated federal income tax liability. Pursuant to the agreement, subsidiaries that have incurred losses are reimbursed regardless of the utilization of the loss in the current year. Federal income taxes recoverable from affiliate reported on the balance sheet are due from CMFG Life.

Income Tax Expense

Income tax expense for the years ended December 31 is as follows:

	2017	2016	2015

Current tax expense (benefit)	$481	$647	$1,451
Deferred tax expense	193	240	(2)
Adjustment of deferred tax assets and liabilities
for enacted rate change	49	–	–

Total income tax expense	$723	$887	$1,449

28

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Reconciliation to U.S. Tax Rate

Income tax expense differs from the amount computed by applying the U.S. federal corporate income tax rate of 35% to income before income taxes due to the items listed in the following reconciliation:

	2017		2016		2015

	Amount	Rate	Amount	Rate	Amount	Rate

Tax expense computed at
federal corporate tax rate	$981	35.0%	$953	35.0%	$1,480	35.0%
Income tax expense (benefit)
related to prior years	(221)	(7.8)	(53)	(2.0)	(31)	(0.7)
Dividends-received deduction	(83)	(3.0)	(11)	(0.4)	–	–
Adjustment of deferred tax assets and
liabilities for enacted rate change	49	1.7	–	–	–	–
Other	(3)	(0.1)	(2)	(0.1)	–	–

Total income tax expense	$723	25.8%	$887	32.5%	$1,449	34.3%

Deferred Income Taxes

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts for income tax purposes.

29

Significant components of the Company’s deferred tax assets and liabilities at December 31, 2017 and 2016 are as follows:

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

	2017	2016

Deferred tax assets
Tax reserves method change	$15	$29
Unrealized investment losses	–	175
Accrued expenses	280	291
Deferred policy acquisition costs	291	391
Other	1	4

Gross deferred tax assets	587	890

Deferred tax liabilities
Investments	490	355
Deferred reinsurance expense	19	39
Unrealized investment gains	4	–
Other	–	1

Gross deferred tax liabilities	513	395

Net deferred tax asset	$74	$495

Valuation Allowance

The Company considered the need for a valuation allowance with respect to its gross deferred tax assets as of December 31, 2017 and 2016, and based on that evaluation, the Company has determined it is more likely than not all deferred tax assets as of December 31, 2017 and 2016 will be realized. Therefore, a valuation allowance was not established.

Unrecognized Tax Benefits

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	2017	2016

Balance at January 1	$–	$1
Reductions for prior years’ tax positions	–	(1)

Balance at December 31	$–	$–

There were no unrecognized tax benefits as of December 31, 2017 and 2016 that, if recognized, would affect the effective tax rate in future periods. Management does not anticipate a material change to the Company’s uncertain tax positions during 2018.

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense in the statements of comprehensive income (loss). For the year ended December 31, 2017, the Company recognized a reduction in

30

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

interest and penalties of approximately $5. The Company did not recognize any additions or reductions in interest and penalties for the years ended December 31, 2016 or 2015. The Company had accrued $2 and $7 for the payment of interest and penalties at December 31, 2017 and 2016, respectively.

The Company is included in a consolidated U.S. federal income tax return filed by CUNA Mutual Holding Company. The Company also files income tax returns in various states. For the major jurisdictions where it operates, the Company is generally no longer subject to income tax examinations by tax authorities for years ended before 2013. Amended refund claims are expected to be filed for tax years 2010 and 2012 in early 2018, which will be subject to examination as part of the Joint Committee on Taxation approval process.

Other Tax Items

As of December 31, 2017 and 2016, the Company did not have any capital loss, operating loss or credit carryforwards.

Tax Reform

The Tax Act makes changes to the U.S. tax code, including, but not limited to, (1) reducing the U.S. federal corporate tax rate to 21% effective January 1, 2018; (2) limiting the deductible interest expense; and (3) limiting the deductibility of certain executive compensation.

The SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of US GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Act. The Company has completed its initial evaluation of the impacts of the Tax Act and has recorded a net tax expense of $49 for the period ended December 31, 2017 due to the remeasurement of deferred tax assets and liabilities.

Management believes it has made the appropriate adjustments for the impacts of the Tax Act at December 31, 2017. As a result of the subjective nature of these adjustments, however, additional adjustments may subsequently be determined to be necessary as clarification of the law and accounting guidance emerges. Additional adjustments will be recorded as appropriate and as determined by the Company’s continued evaluation of the Tax Act. In light of the variables involved, such additional adjustments could be material.

Note 6: Related Party Transactions

In the normal course of business, there are various transactions between the Company and other related entities. In certain circumstances, expenses such as those related to sales and marketing, administrative, operations, other support and infrastructure costs are shared between the companies. Expenses incurred that are specifically identifiable with a particular company are borne by that company; other expenses are allocated among the companies on the basis of time and usage studies. Amounts due from transactions with affiliates are generally settled monthly. The Company reimbursed CMFG Life $20,808, $15,349 and $8,447 for these expenses in 2017, 2016 and 2015, respectively; which are included in operating and other expenses.

31

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Amounts receivable/payable from/to affiliates are shown in the following table:

	2017	2016

Receivable from:
CMFG Life	$8,492	$11,460

Total	$8,492	$11,460

Payable to:
CUNA Brokerage Services, Inc.	$2,749	$6,177
Other	22	19

Total	$2,771	$6,196

Amounts receivable from CMFG Life at December 31, 2017 and 2016 are primarily for a policyholder’s purchase of an MLIC annuity when a CMFG Life policyholder has surrendered their policy for the purchase of a single premium deferred annuity or flexible premium deferred variable annuity and for the cession of death claims related to the Company’s single premium deferred annuity or flexible premium deferred variable annuity.

The Company hires MEMBERS Capital Advisors, Inc. (“MCA”) for investment advisory services. MCA, which is 100% owned by CMIC, manages substantially all of the Company’s invested assets in accordance with policies, directives and guidelines established by the Company. The Company recorded MCA investment management fees totaling $21, $28 and $28 for the years ended December 31, 2017, 2016 and 2015, respectively, which are included as a reduction to net investment income.

The Company utilizes CUNA Brokerage Services, Inc., which is 100% owned by CMIC, to distribute its single premium deferred annuity and flexible premium deferred variable annuity and recorded commission expense for this service of $29,114, $24,900 and $23,072 in 2017, 2016 and 2015, respectively, which is included in operating and other expenses. This expense is entirely offset by commission income the Company receives from CMFG Life as part of the 2013 and 2015 reinsurance agreements.

The Company paid a $7,000 cash dividend to its parent in 2017. The Company paid no dividends in 2016 or 2015.

See Note 7 regarding reinsurance and other agreements entered into by the Company and CMFG Life.

Note 7: Reinsurance

The Company entered into a reinsurance agreement with its affiliate, CMFG Life, on a coinsurance and modified coinsurance basis. The agreement was effective November 1, 2015 to cede 100% of its investment-type contracts for its flexible premium deferred variable annuity, which are accounted for using the deposit method of accounting. MLIC began selling its flexible premium deferred variable annuity in 2016. The Company had $165,924 and $43,734 of assets on deposit for these contracts as of December 31, 2017 and 2016, respectively. The Company had related liabilities of $165,924 and $43,734 as of December 31, 2017 and 2016, respectively, which are

32

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

included in policyholder account balances in the balance sheets. The Company had separate account assets and liabilities for these contracts of $69,005 and $69,005 and $20,221 and $20,221, respectively, as of December 31, 2017 and 2016. The Company receives a commission equal to 100% of its actual expenses incurred for this business, which was $11,019, $6,302 and $1,027 for the years ended December 31, 2017, 2016 and 2015, respectively.

The Company entered into an agreement with its affiliate, CMFG Life, effective January 1, 2013 to cede 100% of its investment-type contracts for its single premium deferred annuity, which are accounted for using the deposit method of accounting. The Company had $2,287,109 and $1,575,379 of assets on deposit for these contracts as of December 31, 2017 and 2016, respectively. The Company had related liabilities of $2,287,109 and $1,575,379, respectively which are included in policyholder account balances in the balance sheets. The Company receives a commission equal to 100% of its actual expenses incurred for this business, which was $44,773, $37,961 and $34,236 for the years ended December 31, 2017, 2016 and 2015, respectively.

On October 31, 2012, the Company ceded 95% of its insurance policies in force pursuant to a reinsurance agreement with CMFG Life and the Company was reimbursed for 95% of expenses incurred in the provision of policyholder and benefit payment services, and insurance taxes and charges on a go forward basis under this contract. On September 30, 2015, the Company amended its reinsurance agreement with CMFG Life and now cedes 100% of its insurance policies in force to CMFG Life and is reimbursed 100% for expenses incurred in the provision of policyholder and benefit payments services, and insurance taxes and charges going forward. The Company received commissions of $839, $894 and $1,567 for the years ended December 31, 2017, 2016 and 2015, respectively. As a result of the amendment to this agreement the Company ceded $1,297 of earned premiums and $1,244 of benefits as of September 30, 2015.

MLIC did not have any other reinsurance agreements at December 31, 2017 or 2016 and the entire reinsurance recoverable balance of $23,973 and $23,687, respectively, was due from CMFG Life. The recoverable balances are not collateralized and the Company retains the risk of loss in the event CMFG Life is unable to meet its obligations assumed under the reinsurance agreements. MLIC believes the risk of non-collection is remote due to CMFG Life’s stable A ratings from A.M. Best Company and S&P Global Ratings and A2 rating from Moody’s Investors Service.

33

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The effects of reinsurance on contract charges, interest credited to policyholder accounts, premiums and on claims, benefits, and losses incurred for the years ended December 31 are as follows:

	2017	2016	2015

Face amount of policies in force	$86,587	$95,577	$110,827

Premiums:
Direct - written	$3,145	$2,168	$2,384
Direct - change in unearned	5	1	–

Direct - earned	3,150	2,169	2,384

Ceded to affiliate - written	(3,145)	(2,172)	(3,559)
Ceded to affiliate - change in unearned	(5)	(18)	–

Ceded to affiliate - earned	(3,150)	(2,190)	(3,559)

Premiums - written, net	5	(4)	(1,175)
Premiums - change in unearned, net	(5)	(17)	–

Premiums, net	$–	$(21)	$(1,175)

Contract charges:
Direct	$3,498	$1,303	$742
Ceded to affiliate	(3,498)	(1,303)	(724)

Contract charges, net	$–	$–	$18

Claims, benefits and losses incurred:
Direct	$2,779	$1,761	$1,784
Ceded to affiliate	(2,777)	(1,762)	(2,988)

Claims, benefits and losses, net	$2	$(1)	$(1,204)

Interest credited to policyholder account balances:
Direct	$30,469	$20,519	$9,833
Ceded to affiliate	(30,469)	(20,519)	(9,829)

Interest credited to policyholder account balances, net	$–	$–	$4

34

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 8: Statutory Financial Data and Dividend Restrictions

The Company is a life and health insurer and is domiciled in Iowa. The Company files statutory-basis financial statements with insurance regulatory authorities. The Company did not use any permitted practices in 2017, 2016 or 2015. Certain statutory basis financial information for MLIC is presented in the table below as of and for the years ended December 31.

	Statutory Basis		Statutory Basis
	Capital and Surplus		Net Income (Loss)
	2017	2016	2017	2016	2015

MLIC	$18,601	$23,205	$1,914	$1,051	$1,112

The Company is subject to statutory regulations as to maintenance of equity and the payment of dividends. Generally, ordinary dividends from an insurance subsidiary to its parent company must meet notice requirements promulgated by the regulator of the subsidiary’s state of domicile (“Insurance Department”). Extraordinary dividends, as defined by state statutes, must be approved by the Insurance Department. Based on Iowa statutory regulations, the Company could pay dividends up to $1,860 during 2018, without prior approval of the Insurance Department.

Risk-based capital (“RBC”) requirements promulgated by the National Association of Insurance Commissioners (NAIC) require U.S. insurers to maintain minimum capitalization levels that are determined based on formulas incorporating credit risk, insurance risk, interest rate risk, and general business risk. The adequacy of the Company’s actual capital is evaluated by a comparison to the RBC results, as determined by the formula. At December 31, 2017 and 2016, the Company’s adjusted capital exceeded the RBC minimum requirements as required by the NAIC.

35

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 9: Accumulated Other Comprehensive Income (Loss)

The components of accumulated comprehensive income (loss), net of tax, are as follows:

		Accumulated
	Unrealized	Other
	Investment	Comprehensive
	Gains (Loss)	Income (Loss)

Balance, January 1, 2015	$222	$222
Change in unrealized holding gains (losses),
net of tax - ($240)	(447)	(447)

Balance, December 31, 2015	(225)	(225)
Change in unrealized holding gains (losses),
net of tax - ($53)	(98)	(98)

Balance, December 31, 2016	(323)	(323)
Change in unrealized holding gains (losses),
net of tax - $181	334	334

Balance, December 31, 2017	$11	$11

Reclassification Adjustments

Accumulated other comprehensive income (losses) includes amounts related to unrealized investment gains (losses) which were reclassified to net income. Reclassifications from accumulated other comprehensive income (loss) for the years ended December 31 are included in the following table:

	2017	2016	2015

Reclassifications from accumulated other comprehensive income (loss)
Unrealized gains on available-for-sale
securities included in net realized investment gains	$–	$–	$15

Total reclassifications from accumulated
other comprehensive income (loss)	–	–	15
Tax expense	–	–	5

Net reclassification from accumulated
other comprehensive income (loss)	$–	$–	$10

36

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 10: Business Segment Information

The following table sets forth financial information regarding the Company’s two reportable business segments for the year ended December 31, 2017.

	Life and
Year ended or as of December 31, 2017	Health	Annuities	Total

Revenues

Life and health premiums, net	$–	$–	$–
Contract charges	–	–	–
Net investment income	517	–	517
Net realized investment gains	–	–	–
Other income	3,996	–	3,996

Total revenues	4,513	–	4,513

Benefits and expenses

Life and health insurance claims and benefits, net	2	–	2
Interest credited to policyholder account balances	–	–	–
Operating and other expenses	1,596	113	1,709

Total benefits and expenses	1,598	113	1,711

Income before income taxes	2,915	(113)	2,802

Income tax expense	763	(40)	723

Net income	2,152	(73)	2,079

Change in unrealized gains, net of tax expense	334	–	334

Other comprehensive income	334	–	334

Total comprehensive income	$2,486	$(73)	$2,413

Reinsurance recoverable from affiliate	$23,973	$–	$23,973
Assets on deposit	–	2,453,033	2,453,033
Claim and policy benefit reserves - life and health	20,688	2,364	23,052
Policyholder account balances	3,601	2,453,033	2,456,634

37

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table sets forth financial information regarding the Company’s two reportable business segments for the year ended December 31, 2016.

	Life and
Year ended or as of December 31, 2016	Health	Annuities	Total

Revenues

Life and health premiums, net	$(21)	$–	$(21)
Contract charges	–	–	–
Net investment income	376	–	376
Net realized investment gains	–	–	–
Other income	3,415	–	3,415

Total revenues	3,770	–	3,770

Benefits and expenses

Life and health insurance claims and benefits, net	(1)	–	(1)
Interest credited to policyholder account balances	–	–	–
Operating and other expenses	1,033	16	1,049

Total benefits and expenses	1,032	16	1,048

Income before income taxes	2,738	(16)	2,722

Income tax expense	892	(5)	887

Net income	1,846	(11)	1,835

Change in unrealized (losses), net of tax (benefit)	(98)	–	(98)

Other comprehensive (loss)	(98)	–	(98)

Total comprehensive income	$1,748	$(11)	$1,737

Reinsurance recoverable from affiliate	$23,687	$–	$23,687
Assets on deposit	–	1,619,113	1,619,113
Claim and policy benefit reserves - life and health	20,344	1,162	21,506
Policyholder account balances	3,335	1,619,113	1,622,448

38

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

The following table sets forth financial information regarding the Company’s two reportable business segments for the year ended December 31, 2015.

	Life and
Year ended or as of December 31, 2015	Health	Annuities	Total

Revenues

Life and health premiums, net	$(1,175)	$–	$(1,175)
Contract charges	18	–	18
Net investment income	366	–	366
Net realized investment gains	117	–	117
Other income	5,336	–	5,336

Total revenues	4,662	–	4,662

Benefits and expenses

Life and health insurance claims and benefits, net	(1,204)	–	(1,204)
Interest credited to policyholder account balances	4	–	4
Operating and other expenses	1,633	–	1,633

Total benefits and expenses	433	–	433

Income before income taxes	4,229	–	4,229

Income tax expense	1,449	–	1,449

Net income	2,780	–	2,780

Change in unrealized (losses), net of tax (benefit)	(447)	–	(447)

Other comprehensive (loss)	(447)	–	(447)

Total comprehensive income	$2,333	$–	$2,333

Reinsurance recoverable from affiliate	$24,628	$–	$24,628
Assets on deposit	–	947,595	947,595
Claim and policy benefit reserves - life and health	21,077	460	21,537
Policyholder account balances	3,473	947,595	951,068

39

MEMBERS Life Insurance Company
Notes to Financial Statements
($ in 000s)

Note 11: Commitments and Contingencies

Insurance Guaranty Funds

The Company is liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during 2017 and prior years. The Company includes a provision for all known assessments that will be levied as well as an estimate of amounts that it believes will be assessed in the future relating to past insolvencies. The Company has established a liability of $992 and $667 at December 31, 2017 and 2016, respectively, for guaranty fund assessments. The Company also estimates the amount recoverable from future premium tax payments related to these assessments and has not established an asset as of December 31, 2017 and 2016 since it does not believe any amount will be recoverable. Recoveries of assessments from premium taxes are generally made over a five-year period.

Legal Matters

Like other members of the insurance industry, the Company is occasionally a party to a number of lawsuits and other types of proceedings, some of which may involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and involve a range of the Company’s practices. The Company has established procedures and policies to facilitate compliance with laws and regulations and to support financial reporting.

In connection with regulatory examinations and proceedings, government authorities may seek various forms of relief, including penalties, restitution and changes in business practices. The Company may not be advised of the nature and extent of relief sought until the final stages of the examination or proceeding. In the opinion of management, the ultimate liability, if any, resulting from all such pending actions will not materially affect the financial statements of the Company.

Note 12: Subsequent Events

The Company evaluated subsequent events through the date the financial statements were issued. During this period, there were no subsequent events that required adjustment to or disclosure in the accompanying financial statements.

40

PART C

OTHER INFORMATION

Item 24.    Financial Statements and Exhibits.

(a)	Financial Statements. All required financial statements are included in Part B of the Registration Statement.

(b)	Exhibits.

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
1	Resolutions of the Board of Directors of MEMBERS Life Insurance Company (“MLIC”) authorizing the establishment of the MEMBERS Horizon Variable Separate Account (the “Registrant”)	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed October 5, 2015 (File No. 333-207276)
2	Not applicable
3	Amended and Restated Distribution Agreement dated as of January 7, 2016 between MLIC, for itself and as depositor on behalf of the Registrant, and CUNA Brokerage Services, Inc. (“CBSI”)	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
3(a)	Amended and Restated Expense Sharing Agreement dated January 1, 2015 between MLIC and CBSI	Incorporated herein by reference to the post-effective amendment 4 filing of the Registrant on Form N-4, filed March 31, 2017 (File No. 333-207276)
4(a)	Form of MEMBERS® Horizons Flexible Premium Deferred Variable Annuity Contract (Form No. 2015-VA-B)	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed October 5, 2015 (File No. 333-207276)
4(b)	Form of MEMBERS® Horizons Flexible Premium Deferred Variable Annuity Contract (Form No. 2015-VA-C)	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed October 5, 2015 (File No. 333-207276)
4(c)	Form of MEMBERS® Horizons Flexible Premium Deferred Variable Annuity Data Page (Form No. 2015-VADP-B)	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed October 5, 2015 (File No. 333-207276)
4(d)	Form of MEMBERS® Horizons Flexible Premium Deferred Variable Annuity Data Page (Form No. 2015-VADP-C)	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed October 5, 2015 (File No. 333-207276)
4(e)	Form of Individual Retirement Annuity Endorsement	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed October 5, 2015 (File No. 333-207276)
4(f)	Form of Roth Individual Retirement Annuity Endorsement	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed October 5, 2015 (File No. 333-207276)
5	Form of MEMBERS® Horizons Flexible Premium Deferred Variable Annuity Application	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed October 5, 2015 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
6(a)	Articles of Incorporation of MLIC	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form S-1, filed February 6, 2013 (File No. 333-186477)
6(b)	Bylaws of MLIC	Incorporated herein by reference to the initial filing of the MLIC Registration Statement on Form S-1, filed February 6, 2013 (File No. 333-186477)
6(b)i	Amended and Restated Bylaws of MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
7	MEMBERS Horizon Coinsurance and Modified Coinsurance Agreement dated November 1, 2015 between MLIC and CMFG Life	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(a)	Fund Participation and Service Agreement between American Funds Insurance Series and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(a)i	Business Agreement between American Funds Distributors, Inc., CBSI and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(a)ii	American Funds Rule 22c-2 Agreement between American Funds Service Company and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(a)iii	Amendment No. 1 to Fund Participation and Service Agreement between American Funds Service Company and MLIC	Incorporated herein by reference to the post-effective amendment 4 filing of the Registrant on Form N-4, filed March 31, 2017 (File No. 333-207276)
8(b)	Fund Participation Agreement between BlackRock Variable Series Funds, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(b)i	Administrative Services Agreement between BlackRock Advisors, LLC and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(b)ii	Form of Distribution Sub-Agreement between BlackRock Variable Series Funds, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(c)	Fund Participation Agreement between Columbia Funds Variable Insurance Trust I, Columbia Management Investment Advisors, LLC, Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
8(c)i	Fund Participation Agreement between Columbia Funds Variable Insurance Trust II, Columbia Management Investment Advisors, LLC, Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(c)ii	Fund Participation Agreement between Columbia Funds Variable Insurance Trust, Columbia Management Investment Advisors, LLC, Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(c)iii	Revenue Sharing Agreement between Columbia Management Investment Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(d)	Participation Agreement between DFA Investment Dimensions Group Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(e)	Fund Participation Agreement between The Dreyfus Corporation and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(e)i	Administrative Services Agreement between The Dreyfus Corporation and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(e)ii	Distribution Letter Agreement between MBSC Securities Corporation (The Dreyfus Corporation) and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(e)iii	First Amendment to Fund Participation Agreement between the Dreyfus Corporation and MLIC	Incorporated herein by reference to the post-effective amendment 4 filing of the Registrant on Form N-4, filed March 31, 2017 (File No. 333-207276)
8(f)	Participation Agreement between Franklin Templeton Variable Insurance Products Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(f)i	Administrative Services Agreement between Franklin Templeton Variable Insurance Products Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(f)ii	Shareholder Information Agreement between Franklin Templeton Variable Insurance Products Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(f)iii	Amendment No. 1 to Participation Agreement between Franklin Templeton Variable Insurance Products Trust and MLIC	Incorporated herein by reference to the post-effective amendment 4 filing of the Registrant on Form N-4, filed March 31, 2017 (File No. 333-207276)
8(g)	Participation Agreement between Goldman Sachs Variable Insurance Trust, Goldman Sachs & Co. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
8(g)i	Amendment #1 to Participation Agreement between Goldman Sachs Variable Insurance Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(g)ii	Service Class Services Agreement between Goldman Sachs Variable Insurance Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(g)iii	Administrative Services Agreement between Goldman Sachs Asset Management, L.P. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(g)iv	Shareholder Information Agreement between Goldman Sachs & Co and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(g)v	Amendment #2 to Participation Agreement between Goldman Sachs Variable Insurance Trust and MLIC	Incorporated herein by reference to the post-effective amendment 4 filing of the Registrant on Form N-4, filed March 31, 2017 (File No. 333-207276)
8(h)	Participation Agreement between AIM Variable Insurance Funds (Invesco Variable Insurance Funds), Invesco Distributors, Inc., CBSI and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(h)i	Administrative Services Agreement between AIM Variable Insurance Funds (Invesco Variable Insurance Funds) and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(h)ii	Distribution Services Agreement between AIM Variable Insurance Funds (Invesco Variable Insurance Funds) and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(h)iii	Amendment No. 1 to Administrative Services Agreement between AIM Variable Insurance Funds (Invesco Variable Insurance Funds) and MLIC	Incorporated herein by reference to the post-effective amendment 4 filing of the Registrant on Form N-4, filed March 31, 2017 (File No. 333-207276)
8(i)	Fund Participation Agreement between Lazard Retirement Series, Inc., Lazard Asset Management Securities LLC and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(i)i	Servicing Agreement between Lazard Retirement Series, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(j)	Participation Agreement between MFS Variable Insurance Trust, MFS Variable Insurance Trust II, MFS Variable Insurance Trust III, MFS Fund Distributors, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(j)i	Fund/Serv and Networking Supplement to Participation Agreement between MFS Variable Insurance Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)

Exhibit Item Number	Description	Incorporated by Reference to	Filed Herewith
8(j)ii	Fee Letter Agreement between MFS Variable Insurance Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(k)	Participation Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(k)i	Servicing Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(k)ii	Letter Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(k)iii	Administrative Service Agreement between Morgan Stanley and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)

8(l)	Participation Agreement between Oppenheimer Variable Account Funds and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(l)i	Shareholder Information Agreement between Oppenheimer Funds Distributor, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(m)	Participation Agreement between PIMCO Variable Insurance Trust, PIMCO Equity Series, VIT, PIMCO Investments LLC and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(n)	Fund Participation Agreement between Northern Lights Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(n)i	Fund/Serv Agreement between Northern Lights Distributors, LLC and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(n)ii	Distribution and Shareholder Services Agreement between Northern Lights Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(o)	Participation Agreement between T Rowe Price Equity Series, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(o)i	Rule 22c-2 Agreement between T Rowe Price Equity Series, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(o)ii	12b-1 Agreement between T. Rowe Price Investment Services, Inc. and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(p)	Participation Agreement between Vanguard Variable Insurance Fund, The Vanguard Group, Inc., Vanguard Marketing Corporation and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(p)i	Defined Contribution Clearance & Settlement Agreement between The Vanguard Group and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
8(q)	Participation Agreement between Putnam Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(q)i	Rule 22c-2 Agreement between Putnam Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
8(q)ii	Marketing and Administrative Services Agreement between Putnam Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)

8(q)iii	Letter Agreement between Putnam Variable Trust and MLIC	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed January 29, 2016 (File No. 333-207276)
9	Legal Opinion	Incorporated herein by reference to the initial filing of the Registrant on Form N-4, filed April 6, 2016 (File No. 333-207276)
10	Consent of Independent Registered Public Accounting Firm		X
11	Not applicable
12	Not applicable
13	Powers of Attorney		X

Item 25.    Directors and Officers of Depositor.

Set forth below is information regarding the directors and principal officers of MLIC. Unless otherwise noted, the business address of each person below is: 5910 Mineral Point Road, Madison, Wisconsin 53705.

Name	Positions and Officers with Depositor
David L. Sweitzer	President and Director
Brian J. Borakove	Treasurer
Steven R. Suleski	Secretary and Director
Michael F. Anderson	Director
Michael T. Defnet	Director
William A. Karls	Director

Item 26.    Persons Controlled by or Under Common Control with the Depositor or Registrant.

The Registrant is a separate account of MLIC and is, therefore, owned and controlled by MLIC. MLIC is a wholly-owned indirect subsidiary of CMFG Life Insurance Company (“CMFG Life”) and a direct wholly-owned subsidiary of CUNA Mutual Investment Corporation (“CMIC”). MLIC is a stock life insurance company organized under the laws of the State of Iowa for the purpose of writing any and all of the lines of insurance and annuity business authorized by Iowa Code Chapter 508 and any other line of insurance or annuity business authorized by the laws of the State of Iowa.

MLIC is 100% owned by CMIC, which is in turn 100% owned by CMFG Life. Various companies and other entities are controlled by CMFG Life and may be considered to be under common control with the Registrant or MLIC. Such other companies and entities, together with the identity of their controlling persons (where applicable), are set forth on the following organization charts.

CUNA Mutual Holding Company
Organizational Chart As Of February 28, 2018

CUNA Mutual Holding Company is a mutual insurance holding company, and as such is controlled by its policy owners. CUNA Mutual Holding Company was formed under the Plan of Reorganization of CMFG Life Insurance Company. CUNA Mutual Holding Company, either directly or indirectly, is the controlling company of the following wholly-owned subsidiaries:

CUNA Mutual Financial Group, Inc.
State of domicile: Iowa

CUNA Mutual Global Holdings, Inc.
State of domicile: Iowa

CMFG Ventures, LLC
State of domicile: Iowa

CMFG Life Insurance Company
State of domicile: Iowa

CMFG Life Insurance Company, either directly or indirectly, is the controlling company of the following wholly-owned subsidiaries, all of which are included in the CMFG Life Insurance Company’s consolidated financial statements:

1.	CUNA Mutual Investment Corporation owns the following:
State of domicile: Wisconsin

a.	MEMBERS Life Insurance Company
State of domicile: Iowa

b.	CUMIS Insurance Society, Inc. owns the following:
State of domicile: Iowa

(1)	CUMIS Specialty Insurance Company, Inc.
State of domicile: Iowa

(2)	CUMIS Mortgage Reinsurance Company
State of domicile: Wisconsin

c.	CUNA Brokerage Services, Inc.
State of domicile: Wisconsin

d.	CUMIS Vermont, Inc.
State of domicile: Vermont

e.	International Commons, Inc.
State of domicile: Wisconsin

f.	CUNA Mutual Insurance Agency, Inc.
State of domicile: Wisconsin

h.	MEMBERS Capital Advisors, Inc.
State of domicile: Iowa

(1)	MCA Fund I GP LLC
State of domicile: Delaware

(2)	MCA Fund II GP LLC
State of domicile: Delaware

(3)	MCA Fund III GP LLC
State of domicile: Delaware

(4)	MCA Fund IV GP LLC
State of domicile: Delaware

i.	CMG Student Lending Services, LLC
State of domicile: Delaware

j.	CPI Qualified Plan Consultants, Inc.
State of domicile: Delaware

k.	Five County Holdings, LLC
State of domicile: Illinois

2.        CUNA Mutual Holding Company either directly or indirectly, is the controlling company of the following:

a.	CUNA Mutual International Finance, Ltd.
Country of domicile: Cayman Islands

b.	CUNA Mutual International Holdings, Ltd. Owns the following:
Country of domicile: Cayman Islands

c.	CUNA Caribbean Holdings St. Lucia, Ltd Owns the following:
Country of domicile: St. Lucia

(1)	CUNA Caribbean Insurance Jamaica Limited
Country of domicile: Jamaica

(2)	CUNA Caribbean Insurance OECS Limited
Country of domicile: St. Lucia

(3)	CUNA Caribbean Insurance Society Limited
Country of domicile: Trinidad and Tobago

(4)	CUNA Mutual Insurance Society Dominicana, S.A.
Country of domicile: Dominican Republic

3.	6834 Hollywood Boulevard, LLC
State of domicile: Delaware

4.	TruStage Insurance Agency, LLC
State of domicile: Iowa

5.	CUNA Mutual Management Services, LLC
State of domicile: Iowa

6.	MCA Fund I Holding LLC
State of domicile: Delaware

7.	MCA Funds Holding Company, LLC
State of domicile: Iowa

8.	CUNA Mutual AdvantEdge Analytics, LLC
State of domicile: Iowa

9.	MCA Fund II Holding LLC
State of domicile: Delaware

Item 27.    Number of Contract Owners.

As of February 28, 2018 there were 660 non-qualified contracts outstanding and 1,791 qualified contracts outstanding.

Item 28. Indemnification.

(a)
Indemnification of Directors and Officers. Section 490.202 of the Iowa Business Corporation Act (the “IBCA”), provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on MEMBERS Life Insurance Company (the “Registrant,” “we,” “our,” or “us”) or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors who may be party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The indemnity provisions under Section 490.851 do not apply (i) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct set forth above or (ii) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity.

In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because such person is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation’s articles of incorporation and (2) the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 of the IBCA and it is ultimately determined that the director has not met the standard of conduct described above.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because such person is an officer, to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation or bylaws, a resolution of the board of directors or by contract, except liability for (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act taken or a failure to take action solely as an officer.

Our Amended and Restated Articles of Incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law.

Our Amended and Restated Articles of Incorporation also provide that we indemnify each of our directors or officers for any action taken, or any failure to take any action, as a director or officer except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled, (2) an intentional infliction of harm on the Registrant or the shareholders, (3) a violation of Section 490.833 of the IBCA or (4) an intentional violation of criminal law. Additionally, the Registrant is required to exercise all of its permissive powers as often as necessary to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law.

Our Bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our Amended and Restated Articles of Incorporation. Our Bylaws also provide for advances of expenses to our directors and officers. The indemnification provisions of our Bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our Amended and Restated of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person’s status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857 of the IBCA, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

(b)
Indemnification of Principal Underwriters. Pursuant to the Distribution Agreement with CBSI, MLIC has agreed to indemnify CBSI and CBSI’s directors, shareholders, officers, agents and employees and hold each of them harmless from and against any losses, damages, judgments and other costs, fees and expenses, including reasonable attorneys’ fees, resulting from any breach by MLIC of the Distribution Agreement or from the gross negligence, fraud or willful misconduct of employees and permissible contractors and agents of MLIC.

(c)
Undertaking. Insofar as indemnification for liability arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 29.    Principal Underwriter.

(a)
CUNA Brokerage Services, Inc. (“CBSI”), an affiliate of MLIC, is the principal underwriter for the Registrant. In addition, CBSI is the principal underwriter for CMFG Variable Annuity Account and CMFG Variable Life Insurance Account. The principal business address of CBSI is 2000 Heritage Way, Waverly, Iowa 50677-9202.

(b)
Set forth below is certain information regarding the directors and principal officers of CBSI. The business address of everyone listed below is 5910 Mineral Point Road, Madison, Wisconsin 53705, except for Mr. Halevan, whose business address is the same as that of CBSI.

Name	Positions and Offices with Principal Underwriter
Robert Comfort***	President
Timothy Halevan**	Vice President and Chief Compliance Officer
Jenny Brock*	Treasurer
Ross D. Hansen*	Vice President and Associate General Counsel
Katherine Castro*	Assistant Secretary
Michael F. Anderson*	Director
Michael T. Defnet*	Director
William Karls*	Director
Steven R. Suleski*	Secretary and Director
David L. Sweitzer*	Director
*The principal business address of these persons is: 5910 Mineral Point Road, Madison, Wisconsin 53705.
**The principal business address of these persons is: 2000 Heritage Way, Waverly, Iowa 50677.
***The principal business address of this person is: 7924 Cook Road, Plain City, OH 43064

(c)	CBSI is the only principal underwriter. The services provided by CBSI are described in the Distribution Agreement and Servicing Agreement filed as exhibits to this Registration Statement.

Name of Principal Underwriter	Net Underwriting Discounts and Commissions	Compensation on Redemption	Brokerage Commissions	Compensation
CUNA Brokerage Services, Inc.	$5,505,224*	$0*	$1,688,232*	$3,816,992*

*Information as of December 31, 2017.

Item 30.    Location of Accounts and Records.

The records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 to 31a-3 thereunder are maintained by: (i) MLIC, 2000 Heritage Way, Waverly, Iowa 50677; (ii) CMFG Life, 5910 Mineral Point Road, Madison, Wisconsin 53705; and (iii) se2, 5801 SW Sixth Ave, Topeka, Kansas 66636-0001.

Item 31.    Management Services

Not applicable.

Item 32.    Undertakings

(a)
The Registrant hereby undertakes to file a post-effective amendment to this Registration Statement as frequently as is necessary to ensure that the audited financial statements in the Registration Statement are never more than 16 months old for so long as payments under the contracts offered herein are being accepted.

(b)
The Registrant hereby undertakes to include either (1) as part of any application to purchase a contract offered by the Prospectus, a space that an applicant can check to request a Statement of Additional Information, or (2) a postcard or similar written communication affixed to or included in the Prospectus that the applicant can remove to send for a Statement of Additional Information.

(c)
The Registrant hereby undertakes to deliver any Statement of Additional Information and any financial statements required to be made available under this Form N-4 promptly upon written or oral request to MLIC.

(d)
MLIC represents that the fees and charges deducted under the contracts described in this Registration Statement, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by MLIC under the contracts.

SIGNATURES

As required by the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Madison and State of Wisconsin, as of this 20 day of April, 2018.

MEMBERS HORIZON VARIABLE SEPARATE
ACCOUNT (Registrant)

By: /s/ David L. Sweitzer
David L. Sweitzer, President, MEMBERS Life Insurance
Company

MEMBERS LIFE INSURANCE COMPANY (Depositor)

By: /s/ David L. Sweitzer
David L. Sweitzer, President

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated:

Signature	Title	Date

/s/ David L. Sweitzer David L. Sweitzer	David L. Sweitzer, President and Director (Principal Executive Officer)	April 20, 2018

/s/ Brian J. Borakove	Treasurer (Principal Financial & Accounting Officer)	April 20, 2018
Brian J. Borakove

/s/ Michael F. Anderson	Director	April 20, 2018
Michael F. Anderson

/s/ Michael T. Defnet	Director	April 20, 2018
Michael T. Defnet

/s/ William Karls	Director	April 20, 2018
William Karls

/s/ Steven R. Suleski	Director and Secretary	April 20, 2018
Steven R. Suleski

*By: /s/  Ross D. Hansen
         Ross D. Hansen

*Pursuant to Power of Attorney dated April 20, 2018 filed electronically with post-effective amendment number 2 of Registration Statement on Form N-4 (File No. 333-207276), filed with the Commission on April 20, 2018.